                                                Filed pursuant to Rule 424(b)(3)

                                                     Registration No. 333-104776

                                [INTERLOTT LOGO]


                                AUGUST 12, 2003

Dear Stockholder:


     You are cordially invited to attend the special meeting of stockholders of Interlott Technologies, Inc. to be held on September 17, 2003, at 9:00 a.m., local time, at the offices of Interlott, 7697 Innovation Way, Mason, Ohio.



     At the special meeting, we will ask you to consider and vote on the proposed merger of Interlott into GTECH Corporation, a subsidiary of GTECH Holdings Corporation, and to approve Interlott's amended and restated 1994 Stock Incentive Plan. In the merger, in exchange for each of your shares of Interlott common stock, you may elect to receive, subject to proration as described below,
(1) $9.00 in cash or (2) a number of GTECH common shares having a value of $9.00 based on average closing prices over a twenty-day period prior to the meeting. GTECH common shares trade on the New York Stock Exchange under the symbol "GTK" and closed at $38.56 per share on August 7, 2003.


     In connection with the merger, you may not receive all of your merger consideration in the form that you elect. The merger agreement provides that the percentage of shares of Interlott common stock that will be converted into the right to receive GTECH common shares is fixed at 51.5% and the percentage of shares of Interlott common stock that will be converted into the right to receive cash is fixed at 48.5%. Therefore, the Interlott stockholders' elections, including yours, may be adjusted on a pro rata basis so that, in the aggregate, 51.5% of the Interlott common stock is converted into the right to receive GTECH common shares and 48.5% of the Interlott common stock is converted into the right to receive cash. The tax consequences of the transaction to you will depend on which form of consideration you actually receive.

     PLEASE DO NOT SEND ANY STOCK CERTIFICATES WITH YOUR PROXY CARD.

     Following the recommendations of a special committee of Interlott's Board of Directors appointed to evaluate the fairness of the proposed merger from the point of view of Interlott's unaffiliated public stockholders, the Interlott Board of Directors has unanimously approved the merger agreement and recommends that you vote for the adoption of the merger agreement. Information about the proposed merger is contained in the enclosed proxy statement/prospectus. WE URGE YOU TO READ THIS DOCUMENT, INCLUDING THE SECTION DESCRIBING RISK FACTORS THAT BEGINS ON PAGE 20.

     Interlott is a Delaware corporation. Under Delaware law, the affirmative vote of the holders of a majority of the outstanding shares of Interlott common stock entitled to vote at the special meeting is required to adopt the merger agreement. I have agreed to vote all of my shares in favor of the proposal to adopt the merger agreement. Because I own more than 50% of Interlott's outstanding common stock, adoption of the merger agreement at the special meeting is assured.

     Your vote is important, regardless of the number of shares you own. To vote your shares, you may use the enclosed proxy card, or attend the special meeting of stockholders. Whether or not you plan to attend the special meeting, please complete, sign and promptly return the enclosed proxy card to assure that your shares will be voted. IF YOU DO NOT VOTE, IT WILL HAVE THE SAME EFFECT AS VOTING AGAINST THE ADOPTION OF THE MERGER AGREEMENT.
                                          Sincerely,

                                          /s/ L. Rogers Wells, Jr.
                                          L. Rogers Wells, Jr.
                                          Chairman

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED THE MERGER DESCRIBED IN THIS PROXY STATEMENT/PROSPECTUS OR THE GTECH COMMON STOCK TO BE ISSUED IN CONNECTION WITH THE MERGER, OR DETERMINED IF THIS PROXY STATEMENT/PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


     This proxy statement/prospectus is dated August 12, 2003, and is first being mailed to stockholders on or about August 13, 2003.

                          INTERLOTT TECHNOLOGIES, INC.

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                        TO BE HELD ON SEPTEMBER 17, 2003


To the Stockholders of INTERLOTT TECHNOLOGIES, INC.:


     We will hold a special meeting of the stockholders of Interlott Technologies, Inc. on Wednesday, September 17, 2003, at 9:00 a.m., local time, at the offices of Interlott, 7697 Innovation Way, Mason, Ohio for the following purposes:


          1. To consider and vote upon a proposal to adopt the Amended and Restated Agreement and Plan of Merger, dated as of March 17, 2003, as amended, among Interlott Technologies, Inc., GTECH Holdings Corporation and certain wholly owned subsidiaries of GTECH. In the merger, Interlott will become a wholly owned subsidiary of GTECH, and each outstanding share of Interlott common stock, other than any shares held by parties to the merger agreement or by stockholders who perfect their statutory appraisal rights under Delaware law, will be converted into the right to receive, subject to proration as described below, (a) $9.00 in cash or (b) a number of GTECH common shares having a value of $9.00, based on average closing prices over a period prior to the meeting.

          2. To consider and vote upon a proposal to approve the Interlott Technologies, Inc. 1994 Stock Incentive Plan, as amended and restated effective January 15, 2003.

          3. To transact such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.


     These items of business are described in this proxy statement/prospectus. A copy of the merger agreement is attached as Annex A to this proxy statement/prospectus. Only holders of record of shares of Interlott common stock at the close of business on August 7, 2003, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements of it. A list of stockholders of Interlott as of the close of business on August 7, 2003, will be available for inspection during normal business hours from September 5, 2003 through September 16, 2003, at the headquarters of Interlott, 7697 Innovation Way, Mason, Ohio.


     Your vote is very important, regardless of the number of shares you own. Please submit your proxy as soon as possible to make sure that your shares are represented at the meeting. To vote your shares, you may complete and return the enclosed proxy card. If you are a holder of record, you may also cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct them on how to vote your shares. If you do not vote or do not instruct your broker or bank on how to vote, it will have the same effect as voting against the adoption of the merger agreement.

     PLEASE DO NOT SEND ANY STOCK CERTIFICATES WITH YOUR PROXY CARD.

     Interlott stockholders who do not vote in favor of adoption of the merger agreement and comply with other requirements have the right to demand appraisal of their shares of Interlott common stock and to receive payment in cash for the fair value of their shares as determined by the Delaware Chancery Court. A copy of the provisions of Delaware law that grant appraisal rights and specify the required procedures for demanding appraisal is attached to the accompanying proxy statement/prospectus as Annex D.

Cincinnati, Ohio

August 12, 2003

                                          By Order of the Board of Directors,

                                          /s/ Gary S. Bell
                                          Gary S. Bell
                                          Secretary

                             ADDITIONAL INFORMATION

     This proxy statement/prospectus incorporates important business and financial information about GTECH and Interlott from other documents that are not included in or delivered with this proxy statement/prospectus. This information is available to you without charge upon your written or oral request. You can obtain the documents incorporated by reference in this proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses and telephone numbers:

GTECH Holdings Corporation                  Interlott Technologies, Inc.
55 Technology Way                           7697 Innovation Way
West Greenwich, RI 02817                    Mason, OH 45040
Attn: Investor Relations                    Attn: Dennis Blazer, CFO
Tel: (401) 392-6980                         Tel: (513) 701-7000


     IF YOU WOULD LIKE TO REQUEST DOCUMENTS, PLEASE DO SO BY SEPTEMBER 10, 2003, IN ORDER TO RECEIVE THEM BEFORE THE SPECIAL MEETING.



     See "Where You Can Find More Information" on page 72.

                               TABLE OF CONTENTS

                                                               PAGE
                                                               ----
QUESTIONS AND ANSWERS ABOUT THE MERGER......................     1
SUMMARY.....................................................     6
The Companies...............................................     6
The Special Meeting.........................................     8
The Merger..................................................     9
Stock Price and Dividend Information........................    14
Comparative Per Share Information...........................    16
SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF GTECH....    18
SELECTED HISTORICAL FINANCIAL DATA OF INTERLOTT.............    19
RISK FACTORS................................................    20
THE SPECIAL MEETING.........................................    27
Proxy Statement/Prospectus..................................    27
Date, Time and Place........................................    27
Purpose of Special Meeting..................................    27
Record Date; Stock Entitled to Vote; Quorum.................    27
Proxies; Revocation; Solicitation...........................    27
Required Vote...............................................    28
Adjournments or Postponements...............................    28
THE MERGER..................................................    29
Background of the Merger....................................    29
GTECH's Reasons for the Merger..............................    33
Interlott's Reasons for the Merger..........................    33
Recommendation of the Interlott Board of Directors..........    35
Opinion of Interlott's Financial Advisor....................    35
Interests of Certain Persons in the Merger..................    39
Accounting Treatment........................................    42
Form of the Merger..........................................    42
Effective Time of the Merger................................    42
Consideration to be Received in the Merger..................    42
Election Procedure; Proration...............................    43
Exchange Procedures.........................................    43
Stock Exchange Listing of GTECH Common Stock................    44
Delisting and Deregistration of Interlott Common Stock......    44
Material United States Federal Income Tax Consequences of
  the Merger................................................    44
Regulatory Matters..........................................    47
Employee Benefits Matters...................................    47
Treatment of Interlott Stock Options........................    47
Resale of GTECH Common Stock................................    47
Appraisal Rights............................................    48
THE MERGER AGREEMENT........................................    51

                                                               PAGE
                                                               ----
THE STOCKHOLDER AGREEMENT...................................    57
DESCRIPTION OF GTECH CAPITAL STOCK..........................    58
COMPARISON OF RIGHTS OF COMMON STOCKHOLDERS OF GTECH AND
  INTERLOTT.................................................    59
APPROVAL OF AMENDED AND RESTATED 1994 STOCK INCENTIVE
  PLAN......................................................    64
MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS...........    67
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION.....    68
EQUITY COMPENSATION PLAN INFORMATION........................    69
STOCK PERFORMANCE GRAPH.....................................    71
LEGAL MATTERS...............................................    72
EXPERTS.....................................................    72
STOCKHOLDER PROPOSALS.......................................    72
OTHER MATTERS...............................................    72
WHERE YOU CAN FIND MORE INFORMATION.........................    72
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS...........    74
Annexes
Annex A--Amended and Restated Agreement and Plan of Merger,
  as amended................................................   A-1
Annex B--Amended and Restated Stockholder Voting and Option
  Agreement.................................................   B-1
Annex C--Opinion of Houlihan Lokey Howard & Zukin Financial
  Advisors, Inc. ...........................................   C-1
Annex D--Section 262 of the General Corporation Law of the
  State of Delaware (Appraisal Rights)......................   D-1
Annex E--Interlott Technologies, Inc. 1994 Stock Incentive
  Plan, as amended and restated effective January 15,
  2003......................................................   E-1

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

     The following are some questions that you, as a stockholder of Interlott, may have and answers to those questions. These questions and answers, together with the information highlighted under the "Summary" section of this proxy statement/prospectus, provide a summary of the material terms of the merger. There may be other questions that are important to you as a holder of Interlott common stock. Please read carefully the remainder of this proxy statement/prospectus, its annexes and the documents referred to or incorporated by reference for additional information.

Q: WHY AM I RECEIVING THIS DOCUMENT AND PROXY CARD?


A: You are receiving this document and proxy card because you own shares of Interlott common stock. Interlott has entered into a merger agreement with GTECH Holdings Corporation pursuant to which GTECH will acquire Interlott. This document describes a proposal to adopt the merger agreement and a proposal to approve Interlott's amended and restated 1994 Stock Incentive Plan. This document also gives you information about Interlott and GTECH and other background information so that you can make an informed investment decision, as GTECH is offering its common shares as part of the merger consideration. You are also receiving with this document Interlott's fiscal 2002 annual report on Form 10-K/A and its March 31, 2002 quarterly report on Form 10-Q which contain important information about Interlott and which are incorporated by reference in this document.


Q: WHAT WILL HAPPEN TO INTERLOTT AS A RESULT OF THE MERGER?

A: If the merger is completed, Interlott will merge with and into GTECH
   Corporation, a wholly owned subsidiary of GTECH Holdings Corporation. GTECH currently expects that, promptly following the merger, the assets and liabilities of the Interlott business will be transferred to a new, wholly owned subsidiary of GTECH Corporation, and the Interlott business will be continued as an indirect wholly owned subsidiary of GTECH Holdings.

Q: WHAT STOCKHOLDER APPROVAL IS NEEDED?

A: The affirmative vote of the holders of a majority of the outstanding shares of Interlott common stock is required to adopt the merger agreement. The affirmative vote of the holders of a majority of the shares of Interlott common stock represented at the special meeting is required to approve the amended and restated 1994 Stock Incentive Plan. Mr. L. Rogers Wells, Jr., the holder of more than 50% of Interlott's common stock as of August 7, 2003, has agreed to vote in favor of the adoption of the merger agreement and indicated that he will vote in favor of approval of the Stock Incentive Plan. As a result, adoption of the merger agreement and approval of the Stock Incentive Plan by the Interlott stockholders at the special meeting is assured. No vote of GTECH stockholders is required in connection with the merger.

   Even though Mr. Wells controls enough of the Interlott common stock to assure that the merger will be approved, the merger agreement requires Interlott to hold a special meeting to approve the merger (as contrasted with Mr. Wells executing a written consent, for example). This is in part because it is not only a condition to the merger that a majority of Interlott's stockholders approve the merger, but also that holders of no more than 10% of Interlott's total shares outstanding have demanded and perfected appraisal rights (also called dissenters' rights) under Delaware law. Although it currently has no plans to do so, GTECH may decide to waive this condition in its discretion, in which case it would consummate the transaction and proceed with the appraisal process under Delaware law (which is described in more detail elsewhere in this document) for those shares for which appraisal rights have been demanded and perfected. Interlott stockholders who attend will also be given the chance to ask questions at the stockholder meeting.

Q: WHAT WILL I RECEIVE IN THE MERGER?

A: You may elect the form of payment you prefer to receive in the merger. For each share of Interlott common stock you own, you have the right to elect to receive either:

     - $9.00 in cash; or

     - a number of GTECH common shares having a value of $9.00, based on the average trading price of GTECH common shares during a period of 20 trading days immediately preceding the third business day before the special meeting of stockholders.

    The form of consideration that you receive will have important tax consequences for you, as described in this proxy statement/prospectus under "The Merger--Material United States Federal Income Tax Consequences of the Merger." You are not, however, assured of receiving either all GTECH common shares or all cash, notwithstanding your choice, as explained below.

    As described below, you must return your completed election form, together with your stock certificates, by the fifth business day before the special meeting in order to have made a valid election. Because the exchange ratio (that is, the number of shares of GTECH common stock that you could elect to receive for each share of Interlott common stock) is determined by reference to average closing prices for a period ending the third business day before the meeting, you will not be able to determine exactly what the exchange ratio will be when you make your election. You will therefore bear the risk that the exchange ratio will be higher or lower than it would be if the ratio were determined on the date you make your election. Furthermore, because a twenty-day average will be used to calculate the exchange ratio, the actual market value of the GTECH common stock an Interlott stockholder may be entitled to receive at closing per share of Interlott stock could be worth more, or could be worth less, than $9.00 on the date the merger is completed.

    No fractional GTECH common shares will be issued. Each Interlott stockholder who would otherwise have been entitled to receive a fraction of a GTECH common share will be entitled to receive an amount in cash equal to the product of the fractional share interest times the same twenty-day average closing price of GTECH common stock described above.

Q: WILL I RECEIVE THE FORM OF PAYMENT THAT I CHOOSE?

   Not necessarily. The merger agreement provides that the percentage of shares of Interlott common stock that will be converted into the right to receive GTECH common shares is fixed at 51.5% and the percentage of shares of Interlott common stock that will be converted into the right to receive cash is fixed at 48.5%. Therefore, the Interlott stockholders' elections, including yours, may be adjusted on a pro rata basis so that, in the aggregate, 51.5% of the Interlott common stock is converted into the right to receive GTECH common shares and 48.5% of the Interlott common stock is converted into the right to receive cash.

    For example, if holders of 75% of the shares of Interlott common stock choose to receive GTECH common shares and holders of 25% of the shares of Interlott common stock choose to receive cash, then:

     - if you choose to receive GTECH common shares, you will receive GTECH common shares in exchange for 68 2/3% of your shares of Interlott common stock and cash in exchange for 31 1/3% your shares of Interlott common stock; and

     - if you choose to receive cash, you will receive cash in exchange for all of your shares of Interlott common stock.

    On the other hand, if holders of 75% of the shares of Interlott common stock choose to receive cash and holders of 25% of the shares of Interlott common stock choose to receive GTECH common shares, then:

     - if you choose to receive GTECH common shares, you will receive GTECH common shares in exchange for all of your shares of Interlott common stock; and

     - if you choose to receive cash, you will receive cash in exchange for 64 2/3% of your shares of Interlott common stock and GTECH common shares in exchange for 35 1/3% of your shares of Interlott common stock.

    If holders of 100% of the shares of Interlott common stock choose to receive all cash, then each holder will receive cash in exchange for 48.5% of that holder's shares of Interlott common stock and GTECH common shares in exchange for 51.5% of that holder's shares of Interlott common stock. The result will be the same if holders of 100% of the shares of Interlott common stock choose to receive all GTECH common shares.

Q: HOW DO I ELECT THE FORM OF PAYMENT I PREFER?

A: If your shares of Interlott common stock are held in registered form, you will receive in a separate mailing an election form which you should read carefully. The election forms will be mailed on or shortly after the date of mailing of this proxy statement/prospectus. You must return your completed and executed election form, together with your stock certificate, as described in the instructions contained in the election form, to elect the form of merger consideration that you prefer to receive.


   In order to be considered valid, your election form must be received by the exchange agent by 5:00 p.m., New York City time, on September 10, 2003, which is the fifth business day immediately preceding the special meeting.


   If your shares of Interlott common stock are held in a brokerage or other custodial account, you will receive instructions from the entity that holds your shares advising you of the procedures for making your election and delivering your shares.

Q: CAN I MAKE ONE ELECTION FOR SOME OF MY SHARES AND ANOTHER ELECTION FOR THE
   REST?

A: Yes. You may elect to receive a combination of cash and GTECH common shares.
   For example, if you hold 100 shares of Interlott common stock, you could elect to receive cash for 50 of them and GTECH stock for the remaining 50. Subject to the allocation procedures described above, you would receive $450 in cash (for the 50 Interlott shares at $9 per share) and shares of GTECH common stock having a market value of $450 (calculated based upon the 20 day trading price average described above). Alternatively, you could elect to receive cash for 10 of your shares (or $90) and GTECH common stock for the remaining 90 shares of Interlott stock (having a market value of $810 based on the 20 day average), or any other combination. The allocation procedures may result in your receiving more cash and less GTECH stock, however, or less cash and more GTECH stock, depending on the elections of others.

Q: WHAT IF I FAIL TO MAKE AN ELECTION?

A: If you make no election, your shares will be allocated between the two forms of merger consideration after allocation of those shares for which an election is made. For example, if holders of more than 51.5% of Interlott's shares elect to receive stock, then you will receive cash. If holders of more than 48.5% of Interlott's shares elect to receive cash, you will receive stock. Under some circumstances, depending on the elections made by others, you could receive a combination of cash and stock. This would occur if neither holders of 51.5% of the Interlott common stock make a valid stock election nor holders of 48.5% of the Interlott stock make a valid cash election. For example, if holders of one-third of Interlott's outstanding common stock elect to receive cash, one-third elect to receive GTECH common stock, and one-third make no valid election, then the holders making a valid election will receive the form of consideration that they chose, while holders making no election will receive a combination of cash and shares, on a pro rata basis, in amounts sufficient to assure that 51.5% of the Interlott shares are exchanged for GTECH common stock and that 48.5% of the Interlott shares are exchanged for cash.

Q: HOW SHOULD I SEND IN MY STOCK CERTIFICATES?

A: If your shares of Interlott common stock are held in registered form and you make an election of consideration by returning a completed election form, you must send in your Interlott common stock certificates with your completed election form. If you do not make an election, then you must keep your stock certificates until after the merger is completed, at which time you will receive a letter of transmittal describing how you may exchange your certificates for merger consideration. DO NOT SEND YOUR STOCK CERTIFICATES OR ELECTION FORM WITH YOUR PROXY CARD. If your shares are held in a brokerage or other custodial account, you will receive instructions from the entity that holds your shares advising you of the procedures for making your election and delivering your shares. ONCE YOU SEND IN YOUR STOCK CERTIFICATES, YOU WILL NOT BE ABLE TO SELL YOUR SHARES UNLESS YOU REVOKE YOUR ELECTION AND HAVE THE CERTIFICATES RETURNED TO YOU. You may revoke a form of election by written notice to the exchange agent before the due date of the election forms. See "The Merger--Election Procedure; Proration."

Q: WHY ARE INTERLOTT AND GTECH ENTERING INTO THIS MERGER?

A: GTECH is entering into the merger, among other reasons, in order to help grow its core lottery business and to expand its presence in the instant ticket distribution segment. It hopes to realize significant efficiencies in Interlott's business from the merger, in part by taking advantage of GTECH's core competencies in lottery automation, logistics optimization and sales and marketing, while at the same time benefiting from the expertise of Interlott's current management.

   Interlott's Board of Directors, and its special committee formed for purposes of considering the merger, approved the merger and recommended it to the Interlott stockholders for a number of reasons. Described in more detail below, these reasons included the $9.00 merger price as compared to the historic performance of Interlott common stock, the historical financial performance of Interlott, the Board's evaluation of reasonable alternatives to the merger (including the possibility of continuing to operate as a public company) and the ability of Interlott stockholders to participate in the growth of the combined companies to the extent they receive GTECH shares in the merger. The Board of Directors of neither company, however, prioritized these factors or any others that they considered. These and other factors are addressed in greater detail under "The Merger -- GTECH's Reasons for the Merger" and "-- Interlott's Reasons for the Merger."

Q: WHEN DO INTERLOTT AND GTECH EXPECT THE MERGER TO BE COMPLETED?

A: Interlott and GTECH are working to complete the merger as quickly as possible. The companies expect to complete the merger in the third calendar quarter of 2003. Because the merger is subject to Interlott stockholder and governmental approvals, as well as other conditions, we cannot predict the exact timing of its completion.

Q: WHAT DO I NEED TO DO NOW?

A: After carefully reading and considering the information contained in this proxy statement/prospectus, please respond by completing, signing and dating your proxy card and returning it in the enclosed postage paid envelope as soon as possible, so that your shares may be represented at the special meeting.

Q: WHAT IF I DO NOT VOTE?

A. If you fail to respond, it will have the same effect as a vote AGAINST the adoption of the merger agreement. If you respond and do not indicate how you want to vote, your proxy will be counted as a vote FOR the adoption of the merger agreement and FOR approval of the amended and restated 1994 Stock Incentive Plan. If you respond and abstain from voting, your proxy will have the same effect as a vote AGAINST the adoption of the merger agreement and AGAINST approval of the Stock Incentive Plan.

Q: CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY?

A: Yes. You can change your vote at any time before your proxy is voted at the special meeting. You can do this in one of three ways. First, you can send a written notice stating that you would like to revoke your proxy. Second, you can complete and submit a new proxy. If you choose either of these two methods, you must submit your notice of revocation or your new proxy to the Secretary of Interlott at 7679 Innovation Way, Mason, Ohio 45040-9695, before the special meeting. If your shares are held in an account at a brokerage firm or a bank, you should contact your brokerage firm or bank to change your vote. Third, if you are a holder of record, you can attend the special meeting and vote in person. However, merely attending the special meeting, without voting in person, will not revoke any proxy previously delivered by you.

Q: IF MY INTERLOTT SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER
   VOTE MY SHARES FOR ME?

A: Your broker will vote your Interlott shares on adoption of the merger agreement only if you provide instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Without instructions, your shares will not be voted on that matter, which will have the same effect as a vote AGAINST the adoption of the merger agreement.

Q: WHO CAN HELP ANSWER MY QUESTIONS?

A: If you have any questions about the merger, or if you need additional copies of this proxy statement/prospectus or the enclosed proxy, you should contact the companies at their principal executive offices as follows:

                  GTECH Holdings Corporation
                  55 Technology Way
                  West Greenwich, RI 02817
                  Attn: Investor Relations
                  Tel: (401) 392-6980

                  or

                  Interlott Technologies, Inc.
                  7697 Innovation Way
                  Mason, OH 45040
                  Attn: Dennis Blazer, CFO
                  Tel: (513) 701-7000

                                    SUMMARY

     THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROXY STATEMENT/PROSPECTUS AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO UNDERSTAND THE MERGER FULLY AND FOR A MORE COMPLETE DESCRIPTION OF THE TERMS OF THE MERGER, YOU SHOULD READ CAREFULLY THIS ENTIRE PROXY STATEMENT/PROSPECTUS AND THE OTHER DOCUMENTS TO WHICH WE HAVE REFERRED YOU, INCLUDING IN PARTICULAR THE COPY OF THE MERGER AGREEMENT AND THE OPINION OF HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC. THAT ARE ATTACHED TO THIS PROXY STATEMENT/PROSPECTUS AS ANNEXES A AND C, RESPECTIVELY. IN ADDITION, WE INCORPORATE BY REFERENCE IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT GTECH AND INTERLOTT INTO THIS PROXY STATEMENT/PROSPECTUS. YOU MAY OBTAIN THE INFORMATION INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT/PROSPECTUS WITHOUT CHARGE BY FOLLOWING THE INSTRUCTIONS IN THE SECTION ENTITLED "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE 72.

                                 THE COMPANIES

INTERLOTT TECHNOLOGIES, INC.
7697 Innovation Way
Mason, Ohio 45040-9695

     Interlott Technologies, Inc. is engaged primarily in the design, manufacture, sale, lease and service of instant-winner lottery ticket vending machines ("ITVMs"). ITVMs are used by public lotteries operated by state and international public entities to dispense instant-winner lottery tickets primarily in retail locations such as supermarkets and convenience stores. An instant lottery commonly is played by players scratching off a latex coating from a pre-printed ticket or tearing pull-tabs from a pre-printed ticket to determine the outcome of the game. Interlott's ITVMs dispense instant lottery tickets directly to players, thereby permitting the retailer or agent to sell tickets without disrupting the normal duties of its employees.

     Interlott's ITVMs dispense scratch-off instant lottery tickets using a dispensing process that incorporates Interlott's patented "burster technology." Interlott believes that this burster technology is superior to any other ITVM scratch-off dispensing technology on the market and considers it to be a key to its marketing efforts and the ITVM procurement decisions of the various lotteries. Interlott is unaware of any competitor that incorporates a substantially equivalent or superior scratch-off dispensing mechanism in its ITVMs. To dispense pull-tab instant lottery tickets, Interlott has developed an ITVM that incorporates a patented dispensing technology which is different than the burster technology but that is also believed by Interlott to be superior to any other currently available pull-tab dispensing technology. ITVMs that dispense pull-tab tickets are sometimes referred to herein as "pull tab vending machines" or "PTVMs." The term "ITVM" includes both scratch-off vending machines and PTVMs unless the context indicates otherwise.

     As of December 31, 2002, Interlott had sold or leased over 30,000 ITVMs through agreements with 29 different state lotteries, the District of Columbia and 14 international jurisdictions, or their licensees or contractors.

     Taking advantage of its expertise in dispensing technology, Interlott introduced a prepaid phone card dispensing machine ("PCDM") in 1995 that enables providers of long distance telephone service to dispense prepaid telephone calling cards in retail locations without the assistance of an employee of the retailer. The dispensing process used in Interlott's PCDM incorporates the same patented technology used in Interlott's PTVM, and Interlott believes that this dispensing technology is superior to any other PCDM dispensing technology on the market. Although PCDM revenues in 2002 represented less than 1% of total revenues, Interlott continues to believe that PCDMs may be a source of future sales growth.

     Interlott's internet address is www.interlott.com. The telephone number of its principal executive office is (513) 701-7000.

GTECH HOLDINGS CORPORATION
55 Technology Way
West Greenwich, Rhode Island 02817

     GTECH Corporation, a global information technology company providing software, networks and professional services that power high-performance, transaction processing solutions, is the world's leading operator of highly-secure online lottery transaction processing systems. As a wholly owned subsidiary of GTECH, GTECH Corporation currently operates online lottery systems for, or supplies equipment and services to, 25 of the 39 online lottery authorities in the United States, and currently operates, provides equipment and services to, or has entered into contracts to operate or provide equipment and services in the future to, online lottery systems for 59 of the 105 international online lottery authorities.

     GTECH provides integrated online lottery solutions, services and products to governmental lottery authorities and governmental licensees worldwide. GTECH offers its customers a full range of lottery technology services, including the design, assembly, installation, operation, maintenance and marketing of online lottery systems and instant ticket support systems. GTECH's lottery systems consist of numerous lottery terminals located in retail outlets, central computer systems, systems software and game software, and communications equipment which connects the terminals and the central computer systems.

     Historically, the majority of GTECH's lottery customers in the United States have entered into long-term service contracts (typically at least five years in duration) pursuant to which GTECH provides, operates and maintains the customers' online lottery systems in return for a percentage of the gross lottery sales. Many of GTECH's international lottery customers have purchased their online lottery systems, although some, especially lottery authorities in Eastern Europe and Latin America, have entered into long-term service contracts with GTECH. In recent years there has been, in general, an industry movement away from product sales in favor of long-term service contracts. In fiscal 1993, approximately 70% of GTECH's lottery revenues were derived from its portfolio of long-term online lottery service contracts with substantially all of the remainder being derived from lottery product sales. In fiscal 2003 (which ended on February 22, 2003) approximately 88% of GTECH's lottery revenues were derived from online lottery service contracts.

     In recent years, lottery authorities have recognized that by offering new games or products, they often are able to generate significant additional revenues. An important part of GTECH's strategy is to develop new products and services for its customers in order to increase their lottery revenues. Indicative online products and services introduced recently to increase lottery revenues for GTECH's customers include Aladdin(TM), the Extra-Online(TM)game, and e-scratch(TM). Aladdin(TM) is a credit-card sized lottery ticket that, through the use of magnetic strip and thermal printing technology, can be reused up to 500 times, and which also can be employed in various non-lottery commercial contexts. The Extra-Online(TM) game is an online lottery game that permits players to purchase an additional game with instant-ticket features, thus enhancing wagering interest. GTECH's e-scratch(TM) product is a web-based interactive suite of scratch and reveal games that combines the security and convenience of online play with the entertainment, branded content and immediate gratification of instant-tickets. In recent years, GTECH has also introduced various instant-ticket support services, products and systems to assist its lottery customers in increasing revenue. GTECH currently provides instant-ticket support services, products and systems in 24 domestic jurisdictions and 26 jurisdictions outside of the United States.

     In recent years, GTECH has taken steps to broaden its offerings of high-volume transaction processing services outside of its core market of providing online lottery services. On May 28, 2003 (after the close of its fiscal 2004 first quarter), GTECH completed the acquisition of a controlling equity position in PolCard S.A. ("PolCard"), a leading debit and credit card merchant transaction acquirer and processor in Poland. PolCard's outstanding equity is currently owned 66.5% by GTECH, 33.2% by two funds managed by Innova Capital Sp. zo.o ("Innova"), a Warsaw-based private equity investment advisor, and 0.3% by the Polish Bank Association, one of PolCard's previous owners. Upon the exercise of rights under an option agreement GTECH entered into with Innova to accommodate the timing of funding the acquisition, GTECH will own 62.8% of PolCard's outstanding equity, while two funds managed by Innova will own 36.9% of PolCard's outstanding equity. The Polish Bank Association will continue to own 0.3% of the outstanding equity of

PolCard. GTECH expects the exercise of these option rights to occur in August 2003. The aggregate purchase price paid by GTECH and Innova for the PolCard equity, together with approximately $2 million in long-term debt assumed as part of the transaction, was approximately $62 million. GTECH has a fair value option to purchase Innova's interest in PolCard, and Innova has the reciprocal right to sell its interest in PolCard to GTECH at fair value, during the period commencing approximately four years and ending approximately six years after closing. GTECH believes that the acquisition of PolCard will permit it to leverage its existing infrastructure in Poland in the development of its commercial services product offerings.

     GTECH's internet address is www.gtech.com. The telephone number of its principal executive office is (401) 392-1000.

                         THE SPECIAL MEETING (PAGE 27)


     Interlott will hold a special meeting of stockholders on September 17, 2003, at 9:00 a.m. local time, at which you will be asked to adopt the merger agreement and to approve the amended and restated Interlott 1994 Stock Incentive Plan.


RECORD DATE; STOCK ENTITLED TO VOTE; QUORUM (PAGE 27)

     Each share of Interlott common stock outstanding as of August 7, 2003, entitles its holder to one vote on any matter to be considered at the special meeting. The presence, in person or by proxy, of a majority of the outstanding shares of Interlott common stock is required for a quorum for the transaction of business at the special meeting. On the record date, there were 6,462,994 shares of Interlott common stock outstanding and entitled to vote at the meeting.

PROXIES; REVOCATION; SOLICITATION (PAGE 27)

     If you vote your shares of Interlott common stock by signing and dating your proxy card, your shares will be voted at the special meeting as you indicate on your proxy card. If no instructions are indicated on your signed proxy card, your shares of Interlott common stock will be voted "FOR" adoption of the merger agreement and "FOR" approval of the amended and restated Interlott 1994 Stock Incentive Plan. If your shares are held in street name, you should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. If you mark your proxy card "ABSTAIN" or do not return your proxy card or instruct your broker how to vote, it will have the same effect as a vote "AGAINST" adoption of the merger agreement. Abstentions also will have the same effect as votes "AGAINST" approval of the amended and restated Interlott 1994 Stock Incentive Plan. Broker non-votes will have no effect on approval of the Stock Incentive Plan, as these are treated as absent shares.

     You may revoke your proxy at any time before the vote at the special meeting by submitting a written revocation to the Secretary of Interlott at 7679 Innovation Way, Mason, Ohio 45040-9695, or by submitting a new proxy, in either case, dated after the date of the proxy that is being revoked. In addition, a proxy may be revoked by voting in person at the special meeting. Simply attending the special meeting without voting will not revoke your proxy.

REQUIRED VOTE (PAGE 28)

     The affirmative vote of the holders of a majority of the outstanding shares of Interlott common stock entitled to vote at the special meeting is necessary for the adoption of the merger agreement. GTECH has entered into a stockholder voting and option agreement with L. Rogers Wells, Jr., the Chairman of Interlott, who beneficially owns and has voting control of more than 50% of the shares of Interlott common stock outstanding as of the record date for the special meeting. Under the stockholder voting and option agreement, Mr. Wells has agreed to vote all of his shares of Interlott common stock in favor of adoption of the merger agreement. As a result, adoption of the merger agreement by the Interlott stockholders at the special meeting is assured.

     The affirmative vote of the holders of a majority of the shares of Interlott common stock represented in person or proxy at the special meeting is required to approve Interlott's 1994 Stock Incentive Plan, as amended and restated. Mr. Wells has advised Interlott that he intends to vote all his shares in favor of this proposal. Accordingly, adoption of this proposal is also assured.

     On the record date, the directors and executive officers of Interlott beneficially owned, in the aggregate, 3,744,820 shares of Interlott common stock, or approximately 57.9% of the shares of Interlott common stock outstanding on that date.

                              THE MERGER (PAGE 29)

     A copy of the merger agreement is attached as Annex A to this proxy statement/prospectus. We encourage you to read the merger agreement because it is the principal document governing the merger.

FORM OF MERGER AND CONSIDERATION TO BE RECEIVED IN THE MERGER (PAGE 42)

     In the merger, Interlott will merge with and into GTECH Corporation, a wholly owned subsidiary of GTECH. Promptly following the merger, the assets and liabilities of the Interlott business will be transferred to a new, wholly owned subsidiary of GTECH Corporation. Under the merger agreement, Interlott stockholders will have the right to elect to receive either $9.00 in cash or a number of GTECH common shares having a value of $9.00 (based upon average trading prices over a twenty trading day period immediately prior to the third trading day before the special meeting) for each share of Interlott common stock that they hold. The overall percentage of shares of Interlott common stock that will be converted into the right to receive GTECH common shares is fixed at 51.5% and the percentage of shares of Interlott common stock that will be converted into the right to receive cash is fixed at 48.5%. Therefore, the elections of all the holders of Interlott common stock, including yours, may be adjusted on a pro rata basis so that, in the aggregate, 51.5% of the shares are converted into the right to receive GTECH common shares and 48.5% of the shares are converted into the right to receive cash. The form of consideration that you receive will have important tax consequences for you, as described in this proxy statement/prospectus under "The Merger--Material United States Federal Income Tax Consequences of the Merger."

     No fractional shares of GTECH common stock will be issued. Each Interlott stockholder who would otherwise have been entitled to receive a fraction of a share of GTECH common stock will be entitled to receive an amount in cash equal to the product of the fractional share interest times the same twenty-day average closing price of GTECH common stock described above.


     Based on 6,462,994 shares of Interlott common stock outstanding on the record date, GTECH will pay aggregate cash consideration of approximately $28.2 million in addition to shares of GTECH common stock having a market value of approximately $30.0 million. These amounts do not include debt that GTECH will assume in the merger of approximately $17.3 million and payments made in respect of the cancellation of outstanding options (estimated to total approximately $5.7 million).


APPRAISAL RIGHTS (PAGE 48)

     Under Section 262 of the Delaware General Corporation Law, if you notify Interlott before the special meeting of your intent to seek appraisal, and you do not vote your outstanding shares of Interlott common stock in favor of adoption of the merger agreement and follow other specified procedures, you will be entitled to dissent and elect to have the "fair value" of your shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, judicially determined by the Delaware Court of Chancery and paid to you in cash. The complete text of Section 262 is attached as Annex D.

     If you consider seeking appraisal, you should be aware that the fair value of your shares as determined under Section 262 could be more than, the same as or less than the $9.00 per share payment (in cash or GTECH common shares) you would be entitled to elect to receive under the merger agreement if you did not seek appraisal of your shares.

RECOMMENDATIONS OF THE INTERLOTT BOARD OF DIRECTORS (PAGE 35)

     Following the recommendations of a special committee of the board of directors appointed to evaluate the fairness of the merger from the point of view of Interlott's unaffiliated public stockholders, the Interlott Board of Directors has unanimously approved the merger agreement and the merger and determined that the merger agreement and the merger are advisable, fair to and in the best interests of, Interlott and its stockholders. Interlott's Board of Directors unanimously recommends that Interlott stockholders vote "FOR" the proposal to adopt the merger agreement at the special meeting.

     The Board of Directors also recommends that Interlott stockholders vote "FOR" approval of the amended and restated 1994 Stock Incentive Plan.

CONDITIONS TO COMPLETION OF THE MERGER (PAGE 51)

     GTECH and Interlott are obligated to complete the merger only if several conditions are satisfied or waived. These conditions include:

     - obtaining the approval of the stockholders of Interlott for the adoption of the merger agreement;

     - the waiting period applicable to the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 having expired or terminated;

     - no court of competent jurisdiction issuing any restraining order, injunction or other order which prevents or delays the consummation of the merger;

     - the registration statement on Form S-4, of which this document is a part, becoming effective and remaining effective;

     - the New York Stock Exchange having approved the listing of the GTECH common shares to be issued in connection with the merger;

     - the representations and warranties of GTECH and Interlott in the merger agreement being true and correct as of the date of the merger agreement and as of the date of closing;

     - GTECH and Interlott performing in all material respects all of their respective obligations required by the merger agreement at or prior to the closing date;

     - no event having occurred which is, or is reasonably likely to be, material and adverse to the financial or other condition of Interlott or GTECH, respectively; and

     - GTECH and Interlott having received tax opinions from their respective U.S. tax advisors.

     In addition, GTECH will complete the merger only if the following additional conditions are satisfied or waived:

     - there must not be pending any suit, action or proceeding by any governmental entity seeking to restrain or prohibit the completion of the merger, or to materially limit the ownership, operation or control by GTECH of Interlott;

     - there must not be pending any suit, action or proceeding brought by any third party other than a governmental entity seeking to restrain or prohibit the completion of the merger, or to limit the ownership, operation or control by GTECH of Interlott, that could reasonably be expected to succeed;

     - GTECH must receive evidence that certain consents and approvals required in connection with the merger agreement have been obtained by Interlott;

     - the audited financial statements for Interlott for the fiscal year ended December 31, 2002, must be consistent in all material respects with the financial information included in preliminary financial statements previously delivered to GTECH; and

     - the number of shares as to which dissenters' rights under Delaware law have been demanded and perfected must not exceed 10% of Interlott's total shares outstanding.

TERMINATION (PAGE 53)

     The merger agreement may be terminated and the merger may be abandoned at any time before the effective time of the merger:

     - by the mutual consent of GTECH and Interlott;

     - by GTECH or by Interlott, in the event of an uncured breach by the other party of any representation, warranty, covenant or agreement contained in the merger agreement if the breach would cause the specified conditions to the merger not to be satisfied;

     - by GTECH or by Interlott, if they do not complete the merger on or before October 31, 2003 (unless the delay has been caused by the party seeking to terminate the agreement);

     - by GTECH or by Interlott, if any legal restraint to the merger is in effect and has become final and unappealable;

     - by GTECH or by Interlott, if Interlott's stockholders fail to approve the merger at the special meeting;

     - by GTECH, if the Interlott Board of Directors:

        - withdraws, or modifies in a manner adverse to GTECH, its recommendation of the merger agreement or the merger, or

        - approves or recommends an alternative acquisition proposal;

     - by GTECH, if Interlott enters into an agreement with respect to an alternative acquisition proposal;

     - by Interlott at any time prior to obtaining Interlott stockholder approval:

        - in response to an unsolicited bona fide offer by a third party to acquire more than 80% of Interlott common stock or all or substantially all the assets of Interlott for consideration that the Interlott Board determines in its good faith judgment, after consultation with a financial advisor, to be more favorable from a financial point of view to Interlott stockholders than the merger, taking into account any changes to the terms of the merger agreement offered by GTECH, and either:

           - the Interlott Board withdraws or modifies its approval of the merger agreement and the merger, or

           - Interlott enters into a definitive agreement with respect to such a proposal, and

        - provided that Interlott may not so terminate until:

           - at least one business day after Interlott notified GTECH that it or its Board is taking such action as described above, and

           - Interlott has paid to GTECH the termination fee described below;

     - by GTECH, if three business days before the date of the special meeting of Interlott stockholders, the average closing price of GTECH common stock for the previous 20 trading days is less than $25.12; or

     - by GTECH or Interlott if the special committee of Interlott's Board has requested but has not received an opinion from its financial advisor dated as of the date of this proxy statement/prospectus to the effect described in "The Merger-Opinion of Interlott's Financial Advisor."

     If GTECH decides to terminate the merger agreement under the next to last bullet above, however, Interlott will have the option to proceed with the merger on an all-cash basis. If that happens, the parties will amend the merger agreement to reflect this, and you will receive a new proxy statement describing the changes.

TERMINATION FEE (PAGE 54)

     The merger agreement provides that Interlott will pay GTECH a termination fee of $2.75 million, plus GTECH's out of pocket expenses up to $750,000, if:

     - GTECH or Interlott terminates the merger agreement as a result of Interlott's stockholders failing to approve the merger at the special meeting,

     - GTECH terminates the merger agreement as a result of the Interlott Board withdrawing, modifying or changing its approval or recommendation of the merger and the adoption of the merger agreement, or recommending an alternative acquisition proposal, or Interlott entering into an agreement with respect to an alternative acquisition proposal, or

     - Interlott terminates the merger agreement as a result of its Board of Directors withdrawing or modifying its approval or recommendation, or its entering into an agreement with respect to an alternative acquisition proposal.

     In addition, if the merger agreement is terminated for any other reason except a breach by GTECH, then Interlott will pay GTECH's out-of-pocket expenses (up to $750,000) if Interlott consummates a transaction concerning a superior acquisition proposal within 12 months of the date of termination.

THE STOCKHOLDER AGREEMENT (PAGE 57)

     GTECH has entered into an amended and restated stockholder voting and option agreement with L. Rogers Wells, Jr., the Chairman of Interlott. Pursuant to this agreement, Mr. Wells has agreed to vote his shares, which represent more than 50% of the outstanding Interlott common stock as of the record date for the special meeting, in favor of the merger and against any action that could impede the merger. As a result, adoption of the merger agreement by the Interlott stockholders at the special meeting is assured. A copy of the stockholder agreement is attached to this proxy statement/prospectus as Annex B.

     This stockholder agreement also gives GTECH the right to buy Mr. Wells' shares, under some circumstances, if the merger is not completed and the merger agreement is terminated. For 60 days after termination of the merger agreement, GTECH can exercise the option if Mr. Wells failed to comply with any of his obligations under the stockholder agreement. GTECH can also exercise the option if specified conditions under the merger agreement were not met (covering most of the conditions to that agreement other than those relating to GTECH's own representations and agreements and those relating to anti-trust and other governmental approvals and litigation) and the agreement is terminated (other than as a result of a court decision, a breach by GTECH, Interlott's board withdrawing from the merger as a result of a superior acquisition proposal, or GTECH's stock price being below the minimum described above).

     If GTECH exercises this option, it has agreed with Interlott and with Mr. Wells that, to the extent permitted by law, it will make a tender offer for the remaining outstanding shares of Interlott at the same price. This would permit Interlott shareholders to receive $9.00 in cash for these shares of Interlott common stock. There is no guarantee, however, that GTECH will exercise the right to buy Mr. Wells' shares even if the merger agreement is terminated under the conditions that would give it that right.

INTERESTS OF CERTAIN PERSONS IN THE MERGER (PAGE 39)

     When you consider the recommendation of the Interlott Board of Directors that you vote in favor of adoption of the merger agreement, you should keep in mind that a number of executive officers and directors of Interlott have interests in the merger that are different from, or in addition to, your interests as a stockholder. The executive officers' additional interests arise primarily in connection with their continued employment following the consummation of the merger and the compensation they will receive in connection with that employment. For example, David Nichols, the president and chief executive officer of Interlott, will become the president and chief executive officer of the new GTECH subsidiary that will operate Interlott's business, and he will also be a vice president of GTECH Corporation, with a new employment agreement. These interests also include:

     - the continuance of directors' and officers' liability insurance, rights of indemnification and advancement of expenses, in each case, for the benefit of current and former Interlott directors and officers, and

     - the accelerated vesting of all stock options of Interlott, including stock options held by Interlott directors and executive officers.

     When it signed the merger agreement, GTECH also entered into a noncompetition agreement with Mr. Wells under which, in exchange for Mr. Wells' agreement not to compete in any fashion with GTECH by engaging or proposing to engage in any lottery business for a period of five years, GTECH has agreed to pay Mr. Wells $250,000 per year for each of those five years. Mr. Wells will not be employed by GTECH after the merger.

REGULATORY MATTERS (PAGE 47)

     Transactions such as the merger are reviewed by the United States Department of Justice and the United States Federal Trade Commission to determine whether they comply with applicable antitrust laws. Under the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the related rules and regulations, the merger may not be completed until applicable waiting period requirements have been satisfied. GTECH and Interlott each filed notification reports with the Department of Justice and Federal Trade Commission under the Hart-Scott-Rodino Act on April 1, 2003. The waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 expired at midnight on May 1, 2003.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER (PAGE 44)

     The merger will qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, so that holders of Interlott common stock will not recognize gain or loss for United States federal income tax purposes as a result of the merger, except to the extent of any cash received as part of the merger consideration and any cash received instead of fractional shares of GTECH common stock or because of the exercise of appraisal rights. The merger is conditioned on the receipt of legal opinions that the merger will qualify as a reorganization for United States federal income tax purposes.

     TAX MATTERS ARE VERY COMPLICATED, AND THE TAX CONSEQUENCES OF THE MERGER TO YOU WILL DEPEND ON THE FACTS OF YOUR OWN SITUATION. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES OF THE MERGER TO YOU.

ACCOUNTING TREATMENT (PAGE 42)

     The merger will be treated as a "purchase" for accounting purposes.

EXPENSES (PAGE 54)

     Each of GTECH and Interlott will bear all expenses it incurs in connection with the merger, except under the circumstances described above under "--Termination Fee" and except that Interlott will pay all expenses relating to the printing and mailing of this proxy statement/prospectus.

COMPARISON OF SHAREHOLDER RIGHTS (PAGE 59)

     Interlott stockholders, whose rights are currently governed by Interlott's amended certificate of incorporation and amended by-laws, may, upon completion of the merger, become stockholders of GTECH, at which time their rights will be governed by GTECH's amended and restated articles of incorporation and amended by-laws. Both GTECH and Interlott are Delaware corporations, so Interlott stockholders' rights will continue to be governed by Delaware law after they become stockholders of GTECH.

OWNERSHIP OF GTECH FOLLOWING THE MERGER


     Based on the number of outstanding shares of Interlott common stock on the record date and the average trading prices of GTECH common stock for the twenty trading day period ending August 7, 2003, Interlott stockholders will be entitled to receive, in the aggregate, approximately 776,263 shares of GTECH common stock pursuant to the merger. Based on that number and on the number of outstanding shares of GTECH common stock on June 30, 2003, Interlott stockholders will own, in the aggregate, approximately 1.34% of the outstanding shares of GTECH common stock following the merger.


FAIRNESS OPINION OF INTERLOTT'S FINANCIAL ADVISOR (PAGE 35)


     Interlott's financial advisor, Houlihan Lokey Howard & Zukin Financial Advisors, Inc. ("Houlihan Lokey"), has delivered a written opinion to the special committee of the Interlott Board of Directors as to the fairness, from a financial point of view, of the merger consideration to Interlott's unaffiliated public stockholders. A copy of the full text of Houlihan Lokey's written opinion, dated March 16, 2003, is attached to this document as Annex C. We encourage you to read this opinion carefully in its entirety for a description of the procedures followed, assumptions made, matters considered and limitations on the review undertaken. HOULIHAN LOKEY'S OPINION IS ADDRESSED TO THE SPECIAL COMMITTEE OF THE INTERLOTT BOARD OF DIRECTORS AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO ANY MATTER RELATING TO THE MERGER.


                      STOCK PRICE AND DIVIDEND INFORMATION

COMPARATIVE STOCK PRICES

     The table below presents the New York Stock Exchange closing market price for GTECH common shares, as reported on the New York Stock Exchange Composite Transaction Tape under the symbol "GTK," and the last reported sale price of the Interlott common stock, as reported on the American Stock Exchange under the symbol "ILI," and equivalent per share date. These prices are presented on two dates:

     - March 14, 2003, the last trading day before the public announcement of the signing of the merger agreement; and


     - August 7, 2003, the latest practicable date before the printing of this document.


     The exchange ratio, meaning the number of GTECH common shares you will receive for each share of Interlott common stock, will be the quotient of $9.00 divided by the average per share closing price of GTECH common stock for the 20 trading days immediately preceding the third trading day before the special meeting. The $9.00 per share merger consideration (in cash or GTECH common shares) represents a premium of approximately 14.6% over the closing price per share of Interlott common stock on March 14, 2003.


                                          GTECH        INTERLOTT     EQUIVALENT
                                       COMMON STOCK   COMMON STOCK   PER SHARE
                                       SHARE PRICE    SHARE PRICE     DATA(1)
                                       ------------   ------------   ----------
March 14, 2003.......................    $ 30.63        $  7.85       $0.2938
August 7, 2003.......................    $ 38.56        $  8.91       $0.2334


---------------

(1) Assuming, for purposes of calculating the exchange ratio, that the average per share closing price of GTECH common shares for the 20 trading days immediately preceding the third trading day before the special meeting equals the per share price of GTECH common shares set forth in the column headed "GTECH Common Stock Share Price."

MARKET PRICES AND DIVIDEND INFORMATION

     GTECH common stock is listed for trading on the New York Stock Exchange under the symbol "GTK." Interlott common stock is quoted on the American Stock Exchange under the symbol "ILI." The following table sets forth, for the periods indicated, the high and low sale prices per share of GTECH common stock and

Interlott common stock on the New York Stock Exchange Composite Transaction Tape and the American Stock Exchange, respectively. For current price information, Interlott stockholders are urged to consult publicly available sources.

GTECH Common Stock:

GTECH FISCAL 2002                                              HIGH     LOW
-----------------                                             ------   ------
First Quarter (February 25 - May 26, 2001)..................  $19.09   $12.51
Second Quarter (May 27 - August 25, 2001)...................  $19.45   $14.80
Third Quarter (August 26 - November 24, 2001)...............  $22.81   $14.88
Fourth Quarter (November 25, 2001 - February 23, 2002)......  $25.74   $20.60

GTECH FISCAL 2003                                              HIGH     LOW
-----------------                                             ------   ------
First Quarter (February 24 - May 25, 2002)..................  $30.49   $23.00
Second Quarter (May 26 - August 24, 2002)...................  $30.08   $17.62
Third Quarter (August 25 - November 23, 2002)...............  $26.49   $18.38
Fourth Quarter (November 24, 2002 - February 22, 2003)......  $29.35   $22.60


GTECH FISCAL 2004                                              HIGH     LOW
-----------------                                             ------   ------
First Quarter (February 23 - May 24, 2003)..................  $36.95   $26.79
Second Quarter to Date (through August 7, 2003).............  $40.70   $33.30


Interlott Common Stock:

INTERLOTT FISCAL 2001                                          HIGH     LOW
---------------------                                         ------   ------
First Quarter (January 1 - March 31, 2001)..................  $ 6.38   $ 3.82
Second Quarter (April 1 - June 30, 2001)....................  $ 5.24   $ 4.00
Third Quarter (July 1 - September 30, 2001).................  $ 6.40   $ 4.50
Fourth Quarter (October 1 - December 31, 2001)..............  $ 4.90   $ 4.02

INTERLOTT FISCAL 2002                                          HIGH     LOW
---------------------                                         ------   ------
First Quarter (January 1 - March 31, 2002)..................  $ 5.75   $ 4.45
Second Quarter (April 1 - June 30, 2002)....................  $ 6.95   $ 5.40
Third Quarter (July 1 - September 30, 2002).................  $ 7.25   $ 5.20
Fourth Quarter (October 1 - December 31, 2002)..............  $ 6.10   $ 5.15


INTERLOTT FISCAL 2003                                          HIGH     LOW
---------------------                                         ------   ------
First Quarter (January 1 - March 31, 2003)..................  $ 8.81   $ 5.75
Second Quarter (April 1 - June 30, 2003)....................  $ 8.99   $ 8.76
Third Quarter to Date (through August 7, 2003)..............  $ 8.95   $ 8.90



     Interlott has never paid cash dividends on its common stock to date and has no plans to do so. Interlott currently intends to retain all future earnings for use in the development of its business. GTECH historically had never paid cash dividends on its common stock. On June 19, 2003, however, GTECH announced that its board of directors had approved an annual cash dividend in the amount of $0.68 per share, payable quarterly beginning in the second quarter of fiscal 2004. On July 31, 2003, GTECH paid $0.17 per share to shareholders of record July 15, 2003. GTECH may continue to execute repurchases of shares of GTECH common stock under the company's share repurchase programs. Because GTECH is a holding company and its operations are conducted through its operating subsidiary, GTECH Corporation, and its subsidiaries, the ability of GTECH to pay dividends on its common stock in the future will be dependent on the earnings and cash flow of its subsidiaries and the availability of such cash flow to GTECH.

                       COMPARATIVE PER SHARE INFORMATION

     The following tables show per share data regarding the earnings and book value of GTECH and Interlott at the end of their respective most recent fiscal years and the first quarter of their respective current fiscal years. All per share data of GTECH have been restated to account for GTECH's two-for-one stock split in May 2002. GTECH's fiscal year ends on the last Saturday of every February, and Interlott's fiscal year ends on December 31 of each year. GTECH's first quarter of its fiscal 2004 ended May 24, 2003 and Interlott's first quarter of its fiscal 2003 ended March 31, 2003.

     In addition to financial results actually achieved by each of GTECH and Interlott (the "historical" figures), the tables show results on an unaudited, pro forma basis reflecting the merger accounted for as a purchase, as if it had been consummated as of February 22, 2003 for the purposes of presenting pro forma book value per share (or May 24, 2003 for the interim pro forma book value per share) and as of February 24, 2002 for the purposes of presenting pro forma earnings per share (or February 23, 2003 for the interim pro forma earnings per share) (the "pro forma combined" figures). Because GTECH and Interlott have different fiscal year ends, pro forma book value and earnings per share have been calculated by combining the balance sheets and income statements, respectively, of GTECH and Interlott as of and for the years ended February 22, 2003 and December 31, 2002, respectively, and the quarters ended May 24, 2003 and March 31, 2003, respectively. The pro forma combined figures in the table are presented for comparative purposes only and are not necessarily indicative of the combined financial position or results of operations in the future or what the combined financial position or results of operations would have been had the merger been completed and the applicable purchase accounting adjustments been reflected during the periods or as of the dates for which this pro forma data are presented.

     The pro forma combined per share information does not include any adjustments related to any restructuring charges, profit improvements, potential costs savings, or one-time charges which may result from the merger or the final result of valuations of receivables, inventories, property, plant and equipment, intangible assets, debt, and other obligations. GTECH and Interlott are currently developing plans to integrate the operations of the companies, which could involve actions including, among others, severance and settlement of operating and capital commitments, which are material. The merger has not been consummated as of the date of the preparation of this pro forma per share information and there can be no assurance that the merger will be consummated in the future. The pro forma per share information is based on estimates and assumptions that might be different had this pro forma per share information been prepared after the consummation of the merger.

     The GTECH pro forma combined share amounts were calculated assuming $9.00 per share in cash was paid for 48.5% of the Interlott common stock outstanding as of the record date and GTECH common shares were issued for the remaining 51.5% of the Interlott common stock outstanding as of the record date as discussed under "The Merger--Consideration to be Received in the Merger." These calculations also assume that all outstanding options to purchase Interlott common stock as of the record date, including those held by executive officers and directors of Interlott, will vest in connection with the merger and the holders will receive cash payments in an amount per share subject to those options equal to the excess, if any, of $9.00 over the exercise price as discussed under "Treatment of Interlott Stock Options."


     The Interlott pro forma equivalent amounts were calculated by multiplying the GTECH pro forma combined share amounts by an assumed exchange ratio of
0.2332. This assumed exchange ratio represents the fraction of a share of GTECH common stock an Interlott stockholder who elects to and is entitled to receive only GTECH common shares would receive for each share of Interlott common stock in the merger. This assumed exchange ratio was calculated by dividing $9.00 (total consideration for each share of Interlott common stock) by $38.59, the average closing price for GTECH common stock for the 20 trading days ending on August 7, 2003, assuming there is no proration requiring the Interlott common stockholder to receive cash. The final exchange ratio may be different from the ratio used in calculating the pro forma equivalent amounts because the final ratio will be based on the 20 day average closing price of GTECH common shares immediately preceding the third business day before the special meeting of Interlott stockholders to be held on September 17, 2003. Should the final average closing price of GTECH common shares decrease or increase by 15%, the ratio will increase or decrease to 0.2744 or 0.2028, respectively. However, as discussed under "The Merger Agreement--Termination," GTECH may terminate the merger agreement if the 20 day average closing price of GTECH common stock immediately preceding the third business day before the special meeting is less than $25.12 (subject to Interlott's option to elect to proceed with the merger on an all-cash basis).



     YOU SHOULD READ THE INFORMATION IN THIS SECTION IN CONJUNCTION WITH THE FINANCIAL STATEMENTS AND ACCOMPANYING NOTES OF GTECH AND INTERLOTT THAT ARE INCORPORATED BY REFERENCE IN OR FURNISHED WITH THIS PROXY STATEMENT/PROSPECTUS. SEE "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE 72.


                               AT OR FOR THE YEAR ENDED   AT OR FOR THE QUARTER ENDED
                                  FEBRUARY 22, 2003              MAY 24, 2003
                               ------------------------   ---------------------------
GTECH
Basic earnings per share
     Historical..............           $2.49                        $0.72
     Pro forma combined......            2.49                         0.71
Diluted earnings per share
     Historical..............            2.43                         0.68
     Pro forma combined......            2.43                         0.67
Book value per share
     Historical..............            5.57                         6.56
     Pro forma combined......            5.92                         6.89

                                AT OR FOR THE YEAR ENDED   AT OR FOR THE QUARTER ENDED
                                   DECEMBER 31, 2002             MARCH 31, 2003
                                ------------------------   ---------------------------
INTERLOTT
Basic earnings per share
     Historical..............            $0.48                        $0.05
     Pro forma equivalent....             0.58                         0.17
Diluted earnings per share
     Historical..............             0.46                         0.05
     Pro forma equivalent....             0.57                         0.16
Book value per share
     Historical..............             3.59                         3.65
     Pro forma equivalent....             1.38                         1.61

            SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF GTECH

     The table below provides selected historical financial data of GTECH. GTECH has prepared the annual historical information using the consolidated financial statements of GTECH as of and for each of the five years ended February 22, 2003. GTECH has derived the quarterly historical information from its unaudited consolidated financial statements included in its quarterly report on Form 10-Q for the quarter ended May 24, 2003, which is incorporated by reference in this proxy statement/prospectus. The unaudited financial information includes all adjustments, consisting of normal recurring accruals, which GTECH considers necessary for a fair presentation of the financial position and the results of operations for these periods. Operating results for the three months ended May 24, 2003 are not necessarily indicative of the results that may be expected for the entire fiscal year ending February 28, 2004.

     When you read this selected historical financial data, it is important that you read along with it the historical financial statements and related notes in GTECH's annual and quarterly reports filed with the SEC, as well as the section of GTECH's annual and quarterly reports entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations." See "Where You Can Find More Information" on page 72.


                                      QUARTER ENDED                                 FISCAL YEAR ENDED
                                   -------------------   ------------------------------------------------------------------------
                                   MAY 24,    MAY 25,    FEBRUARY 22,   FEBRUARY 23,   FEBRUARY 24,   FEBRUARY 26,   FEBRUARY 27,
                                     2003       2002         2003           2002           2001           2000           1999
                                   --------   --------   ------------   ------------   ------------   ------------   ------------
                                       (UNAUDITED)
                                                        (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
OPERATING DATA:
Revenues:
  Services.......................  $223,538   $223,735    $ 868,896      $  831,787     $ 856,475      $  860,419      $887,395
  Sales of products..............    16,047      7,677      109,894         177,914        80,068         150,379        85,528
                                   --------   --------    ---------      ----------     ---------      ----------      --------
    Total........................   239,585    231,412      978,790       1,009,701       936,543       1,010,798       972,923

Gross Profit:
  Services.......................    96,741     76,800      333,855         245,479       292,380         305,110       297,630
  Sales of products..............     7,418      1,430       30,951          41,462         5,224          48,426        25,703
                                   --------   --------    ---------      ----------     ---------      ----------      --------
    Total........................   104,159     78,230      364,806         286,941       297,604         353,536       323,333

Special charges (credit) (a).....        --         --       (1,121)             --        42,270          (1,104)       15,000
Operating income.................    65,489     48,819      226,945         134,350        81,905         180,000       141,720
Net income.......................    41,026     29,041      142,021          68,026        43,148          93,585        89,063

PER SHARE DATA:
Basic............................  $   0.72   $   0.50    $    2.49      $     1.15     $    0.62      $     1.29      $   1.09
Diluted..........................      0.68       0.49         2.43            1.13          0.62            1.29          1.09

BALANCE SHEET DATA (AT END OF
  PERIOD):
Cash and cash equivalents........  $131,476   $ 49,876    $ 116,174      $   35,095     $  46,948      $   11,115      $  7,733
Total assets.....................   999,885    868,139      949,929         853,829       938,160         891,023       874,215
Long-term debt, less current
  portion........................   287,218    329,065      287,088         329,715       316,961         349,400       319,078
Shareholders' equity.............   376,132    210,229      315,566         202,955       314,362         296,576       283,906

CASH FLOW DATA:
Net cash provided by operating
  activities.....................  $ 62,969   $ 91,397    $ 332,256      $  345,230     $ 251,970      $  230,782      $286,282
Net cash used for investing
  activities.....................   (59,849)   (53,685)    (158,608)       (164,726)     (162,566)       (164,343)      (77,231)
                                   --------   --------    ---------      ----------     ---------      ----------      --------
Free cash flow(b)................  $  3,120   $ 37,712    $ 173,648      $  180,504     $  89,404      $   66,439      $209,051
                                   ========   ========    =========      ==========     =========      ==========      ========


---------------

(a) The impact of the special charges (credit) on earnings per share on a diluted basis was ($0.01), $0.37, ($0.01) and $0.11 in fiscal 2003, 2001,
    2000 and 1999, respectively.


(b) GTECH defines free cash flow as net cash provided by operating activities minus net cash used for investing activities. GTECH believes that free cash flow assists in explaining trends in its liquidity, provides useful information about its ability to incur and service indebtedness and is a commonly used measure of performance by securities analysts and investors in the gaming industry. Free cash flow should not be considered as an alternative to net cash provided by operating activities as an indicator of GTECH's performance. In addition, free cash flow does not represent the residual cash flow available for discretionary expenditures because the measure does not contemplate all non-discretionary expenditures. As GTECH defines it, free cash flow may not be comparable to other similarly titled measures used by other companies.

                SELECTED HISTORICAL FINANCIAL DATA OF INTERLOTT

     The table below provides selected historical financial data of Interlott. Interlott has prepared this information using the financial statements of Interlott as of and for each of the five years ended December 31, 2002 and the quarters ended March 31, 2003 and 2002.


     When you read this selected historical financial data, it is important that you read along with it the historical financial statements and related notes in Interlott's annual and quarterly reports filed with the SEC, as well as the section of Interlott's annual and quarterly reports entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations." See "Where You Can Find More Information" on page 72.



                                  QUARTER ENDED
                                    MARCH 31,                    YEAR ENDED DECEMBER 31,
                                -----------------   --------------------------------------------------
                                 2003      2002      2002       2001       2000       1999      1998
                                -------   -------   -------   --------   --------   --------   -------
                                           (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
OPERATING DATA:
Revenues:
  Machine sales...............  $ 5,762   $ 4,775   $27,209   $ 19,359   $ 21,959   $  3,312   $ 8,230
  Machine leases..............    4,455     4,658    18,698     18,336     17,966     16,902    14,165
  Other.......................    1,465     1,709     6,096      5,021      2,664      2,120     2,079
                                -------   -------   -------   --------   --------   --------   -------
     Total....................   11,682    11,142    52,003     42,716     42,589     22,334    24,474

Gross profit..................    3,188     3,207    14,824     11,322     13,486      8,287     8,354
Operating income..............    1,312     1,518     7,510      4,893      7,425      3,502     3,687
Net income....................      337       522     3,091      1,949      3,610      2,070     1,622

PER SHARE DATA:
Basic.........................  $  0.05   $  0.08   $  0.48   $   0.30   $   0.56   $   0.32   $  0.25
Diluted.......................     0.05      0.08      0.46       0.30       0.56       0.32      0.25

BALANCE SHEET DATA (AT END OF
  PERIOD):
Total assets..................  $50,526   $53,078   $51,722   $ 54,917   $ 40,004   $ 36,204   $28,774
Total debt....................   19,864    22,424    21,335     29,743     16,000     16,292    11,645
Total equity..................   23,573    20,626    23,200     19,970     18,348     14,687    12,617
Redeemable preferred stock....       --        --        --         --         --      1,335     1,335

CASH FLOW DATA:
Net cash provided by operating
  activities..................  $ 1,918   $ 3,910   $13,751   $  8,843   $ 11,555   $  7,519   $ 7,435
Net cash used for investing
  activities..................     (495)   (1,777)   (5,491)   (21,664)   (10,297)   (12,063)   (9,735)
                                -------   -------   -------   --------   --------   --------   -------
Free cash flow(a).............  $ 1,423   $ 2,133   $ 8,260   $(12,821)  $  1,258   $ (4,544)  $(2,300)
                                =======   =======   =======   ========   ========   ========   =======



(a) Interlott defines free cash flow as net cash provided by operating activities minus net cash used for investing activities. Interlott believes that free cash flow assists in explaining trends in its liquidity, provides useful information about its ability to incur and service indebtedness and is a commonly used measure of performance by securities analysts and investors in the gaming industry. Free cash flow should not be considered as an alternative to net cash provided by operating activities as an indicator of Interlott's performance. In addition, free cash flow does not represent the residual cash flow available for discretionary expenditures because the measure does not contemplate all non-discretionary expenditures. As Interlott defines it, free cash flow may not be comparable to other similarly titled measures used by other companies.

                                  RISK FACTORS

     AN INVESTMENT IN GTECH COMMON STOCK INVOLVES A NUMBER OF RISKS, SOME OF WHICH ARE RELATED TO THE MERGER AND SOME OF WHICH ARE INHERENT IN AN INVESTMENT IN GTECH. THE MATERIAL RISKS AND UNCERTAINTIES RELATING TO THE MERGER AND AN INVESTMENT IN GTECH STOCK ARE DESCRIBED BELOW. YOU SHOULD CAREFULLY CONSIDER THESE RISKS, TOGETHER WITH THE OTHER INFORMATION IN THIS PROXY STATEMENT / PROSPECTUS, IN CONSIDERING THE PROPOSED MERGER BETWEEN GTECH AND INTERLOTT AND YOUR ELECTION TO RECEIVE CASH AND/OR GTECH COMMON SHARES IN THE PROPOSED MERGER.

                          RISKS RELATED TO THE MERGER

     THE SUCCESSFUL INTEGRATION OF GTECH AND INTERLOTT FOLLOWING THE MERGER WILL PRESENT SIGNIFICANT CHALLENGES AND MAY PREVENT GTECH FROM REALIZING THE BENEFITS THAT IT EXPECTS. The merger will present challenges to GTECH's management, including the integration of Interlott's operations and personnel. In addition, it may present special risks, including possible unanticipated liabilities, unanticipated costs and diversion of management attention. GTECH may not be able to integrate successfully or manage profitably the operations it will acquire in the merger. Following the merger, GTECH may not achieve the revenue or profitability increases or cost savings currently anticipated to arise from the merger. If GTECH's management is not able to implement a business plan that effectively integrates Interlott's operations, the anticipated benefits of the merger may not be realized.

     YOU MAY NOT RECEIVE THE FORM OF MERGER CONSIDERATION THAT YOU ELECT, WHICH MAY AFFECT YOUR FINANCIAL PLANNING AND TAX CONSEQUENCES. In connection with the merger, you may not receive all of your merger consideration in the form that you elect. The merger agreement provides that the percentage of shares of Interlott common stock that will be converted into the right to receive GTECH common shares is fixed at 51.5% and the percentage of shares of Interlott common stock that will be converted into the right to receive cash is fixed at 48.5%. Therefore, the Interlott stockholders' elections, including yours, may be adjusted on a pro rata basis so that, in the aggregate, 51.5% of the Interlott common stock is converted into the right to receive GTECH common shares and 48.5% of the Interlott common stock is converted into the right to receive cash. This means that you may not be able to realize the benefits that you seek, or to avoid the consequences you want to avoid, when you make your election to receive either cash or stock (or a combination of both). For example, if you elect to receive only GTECH common stock in order to avoid realizing taxable gain or loss, you may nevertheless receive both cash and stock, which could cause you to recognize taxable gain with respect to the cash portion of your consideration. (Tax consequences are described in more detail on page 44.) On the other hand, if you elect to receive only cash in order to avoid bearing the market risks relating to holding GTECH common stock, or to use the cash for other purposes, you may nevertheless receive a number of shares of GTECH common stock as part of the consideration paid to you. This would cause you to bear the economic risks of ownership of the GTECH common stock, at least until you are able to sell it. This risk also includes the risk that the 20-day trading average used to calculate the exchange ratio may be higher than the market price of the GTECH stock at the time you receive it. Furthermore, it is likely that you will be required by your broker to pay a commission in order to sell the GTECH common stock. The commission may be greater if you receive an "odd lot," for example less than 100 shares, of GTECH common stock.

     THE PRICE OF GTECH COMMON STOCK AT THE CLOSING OF AND FOLLOWING THE MERGER MAY VARY FROM THE TWENTY-DAY AVERAGE PRICE USED TO DETERMINE THE EXCHANGE RATIO FOR THE MERGER. The price of GTECH common stock may vary as a result of changes in the business, operations or prospects of GTECH, general market and economic conditions and other factors. The number of shares of GTECH common stock issued in the merger will be calculated based on an exchange ratio equal to $9.00 divided by the average per share closing price of GTECH common stock on the New York Stock Exchange for the 20 consecutive trading days prior to the third trading day before the date of the special meeting. The market value of the GTECH common stock on the date on which the merger is completed and following the merger may be different than the 20-day average price of GTECH common stock used in determining the exchange ratio. As a result, the market value of the

GTECH shares you may receive pursuant to the merger and hold following the merger may be more or less than the $9.00 value assumed in calculating the exchange ratio.

     THE PRICE OF GTECH COMMON STOCK MAY BE AFFECTED BY FACTORS DIFFERENT FROM THOSE AFFECTING THE PRICE OF INTERLOTT COMMON STOCK. Upon completion of the merger, and depending on the form of merger consideration elected by holders of Interlott common stock in the aggregate, many or all holders of Interlott common stock will become holders of GTECH common stock. GTECH's business differs from that of Interlott, and GTECH's results of operations, as well as the price of GTECH common stock, may be affected by factors different from those affecting Interlott's results of operations and the price of Interlott common stock. For example, as described in this section and elsewhere, GTECH stockholders are exposed, among other things, to the risks associated with the online lottery industry generally, to the foreign exchange and political risks associated with doing business in foreign jurisdictions, and to the risks inherent in an expansion into non-lottery ventures such as transaction processing. These are risks to which Interlott shareholders, before the merger, either were not exposed in a material way, or perhaps were not exposed to the same extent as GTECH stockholders. Interlott stockholders who receive GTECH shares will, therefore, hold shares that may rise and fall in value in reaction to events or developments that are of a different nature than the events and developments that affected the market value of Interlott common stock. For a more detailed discussion of GTECH's and Interlott's businesses and certain factors to consider in connection with such businesses, please read "--Risks Relating to an Investment in GTECH Common Stock" below and the quarterly reports on Form 10-Q and the annual reports on Form 10-K that GTECH and Interlott have filed with the Securities and Exchange Commission. See "Where You Can Find More Information."

     OFFICERS AND DIRECTORS OF INTERLOTT MAY HAVE INTERESTS IN THE MERGER THAT ARE DIFFERENT FROM THOSE OF INTERLOTT'S STOCKHOLDERS. THESE INTERESTS MAY INFLUENCE THEIR DECISIONS TO SUPPORT THE MERGER. A number of officers and directors of Interlott who recommend that you vote in favor of the merger agreement have employment or severance agreements or benefit arrangements that provide them with interests in the merger that may be different from yours. The receipt of compensation or other benefits in connection with the merger (including new compensation arrangements or the acceleration of vesting of stock options), or the continuation of indemnification arrangements for current directors following completion of the merger, may influence these persons in making their recommendation that you vote in favor of adoption of the merger agreement. See "The Merger--Interests of Certain Persons in the Merger."

             RISKS RELATING TO AN INVESTMENT IN GTECH COMMON STOCK

     GOVERNMENT REGULATIONS AND OTHER ACTIONS AFFECTING THE ONLINE LOTTERY INDUSTRY COULD HAVE A NEGATIVE EFFECT ON GTECH'S BUSINESS AND SALES. In the United States and in many international jurisdictions where GTECH currently operates or seeks to do business, online lotteries are not permitted unless expressly authorized by law. GTECH may not be able successfully to implement its growth strategy and its business could be materially adversely affected if jurisdictions that do not currently authorize lotteries do not approve online lotteries or if those jurisdictions that currently authorize lotteries do not continue to permit such activities.

     Once authorized, the ongoing operations of lotteries and lottery operators are typically subject to extensive and evolving regulation. Lottery authorities generally conduct an intensive investigation of the winning vendor and its employees prior to and after the award of a lottery contract. Lottery authorities with which GTECH does business may require the removal of any of its employees deemed to be unsuitable and are generally empowered to disqualify it from receiving a lottery contract or operating a lottery system as a result of any such investigation. Some jurisdictions also require extensive personal and financial disclosure and background checks from persons and entities beneficially owning a specified percentage (typically five percent or more) of GTECH's securities. The failure of these beneficial owners to submit to these background checks and provide required disclosure could jeopardize the award of a lottery contract to GTECH or provide grounds for termination of an existing lottery contract. Additional restrictions are often imposed by international jurisdictions in which GTECH markets its lottery systems upon foreign corporations, such as GTECH, seeking to do business there.

     Further, there have been and may continue to be investigations of various types, including grand jury investigations, conducted by governmental authorities into possible improprieties and wrong-doing in connection with efforts to obtain and/or the awarding of lottery contracts and related matters. In light of the fact that these investigations frequently are conducted in secret, GTECH may not necessarily know of the existence of an investigation which might involve it. Because GTECH's reputation for integrity is an important factor in its business dealings with lottery and other governmental agencies, a governmental allegation or a finding of improper conduct on the part of GTECH or attributable to it in any manner could have a material adverse effect on its business, including its ability to retain and renew existing contracts or to obtain new contracts. In addition, adverse publicity resulting from these investigations and related matters could have a material adverse effect on GTECH's reputation and business.

     Finally, sales generated by online lottery games are dependent upon decisions over which GTECH has no control made by lottery authorities with respect to the operation of these games, such as matters relating to the marketing and prize payout features of online lottery games. Because GTECH is typically compensated in whole or in part based on a jurisdiction's gross online lottery sales, lower than anticipated sales due to these factors could have a material adverse effect on GTECH's revenues.

     GTECH'S LOTTERY OPERATIONS ARE DEPENDENT UPON ITS CONTINUED ABILITY TO RETAIN AND EXTEND ITS EXISTING CONTRACTS AND WIN NEW CONTRACTS. GTECH derives the majority of its revenues and cash flow from its portfolio of long-term facilities management contracts and operating contracts (or collectively, its online lottery service contracts). Upon the expiration of a contract, lottery authorities may award new contracts through a competitive procurement process. In addition, GTECH's lottery contracts typically permit a lottery authority to terminate the contract at any time for failure to perform and other specified reasons. Many of GTECH's contracts permit the lottery authority to terminate the contract at will with limited notice and do not specify the compensation, if any, to which GTECH would be entitled were such termination to occur.

     In addition, some of GTECH's lottery contracts permit the lottery authority to acquire title to its system-related equipment and software during the term of the contract or upon the expiration or earlier termination of the contract, in some cases without paying GTECH any compensation related to the transfer of that equipment and software to the lottery authority.

     The termination of or failure to renew or extend one or more lottery contracts, the renewal or extension of one or more lottery contracts on materially altered terms or the loss of GTECH's assets without compensation could, depending upon the circumstances, have a material adverse effect on GTECH's business, financial condition, results and prospects.

     SLOW GROWTH OR DECLINES IN SALES OF ONLINE LOTTERY GOODS AND SERVICES COULD LEAD TO LOWER REVENUES AND NET INCOME BY GTECH. In recent years, as the United States lottery industry has matured, the rate of lottery sales growth has slowed and certain of GTECH's customers have from time to time experienced a downward trend in sales. These developments may in part reflect increased competition that the lottery industry has experienced in recent years for the consumers' entertainment dollar, including a proliferation of destination gaming venues, and an increased availability of Internet gaming opportunities. GTECH's future success will depend, in part, on the success of the lottery industry, as a whole, in attracting and retaining players in the face of such increased competition for the consumers' entertainment dollar (which competition may well increase further in the future), as well as its own success in developing innovative products and services to achieve this goal. GTECH's future success also will depend, in part, on its ability to develop innovative products and services to permit it to successfully market transaction processing goods and services outside of the lottery industry. GTECH's failure to achieve these goals could have a material adverse effect on its business, financial condition, results and prospects.

     GTECH'S RESULTS OF OPERATIONS ARE EXPOSED TO FOREIGN CURRENCY EXCHANGE RATE FLUCTUATIONS, WHICH COULD RESULT IN LOWER REVENUES, NET INCOME AND CASH FLOWS WHEN SUCH RESULTS ARE TRANSLATED INTO U.S. DOLLAR ACCOUNTS. GTECH's consolidated financial results are significantly affected by foreign currency exchange rate fluctuations. Foreign currency exchange rate exposures arise from current transactions and anticipated transactions denominated in currencies other than United States dollars and from the translation of foreign currency balance sheet accounts into United States dollar balance sheet accounts. GTECH is exposed to currency exchange rate fluctuations because a significant portion of its revenues is denominated in currencies other than the United States dollar, particularly the Brazilian real and the British pound sterling. These exchange rate fluctuations have in the past adversely affected GTECH's operating results and cash flows and may continue to adversely affect its results of operations and cash flows and the value of its assets outside the United States.

     GTECH DERIVES CLOSE TO HALF OF ITS REVENUES FROM FOREIGN JURISDICTIONS (INCLUDING OVER 10% FROM BRAZILIAN OPERATIONS) AND IS SUBJECT TO THE ECONOMIC, POLITICAL AND SOCIAL INSTABILITY RISKS OF DOING BUSINESS IN FOREIGN JURISDICTIONS. GTECH is a global business and derives a substantial portion of its revenue from its operations outside the United States. In particular, in fiscal 2003, GTECH derived approximately 49% of its revenues from its international operations and approximately 10.3% of its revenues from its Brazilian operations alone (including 9.8% of its revenues from the National Lottery of Brazil, GTECH's largest customer in fiscal 2003 based on annual revenues). In addition, a substantial portion of GTECH's assets are held outside of the United States. GTECH is also exposed to more general risks of international operations, including:

     - increased governmental regulation of the online lottery industry in the markets where it operates;

     - exchange controls or other currency restrictions; and

     - significant political instability.

     Other economic risks that GTECH's international activity subjects it to might include inflation, foreign exchange risks (both depreciation and devaluation), illiquid foreign exchange markets, high interest rates, unstable capital markets and foreign direct investment restrictions. For example, in recent years GTECH has been affected by the weakening of the Brazilian real against the U.S. dollar. Political risks include change of leadership, change of governmental policies, failure of a government to honor its debt obligations or other existing contracts, changes in tax laws and corruption, as well as political unrest, war and terrorism. Finally, social instability risks include high crime in some of the countries in which GTECH operates, due to poor economic and political conditions, riots, unemployment and poor health conditions. These factors may affect GTECH's work force as well as the general business environment in a country. The occurrence of any of these events in the markets where GTECH operates could jeopardize or limit its ability to transact business in those markets in the manner it expects and could have a material adverse effect on its business, financial condition, results and prospects.

     GTECH HAS A CONCENTRATED CUSTOMER BASE AND THE LOSS OF ANY OF THESE CUSTOMERS (OR LOWER SALES FROM ANY OF THESE CUSTOMERS) COULD LEAD TO LOWER REVENUE. Revenue from GTECH's top ten customers accounted for approximately 48.6% of its total revenue for the fiscal year ended February 22, 2003. If GTECH were to lose any of these larger customers, or if these larger customers experience slow lottery ticket sales and consequently reduced lottery revenue, GTECH's business, financial condition, results and prospects could suffer.

     GTECH'S QUARTERLY OPERATING RESULTS MAY FLUCTUATE SIGNIFICANTLY, WHICH ALSO MAY CAUSE THE VALUE OF YOUR INVESTMENT TO FLUCTUATE. GTECH has experienced and may continue to experience significant fluctuations in its operating results from quarter to quarter due to such factors as the amount and timing of product sales, the occurrence of large jackpots in lotteries (which increase the amount wagered and GTECH's revenue) and expenses incurred in connection with lottery start-ups. Fluctuations in GTECH's operating results from quarter to quarter may cause its operating results to be below the expectations of securities analysts and investors. If this occurs, the trading price of GTECH's common stock could fluctuate significantly.

     GTECH OPERATES IN A HIGHLY COMPETITIVE ENVIRONMENT, AND INCREASED COMPETITION MAY CAUSE GTECH TO EXPERIENCE LOWER NET INCOME OR TO LOSE
CONTRACTS. The online lottery industry is becoming increasingly competitive in the United States and internationally, which could adversely affect GTECH's ability to win renewals of contracts from its existing customers or to win contract awards from other lottery authorities. In addition, awards of contracts to GTECH are, from time to time, challenged by its competitors. Increased competition also may have a material adverse effect on the profitability of contracts which GTECH does obtain. GTECH has experienced and may continue to experience reduced pricing from certain customers during re-bid processes and contract extensions and renewals.

     GTECH CAN BE SUBJECT TO SUBSTANTIAL PENALTIES FOR FAILURE TO PERFORM UNDER ITS LOTTERY CONTRACTS. GTECH's lottery contracts typically permit termination of the contract at any time for failure of GTECH to perform and for other specified reasons and generally contain demanding implementation and performance schedules. In addition to contract termination, failure to perform under these contracts may result in substantial monetary liquidated damages. These provisions in GTECH's lottery contracts present an ongoing potential for substantial expense.

     Lottery contracts also generally require GTECH to post a performance bond, which in some cases may be substantial, to secure its performance under such contracts. GTECH paid or incurred liquidated damages with respect to its contracts equaling 0.47%, 0.14%, 0.47%, 0.56% and 0.35% of its annual revenues in fiscal 2003, 2002, 2001, 2000 and 1999, respectively. If GTECH incurs substantial liquidated damages in the future, it could significantly reduce the amount of funds that GTECH has available for other uses in its business and may delay or prevent GTECH from pursuing and achieving its growth strategy, which could have a material adverse effect on its business, financial condition, results and prospects.

     GTECH MAY NOT BE ABLE TO RESPOND IN A TIMELY MANNER TO TECHNOLOGICAL CHANGES OR TO SATISFY FUTURE TECHNOLOGY DEMANDS OF ITS CUSTOMERS, IN WHICH CASE IT COULD FALL BEHIND ITS COMPETITORS. Most of GTECH's legacy software and hardware products are based on proprietary technologies. GTECH's latest generation technology solution, its GTECH Enterprise Series(TM), is a unique, fully-open architecture platform which GTECH believes provides a new industry standard for the integration, operation and support of next-generation lottery solutions, including those which permit sales of lottery products via a secure infrastructure over the Internet without compromising the integrity of the games. However, this platform is currently operating in only a limited number of jurisdictions and may experience unanticipated problems or not be accepted by GTECH's customers in the future. Further, if GTECH were to fail to continue to develop its product and service offerings to take advantage of technological developments, it may fall behind its competitors and its business, financial condition, results and prospects could suffer.

     IF GTECH IS UNABLE TO MANAGE POTENTIAL RISKS RELATED TO ACQUISITIONS, ITS BUSINESS AND GROWTH PROSPECTS COULD SUFFER. Part of GTECH's growth strategy involves acquisitions designed to extend its online lottery product offerings and broaden its offerings of high-volume transaction processing services. GTECH recently acquired a controlling interest in Polcard S.A. and expects to consummate its acquisition of Interlott in the third quarter of fiscal 2004. GTECH's ability to continue to expand successfully through acquisitions depends on many factors, including its ability to identify acquisition prospects and negotiate and close transactions. Even if GTECH completes future acquisitions, the integration of an acquired business into its operations involves numerous risks, including:

     - difficulties in integrating an acquired company's hardware and software products and services with GTECH's;

     - the diversion of GTECH's resources and management's attention from other business concerns;

     - the potential loss of key employees;

     - risks associated with entering markets in which GTECH may have little experience; and

     - the day-to-day management of a substantially larger and more geographically diverse combined company.

     GTECH may not realize the synergies, operating efficiencies, market position or revenue growth it anticipates from acquisitions and its failure to effectively manage the above risks and other problems associated with acquisitions could have a material adverse effect on GTECH's business, growth prospects and financial performance.

     Acquisitions also pose the risk that GTECH may be exposed to successor liability relating to actions by an acquired company and its management before the acquisition. The due diligence GTECH conducts in connection with an acquisition, and any contractual indemnities it may receive from sellers of acquired companies, may not be sufficient to protect it from, or compensate GTECH for, actual liabilities. A material liability associated with an acquisition could also adversely affect GTECH's reputation and reduce the anticipated benefits of the acquisition.

     EXPANSION OF THE GAMING INDUSTRY FACES OPPOSITION WHICH COULD LIMIT GTECH'S ACCESS TO NEW OR EXISTING MARKETS TO THE DETRIMENT OF GTECH'S BUSINESS. Gaming opponents continue to persist in efforts to curtail the expansion of legalized gaming. GTECH can give no assurance that this opposition will not succeed in preventing the legalization of online gaming in jurisdictions where these activities are presently prohibited or prohibiting or limiting the expansion of online gaming where it is currently permitted, in either case to the detriment of GTECH's business, financial condition, results and prospects.

     GTECH'S BUSINESS PROSPECTS AND FUTURE SUCCESS DEPEND UPON ITS ABILITY TO ATTRACT AND RETAIN QUALIFIED EMPLOYEES. GTECH's business prospects and future success depend, in part, upon its ability to attract and to retain qualified managerial, marketing and technical employees. Competition for such employees is sometimes intense, and GTECH may not succeed in hiring and retaining the executives and other employees that it needs. GTECH's loss of or inability to hire key employees could have a material adverse effect on its business, financial condition, results and prospects.

     GTECH'S BUSINESS PROSPECTS AND FUTURE SUCCESS RELY HEAVILY UPON THE INTEGRITY OF ITS EMPLOYEES AND THE SECURITY OF ITS SYSTEMS. The real and perceived integrity and security of a lottery is critical to its ability to attract players. GTECH strives to set exacting standards of personal integrity for its employees and system security for the system that it provides to its customers, and its reputation in this regard is an important factor in its business dealings with lottery and other governmental agencies. For this reason, an allegation or a finding of improper conduct on GTECH's part, or on the part of one or more of its employees that is attributable to GTECH, or an actual or alleged system security defect or failure attributable to GTECH, could have a material adverse effect upon its business, financial condition, results and prospects, including its ability to retain existing contracts or obtain new or renewal contracts.

     GTECH'S DEPENDENCE ON CERTAIN SUPPLIERS CREATES A RISK OF IMPLEMENTATION DELAYS IF THE SUPPLY CONTRACT IS TERMINATED OR BREACHED, AND ANY DELAYS MAY
RESULT IN SUBSTANTIAL PENALTIES.   GTECH purchases most of the parts, components
and subassemblies necessary for its terminals from outside sources. GTECH assembles these parts, components and subassemblies into finished products in its manufacturing facility. While most of the parts, components and subassemblies can be purchased through more than one supplier, GTECH currently has approximately six sole source vendors. GTECH believes that if a supply contract with one of these vendors were to be terminated or breached, it would be able to replace the vendor. However, it may take time to replace the vendor under some circumstances and any replacement parts, components or subassemblies may be more expensive, which could reduce GTECH's margins. Depending on a number of factors, including the level of the related part, component or subassembly in GTECH's inventory, the time it takes to replace a vendor may result in a delay in GTECH's implementation of a lottery system for a customer. Generally, if GTECH fails to meet its performance schedules under its contracts, it may be subject to substantial penalties or liquidated damages, or even contract termination.

     GTECH'S NON-LOTTERY VENTURES, WHICH ARE AN INCREASINGLY IMPORTANT ASPECT OF GTECH'S BUSINESS, MAY FAIL. GTECH's business prospects and future success depend, in part, on its ability to expand its transaction processing services into complementary and parallel markets outside its core lottery market. In fiscal year 2003 (ending February 22, 2003), GTECH's commercial transaction processing services revenue represented approximately 5.0% of its total revenues. With GTECH's acquisition in May 2003 of a controlling equity interest in PolCard S.A., a leading debit and credit card merchant transaction acquirer and processor in Poland, GTECH expects non-lottery ventures to become increasingly significant to GTECH's overall financial performance. Because GTECH has less experience in non-lottery markets than it has in its core lottery market, GTECH's non-lottery ventures present an enhanced element of risk for it. Moreover, GTECH has focused its commercial services strategy primarily on Brazil, Mexico and Poland, where it has significant operational experience and where it sees opportunities for growth. Its non-lottery ventures are therefore particularly sensitive to the economic and political risks of doing business in these three countries, including foreign currency exchange rate risks. As non-lottery services start to represent a more significant portion of

GTECH's operations, the failure of one or more of its non-lottery ventures could have a material effect on its business, financial condition, results and prospects.

     GTECH MAY BE SUBJECT TO ADVERSE DETERMINATIONS IN PENDING LEGAL PROCEEDINGS, WHICH COULD RESULT IN SUBSTANTIAL MONETARY JUDGMENTS OR REPUTATIONAL DAMAGE. At present GTECH is a party to a securities class action lawsuit filed against it and some of its current and former officers and directors. On the basis of information currently available, GTECH does not believe that the outcome of this matter will materially affect its consolidated financial results, but it is nevertheless not able to predict the outcome. GTECH is also involved in proceedings relating to a proposed change in the procurement process by Caixa Economica Federal (or "Caixa"), the operator of Brazil's National Lottery, which would potentially affect Caixa's selection of a vendor to provide goods and services on termination of GTECH's current contract in 2005. In addition, subsidiaries of GTECH are involved in proceedings with SERLOPAR, the lottery authority for the Brazilian state of Parana, relating to an agreement to install video lottery terminals. GTECH is unable to predict the outcome of either of these proceedings. These and other legal proceedings are described more fully in the SEC filings incorporated by reference in this proxy statement/prospectus. GTECH may not prevail in any of those proceedings. In addition, GTECH recently announced another legal proceeding in its initial stages in Brazil (where GTECH derived approximately 10.3% of its revenues in fiscal 2003). Described in more detail in GTECH's Form 8-K filed June 18, 2003, which is incorporated by reference, the proceeding involves a summons by the Federal Court of Accounts (or TCU) to show cause why GTECH and several current and former employees of Caixa should not be required to jointly pay an amount that GTECH estimates to represent over US$57.3 million at current exchange rates. The central allegation of the related audit report relates to payment increases that the TCU suggests were not contemplated by the procurement process representing GTECH's 1997 contract with Caixa. The report also determined that TCU would audit GTECH's 2000 contract with Caixa and any other lottery service contracts after May 26, 2000. The report does not allege that GTECH has acted improperly, and GTECH does not believe that it has done anything improper in connection with these contracts and intends to vigorously defend itself against the allegations. However, in part because of the proceedings are only in their initial stages, it is impossible to assess the merit of these claims, to predict an outcome, or to quantify GTECH's ultimate exposure, if any, with respect to alleged overpayment or otherwise. If GTECH is not successful in defending any of these legal proceedings, it could incur substantial monetary judgments or penalties or damage to its reputation, and whether or not GTECH is successful, the proceedings may occupy the time and attention of its senior management.

                              THE SPECIAL MEETING

PROXY STATEMENT/PROSPECTUS

     This proxy statement/prospectus is being furnished to you in connection with the solicitation of proxies by the Interlott Board of Directors in connection with the proposed merger and the amended and restated Interlott 1994 Stock Incentive Plan.


     This proxy statement/prospectus is first being furnished to Interlott stockholders on or about August 13, 2003.


DATE, TIME AND PLACE


     Interlott will hold the special meeting on Wednesday, September 17, 2003, at 9:00 a.m., local time, at the offices of Interlott, 7697 Innovation Way, Mason, Ohio.


PURPOSE OF SPECIAL MEETING

     At the special meeting you will be asked to vote upon a proposal to adopt the merger agreement, to vote upon a proposal to approve the Interlott 1994 Stock Incentive Plan, as amended and restated effective January 15, 2003, and to transact any other business that properly comes before the special meeting or any adjournment or postponement of the special meeting. Following the recommendation of a special committee of the Board of Directors appointed to evaluate the fairness of the proposed merger from the point of view of Interlott's unaffiliated public stockholders, the Interlott Board of Directors has unanimously determined that the merger agreement and the merger are advisable and in the best interests of Interlott stockholders. The Interlott Board of Directors has unanimously approved the merger agreement and unanimously recommends that Interlott stockholders vote "FOR" the adoption of the merger agreement and "FOR" approval of the amended and restated Interlott 1994 Stock Incentive Plan.

RECORD DATE; STOCK ENTITLED TO VOTE; QUORUM

     Only holders of record of Interlott common stock at the close of business on August 7, 2003, the record date, are entitled to notice of and to vote at the special meeting. On the record date, 6,462,994 shares of Interlott common stock were issued and outstanding and held by approximately 47 holders of record. A quorum will be present at the special meeting if a majority of the shares of Interlott common stock issued and outstanding and entitled to vote at the special meeting are represented at the special meeting in person or by a properly executed proxy. Interlott expects a quorum to be present because of the agreement of Mr. Wells to vote his shares at the meeting. Holders of record of Interlott common stock on the record date are entitled to one vote per share on both proposals that will be presented at the special meeting.

PROXIES; REVOCATION; SOLICITATION

     If you vote your shares of Interlott common stock by signing and dating a proxy, your shares, unless your proxy is revoked, will be voted at the special meeting as you indicate on your proxy card. If no instructions are indicated on your signed and returned proxy card, your shares of Interlott common stock will be voted "FOR" adoption of the merger agreement and "FOR" approval of the amended and restated Interlott 1994 Stock Incentive Plan. If your shares are held in street name, you should follow the directions provided by your broker or bank regarding how to instruct your broker or bank to vote your shares. If an executed proxy card is returned by a broker or bank holding shares which indicates that the broker or bank does not have discretionary authority to vote on the adoption of the merger agreement or approval of the amended and restated Interlott 1994 Stock Incentive Plan, known as a broker non-vote, the shares will be considered present at the special meeting for determining the presence of a quorum, but will not be considered to have been voted in favor of adoption of the merger agreement or approval of the amended and restated Interlott 1994 Stock Incentive Plan. The inspector of election appointed for the special meeting will tabulate all votes and will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes will have the same effect as votes "AGAINST" adoption of the merger agreement.

     Abstentions will have the same effect as votes "AGAINST" the amended and restated Interlott 1994 Stock Incentive Plan; broker non-votes will have no effect on the vote to approve that plan.

     You may revoke your proxy at any time before the vote at the special meeting by submitting a written revocation to the Secretary of Interlott at 7697 Innovation Way, Mason, Ohio 45040, or by submitting a new proxy to such address, in either case, dated after the date of the proxy that is being revoked. In addition, a proxy may also be revoked by voting in person at the special meeting. Simply attending the special meeting without voting will not revoke your proxy.

     The Interlott Board of Directors is not currently aware of any other business to be brought before the special meeting. If, however, other matters are properly brought before the special meeting, the individuals appointed as proxies will have discretionary authority to vote the shares represented by duly executed proxies in accordance with their discretion and judgment.

     The solicitation of proxies will occur primarily by mail but may include telephone or oral communications by regular employees of Interlott, acting without special compensation. Interlott also will request that persons and entities holding shares that are registered in their own names or in the names of their nominees but that are beneficially owned by others send proxy materials to, and obtain proxies from, those beneficial owners. All expenses involved in the solicitation of proxies will be paid by Interlott and will include reimbursement of brokerage firms and others for expenses in forwarding proxy solicitation material to the beneficial owners of shares of Interlott common stock.

     YOU SHOULD NOT SEND IN ANY STOCK CERTIFICATES WITH YOUR PROXY CARD.

REQUIRED VOTE

     The affirmative vote of the holders of a majority of outstanding shares of Interlott common stock entitled to vote at the special meeting is necessary for the adoption of the merger agreement.

     As of the record date, the directors and executive officers of Interlott beneficially owned, in the aggregate, 3,744,820 shares of Interlott common stock, or approximately 57.9% of the shares of Interlott common stock outstanding on that date. L. Rogers Wells, Jr., the Chairman and majority stockholder of Interlott, has entered into a stockholder voting and option agreement with GTECH, described under "The Stockholder Agreement," obligating himself, among other things, to vote "FOR" adoption of the merger agreement. Because Mr. Wells beneficially owns more than 50% of the shares of Interlott common stock outstanding as of the record date, if Mr. Wells votes to adopt the merger agreement, as required by the stockholder voting and option agreement, adoption of the merger agreement by the Interlott stockholders at the special meeting is assured.

     The affirmative vote of the holders of a majority of the shares of Interlott common stock represented in person or proxy at the special meeting is required to approve the amended and restated Interlott 1994 Stock Incentive Plan. As a result, an abstention on this proposal will have the same effect as a vote "AGAINST" the proposal. Mr. Wells has advised Interlott that he intends to vote all of his shares "FOR" this proposal. Accordingly, adoption of this proposal at the special meeting is assured.

ADJOURNMENTS OR POSTPONEMENTS

     Although it is not expected, the special meeting may be adjourned or postponed. The special meeting may be adjourned either by the chairman of the meeting or by the vote of a majority of the shares casting votes. Any adjournment or postponement of the special meeting will allow Interlott stockholders who have already sent in their proxies to revoke them at any time before they are used.

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

                                   THE MERGER

     THE DISCUSSION IN THIS PROXY STATEMENT/PROSPECTUS OF THE MERGER AND THE MATERIAL TERMS OF THE MERGER AGREEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MERGER AGREEMENT, A COPY OF WHICH IS ATTACHED TO THIS PROXY STATEMENT/PROSPECTUS AS ANNEX A AND IS INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS.

BACKGROUND OF THE MERGER

     In August 2000, at the request of the Interlott management, W. Bruce Turner, at the time GTECH's Chairman and Acting Chief Executive Officer, and Donald R. Sweitzer, GTECH's Senior Vice President, met in Rhode Island with L. Rogers Wells, Interlott's majority shareholder and the Chairman of its Board of Directors, and with Laurance W. Gay, Interlott's consultant, and discussed a potential transaction between GTECH and Interlott. Messrs. Turner and Sweitzer determined that, although a transaction might be worthy of future discussion, GTECH would not pursue any agreement with Interlott at that time in order to focus on its existing business and internal restructuring, and discussions were broken off.

     By early 2002, GTECH had adopted a growth strategy that it felt could accommodate select acquisitions, and GTECH decided to reinitiate discussions with Interlott. On March 28, 2002, David J. Calabro, then GTECH's Executive Vice President for Global Operations (and since October 2002, GTECH's Chief Operating Officer), and Mr. Sweitzer traveled to Interlott's headquarters in Mason, Ohio. There they met with Mr. Wells and David Nichols, Interlott's President and Chief Executive Officer. A general discussion was held to identify and explore areas in which the companies might work or fit well together, including product development, marketing and manufacturing matters, and to discuss the possibility of strategic alliances, relationships or transactions between the companies generally. Messrs. Calabro and Sweitzer were given a tour of Interlott's assembly facility in Mason.

     On June 3, 2002, GTECH and Interlott executed a Mutual Confidentiality Agreement in anticipation of further general explorations of these matters.

     On June 5, 2002, Mr. Calabro traveled with Mr. Sweitzer to Washington, D.C., where they met with Messrs. Wells and Nichols at a local restaurant. There they continued their general discussion concerning possible strategic transactions between Interlott and GTECH.

     On July 24, 2002, Mr. Calabro met with Messrs. Nichols, Thomas Stokes, Interlott's Chief Operating Officer, and Dennis Blazer, Interlott's Chief Financial Officer, in the Red Carpet Club at the Washington Dulles Airport. The parties generally discussed Interlott's products, its business prospects and matters relating to its valuation, but no agreements were reached.

     Other than informal discussions at trade conferences where potential for a relationship was generally mentioned, no further contacts were made until September 6, 2002, when Mr. Turner had a phone conversation with Mr. Wells in which Mr. Wells indicated that he would like to discuss further the concept of a strategic transaction between the companies. Mr. Wells invited Mr. Turner to visit the factory in Mason and to meet with Interlott's management team. The two scheduled a visit for November 3 and 4, 2002.

     On September 18, 2002, Mr. Calabro met again with Mr. Nichols at Washington Dulles airport. During this meeting, they continued their earlier general dialogue on the possibilities of a strategic transaction.

     On November 3, 2002, Messrs. Turner and Sweitzer traveled to Cincinnati and had a dinner meeting with Messrs. Wells and Nichols, which included, among other things, a general discussion of merger possibilities. The next day, November 4, Messrs. Turner and Sweitzer toured the Interlott manufacturing facility and met with Interlott's senior management team. A broad discussion was held regarding the two companies' philosophies and the potential fit between GTECH and Interlott. The Interlott senior management team presented an enterprise valuation for Interlott, which the GTECH participants considered to be too high, in part because it would allow Interlott stockholders to receive all of the benefits of future synergies while GTECH would bear the risk that such synergies would not be realized. The parties did agree, however, that Mr. Blazer would visit Rhode Island to continue the general valuation discussion with Jaymin B. Patel, GTECH's Chief Financial Officer. Meetings were scheduled for November 14, 2002.

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

     On November 14, 2002, Messrs. Blazer and Patel, together with William Pieri, GTECH's Treasurer, and Keith Bousquet, GTECH's Director of Corporate Finance, met at GTECH. Discussions focused primarily on cost synergies that might be possible if the two companies combined. The parties concluded that a merger could result in material cost synergies in field services, sales and government relations services.

     On December 3, 2002, Mr. Turner explained to GTECH's Board of Directors at a meeting of the Board that GTECH was exploring a potential combination with Interlott and provided a high-level background summary of Interlott's business. Thereafter, the Board was mailed a package containing background historical financial statements and SEC reports filed by Interlott.

     On December 19, 2002, Mr. Turner wrote Mr. Wells a letter outlining a range of possibilities focusing primarily on the possibility of GTECH purchasing Interlott, and proposing that the parties enter into a confidentiality and "no-shop" agreement before proceeding further with any discussions or due diligence concerning the structure of or valuation associated with any potential purchase of Interlott.

     On January 6, 2003, Mr. Wells responded with a letter to Mr. Turner, which included a counterproposal that the parties enter into a strategic alliance agreement that would advance their mutual business interests in the marketplace, instead of an acquisition by GTECH at the present time. This proposal also contemplated a minority equity investment by GTECH in Interlott.

     On January 7, 2003, Mr. Turner called Mr. Wells and rejected his counterproposal, and indicated that the discussions between the parties should end because the parties did not appear to have common ground. After further discussion, in a subsequent conversation Mr. Wells agreed generally that Interlott would proceed with preliminary due diligence under the process proposed by GTECH in its December 19, 2002 letter in order to determine whether a merger transaction was feasible and whether an agreeable valuation for Interlott could be reached.

     The parties entered into a letter agreement dated January 8, 2003 concerning the formal exploration of the possibility of an acquisition transaction. Pursuant to this letter agreement, among other things, Interlott and GTECH each agreed for a limited negotiating period not to discuss a similar transaction with any third parties and not to acquire or propose to acquire any stock or assets of the other without such party's prior consent. In addition, Interlott agreed to provide certain due diligence materials to GTECH and its representatives, and GTECH agreed to treat such materials as confidential, and not to communicate with any of Interlott's directors, officers, employees, vendors or customers without Interlott's express consent.

     On January 14, 2003, GTECH retained Fleet M&A Advisors, a division of Fleet Securities, Inc., to provide investment banking advisory services including assisting in the valuation process and providing the GTECH Board of Directors with an opinion relating to the fairness of any transaction that might be proposed.

     On January 15, 2003, Interlott's Board of Directors met and was advised that there had been recent discussions and arrangements made for a due diligence review of Interlott's records and other information by GTECH, and that GTECH was exploring the potential for proposing an acquisition transaction involving Interlott. It was explained to the Board that the structure of any potential transaction had not yet been determined and that the discussions, as well as the due diligence process, were confidential. The Board was fully briefed on the status of discussions and the due diligence process by Mr. Wells and others present.

     From January 15 to 18, 2003, teams from GTECH, Edwards & Angell, LLP, GTECH's legal advisor, and Ernst & Young, GTECH's independent auditor, traveled to Cincinnati and reviewed various Interlott materials at off-site locations as part of the due diligence process.

     On January 22, 2003, GTECH requested that Edwards & Angell, LLP prepare agreements, including a merger agreement, pursuant to which GTECH would acquire Interlott through a merger with a subsidiary of GTECH.

     On January 30, 2003, a patent attorney from Edwards & Angell, LLP traveled to Cincinnati to conduct due diligence on Interlott's intellectual property. He met with Mr. Stokes and Edward Turek, Interlott's founder and a member of its Board of Directors, as well as Interlott's outside counsel from Taft, Stettinius &

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

Hollister LLP and its patent counsel from Wood, Herron & Evans LLP. The parties discussed Interlott's intellectual property, focusing on its patents.

     On February 5, 2003, Messrs. Turner and Patel traveled to Ohio to visit Mr. Wells. During a lunch meeting, the group discussed the potential pricing of any acquisition. GTECH indicated that its offer would be in the range of $8.00 to $8.50 for an all-cash transaction. Mr. Wells indicated that he was disappointed in this offer and that he felt that Interlott was worth more. He agreed to consider the offer.

     On February 17, 2003, Mr. Wells visited Messrs. Turner and Patel at GTECH's Rhode Island headquarters. The three discussed GTECH's proposal of February 5, 2003 and the possible structure of any acquisition proposal. Mr. Wells proposed that the transaction be structured so that payment for the Interlott shares would be made 100% in GTECH stock. During the course of the meeting, Mr. Turner consulted with Bob Dewey, a member of GTECH's Board of Directors. During the meeting, Messrs. Turner and Patel agreed that GTECH would increase its preliminary offer to a range of $8.50 to $9.00 per share in a transaction in which 50% of the consideration would be paid in cash and 50% would be paid in GTECH stock. The parties also discussed GTECH's request that Mr. Wells enter into a five-year non-competition agreement with GTECH. Mr. Wells indicated he would consider supporting such a transaction subject to the approval of a special committee and the Interlott Board of Directors.

     From February 17 through March 16, 2003, GTECH's due diligence teams continued their due diligence, and GTECH's legal and business teams negotiated terms and conditions of the proposed merger with Interlott's attorneys and representatives. On February 25, 2003, Edwards & Angell, LLP forwarded a draft merger agreement to Interlott's counsel, Taft, Stettinius & Hollister LLP. The parties negotiated the merger agreement, exchanging numerous drafts.

     On February 20, 2003, the Interlott Board of Directors met. The primary purpose of the meeting was to bring the Interlott Board up to date concerning the due diligence process and inform the Interlott Board of the GTECH acquisition proposal. Mr. Wells explained that Interlott had received an unwritten informal proposal from GTECH to acquire it by merger with a valuation of $8.50 to $9.00 per share, and that discussions with GTECH had progressed to the point where it would be appropriate for the Interlott Board to appoint a special committee to review and advise the Interlott Board concerning the acquisition proposal. The Interlott Board unanimously adopted resolutions appointing a special committee of directors consisting of John Wingfield (chairman), Gary Bell and Jean McEntire in order to (i) examine and evaluate the terms of the proposal, (ii) consider and decide whether to engage an investment banking firm and special legal counsel (or other advisors), (iii) advise as appropriate in connection with the negotiations, (iv) determine whether the proposal was fair to Interlott's public stockholders, and (v) make a recommendation to the full Interlott Board and Interlott's public shareholders regarding the proposal.

     On February 27, 2003, GTECH's Board of Directors held a telephonic meeting during which GTECH management made a presentation to the GTECH Board regarding the potential acquisition of Interlott and the status of discussions to date.

     The special committee of the Interlott Board met on February 28, 2003. The special committee selected Keating, Muething & Klekamp, P.L.L. to act as its special counsel. At that meeting, the committee's special counsel reviewed with the committee its assigned tasks and the legal context for the committee's activities. The committee then began interviewing candidates to act as its financial advisor. After four candidates made presentations to the committee and the committee evaluated the presentations, it determined to engage, at the appropriate time, Houlihan Lokey as its financial advisor.

     The special committee met again on March 7, 2003, and discussed the status of negotiations with GTECH, the then current draft of the merger agreement and legal considerations presented by its special counsel. The special committee confirmed the selection of Houlihan Lokey as its financial advisor and determined to complete the formal engagement of Houlihan Lokey after agreement had been reached with GTECH on certain issues in the merger agreement.

     On March 10, 2003, Mr. Wells called Mr. Turner to discuss how Interlott's debt levels at closing will be considered in relation to the determination of the price being paid for Interlott's stock. They agreed generally
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

that Interlott's line of credit could only be drawn for budgeted or agreed upon amounts and that no adjustment would be made to the purchase price based on the debt level at closing. The agreed price was fixed at $9.00 per share, subject to execution of a definitive merger agreement. Also on March 10, 2003, representatives from Ernst & Young returned to Cincinnati to conduct final accounting due diligence at an off-site facility. They completed this due diligence on March 13, 2003.

     On March 11, 2003, Mr. Calabro and Kathy McKeough, GTECH's Senior Vice President for Human Resources met with Mr. Nichols at the Westin Hotel in Providence, Rhode Island and discussed entering into a retention agreement with Mr. Nichols should the merger move forward.

     On March 14, 2003, GTECH's Board of Directors held a telephonic meeting during which GTECH management made a presentation to the Board regarding the potential acquisition of Interlott and the status of discussions to date. Representatives of Edwards & Angell, LLP and Fleet M&A Advisors were present and made presentations. At the meeting, the GTECH Board of Directors discussed and approved the final offer for the purchase of Interlott and related matters.

     The special committee of Interlott's Board also met on March 14, 2003. Its special counsel reviewed conversations with Houlihan Lokey on the status of its work. The committee then discussed various factors relating to the valuation of Interlott and counsel reminded and reviewed for the committee factors it was required to consider under Interlott's certificate of incorporation. The special committee had a lengthy conversation with representatives of Houlihan Lokey. Counsel then reviewed with the committee the then current draft of the merger agreement.

     The special committee met again on March 16, 2003. Representatives of Houlihan Lokey presented its opinion and report described below. Counsel and the committee asked Houlihan Lokey for its views as to the termination and break-up fee and expense reimbursement provisions of the merger agreement. The committee reviewed in detail the terms of the merger agreement, the voting and option agreement and the noncompetition agreement. The special committee discussed in particular the merger consideration allocation provisions, the possible synergistic affects of the merger on GTECH's stock price, the provisions entitling Interlott to terminate the merger agreement to accept an unsolicited superior proposal, the opinion of Houlihan Lokey, the premium represented by the merger consideration over Interlott's recent stock price, and, in relation to other considerations, Interlott's strategic alternatives to the merger, including the desirability of maintaining independence from any other entity, and the social and economic effects of the merger on Interlott's employees, customers and suppliers and the communities in which Interlott has a physical presence.

     After discussion, the special committee unanimously determined that the terms of the merger documents, including the merger consideration, are fair to, and in the best interests of, the unaffiliated public stockholders of Interlott and to recommend that the Interlott Board and stockholders approve and adopt the merger agreement.

     Later on March 16, 2003, the Interlott Board of Directors met. All directors were present. The special committee reported on its activities and presented its recommendations described above. Representatives of Houlihan Lokey presented its opinion and report described below. Counsel to Interlott reviewed in detail the provisions of the merger documents. Senior management of Interlott presented their views on the proposed merger and strategic alternatives. After discussion, the Interlott Board unanimously determined that the merger was fair to, and in the best interests of, the stockholders of Interlott, to approve the merger agreement and related transactions and to recommend to the stockholders of Interlott that they adopt the merger agreement.

     Interlott, GTECH and Bengal Acquisition Co., an indirectly wholly owned subsidiary of GTECH, then executed the merger agreement. In addition, Mr. Wells, GTECH and Bengal Acquisition Co. executed the stockholder voting and option agreement and Mr. Wells and GTECH executed the noncompetition agreement.

     Prior to the commencement of trading on the New York Stock Exchange and the American Stock Exchange on March 17, 2003, GTECH and Interlott each issued press releases announcing the execution of the merger agreement and related documents.
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

GTECH'S REASONS FOR THE MERGER

     In reaching its decision to approve the merger agreement, the merger and the related transactions, the GTECH Board of Directors consulted with senior management and its legal and financial advisors and considered a number of factors, including the following:

     - the GTECH Board of Directors' familiarity with and review of Interlott's business, financial condition and prospects;

     - that the proposed merger is expected to result in significant efficiencies from the realignment and integration of certain Interlott functions;

     - how the acquisition fits within GTECH's strategy of growing its core lottery business, presenting the opportunity to expand GTECH's presence in the instant ticket distribution segment and to offer new products and services to its existing and potential customers;

     - business conditions in the industries in which GTECH and Interlott operate, including GTECH's familiarity with an environment in which government agencies require product and service vendors to make large capital investments, and the belief that GTECH's experience in this environment and access to capital will give the combined companies' customers confidence in GTECH's ability to deliver the products and services it offers;

     - the ability of GTECH to leverage its core competencies in lottery automation, logistics optimization, sales and marketing and other operational areas, as well as its worldwide sales and government relations infrastructure;

     - the expertise of Interlott's current management; and

     - the terms and conditions of the merger agreement.

     The primary efficiencies that GTECH expects to achieve will come from manufacturing and field services. Other expected efficiencies will involve government relations and legal services. Currently, GTECH plans to integrate the field services, government relations and legal functions, but there are no current plans to integrate manufacturing. GTECH believes that it will realize savings in manufacturing following the merger through better pricing on parts and subassemblies.

     The above discussion of information and factors considered by GTECH's Board of Directors is not intended to be exhaustive but is believed to include all material factors considered by the Board. In view of the wide variety of factors considered by GTECH's Board, the Board did not find it practicable to quantify or otherwise assign relative weight or rank to any one or more of the specific factors considered. In addition, the GTECH Board did not reach any specific conclusion on each factor considered, or any aspect of any particular factor, but conducted an overall analysis of these factors. Individual members of the Board of Directors may have given different weight to different factors.

INTERLOTT'S REASONS FOR THE MERGER

     In reaching their decision to approve the merger and unanimously recommend that Interlott stockholders vote to adopt the merger agreement, the Interlott Board of Directors and its special committee consulted with their financial and legal advisors and with senior management and considered a number of factors, including without limitation, the following material factors:

     - the $9.00 merger price as compared to the historic performance of the Interlott common stock;

     - historical financial information of Interlott;

     - information presented by Interlott's management with respect to the company's prospects if it remained independent, including the potential risks arising from increased consolidation in Interlott's industry, difficulties in Interlott attempting to grow its business through acquisitions and competitors urging state lottery commissions to consolidate their business with vendors offering both online and pull-tab products;
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

     - business conditions in the industries in which Interlott and GTECH operate;

     - the financial analyses presented by Houlihan Lokey;

     - the terms and conditions of the proposed merger agreement, including the fact that Interlott is permitted to provide information to and negotiate with prospective unsolicited purchasers after the execution of the merger agreement and the fact that the Interlott Board may terminate the merger agreement if it receives a superior proposal;

     - alternatives to the merger, including continuing to operate Interlott as an independent company;

     - the possibility that if the merger were not completed, in view of the consolidation currently taking place in Interlott's industry, Interlott could receive an unsolicited acquisition proposal from another party on terms that are not as favorable as those of the merger;

     - the fact that Interlott stockholders may elect (in amounts up to 51.5% of the aggregate merger consideration) to receive equity interests in GTECH, the combined company after the merger, and in so doing would be able to share in the combined companies' growth;

     - their belief that the merger price is greater than the amount that an Interlott stockholder would be able to obtain in the open market in the immediate future if the merger were rejected;

     - in the case of Interlott's Board, the recommendations and considerations of the special committee;

     - the opinion of Houlihan Lokey, described below, as to the fairness, from a financial point of view, of the merger consideration to Interlott's unaffiliated public stockholders; and

     - the tax deferred nature of the merger to Interlott stockholders who receive GTECH common shares.

     The Board and special committee also noted that, under Article Tenth of Interlott's Certificate of Incorporation, in the exercise of their business judgment in evaluating the merger, they were required to give due consideration to the social and economic effects of the merger on Interlott's employees, customers and suppliers and other communities in which Interlott operates, as well as the economic terms of the merger and the desirability of maintaining Interlott as an independent entity. In that connection, they noted that GTECH had indicated that it intended to continue the lease of Interlott's facilities and that, under the merger agreement, GTECH had agreed to continue Interlott's current employee benefit plans (or plans no less favorable) for at least one year.

     Interlott's Board also identified and considered some potentially negative factors in its deliberations concerning the merger, including the termination fee and expenses payable to GTECH if Interlott terminates the merger agreement under certain circumstances; the negative effect on Interlott's stock price if the merger were announced and then not consummated; the adverse tax consequences to the stockholders seeking to defer their gain if GTECH's stock price falls outside the collar and an all-cash transaction were consummated; and the possibility that if the merger were not consummated, and in view of the consolidation currently taking place in Interlott's industry, Interlott could receive an unsolicited proposal from another party on terms that are not as favorable as those of the merger.

     This discussion of the information and factors considered by the Interlott Board and special committee in making their decision to approve the merger and the merger agreement and to recommend that Interlott stockholders vote to adopt the merger agreement is not intended to be exhaustive, but it is believed to include all material factors considered by the Interlott Board and special committee. In view of the variety of material factors considered in connection with its evaluation of the merger, both positive and negative, the Interlott Board and special committee did not find it practicable to, and did not, quantify or otherwise assign relative weights to, the specific factors considered in reaching its determination. In addition, individual members of the Interlott Board and special committee may have given different weight to different factors. The Interlott Board and special committee considered all these factors as a whole and believed the factors supported its determination to approve the merger agreement and the merger and to recommend to the stockholders of Interlott that they adopt the merger agreement.

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

     In reaching their determination that the merger is advisable and in the best interests of Interlott's stockholders, the Interlott Board and special committee were aware that the members of the Board and certain executive officers of Interlott have personal interests in the merger that are or may be different from, or in addition to, the interests of the other Interlott stockholders. These interests are described below under "Interests of Certain Persons in the Merger." The decisions of the Interlott Board and special committee, however, were based upon the factors identified above and not the interests of those individuals.

RECOMMENDATION OF THE INTERLOTT BOARD OF DIRECTORS

     At the special meeting, the holders of Interlott common stock will be asked to vote upon a proposal to adopt the merger agreement, to approve the amended and restated Interlott 1994 Stock Incentive Plan and to transact any other business that properly comes before the special meeting or any adjournment or postponement of the special meeting. The Interlott Board of Directors has unanimously determined that the terms of the merger agreement and the merger are advisable and fair to Interlott stockholders, and that it is in the best interests of Interlott stockholders that Interlott completes the merger. The Interlott Board of Directors unanimously recommends that Interlott stockholders vote "FOR" the adoption of the merger agreement and "FOR" approval of the amended and restated Interlott 1994 Stock Incentive Plan.

OPINION OF INTERLOTT'S FINANCIAL ADVISOR

     The special committee of the Interlott Board retained Houlihan Lokey to act as its financial advisor in connection with the merger. In connection with its engagement, the special committee requested that Houlihan Lokey render an opinion to the special committee as to the fairness of the merger, from a financial point of view, to the unaffiliated public stockholders of Interlott. At the March 16, 2003 meetings of the special committee and the Interlott Board, Houlihan Lokey presented its analysis described below and delivered its oral opinion that, as of that date and based on and subject to the matters described in its opinion, the merger was fair, from a financial point of view, to the unaffiliated public stockholders of Interlott. Houlihan Lokey confirmed its oral opinion by delivery of a written opinion to the special committee dated March 16, 2003. In addition, the special committee requested and received a "bring-down" opinion as of the date of this proxy statement/prospectus.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. The following is a brief summary and general description of the valuation methodologies utilized by Houlihan Lokey in preparing its fairness opinion. The summary does not purport to be a complete statement of the analyses and procedures applied, the judgments made or the conclusion reached by Houlihan Lokey or a complete description of its presentation. Houlihan Lokey believes, and so advised the special committee, that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all factors and analyses, could create an incomplete view of the process underlying its analyses and opinions.

     THE COMPLETE TEXT OF HOULIHAN LOKEY'S OPINION IS ATTACHED HERETO AS ANNEX
C. THE SUMMARY OF THE OPINION SET FORTH BELOW IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE OPINION. THE COMMON STOCKHOLDERS ARE URGED TO READ THE OPINION CAREFULLY IN ITS ENTIRETY FOR A DESCRIPTION OF THE PROCEDURES FOLLOWED, THE FACTORS CONSIDERED AND THE ASSUMPTIONS MADE BY HOULIHAN LOKEY.

     Houlihan Lokey's opinion to the special committee addresses only fairness, from a financial point of view, of the merger consideration to Interlott's unaffiliated public stockholders, and does not constitute a recommendation to Interlott's common stockholders as to whether they should vote for or against the merger. Additionally, the opinion does not address the tax consequences to stockholders. Furthermore, Houlihan Lokey's opinion does not address Interlott's underlying business decision to effect the merger. Houlihan Lokey has not been requested to, and did not, solicit third party indications of interest in acquiring all or any part of Interlott. The consideration in the merger was arrived at by negotiation between Interlott and GTECH.

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

     In connection with the preparation of its opinion, Houlihan Lokey made such reviews, analyses and inquiries as it deemed necessary and appropriate under the circumstances. Among other things, Houlihan Lokey:

     - reviewed Interlott's annual reports to stockholders on Form 10-K for the fiscal years ended 1998 through 2001; its quarterly reports on Form 10-Q for the three quarters ended September 30, 2002; and a preliminary draft of its annual report on Form 10-K for the fiscal year ended 2002;

     - reviewed Interlott's forecasted income statements for the fiscal years 2003 and 2004 as prepared by Interlott's management;

     - reviewed GTECH's annual reports to shareholders and on Form 10-K for the fiscal years ended 1998 through 2001 and quarterly reports on Form l0-Q for the three quarters ended October 31, 2002;

     - reviewed copies of the following agreements: Draft Agreement and Plan of Merger among GTECH, Bengal Acquisition Co. and Interlott dated March 12, 2003; Draft Stockholder Voting and Option Agreement dated March 12, 2003; and Draft Noncompetition Agreement dated March 12, 2003;

     - met with certain members of senior management of Interlott to discuss Interlott's operations and financial condition;

     - met with certain members of senior management of GTECH, via teleconference, to discuss its operations, strategy, expectations and acquisition rationale. These discussions focused on (i) the risks associated with GTECH's business, (ii) the expected accelerated growth in the industry in 2003, (iii) the acquisition rationale as related to an improved distribution network and operational synergies, and (iv) the benefits that Interlott would achieve such as access to a larger customer base, increased access to capital and increased research and development capabilities;

     - visited the business offices of Interlott;

     - reviewed a presentation by the CEO and CFO of GTECH dated March 2003;

     - reviewed the historical market prices and trading volume for Interlott's and GTECH's publicly traded securities;

     - reviewed certain other publicly available financial data for certain companies that Houlihan Lokey deemed comparable to Interlott, including prices and premiums paid in other mergers that Houlihan Lokey considered similar to the merger; and

     - conducted such other studies, analyses and inquiries as Houlihan Lokey deemed appropriate.

     In preparing its opinion, Houlihan Lokey relied upon and assumed, without independent verification, that the financial forecasts and projections provided to it had been reasonably prepared and reflected the best currently available estimates of the future financial results and condition of Interlott and GTECH, and that there had been no material change in the assets, financial condition, business or prospects of Interlott and GTECH since the date of the most recent financial statements made available to it. Houlihan Lokey also noted that the agreement and plan of merger includes a fiduciary out provision for the Interlott Board of Directors, and that the stock consideration received will be registered under the Securities Act of 1933 and thus will be unrestricted, except for those shares subject to resale restrictions imposed on affiliates under Rule 145 of the Securities Act.

     In assessing the financial fairness of the merger, Houlihan Lokey:

     - used widely accepted valuation methodologies to perform an independent analysis of the enterprise value and equity value of Interlott;

     - analyzed the terms of the merger; and

     - examined the potential post-merger value to public equity holders.

  VALUATION OF INTERLOTT

     Houlihan Lokey used several methodologies to assess the fairness of the consideration per share to be received in the proposed merger. The following is a summary of the material financial analyses used by Houlihan Lokey in connection with providing its opinion. Houlihan Lokey performed the following analyses in order to assess the fairness of the consideration to be received by the unaffiliated public stockholders.

     Market Multiple Method: Houlihan Lokey reviewed certain financial information for a number of publicly traded companies that were similar to Interlott in terms of operations, product mix, and dependence on the gaming industry for a substantial portion of revenues. Houlihan Lokey selected the following as comparable companies to Interlott:

  Tier I

     - GTECH Holdings Corporation;

     - Scientific Games Corporation;

  Tier II

     - Alliance Gaming Corporation;

     - International Game Technology;

     - Multimedia Games, Inc.;

     - Shuffle Master, Inc.; and

     - WMS Industries, Inc.

     Houlihan Lokey considered the Tier I companies to be the most comparable to Interlott. Interlott provides lottery vending machines to states and international public entities to dispense instant winner lottery tickets. These companies have customer contracts similar to those of Interlott, which typically allow the state or other public entity to terminate the contract for any reason upon 30 days written notice, resulting in significant risk to Interlott. In contrast, the Tier II comparable companies primarily provide supplies and services to casinos on customary commercial terms.

     Houlihan Lokey calculated certain financial ratios of the comparable companies based on the most recent publicly available information and Interlott's forecasted financial information, including the multiples of: (1) enterprise value ("EV") to latest twelve months ("LTM") and next fiscal year ("NFY") earnings before interest, taxes, depreciation and amortization ("EBITDA"), and (2) market value of equity ("Price") to LTM and NFY net income ("NI") of the comparable companies based on the most recent publicly available information.

     The analysis showed that the multiples exhibited by the Tier I comparable companies were as follows:

MULTIPLE                                                      MEDIAN   HIGH    LOW
--------                                                      ------   -----   ----
EV to LTM EBITDA............................................   5.9x     6.3x   5.4x
Price to LTM NI.............................................  10.5x    13.0x   7.9x
EV to NFY EBITDA............................................   5.3x     5.3x   5.3x
Price to NFY NI.............................................   9.3x    12.lx   6.4x

     Houlihan Lokey derived indications of Interlott's enterprise value by applying selected EBITDA and NI multiples to certain adjusted operating results of Interlott for the year ended December 31, 2002 and the projected operating results for the year ending December 31, 2003. Based on the above, and applying a control premium of 20.0%, the resulting indications of Interlott's EV ranged from approximately $77.7 million to $87.3 million.

     Comparable Merger Method: Houlihan Lokey reviewed the consideration paid in five acquisitions of controlling interests that occurred between January 1, 1998 and March 13, 2003, for companies in the gambling equipment sector. Houlihan Lokey also reviewed several mergers in the gaming supplies and services sector, which it did not consider sufficiently comparable to utilize in connection with its analysis. The five mergers it did consider consisted of the following:

SELLER                                            BUYER
------                                            -----
Anchor Gaming...................................  International Game Technology
Silicon Gaming, Inc. ...........................  International Game Technology
Scientific Games Holdings Corporation...........  Autotote Corporation
Powerhouse Technologies, Inc. ..................  Anchor Gaming
Progressive Games, Inc. ........................  Mikohn Gaming Corporation

     Houlihan Lokey's analysis showed that the multiples exhibited in these change of control mergers were as follows:

MULTIPLE                                                      MEDIAN   HIGH   LOW
--------                                                      ------   ----   ----
EV to LTM EBITDA............................................   7.2x    8.7x   6.3x

     In performing its analysis, Houlihan Lokey considered that the merger and acquisition environment varies over time because of, among other things, interest rates and equity market fluctuations, industry results and growth expectations.

     Houlihan Lokey derived enterprise value indications for Interlott by applying a selected EBITDA multiple range to Interlott's adjusted EBITDA results for the year ended December 31, 2002. Based on the above, the resulting indications of Interlott's EV ranged from approximately $81.2 million to $88.6 million.

     After determining our EV from these two methods, Houlihan Lokey made certain adjustments to determine equity value, including adjustments to reflect
(1) current holdings of cash and cash equivalents, (2) non-operating assets, and
(3) debt obligations. After consideration of such adjustments, Houlihan Lokey estimated Interlott's equity value, using the two approaches, to be in the range of $58.7 million to $67.3 million, or $8.78 per share to $10.05 per share, respectively, on a fully-diluted basis.

  ASSESSMENT OF GTECH'S PUBLIC STOCK PRICE

     In assessing the financial fairness of the merger to the unaffiliated public stockholders, Houlihan Lokey considered the trading history of GTECH's public securities and evaluated the trading multiples of GTECH relative to comparable companies in the market.

     As part of its analysis, Houlihan Lokey analyzed the trading value and volume of GTECH's common stock on the New York Stock Exchange. During the previous month, GTECH's common stock traded between a low of $26.53 and a high of $30.63.

     As part of this analysis, Houlihan Lokey observed that:

     - GTECH generally has reasonable trading volume with an average daily volume of 700,000 shares, which is similar to comparable companies; and

     - GTECH's common equity securities trade within the range of comparable companies' earnings multiples.

     Given this information, Houlihan Lokey concluded that the current stock price appears reasonable.

     Houlihan Lokey did not independently verify the accuracy and completeness of the information supplied to it with respect to Interlott and GTECH and does not assume any responsibility with respect to it. Houlihan Lokey did not make any independent appraisal of any of the properties or assets of Interlott or GTECH. Houlihan Lokey's opinion was necessarily based on business, economic, market and other conditions as they existed and could be evaluated by them at the date of the opinion letter.

     Houlihan Lokey is a nationally recognized investment banking firm with special expertise in, among other things, valuing businesses and securities and rendering fairness opinions. Houlihan Lokey is continually engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, private placements of debt and equity, corporate reorganizations, employee stock ownership plans, corporate and other purposes. The special committee selected Houlihan Lokey because of its gaming industry experience and expertise in mergers and acquisitions and in performing valuation and fairness analyses. Houlihan Lokey does not beneficially own nor has it ever beneficially owned any interest in Interlott or GTECH. Houlihan Lokey has not had any material relationship with Interlott during the past two years.

  FEES AND EXPENSES


     Pursuant to an agreement dated March 11, 2003, Houlihan Lokey was retained by the special committee and Interlott has agreed to pay Houlihan Lokey a fee of $225,000 plus its reasonable out-of-pocket expenses incurred in connection with the rendering of the fairness opinion. Additionally, if at the request of the special committee Houlihan Lokey renders a "bring-down" opinion within 45 days of the opinion, Interlott will pay Houlihan Lokey an additional fee of $30,000. If at the request of the special committee Houlihan Lokey renders a "bring-down" opinion between 46 days and 90 days of the opinion, Interlott will pay Houlihan Lokey an additional fee of $45,000. Since the "bring-down" opinion was rendered after 90 days of the date of the original opinion, Interlott has agreed to pay an additional fee of $80,000. Interlott has further agreed to indemnify Houlihan Lokey against certain liabilities and expenses in connection with the rendering of its services. No portion of the fee is contingent upon the consummation of the merger or the conclusions reached in Houlihan Lokey's opinion.


INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendation of the Interlott Board that Interlott stockholders adopt the merger agreement, Interlott stockholders should be aware that several directors and executive officers of Interlott have interests in the merger that are different from, or in addition to, the interests of Interlott stockholders generally. The Interlott Board was aware of and considered these interests when it considered and approved the merger agreement.

  STOCK OPTIONS

     The members of Interlott's Board and Interlott's executive officers are participants in Interlott's stock option plans under which vesting is accelerated upon the occurrence of certain events, including the merger.

     Under the Interlott stock option plans, all outstanding options to purchase Interlott common stock, including those held by executive officers and directors of Interlott, will vest in connection with the merger. Under the terms of the merger agreement, all such options will be cancelled at the effective time of the merger and the holders will receive cash payments in an amount per share subject to those options equal to the excess of $9.00 over the exercise price.


     The following table sets forth, as of April 23, 2003, the number of shares of Interlott common stock subject to options (both vested and unvested) held by Interlott's directors and executive officers, the weighted average exercise prices of those options and the amount of the cash payments to be received by them on cancellation of their options (calculated on the basis of such weighted average, which may differ immaterially from actual payments under individual options):

                          NUMBER OF
                            SHARES
                          SUBJECT TO          WEIGHTED       NUMBER OF SHARES       WEIGHTED
                           UNVESTED       AVERAGE EXERCISE      SUBJECT TO      AVERAGE EXERCISE
NAME                       OPTIONS        PRICE PER SHARE     VESTED OPTIONS    PRICE PER SHARE    CASH PAYMENTS
----                   ----------------   ----------------   ----------------   ----------------   -------------
L. Rogers Wells,
  Jr. ...............      326,500             $5.76             210,500             $4.42          $2,021,290
David F. Nichols.....      167,700              5.33             219,000              4.58           1,583,439
Dennis W. Blazer.....       40,750              5.62              21,250              4.36             236,335
Thomas W. Stokes.....       46,350              5.59              26,250              4.04             288,254
Gary S. Bell.........       20,500              5.54              32,500              4.42             219,780
Kazmier J. Kasper....       20,500              5.54              32,500              4.42             219,780
H. Jean McEntire.....       20,500              5.54              21,750              4.51             168,587
Edmund F. Turek......       20,500              5.54              54,500              4.96             291,110
John J. Wingfield....       20,500              5.54              32,500              4.23             225,955

     Note: The foregoing information assumes approval at the special meeting of the amended and restated Interlott 1994 Stock Incentive Plan. Included in the table above are the following options that were granted to directors and executive officers of Interlott in January 2003 under the amended and restated 1994 Stock Incentive Plan:

                                                                          PER SHARE
NAME                                                 NUMBER OF SHARES   EXERCISE PRICE   CASH PAYMENTS
----                                                 ----------------   --------------   -------------
L. Rogers Wells, Jr. ..............................      211,000            $6.00          $633,000
David F. Nichols...................................       55,200             6.00           165,600
Dennis W. Blazer...................................       22,500             6.00            67,500
Thomas W. Stokes...................................       24,600             6.00            73,800
Gary S. Bell.......................................       10,500             6.00            31,500
Kazmier J. Kasper..................................       10,500             6.00            31,500
H. Jean McEntire...................................       10,500             6.00            31,500
Edmund F. Turek....................................       10,500             6.00            31,500
John J. Wingfield..................................       10,500             6.00            31,500

  EXECUTIVE AGREEMENTS

     - L. Rogers Wells, Jr. Noncompetition Agreement. When it signed the merger agreement, GTECH also entered into a noncompetition agreement with Mr. Wells. In exchange for Mr. Wells' agreement not to compete in any fashion with GTECH by engaging or proposing to engage in any lottery business for a period of five years, GTECH has agreed to pay Mr. Wells $250,000 per year for each of those five years.

     - David Nichols -- Effective January 1, 2001, Interlott entered into an employment agreement with Mr. Nichols for an initial five-year term. Beginning on the fourth anniversary of the agreement and on each subsequent anniversary, the term of the agreement will be extended for an additional year if neither party gives written notice to the contrary. The agreement provides for a minimum annual base salary of $220,000, for cost-of-living increases and for annual consideration for performance increases. Under the agreement, Mr. Nichols is entitled to a bonus of 2 1/2% of Interlott's net after tax income plus 5% of any year-over-year after tax net income growth. If Interlott terminates the agreement for any reason other than "cause" (as defined in the agreement), disability or death, it will pay Mr. Nichols the greater of (1) two times the sum of his then-current base salary plus the amount of his immediately preceding bonus or (2) his then-current base salary plus the immediately preceding bonus for each year remaining in the then-current term of the agreement. Interlott also will provide Mr.

       Nichols with continued health and life insurance benefits through the end of the then-current term of the agreement and will pay him the value of any forfeited or lost pension, profit sharing and similar benefits which would have accrued and vested had he remained employed until that time. Similar benefits are payable if Mr. Nichols resigns within 90 days after a change of control of Interlott or if his employment is actually or constructively terminated within two years after a change of control; in such an event, Mr. Nichols also is entitled to a gross-up for any taxes imposed as a result of the "excess parachute payments" provisions of the Internal Revenue Code. The merger will be a change of control for purposes of Mr. Nichol's employment agreement.

       Mr. Nichols and GTECH Corporation have entered into a letter agreement dated March 21, 2003, pursuant to which, upon the closing of the merger, Mr. Nichol's employment agreement with Interlott described above will terminate without further payment and Mr. Nichols will become president and chief executive officer of the Interlott subsidiary of GTECH and a vice president of GTECH Corporation. The letter agreement provides for a starting annual salary of $250,000, a sign on bonus of $500,000, payable $200,000 on the first anniversary of the closing of the merger and $300,000 on the second anniversary, participation in GTECH Corporation's Management Incentive Plan, Merit Increase Program and other employee benefit plans, and initial grants of options for 25,000 GTECH common shares (vesting in four equal annual installments) and 5,000 units of restricted stock (vesting in four equal annual installments). The letter agreement provides that Mr. Nichols will be an "at-will" employee and his employment may be terminated at any time by him or GTECH Corporation without liability.

     - Retention Bonuses. The Interlott Board of Directors authorized Mr. Nichols, as chief executive officer, to pay retention bonuses to each of the executive officers of Interlott listed below in an amount up to the amount shown opposite his name if the officer remains employed by Interlott through the closing of the merger and if an employment arrangement with the officer that is satisfactory to Mr. Nichols addressing employment with GTECH after the merger has not been entered into on or before the closing of the merger.

NAME                                                     AMOUNT
----                                                     -------
Thomas W. Stokes.....................................    $80,000
Dennis W. Blazer.....................................    $65,000

     - Edmund F. Turek. Mr. Turek, Interlott's founder, currently has a consulting arrangement with Interlott pursuant to which he is paid $120,000 a year. At the time of the merger, Mr. Turek will enter into a two-year consulting agreement with GTECH at the same $120,000 per year rate. Mr. Turek will provide consulting services to GTECH upon request on matters related to Interlott's intellectual property rights and know-how. He also will agree, for the two-year term of the consulting agreement and for a period of 48 months thereafter, not to engage in any activity that would compete with the business of Interlott.

  INDEMNIFICATION AND INSURANCE

     The merger agreement provides that the certificate of incorporation and bylaws of the surviving corporation must contain provisions with respect to indemnification similar in all material respects to those in Interlott's certificate of incorporation and bylaws and that these provisions may not be amended for six years.

     The merger agreement also provides that for six years after the merger, GTECH will cause the surviving corporation to maintain directors' and officers' liability insurance on terms no less favorable than those in effect as of the date of the merger agreement. GTECH's obligation to provide this insurance coverage is subject to a cap of 250% of the premiums paid by Interlott for its existing insurance coverage in its current fiscal year. If GTECH cannot maintain the existing or equivalent coverage without exceeding the 250% cap, GTECH is required to maintain only that amount of insurance coverage that can be obtained by paying an annual premium equal to the 250% cap.

ACCOUNTING TREATMENT

     GTECH intends to treat the merger as a purchase for accounting and financial reporting purposes, which means that Interlott will be treated as a separate entity for periods prior to the completion of the merger and, thereafter, as a wholly owned subsidiary of GTECH. The purchase price will be allocated to Interlott's assets, including intangible assets, and liabilities based on their estimated fair market values at the completion of the merger. Any excess of the purchase price over these fair market values will be accounted for as goodwill.

FORM OF THE MERGER

     Subject to the terms and conditions of the merger agreement and in accordance with Delaware law, upon completion of the merger, Interlott will be merged with and into GTECH Corporation, a wholly owned subsidiary of GTECH Holdings Corporation. GTECH Corporation will be the surviving corporation in the merger and will continue its corporate existence under Delaware law. Promptly following the merger, the assets and liabilities of the Interlott business will be transferred to a new, wholly owned subsidiary of GTECH Corporation, so that the Interlott business thereafter will be conducted by an indirect wholly owned subsidiary of GTECH.

EFFECTIVE TIME OF THE MERGER

     The merger will become effective upon the filing of the certificate of merger by GTECH and Interlott with the Secretary of State of the State of Delaware or such later time agreed upon by GTECH and Interlott and specified in the certificate of merger. The filing of the certificate of merger will occur as soon as practicable following the closing of the merger.

CONSIDERATION TO BE RECEIVED IN THE MERGER

     Upon completion of the merger, each share of Interlott common stock, except for treasury stock and stock held by GTECH or its subsidiaries or Interlott stockholders who perfect their appraisal rights, will be converted into the right to receive, at the election of the stockholder (but subject to the adjustment mechanism described below), one of the following:

     - $9.00 in cash; or

     - a number of GTECH common shares equal to the "exchange ratio."

     The GTECH common shares received by stockholders of Interlott in the merger will be issued out of its treasury stock, and will not be newly issued shares. The "exchange ratio" will be equal to $9.00 divided by the average per share closing price of GTECH common stock on the New York Stock Exchange for the 20 consecutive trading days immediately prior to the third trading day before the date of the special meeting. The market value of the GTECH common stock on the date on which the merger is completed and following the merger may be different than the 20 trading-day average price of GTECH common stock used in determining the exchange ratio. As a result, the market value of the GTECH common stock you receive pursuant to the merger, or hold following the merger, may be more or less than the $9.00 value assumed in calculating the exchange ratio.

     The merger has been structured, and adjustments to Interlott stockholder elections will be made, so that at the effective time of the merger, 51.5% of the outstanding shares of Interlott common stock will be converted into the right to receive GTECH common shares and 48.5% of the outstanding shares of Interlott common stock will be converted into the right to receive cash. The proration mechanism is discussed below under "-- Election Procedure; Proration." The conversion of each share of Interlott common stock (other than treasury stock and stock held by GTECH or its subsidiaries or those held by stockholders who perfect their appraisal rights) into the right to receive $9.00 in cash or GTECH common shares will occur automatically upon completion of the merger. No fractional GTECH common shares will be issued. Each Interlott stockholder who would otherwise have been entitled to receive a fraction of a GTECH common share will be entitled to receive an amount in cash equal to the product of the fractional share interest times the average of the closing price of GTECH common stock on the New York Stock Exchange for the twenty consecutive trading days immediately before the third trading day preceding the special meeting. No voting, distribution or other stockholder rights will attach to any fractional share interests.

     After the merger, each certificate that previously represented shares of Interlott common stock will represent only the right to receive the merger consideration (or, in the case of shares subject to appraisal rights, the right to receive the amount in cash determined under Delaware law), including cash for any fractional shares of GTECH common stock. All shares of Interlott common stock will cease to be outstanding and be canceled by virtue of the merger and without any action on the part of the holders.

     The form of consideration that you receive will have important tax consequences for you, as described in this proxy statement/prospectus under "-- Material United States Federal Income Tax Consequences of the Merger."

ELECTION PROCEDURE; PRORATION


     The Bank of New York, as exchange agent for GTECH, is mailing you a form of election in a separate mailing. You should use the form of election to elect whether to receive cash or GTECH common shares as consideration in connection with the merger. For an election to be properly made, the form of election must be received by the exchange agent by 5:00 p.m., New York City time, on September 10, 2003, which is the fifth business day immediately preceding the special meeting, and it must be accompanied by the stock certificates for your shares of Interlott common stock to which your election relates. If your election form is not received by the deadline, you will be deemed to have elected to receive whichever form of consideration would permit 51.5% of the aggregate merger consideration to be paid in GTECH common shares while accommodating as much as possible the desires of those who submit valid election forms.


     You may revoke a form of election by written notice to the exchange agent prior to the due date of the election form or after such time if the exchange agent is legally required to permit revocations and the merger is not yet effective. If you revoke an election form, the stock certificates to which such election form relates will be returned promptly. The determination of the exchange agent is binding as to whether an election has been properly made or revoked. ONCE YOU SEND IN YOUR STOCK CERTIFICATES, YOU WILL NOT BE ABLE TO SELL YOUR SHARES UNLESS YOU REVOKE YOUR ELECTION AND HAVE THE CERTIFICATES RETURNED TO YOU.

     If holders of more than 51.5% of the outstanding shares of Interlott common stock elect to receive GTECH common shares, the exchange agent will designate, pro rata among the holders making this election in accordance with the number of shares of Interlott common stock that they hold, a sufficient number of shares of Interlott common stock to be converted into $9.00 per share in cash instead of GTECH common shares so that the number of shares of Interlott common stock that the holders initially elected to convert into GTECH common shares, less the number of shares of Interlott common stock so designated to be converted instead into cash, equals 51.5% of the outstanding shares of Interlott common stock. In this case, stockholders electing to receive cash and stockholders not making any election will receive the cash consideration only.

     If holders of less than 51.5% of the outstanding shares of Interlott common stock elect to receive GTECH common shares, the exchange agent will designate, first pro rata among the holders who have not made any election, and second, if necessary, pro rata among the holders making cash elections, in each case in accordance with the number of shares of Interlott common stock that they hold, a sufficient number of shares of Interlott common stock to be converted into GTECH common shares instead of cash so that the number of shares of Interlott common stock that the holders elected to convert into GTECH common shares plus the number of shares of Interlott common stock so designated to be converted instead into GTECH common shares equals 51.5% of the outstanding shares of Interlott common stock. In this case, stockholders electing to receive shares will receive the share consideration only.

EXCHANGE PROCEDURES

     If your shares are held in registered form and you make an election of consideration by returning a completed election form, you must send in your Interlott common stock certificates with your completed election form. If you do not make an election, then you must keep your stock certificates until after the closing, when you will receive a letter of transmittal describing how you may exchange your certificates for merger consideration. Upon surrender to the exchange agent of a stock certificate for cancellation, together with a letter of transmittal, duly completed and validly executed, and such other documents reasonably required by the exchange agent, you will receive, following the effective time of the merger, that number of GTECH common shares and/or cash that you are entitled to receive in connection with the merger.

     YOU SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD.

     You will not be paid the merger consideration or any dividends or distributions on the GTECH common shares which you are entitled to receive pursuant to the merger with a record date after the merger, and will not be paid cash for any fractional GTECH common shares, until your certificates for Interlott common stock are surrendered to the exchange agent for exchange. When your certificates are surrendered, any unpaid dividends and any cash instead of fractional shares will be paid without interest.

     In the event of a transfer of ownership of Interlott common stock that is not registered in the transfer records of Interlott, the cash portion of the merger consideration, including any cash payable instead of fractional shares, may be paid, and a certificate representing the proper number of GTECH common shares may be issued, to a person other than the person in whose name the surrendered certificate is registered if:

     - the surrendered certificate is properly endorsed or otherwise is in proper form for transfer; and

     - the person requesting such payment and issuance pays any transfer or other taxes required by reason of the payment of cash and the issuance of GTECH common shares to a person other than the registered holder of the surrendered certificate, or establishes to the satisfaction of GTECH that such taxes have been paid or are not applicable.

STOCK EXCHANGE LISTING OF GTECH COMMON STOCK

     It is a condition to the completion of the merger that GTECH common stock issuable to Interlott stockholders pursuant to the merger be approved for listing on the New York Stock Exchange, subject to official notice of issuance.

DELISTING AND DEREGISTRATION OF INTERLOTT COMMON STOCK

     If the merger is completed, Interlott common stock will be delisted from the American Stock Exchange and will be deregistered under the Securities Exchange Act of 1934.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     The following discussion sets forth the opinion of Edwards & Angell, LLP and Taft, Stettinius & Hollister LLP, counsel to GTECH and Interlott, respectively, as to the material U.S. federal income tax consequences of the merger to GTECH and Interlott and to Interlott stockholders who are U.S. persons. This description is based on the Internal Revenue Code of 1986, as amended, the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date hereof, all of which are subject to change (possibly with retroactive effect).

  TAX CONSEQUENCES TO GTECH AND INTERLOTT

     The merger will qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended, and as such neither GTECH nor Interlott will recognize any gain or loss as a result of the merger. Interlott has received, and will receive at closing, a legal opinion from Taft, Stettinius & Hollister LLP that the merger will constitute a "reorganization" under Section 368(a) of the Code, that each of Interlott and GTECH will be a party to the reorganization within the meaning of Section 368(b) of the Code and that no gain or loss will be recognized by stockholders of Interlott who receive solely GTECH common shares in the merger, except for cash received in lieu of fractional shares. GTECH has received, and will receive at closing, a legal opinion from Edwards & Angell, LLP that the merger will constitute a "reorganization" under
Section 368(a) of the Code and that each of Interlott and GTECH will be a party to

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

the reorganization within the meaning of Section 368(b) of the Code. Opinions of counsel are not binding upon the Internal Revenue Service or the courts. No rulings have been sought from the IRS in connection with the merger. The opinions of Taft, Stettinius & Hollister LLP and Edwards & Angell, LLP rely and will rely on specific assumptions that customarily are made in transactions of this kind. The opinions also rely and will rely on representations and covenants, including those contained in officers' certificates of GTECH and Interlott.

  TAX CONSEQUENCES TO INTERLOTT STOCKHOLDERS

     This description generally applies to Interlott stockholders who are U.S. persons and who hold their Interlott shares as a capital asset for federal income tax purposes. The description does not address all the tax consequences that may be relevant to Interlott stockholders in light of their particular tax circumstances or to stockholders who may be subject to special tax treatment (including, without limitation, stockholders related to other stockholders who make different elections with respect to the consideration they receive in the merger; stockholders who hold Interlott common stock as part of a straddle, hedge, conversion or other risk reduction transaction; broker-dealers; stockholders who are subject to alternative minimum tax; stockholders who have a functional currency other than the U.S. dollar; tax-exempt stockholders; foreign persons; or those stockholders who acquired Interlott common shares pursuant to the exercise of compensatory stock options or otherwise as compensation). Such stockholders with special particular tax circumstances or who are subject to special tax treatment are strongly urged to consult with their tax advisors regarding their individual tax consequences. Furthermore, no foreign, state or local tax consequences of the merger are discussed in this proxy statement/prospectus.

  Stockholders Who Receive Only Cash

     Character of Gain/Loss. Interlott stockholders who receive only cash in exchange for their Interlott common stock will generally recognize gain or loss equal to the difference between the amount of cash received and the federal income tax basis of their Interlott common stock surrendered in the merger. The gain or loss will be long term capital gain or loss if the Interlott common stock surrendered in the merger were held as capital assets for a period exceeding one year as of the time of the exchange. It is possible that with respect to Interlott stockholders who are related to other stockholders who have elected to receive GTECH common shares, the IRS might seek to tax the cash received in the merger as ordinary income. Such stockholders are urged to consult their tax advisors.

  Stockholders Who Receive Only GTECH Common Stock (Except for Cash in Lieu of Fractional Shares)

     No Gain or Loss. Interlott stockholders who receive only GTECH common shares in exchange for their Interlott common stock will not recognize any gain or loss on the exchange, except for gain or loss in connection with cash, if any, received in lieu of fractional shares. See "Cash in Lieu of Fractional Shares" below.

     Tax Basis. The total federal income tax basis of the GTECH common shares received by an Interlott stockholder will be the same as the total federal income tax basis of the Interlott common stock surrendered by such stockholder in the exchange (other than the portion of such basis that is allocated to a fractional share of GTECH common shares for which cash is received.) See "Cash in Lieu of Fractional Shares" below.

  Stockholders Who Receive Cash (in Addition to Cash for Fractional Shares) and GTECH Common Shares

     Gain But Not Loss. An Interlott stockholder who receives cash and GTECH common shares will recognize gain in an amount equal to the lesser of: (1) the difference between (i) the amount of cash and the fair market value of the GTECH common shares received in the exchange, and (ii) the stockholder's basis in the Interlott common stock surrendered in the exchange, and (2) the amount of cash received by the stockholder (excluding cash in lieu of fractional shares). For this purpose, an Interlott stockholder must (after ratably allocating cash and common shares received) calculate gain or loss separately for each identifiable block of Interlott common shares exchanged by the stockholder in the merger. If the Interlott common shares exchanged were held as a capital asset for a period exceeding one year, any gain generally will be treated as a long term capital gain. Such stockholders are urged to consult their tax advisors. An Interlott stockholder will not be permitted to recognize a loss in the exchange except for a loss, if any, in connection with cash received in lieu of fractional GTECH common shares. See "Cash in Lieu of Fractional Shares" below.

     Tax Basis. The total federal income tax basis of the GTECH common shares received by an Interlott stockholder will be the same as the total federal income tax basis of the Interlott common stock surrendered in the exchange by such stockholder (other than that portion of such basis that is allocated to a fractional share of GTECH common stock for which cash was received -- see "Cash in Lieu of Fractional Shares" below) decreased by the amount of cash received in the exchange (excluding cash in lieu of fractional shares), and increased by the amount of gain, if any, recognized in the exchange (including any portion of the gain that is treated as a dividend but excluding any gain recognized as a result of cash received instead of a fractional share). This calculation must be made separately for each identifiable block of Interlott common stock exchanged.

  Holding Period

     The holding period of GTECH common shares received by Interlott stockholders will include the holding period for the Interlott common stock surrendered in the exchange, provided that the Interlott common stock was held as a capital asset on the date of the exchange.

  Cash in Lieu of Fractional Shares

     Interlott stockholders who receive cash in lieu of fractional shares of GTECH common stock as a result of the merger will be treated for federal income tax purposes as if the fractional share interest had been issued in the merger to the stockholders and then had been redeemed by GTECH for cash. The amount of gain or loss realized by a Interlott stockholder will be equal to the difference between (1) the amount of cash received in lieu of a fractional share and (2) the portion of the stockholder's basis in Interlott common stock that is allocated to the fractional share. Such gain or loss will be capital gain or loss, and will be long-term capital gain or loss provided that the Interlott common stock was held as a capital asset and for a period exceeding one year as of the time of the exchange.

  Reporting Requirements

     Interlott stockholders are required to file a statement with their U.S. federal income tax returns setting forth their tax basis in the Interlott common shares exchanged in the merger, the fair market value of the GTECH common shares and the amount of any cash received in the merger. In addition, Interlott stockholders will be required to retain permanent records relating to these facts.

  Backup Withholding

     Cash payments made to Interlott stockholders pursuant to the merger may, under certain circumstances, be subject to backup withholding at a rate of 30%. There is no withholding for stockholders who provide the exchange agent with their correct U.S. federal taxpayer identification number and who certify that no loss of exemption from backup withholding has occurred on IRS Form W-9 or its substitute. Certain categories of Interlott stockholders (for example, corporations and some foreign individuals) are not subject to backup withholding. In order for a foreign individual to qualify as an exempt recipient, such individual must generally provide the exchange agent with a completed IRS Form W-8BEN or its substitute. Any amounts withheld from an Interlott stockholder under the backup withholding rules are not an additional tax. Rather, any such amounts will be allowed as a credit or refund against such stockholder's U.S. federal income tax liability provided that the stockholder furnishes to the IRS all required information.

     THIS DISCUSSION OF FEDERAL INCOME TAXES ADDRESSES GENERAL AND MATERIAL FEDERAL INCOME TAX PRINCIPLES, AND DOES NOT ADDRESS STOCKHOLDERS WHO ARE SUBJECT TO SPECIFIC TAX RULES OR WHO HAVE SPECIFIC TAX SITUATIONS

WHICH WOULD MAKE THE GENERAL PRINCIPLES INAPPLICABLE. EACH INTERLOTT STOCKHOLDER SHOULD CONSULT HIS, HER OR ITS TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO THE STOCKHOLDER OF THE MERGER, INCLUDING THE APPLICATION AND EFFECT OF STATE AND LOCAL INCOME AND OTHER TAX LAWS.

REGULATORY MATTERS

     Under the Hart-Scott-Rodino Act of 1976 and related rules, certain transactions, including the merger, may not be completed unless certain waiting period requirements have been satisfied. On April 1, 2003, GTECH and Interlott each filed a Notification and Report Form with the Antitrust Division and the Federal Trade Commission. The waiting period expired at midnight on May 1, 2003. At any time before or after the completion of the merger, the Antitrust Division, the Federal Trade Commission or others could take action under the antitrust laws with respect to the merger, including seeking to enjoin the completion of the merger, to rescind the merger or to conditionally approve the merger upon the divestiture of substantial assets of GTECH or Interlott.

     It is possible that any of the governmental entities with which filings are made may seek various regulatory concessions. There can be no assurance that:

     - GTECH or Interlott will be able to satisfy or comply with such conditions, or

     - compliance or non compliance will not have adverse consequences for GTECH after completion of the merger.

EMPLOYEE BENEFITS MATTERS

     GTECH has agreed that, for a period of 12 months beginning on the closing date, GTECH will maintain for the benefit of employees of Interlott immediately before the merger the Interlott employee benefit plans as in effect immediately before the merger or provide benefits that are not materially less favorable, in the aggregate, than the benefits provided to those employees immediately before the merger.

     Interlott has agreed that it will cause its employee stock purchase plan to terminate at least five business days before the closing of the merger in accordance with the terms of that plan as in effect on the date of the merger agreement. Employees will be permitted to elect to receive invested cash or to purchase shares in accordance with the terms of the plan.

TREATMENT OF INTERLOTT STOCK OPTIONS

     Under the terms of the merger agreement, all outstanding stock options will be cancelled at the effective time of the merger and the holders will receive cash payments in an amount per share subject to those options equal to the excess of $9.00 over the exercise price.

RESALE OF GTECH COMMON STOCK

     GTECH common stock issued pursuant to the merger will not be subject to any restrictions on transfer arising under the Securities Act of 1933, except for shares issued to any Interlott stockholder who may be deemed to be an "affiliate" of GTECH or Interlott for purposes of Rule 145 under the Securities Act (including, but not limited to, L. Rogers Wells, Jr.). It is expected that each such affiliate will agree not to transfer any shares of GTECH common stock received pursuant to the merger except in compliance with the resale provisions of Rule 144 or 145 under the Securities Act or as otherwise permitted under the Securities Act. Any affiliate who fails to enter into such an agreement may not elect to receive GTECH common shares. This proxy statement/prospectus does not cover resales of GTECH common shares received by any person upon completion of the merger, and no person is authorized to make any use of this proxy statement/ prospectus in connection with any resale.

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

APPRAISAL RIGHTS

     When the merger is completed, Interlott stockholders who have filed a written demand for appraisal prior to the special meeting, who do not vote in favor of the adoption of the merger agreement and who comply with the other procedures prescribed in Section 262 of the General Corporation Law of the State of Delaware will be entitled to a judicial appraisal of the fair value of their shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, and to receive payment of the fair value of their shares in cash, together with a judicially determined fair rate of interest. The following is a brief summary of the statutory procedures that must be followed by a Interlott stockholder in order to perfect appraisal rights under Delaware law.

     THE FOLLOWING DISCUSSION IS NOT A COMPLETE STATEMENT OF THE DELAWARE LAW PERTAINING TO APPRAISAL RIGHTS AND IS QUALIFIED IN ITS ENTIRETY BY THE FULL TEXT OF SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE WHICH IS ATTACHED TO THIS PROXY STATEMENT/PROSPECTUS AS ANNEX D. BECAUSE OF THE COMPLEXITY OF SECTION 262 AND THE NEED TO STRICTLY COMPLY WITH VARIOUS TECHNICAL REQUIREMENTS, YOU SHOULD READ ANNEX D IN ITS ENTIRETY. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES OF INTERLOTT COMMON STOCK HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BROKER OR NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW THE STEPS SUMMARIZED BELOW PROPERLY AND IN A TIMELY MANNER TO PERFECT APPRAISAL RIGHTS.

     Under Section 262, not less than 20 days prior to the meeting, Interlott must notify each of its stockholders entitled to appraisal rights that such appraisal rights are available and include in such notice a copy of Section 262. THIS PROXY STATEMENT/PROSPECTUS CONSTITUTES SUCH NOTICE.

     A holder of shares of Interlott common stock wishing to exercise appraisal rights:


     - must deliver to Interlott, before the vote on the adoption of the merger agreement at the special meeting being held on September 17, 2003, a written demand for the appraisal of his or her shares, and


     - must not vote in favor of the adoption of the merger agreement.

     In order not to vote in favor of the adoption of the merger agreement, a stockholder must either:

     - not return a proxy card and not vote in person in favor of the adoption of the merger agreement,

     - return a proxy card with the "Against" or "Abstain" box checked,

     - vote in person against the adoption of the merger agreement, or

     - register in person an abstention from the proposal to adopt the merger agreement.

     ALL WRITTEN DEMANDS FOR APPRAISAL PURSUANT TO SECTION 262 SHOULD BE SENT OR DELIVERED TO INTERLOTT AT 7697 INNOVATION WAY, MASON, OHIO 45040, ATTENTION:
SECRETARY.

     A holder of shares of Interlott common stock wishing to exercise appraisal rights must hold the shares of record on the date the written demand for appraisal is made and through the effective time of the merger. A vote against the adoption of the merger agreement will not in and of itself constitute a written demand for appraisal satisfying the requirements of Section 262. The demand must reasonably inform Interlott of the identity of the holder as well as the intention of the holder to demand appraisal of the "fair value" of the shares held by such holder. A stockholder's failure to make the written demand prior to the taking of the vote on the adoption of the merger agreement at the special meeting will constitute a waiver of appraisal rights.

     Only a holder of record of shares of Interlott common stock is entitled to assert appraisal rights for the shares registered in that holder's name. A demand for appraisal in respect of shares of Interlott common stock should be executed by or on behalf of the holder of record, fully and correctly, as such holder's name appears on such holder's stock certificates, and must state that such person intends thereby to demand appraisal of such holder's shares of Interlott common stock in connection with the merger. If the shares of Interlott common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and if the shares of Interlott common stock are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including two or more joint owners, may
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

execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that in executing the demand, the agent is agent for such owner or owners. A record holder such as a broker who holds shares of Interlott common stock as nominee for several beneficial owners may exercise appraisal rights with respect to the shares of Interlott common stock held for one or more beneficial owners while not exercising such rights with respect to the shares held for other beneficial owners. In such case, however, the written demand should set forth the number of shares of Interlott common stock as to which appraisal is sought, and where no number of shares of Interlott common stock is expressly mentioned the demand will be presumed to cover all shares of Interlott common stock held in the name of the record owner. Stockholders who hold their shares of Interlott common stock in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such a nominee.

     Within ten days after the effective time of the merger, the surviving corporation must notify each holder of Interlott common stock who has complied with Section 262 and who has not voted in favor of the adoption of the merger agreement of the date that the merger has become effective. Within 120 days after the effective time of the merger, the surviving corporation or any holder of Interlott common stock who has complied with Section 262 and is entitled to appraisal rights under Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of such holder's shares of Interlott common stock. The surviving corporation is under no obligation to and has no present intention to file such a petition. Accordingly, it is the obligation of the holders of Interlott common stock to initiate all necessary action to perfect their appraisal rights.

     Within 120 days after the effective time of the merger, any holder of Interlott common stock who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares not voted in favor of the adoption of the merger agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement must be mailed within ten days after a written request for the statement has been received by the surviving corporation or within ten days after the expiration of the period for delivery of demands for appraisal, whichever is later.

     If a petition for an appraisal is timely filed by a holder of shares of Interlott common stock and a copy of the petition is served upon the surviving corporation, the surviving corporation will then be obligated within 20 days to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached. After notice to such stockholders as required by the court, the Delaware Court of Chancery will conduct a hearing on such petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights. The Court may require the holders of shares of Interlott common stock who demanded payment for their shares to submit their stock certificates to the Delaware Register in Chancery for notation on the certificate of the pendency of the appraisal proceeding. If any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     After determining the holders of Interlott common stock entitled to appraisal, the Court will appraise the "fair value" of their shares of Interlott common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. Holders of Interlott common stock considering seeking appraisal should be aware that the fair value of their shares of Interlott common stock as so determined could be more than, the same as or less than the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares and that investment banking opinions as to fairness from a financial point of view are not necessarily opinions as to fair value under Section 262. The Delaware Supreme Court has stated that proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court should be considered in the appraisal proceedings. In addition, Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenter's exclusive remedy. The Delaware Court of Chancery will also determine the amount of interest, if any, to be paid upon the amounts to be received by persons whose shares of Interlott common stock have been appraised. The costs of the action may be determined by the Court and taxed upon the parties as the court deems equitable. The Court also may order that all or a portion of the expenses incurred by any stockholder in connection with an appraisal, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all the shares entitled to be appraised.

     Any holder of shares of Interlott common stock who has duly demanded an appraisal in compliance with Section 262 will not, after the effective time of the merger, be entitled to vote the shares for any purpose or be entitled to the payment of dividends or other distributions on those shares.

     If any stockholder who demands appraisal under Section 262 fails to perfect, or withdraws or loses, the holder's right to appraisal, the holder's shares of Interlott common stock will be deemed to have been converted at the effective time of the merger into the right to receive the merger consideration. A stockholder will fail to perfect, or lose or withdraw, the right to appraisal if no petition for appraisal is filed within 120 days after the effective time of the merger, or if the stockholder delivers to the surviving corporation a written withdrawal of such holder's demand for appraisal and an acceptance of the merger. Any attempt to withdraw made more than 60 days after the effective time of the merger will require the written approval of the surviving corporation and, once a petition for appraisal is filed, the appraisal proceeding may not be dismissed as to any holder absent Court approval.

     FAILURE TO FOLLOW THE STEPS REQUIRED BY SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE FOR PERFECTING APPRAISAL RIGHTS MAY RESULT IN THE LOSS OF SUCH RIGHTS.

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

                              THE MERGER AGREEMENT

     THE FOLLOWING DESCRIPTION OF THE TERMS OF THE MERGER AGREEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE COMPLETE TEXT OF THE MERGER AGREEMENT, A COPY OF WHICH IS ATTACHED TO THIS PROXY STATEMENT/PROSPECTUS AS ANNEX A AND IS INCORPORATED BY REFERENCE. A NUMBER OF IMPORTANT PROVISIONS OF THE MERGER AGREEMENT ARE SUMMARIZED ABOVE UNDER "THE MERGER." PLEASE READ THE FULL TEXT OF THE MERGER AGREEMENT.

     CONDITIONS TO THE COMPLETION OF THE MERGER. Each party's obligation to complete the merger is subject to the satisfaction or waiver of specified conditions before completion of the merger, including the following:

     - the adoption of the merger agreement by holders of a majority of all outstanding shares of Interlott common stock,

     - the expiration or termination of any waiting period applicable to the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976,

     - the absence of any restraining order, injunction or other court order or other legal restraint or prohibition preventing or delaying completion of the merger,

     - the absence of any stop order or proceeding seeking a stop order with respect to the registration statement on Form S-4 of which this proxy statement/prospectus forms a part, and

     - the GTECH common shares issuable to Interlott stockholders pursuant to the merger having been approved for listing on the New York Stock Exchange.

     In addition, the obligation of each of GTECH and Interlott to complete the merger is further subject to the satisfaction or waiver of the following additional conditions:

     - the representations and warranties of the other party set forth in the merger agreement being true and correct as of the date of the merger agreement and as of the closing date,

     - the other party having performed and complied in all material respects with all material agreements and covenants required by the merger agreement to be performed or complied with by it,

     - receipt from its counsel on the closing date of an opinion as to the tax effects of the merger, and

     - no event having occurred which is reasonably likely to have a material adverse effect on Interlott or GTECH, respectively.

     In addition, GTECH's obligation to complete the merger is further subject to the satisfaction or waiver of the following conditions:

     - there must not be pending any suit, action or proceeding by any governmental entity seeking to restrain or prohibit the completion of the merger or the other transactions contemplated by the merger agreement or seeking material damages in connection with such transactions, or seeking to materially limit the ownership, operation or control by GTECH of Interlott,

     - there must not be pending any suit, action or proceeding brought by any third party other than a governmental entity seeking to restrain or prohibit the completion of the merger or the other transactions contemplated by the merger agreement or seeking material damages in connection with such transactions, or seeking to materially limit the ownership, operation or control by GTECH of Interlott, that could reasonably be expected to succeed,

     - GTECH must receive evidence that certain consents and approvals required in connection with the merger agreement have been obtained by Interlott,

     - the audited financial statements of Interlott for the fiscal year ended December 31, 2002, must have been delivered to GTECH and must be consistent in all material respects with the financial information included in preliminary financial statements previously delivered to GTECH, and

     - the number of shares to which dissenters' rights have been demanded and perfected under Section 262 of the Delaware General Corporation Law must not exceed 10% of Interlott's total outstanding shares.

     The merger agreement provides that a "material adverse effect" means, when used in reference to Interlott or GTECH, any change, effect or event that:

     - is or is reasonably likely to be material and adverse to the condition (financial or otherwise), business, properties, assets, liabilities, results of operations, cash flows or prospects of the applicable company and its subsidiaries, taken as a whole, or

     - does or is reasonably likely to materially impair the ability of the applicable company to perform its obligations under the merger agreement or otherwise materially threatens or impedes the completion of the merger or the other transactions contemplated by the merger agreement or the conduct of business by the surviving corporation in the merger.

     NO SOLICITATION. The merger agreement contains detailed provisions prohibiting Interlott from seeking an alternative transaction. Under these "no solicitation" provisions, Interlott has agreed that it will not, and that it will not authorize or permit any of its officers, directors, employees, representatives, agents or affiliates (including any investment bankers, attorneys, accountants or other advisors) to, directly or indirectly:

     - initiate, solicit or encourage or take any action to facilitate any acquisition proposal, as described below, or any inquiries or the making of any proposal that constitutes or could reasonably be expected to lead to an acquisition proposal, or

     - have any discussions or negotiations regarding, or furnish to any person any information with respect to, or agree to endorse, an acquisition proposal.

     The term "acquisition proposal" means an inquiry, offer or proposal regarding any of the following (other than with GTECH) involving Interlott:

     - a merger, consolidation, share exchange, recapitalization, business combination or other similar transaction;

     - a sale, lease, exchange, mortgage, pledge, transfer or other disposition of 25% or more of the assets of Interlott, in a single transaction or in a series of transactions,

     - a tender offer or exchange offer for outstanding shares of capital stock of Interlott or purchase from Interlott of any shares of capital stock of Interlott or the filing of a registration statement with the SEC in connection with any of these events, or

     - a public announcement by Interlott of a proposal, plan or intention to do any of the above or any agreement to engage in any of the above.

     However, the merger agreement does not prevent the Interlott Board of Directors, at any time prior to obtaining Interlott stockholder approval, from furnishing information with respect to Interlott pursuant to a customary confidentiality agreement to, and participating in discussions or negotiations with, any person making an unsolicited bona fide written takeover proposal that the Interlott Board determines in good faith, after consulting with legal counsel and its financial advisors, could result in a superior proposal, as described below, if the Board determines in good faith that to do otherwise is reasonably likely to violate its fiduciary duties to the Interlott stockholders. Interlott must give GTECH one full business day's notice of its intention to undertake either of these actions.

     The term "superior proposal" means an unsolicited bona fide acquisition proposal that has the following characteristics:

     - it is a proposal to acquire for cash or readily marketable securities (a) at least 80% of the voting power of the Interlott common stock and the Interlott common stock issuable upon exercise of outstanding options, warrants and other rights to acquire Interlott common stock, or (b) substantially all of the assets of Interlott;

     - the terms of the proposal, in the good faith judgment of the Interlott Board, are more favorable to Interlott's stockholders from a financial point of view than the merger with GTECH (after taking into account the termination fee described below and any changes to the terms of the merger agreement offered by GTECH in response to the proposal);

     - the transactions envisioned by the proposal, in the good faith judgment of Interlott Board, are reasonably likely to be consummated without unreasonable delay or unusual conditions compared to the transactions contemplated with GTECH; and

     - any financing required for the proposed transaction has been committed in all material respects.

     The merger agreement further provides that neither Interlott's Board nor any of its committees may:

     - withdraw, or modify in a manner adverse to GTECH, or propose to withdraw or modify, its approval or recommendation of the merger agreement or the merger,

     - approve or recommend, or propose to approve or recommend, any alternative acquisition proposal, or

     - enter into any alternative acquisition proposal.

     However, the merger agreement does not prevent Interlott's Board or any of its committees from taking any of the actions specified in the three bullets of the previous paragraph prior to the special meeting if the Interlott Board or committee determines in good faith (after consulting with legal counsel) that the failure to take any such action would be reasonably likely to result in a breach of its fiduciary duties under applicable law. Interlott must give written notice to GTECH that it intends to take such action no later than 12:00 noon on the business day before it intends to take such action.

     Furthermore, the merger agreement provides that the Interlott Board may, at any time prior to obtaining Interlott stockholder approval, in response to an unsolicited superior proposal and subject to the next sentence, cause Interlott to terminate the merger agreement with GTECH and either withdraw or modify its approval or recommendation of the merger or enter into a binding agreement for that superior proposal. The Interlott Board cannot exercise its termination right:

     - unless Interlott has paid to GTECH the termination fee as described below in "-- Termination Fee" prior to or simultaneously with the termination; and

     - until after 24 hours have passed since Interlott notified GTECH that it has received a superior proposal, specifying the terms and conditions of the proposal and the person or entity that made the superior proposal.

     TERMINATION. The merger agreement may be terminated at any time prior to completion of the merger, even if the merger agreement has been adopted by Interlott stockholders:

     - by mutual written consent of GTECH and Interlott;

     - by either GTECH or Interlott, if the merger has not been completed by October 31, 2003, so long as the party seeking to terminate the agreement has not, by failing to fulfill its obligations under the agreement, been the cause of the delay;

     - by either GTECH or Interlott, if there exists a final and nonappealable restraining order, injunction or other court order or decree or other legal restraint or prohibition preventing completion of the merger;

     - by either GTECH or Interlott, if Interlott stockholders do not adopt the merger agreement at a duly held stockholders meeting;

     - by either GTECH or Interlott, if the other party has materially breached any of its covenants or agreements contained in the merger agreement, which breach would result in a failure of a condition to the merger and cannot or has not been cured within ten business days of notice;

     - by either GTECH of Interlott, if the representations and warranties of the other party shall be untrue in a way that would result in a failure of a condition to the merger;

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     - by GTECH, if Interlott's Board or any of its committees:

      - withdraws, or modifies in a manner adverse to GTECH, its recommendation or approval of the merger agreement or the merger, or

      - recommends or approves any alternative acquisition proposal, or

      - if Interlott enters into an agreement with respect to any alternative acquisition proposal;

     - by Interlott, at any time prior to obtaining Interlott stockholder approval and after compliance with specified provisions of the merger agreement, in connection with withdrawing or modifying its approval or recommendation or entering into a binding agreement for a superior proposal as described above under "-- No Solicitation;"

     - by GTECH, if, three business days before the special meeting of Interlott stockholders, the average closing price of GTECH common stock as reported on the New York Stock Exchange over the 20 trading days prior to that date is less than $25.12; or

     - by GTECH or Interlott if the special committee of Interlott's Board had requested but not have received an opinion from its financial advisor dated as of the date of this proxy statement/prospectus to the effect described in "The Merger -- Opinion of Interlott's Financial Advisor."

     Notwithstanding the next to last bullet above, GTECH will not be permitted to terminate the merger agreement and the merger for the reason that its average stock price has fallen below the level described in that bullet, if Interlott notifies GTECH that it wants to proceed with a merger in which the consideration is paid 100% in cash. If that happens, then the parties have agreed to negotiate an amendment to the merger agreement to reflect the requirements of an all-cash transaction. In that event, you will be mailed another proxy statement asking you to approve the merger as an all-cash transaction and giving further details as to the consequences of an all-cash transaction.

     TERMINATION FEE. Interlott must pay to GTECH a termination fee of $2.75 million, together with out-of-pocket expenses up to $750,000, if:

     - either GTECH or Interlott terminates the merger agreement due to Interlott's stockholders failing to approve the merger;

     - GTECH terminates the merger agreement because Interlott's Board of Directors withdraws, modifies or changes its approval or recommendation of the merger agreement or the merger in a manner adverse to GTECH or approves or recommends an alternative acquisition proposal, or Interlott enters into an alternative acquisition proposal; or

     - Interlott terminates the merger agreement in connection with its Board withdrawing or modifying its approval of the merger agreement or the merger or in connection with Interlott entering into a definitive agreement for an alternative acquisition proposal.

     EXPENSES. The merger agreement provides that all fees and expenses incurred in connection with the merger agreement, the merger and the other transactions contemplated by the merger agreement will be paid by the party incurring those fees or expenses. However, if the merger agreement is terminated for any reason other than for a breach by GTECH, and Interlott consummates a transaction concerning a superior proposal within 12 months of the termination, Interlott will pay GTECH's out-of-pocket expenses, up to $750,000, to the extent it has not already done so.

     CONDUCT OF INTERLOTT'S BUSINESS PENDING THE MERGER. Under the merger agreement, Interlott agreed that, during the period before completion of the merger, it will:

     - carry on its business in the ordinary course consistent with past practice, and

     - use all reasonable efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationship with its customers, suppliers, licensors, licensees, distributors and others having material business dealings with it.

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     In addition, Interlott has agreed that it will not:

     - declare, set aside or pay dividends, or make any other distribution in respect of any of its capital stock,

     - adjust, split or reclassify any of its capital stock,

     - repurchase or redeem its capital stock,

     - grant any options, warrants or rights to purchase its securities, or amend or reprice any existing options, warrants or rights to purchase its securities,

     - issue, sell or encumber any of its securities, other than the issuance of common stock as a result of the exercise of existing stock options or rights under the employee stock purchase plan,

     - amend its certificate of incorporation or by-laws or similar organizational documents, or create any subsidiaries,

     - adopt or implement a plan of consolidation, merger or reorganization, other than in connection with the merger described in this proxy statement/prospectus,

     - amend, modify or waive any material term of its common stock or any other security,

     - amend any existing agreement, or enter into any new agreement, relating to the assumption or incurrence of indebtedness, except that Interlott may draw on its existing credit facilities in the ordinary course of business so long as the aggregate principal amount of indebtedness outstanding under those facilities does not exceed $22 million, or if the aggregate principal amount exceeds $22 million, so long as the draws are contemplated in its capital budget for year 2003 or otherwise with the consent of GTECH, which consent is not to be unreasonably withheld,

     - guarantee any indebtedness or issue or sell any debt securities,

     - enter into any lease other than in the ordinary course of business,

     - create any liens, pledges or other encumbrances or charges on its properties or assets,

     - make any capital expenditures or acquisitions of properties or assets other than in the ordinary course of business,

     - enter into or amend in a material respect any employment, consulting or similar agreement or arrangement with, or grant a material increase in compensation to, any current or former director or, other than in the ordinary course of business, any officer or employee,

     - pay any pension, retirement allowance or other employee benefit not required or contemplated by any existing Interlott employee benefit plan in effect at the date of the merger agreement to any director or, other than in the ordinary course of business, to any officer or employee,

     - become obligated under any new employee benefit plan which was not in existence on the date of the merger agreement, or amend any such plan or arrangement already in existence if the effect would be to materially enhance any benefits under those plans, except as may be required to comply with applicable law,

     - grant to any current or former director, officer or employee, any increase in severance or termination pay (including the acceleration in the exerciseability of stock options except for those which are automatically accelerated by their existing terms or the terms of the merger agreement),

     - acquire any assets that are material, in the aggregate, to Interlott, either:

      - by merging with, consolidating with or acquiring an interest in another entity or

      - otherwise, if not in the ordinary course of business,

     - sell, lease, encumber or otherwise dispose of any of its material properties or assets, other than dispositions in the ordinary course of business which are not material to Interlott,

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

     - voluntarily take any action that is reasonably likely to result in any of Interlott's representations or warranties in the merger agreement being untrue in any material respect or in any of its covenants in the merger agreement, or the conditions to the merger, not being satisfied,

     - waive any material term of any confidentiality or standstill agreement with any person other than GTECH,

     - implement or adopt any change in its accounting principles, practices or methods, other than as may be required by generally accepted accounting principles (GAAP),

     - change any of its methods of reporting income and deductions for federal income tax purposes,

     - enter into, modify or amend, except in the ordinary course of business any material contract,

     - assign, waive, release or relinquish any material contractual right,

     - pay, discharge or satisfy any claims, liabilities or obligations other than in the ordinary course of business, or

     - authorize any of the above, or commit or agree to take any of the above actions.

     REPRESENTATIONS AND WARRANTIES. The merger agreement contains representations and warranties relating to, among other things:

     - corporate organization and similar corporate matters concerning GTECH and Interlott,

     - the authorization of the transactions contemplated by the merger agreement,

     - the compliance of the merger agreement with:

      - the certificate of incorporation, by-laws and similar organizational documents of GTECH, the merger subsidiary and Interlott,

      - applicable law, and

      - contracts and licenses,

     - the capital structure of each of GTECH and Interlott,

     - the absence of any subsidiaries of Interlott and the ownership by GTECH of the capital stock of its subsidiaries,

     - documents filed with the Securities and Exchange Commission by GTECH and Interlott since January 1, 2000, and financial statements included in those documents,

     - the absence of material changes or events concerning GTECH and Interlott since, in the case of GTECH, November 23, 2002, and, in the case of Interlott, September 30, 2002,

     - litigation involving or affecting GTECH or Interlott,

     - compliance with applicable laws by GTECH and Interlott,

     - the good operating order of computer systems owned by Interlott,

     - title to property owned by GTECH or Interlott,

     - contracts to which GTECH or Interlott is a party,

     - insurance policies maintained by Interlott,

     - rights in and non-infringement of intellectual property with respect to GTECH and Interlott,

     - tax matters with respect to GTECH and Interlott,

     - certain labor and environmental matters with respect to GTECH and Interlott,

     - employee welfare and benefit plans matters with respect to Interlott,
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     - the absence of material liabilities of Interlott or GTECH which are not reflected, or are not required to be reflected, on its respective balance sheet,

     - engagement and payment of fees of brokers, investment bankers and financial advisors by each of GTECH and Interlott,

     - receipt of a fairness opinion by the special committee of the board of directors of Interlott,

     - the vote of Interlott stockholders required to adopt the merger agreement,

     - in the case of Interlott, the inapplicability of state takeover laws to the merger under Delaware law,

     - certain business practices and related-party transactions,

     - the accuracy and completeness of information delivered to GTECH by Interlott and to Interlott by GTECH,

     - common stock of GTECH to be issued pursuant to the merger, and

     - matters relating to the ability of GTECH to finance the merger.

     OTHER COVENANTS. The merger agreement also contains other covenants by Interlott and GTECH, including a covenant to use all reasonable efforts to take all actions that are necessary, proper or advisable to complete the merger.

     AMENDMENT, EXTENSION AND WAIVER. The merger agreement provides that the parties may amend, by an instrument in writing signed by each party, the merger agreement, whether before or after any required stockholder approval has been obtained. In addition, the merger agreement provides that at any time prior to the completion of the merger, a party may, by a signed instrument in writing,
(1) extend the time for the performance of the obligations or other acts of the other parties to the merger agreement, (2) waive any inaccuracies in the representations and warranties of the other parties contained in the merger agreement or in any document delivered pursuant to the merger agreement or (3) to the extent permitted by law, waive compliance by the other parties with any of the agreements or conditions contained in the merger agreement. However, after any required stockholder approval has been obtained, no amendment or waiver may be made which by law requires further approval or adoption by stockholders without such further approval or adoption.

     Under Section 251(d) of the General Corporation Law of the State of Delaware, no amendment to a merger agreement made after the adoption of the merger agreement by stockholders of a corporation may, without further approval by the stockholders, alter or change the merger consideration to be received by those stockholders, alter or change any term of the certificate of incorporation of the surviving corporation, or alter or change any terms and conditions of the merger agreement if the alteration or change would adversely affect the holders of any class or series of stock of the corporation.

                           THE STOCKHOLDER AGREEMENT

     In order to induce GTECH to enter into the merger agreement, L. Roger Wells, Jr. entered into a stockholder voting and option agreement with GTECH and the GTECH subsidiaries that are a party to the merger agreement dated as of March 17, 2003. In this stockholder agreement, Mr. Wells has agreed to vote his shares in favor of the merger. The shares subject to this agreement (including options that vested within 60 days of March 17, 2003) represented 54.8% of Interlott's outstanding capital stock at that date. The stockholder agreement will terminate when the merger becomes effective, or if the merger agreement is terminated under specified provisions due to any breach of a representation, warranty or covenant of GTECH or if Interlott's Board of Directors terminates the merger agreement in connection with a superior acquisition proposal. See "The Merger Agreement--Termination." It will also terminate 60 days after any termination of the merger agreement for other reasons, or at the latest, December 17, 2003.

     In addition, Mr. Wells irrevocably granted GTECH's subsidiary an option, exercisable only upon certain events set forth in the agreement, to purchase all of his shares at a purchase price per share equal to $9.00 in cash. Subject to the conditions in the agreement, GTECH's subsidiary may exercise the option in whole at any
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

time prior to the date 60 days after the expiration or termination of the merger agreement if Mr. Wells fails to comply with any of his obligations under the stockholder agreement. GTECH can also exercise the option if specified conditions under the merger agreement were not met (covering most of the conditions to that agreement other than those relating to GTECH's own representations and agreements and conditions relating to anti-trust and other governmental approvals and litigation) and the agreement is terminated (other than as a result of a court decision, a breach by GTECH, Interlott's board withdrawing from the merger as a result of a superior acquisition proposal, or GTECH's stock price being below the minimum levels described above). Funds required to exercise the option would be furnished from the working capital of GTECH. The stockholder agreement does not restrict Mr. Wells ability to act in his capacity as a director or officer of Interlott. If GTECH exercises this option, it has agreed with Interlott and Mr. Wells that it will, to the extent permitted by law, offer to purchase the remaining shares of Interlott for the same price.

     A copy of the stockholder agreement is attached to this proxy statement/prospectus as Annex B.

                       DESCRIPTION OF GTECH CAPITAL STOCK

     This section of the proxy statement/prospectus describes the material terms of the capital stock of GTECH under its amended and restated articles of incorporation and amended by-laws. The terms of GTECH amended and restated articles of incorporation and amended by-laws are more detailed than the general information provided below. You should carefully consider the actual provisions of these documents. The GTECH amended and restated articles of incorporation and amended by-laws may be obtained without charge by following the instructions in the section entitled "Where You Can Find More Information" on page 71.

     The total authorized capital stock of GTECH consists of:

     - 150 million shares of common stock, $.01 par value per share, and

     - 20 million shares of preferred stock, $.01 par value per share.

     On April 3, 2003, there were 56,699,012 shares of GTECH common stock issued and outstanding, and no shares of GTECH preferred stock issued and outstanding.

     The following is a summary description of the material terms of GTECH's capital stock and is qualified in its entirety by reference to GTECH's certificate of incorporation and by-laws, as amended, filed as exhibits to its most recent Annual Report on Form 10-K filed with the SEC and incorporated by reference in this proxy statement/prospectus. See "Where You Can Find More Information" on page 71.

     The holders of GTECH common stock are entitled to one vote per share for each share held of record on all matters submitted to a vote of stockholders. Subject to preferential rights with respect to any series of preferred stock that may be issued, holders of GTECH common stock are entitled to receive ratably such dividends as may be declared by the board of directors on common stock out of funds legally available therefor, and in the event of a liquidation, dissolution or winding-up of GTECH's affairs, are entitled to share equally and ratably in all of GTECH remaining assets and funds. The holders of common stock have no preemptive rights, cumulative voting rights, or rights to convert shares of common stock into any other securities and are not subject to future calls or assessments by GTECH.

     GTECH's certificate of incorporation and by-laws provide for a classified board of directors consisting of three classes as nearly equal in size as the then authorized number of directors constituting the board of directors permits. At each annual meeting of stockholders, one class of directors is elected for a three-year term, and the directors in the other two classes continue in office. Each class holds office until the date of the third annual meeting for the election of directors following the annual meeting at which such class was elected. As a result, approximately one-third of the GTECH board of directors is elected each year. Moreover, under the Delaware General Corporation Law (and GTECH's certificate of incorporation and by-laws), in the case of a corporation having a classified board, stockholders may remove a director only for cause. This provision, when coupled with the provisions of the certificate of incorporation and by-laws authorizing the board of directors to fill vacant directorships, may preclude a stockholder from removing incumbent directors
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without cause and simultaneously gaining control of the board of directors by filling the vacancies created by such removal with that stockholder's own nominees.

     GTECH's certificate of incorporation provides that, to the fullest extent permitted by Delaware law, none of its directors shall be personally liable to GTECH or to its stockholders for monetary damages for the breach of fiduciary duties as directors. The effect of this provision is to eliminate GTECH's rights and the rights of its stockholders (through stockholder derivative suits on GTECH's behalf) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from grossly negligent conduct). This provision does not, however, exonerate the directors from liability under federal securities laws or for (i) breaches of a director's duty of loyalty to GTECH or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) certain willful or negligent acts in connection with the payment of dividends or the repurchase or redemption of securities, or (iv) any transaction from which the director derived an improper personal benefit. GTECH's by-laws provide for indemnification of its officers and directors to the fullest extent permitted by applicable law, and officers and directors also may be indemnified pursuant to agreements with GTECH.

     The board of directors has the authority to issue preferred stock in one or more classes or series and to fix the voting powers, preferences and relative participating, optional or other special rights of such preferred stock without any further vote or action by GTECH's stockholders. The ability of the board of directors to issue preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could adversely affect the voting power of the holders of GTECH common stock and could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, control of GTECH. GTECH has no present plans to issue any of the preferred stock.

     Section 203 of the Delaware General Corporation Law prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the time such stockholder became an interested stockholder, unless (i) prior to such time either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder is approved by the board of directors of the corporation, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (A) those shares owned by persons who are both directors and officers and (B) certain employee stock plans, or (iii) at or after such time the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. A "business combination" includes certain mergers, consolidations, asset sales, transfers and other transactions resulting in a financial benefit to the stockholder. An "interested stockholder" generally is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of the corporation's voting stock.

       COMPARISON OF RIGHTS OF COMMON STOCKHOLDERS OF GTECH AND INTERLOTT

     Interlott and GTECH are both organized under the law of the State of Delaware. Any differences, therefore, in the rights of holders of Interlott common stock and GTECH common stock arise primarily from differences between Interlott's certificate of incorporation and by-laws and GTECH's amended and restated certificate of incorporation and it amended and restated by-laws. Upon completion of the merger, Interlott stockholders who elect to receive GTECH stock will exchange all or a portion of their issued and outstanding shares of Interlott common stock for GTECH common stock, subject to their election between cash and stock consideration and the proration described above under "The
Merger -- Consideration to be Received in the Merger." Accordingly, upon consummation of the merger, the rights of Interlott stockholders who become stockholders of GTECH in the merger will be governed by Delaware law and by GTECH's certificate of incorporation and by-laws. The following is a summary of the material differences between the current rights of Interlott stockholders and the rights of GTECH stockholders.

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     The following discussions are not intended to be complete and are qualified by reference to the certificate of incorporation and by-laws of each company. In addition, the identification of some of the differences in the rights of these stockholders as material is not intended to indicate that other differences that are equally important do not exist. Please read carefully the relevant provisions of Delaware law, as well as the certificates of incorporation and the by-laws of each company. Copies of these documents are incorporated by reference into this document and will be sent to you upon request. See "Where You Can Find More Information" on page 71.

  Board of Directors

     Interlott. The board of directors of Interlott has seven directors, divided into three classes, each elected for a three-year term. The Interlott by-laws provide that the Interlott board of directors will consist of at least one member and not more than nine members. The number of directors is fixed from time to time by resolution of the directors or the stockholders of Interlott.

     GTECH. The board of directors of GTECH has eight directors, divided into three classes, each elected for a three-year term. The GTECH amended and restated by-laws provide that the GTECH board of directors will consist of a number of directors not less than six and not more than twelve. The number of directors is fixed from time to time by resolution of the board of directors of GTECH.

  Newly Created Directorships and Vacancies

     Interlott. The Interlott certificate of incorporation provides that, subject to any rights of holders of preferred stock, any vacancies in the board of directors caused by the resignation, removal, death or other incapacity of a director elected by the stockholders, and any newly created directorships resulting from an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining members of the board of directors, even if less than a quorum, or by the sole remaining director; provided, however, that if the holders of any class of stock or series thereof are entitled to elect one or more directors, vacancies and newly created directorships of such class or series may only be filled by a majority vote of the directors elected by such class or series then in office, whether or not a quorum.

     GTECH. The GTECH certificate of incorporation provides that, subject to any rights of holders of preferred stock, any vacancies in the board of directors caused the resignation, removal, death or other incapacity of a director elected by all the stockholders, and any newly created directorships resulting from an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining members of the board of directors, even if less than a quorum, or by the sole remaining director.

  Evaluation of Change of Control Offers

     Interlott. Pursuant to the Interlott certificate of incorporation, the board of directors of Interlott, when evaluating any offer of a person to (a) make a tender or exchange offer for any equity security of Interlott, (b) merge or consolidate Interlott with another person, or (c) purchase or otherwise acquire all or substantially all of the properties and assets of Interlott shall, in connection with the exercise of business judgment in determining the best interests of Interlott and its stockholders, give due consideration to all relevant factors including (i) the consideration being offered in relation to current market price, but also in relation to the current value of Interlott in a freely negotiated transaction and in relation to the board of directors' current estimate of the future value of Interlott as an independent entity, (ii) the social and economic effects on the employees, customers, suppliers and other communities in which Interlott and its subsidiaries and on the communities in which Interlott and its subsidiaries operate or are located, and (iii) the desirability of maintaining independence from any other entity.

     GTECH. The duties of GTECH directors in evaluating change of control offers are governed by Delaware law.

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  Removal of Directors

     Interlott. The Interlott certificate of incorporation and by-laws provide that a director may be removed only for cause by an affirmative vote of the stockholders holding at least a majority of the shares entitled to vote in an election of directors, voting together as a single class.

     GTECH. The GTECH certificate of incorporation provides that a director may be removed only for cause by an affirmative vote of the stockholders holding a majority of each class of shares entitled to vote in an election of directors at a stockholder meeting called specifically for that purpose. The certificates of incorporation of both Interlott and GTECH define "cause" to mean personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties or willful violation of any law, rule or regulation (other than traffic violations or similar minor offenses).

  Officers

     Interlott. Pursuant to the by-laws of Interlott, the officers of Interlott are a chairman of the Board, a president, one or more vice presidents, a secretary and a treasurer. In addition, the board of directors may elect a chief executive officer and one or more of the following: executive vice president, senior vice president, assistant vice president, chief financial officer, chief operating officer, general counsel, assistant secretary and assistant treasurer. Any number of offices may be held by the same person.

     GTECH. Pursuant to the GTECH by-laws, GTECH's officers consist of a chief executive officer, a president, one or more corporate vice presidents, a treasurer and a secretary. GTECH also has a chairman, and may have one or more co-chairmen and one or more vice chairmen. One person may hold the offices and perform the duties of any two or more of the offices above, with the following exceptions: (a) no chairman, co-chairman or vice chairman may be an officer of GTECH unless the resolution of the Board electing an individual to such position expressly so designates, provided, however, that no person may serve as both chairman and chief executive officer, except as may be necessary on an interim basis in the event of a vacancy in the office of the chief executive officer, and (b) no one person may hold the offices and perform the duties of both president and secretary. In addition, GTECH may have one or more non-corporate vice presidents, assistant treasurers, assistant secretaries and assistant controllers and such other subordinate officers, agents and employees as the board of directors may deem necessary.

  Special Meetings of Stockholders

     Interlott. A special meeting of stockholders can be called by (a) the Board of Directors, (b) the chairman of the Board, (c) the chief executive officer or (d) the holders of 2/3 of the votes entitled to be cast on any issue proposed to be considered at the special meeting. Only business within the purpose or purposes described in the special notice can be conducted at the special meeting.

     GTECH. Special meetings of stockholders for any purpose or purposes may be called at any time by the board of directors. No other person or persons, including the stockholders, may call a special meeting.

  Voting

     Interlott. When a quorum exists, action on a matter is approved if a majority of the shares present in person or represented by proxy and entitled to vote on the matter are voted in favor of the matter, unless a specified provision of the certificate of incorporation, the by-laws or Delaware law indicates a greater number of affirmative votes is necessary. Stockholders do not have the right to accumulate their votes.

     GTECH. The affirmative vote of a majority of the outstanding capital stock of GTECH shall be the act of the stockholders; provided, however, that with respect to any matter that has been approved by a majority of the total number of directors of GTECH, the affirmative vote of a majority of the capital stock present in person or represented by proxy at a meeting of stockholders and entitled to vote on the matter shall be the act of the stockholders. Unless otherwise provided by law or by a resolution or resolutions adopted by the board of directors setting out the rights of the preferred stock holders, the preferred stockholders (if any) of GTECH shall not vote on or consent to any matter to be voted on or consented to by the stockholders of GTECH, and the shares of preferred stock shall not be included in determining the number of shares voting or entitled to vote on any such matters.

  Advance Notice of Stockholder-Proposed Business at Annual Meetings

     Interlott. The Interlott by-laws provide that in order to bring business before an annual meeting, a stockholder must satisfy all the conditions set out in Securities and Exchange Commission Rule 14a-8.

     GTECH. The GTECH by-laws provide that in order to bring business before an annual meeting, a stockholder must submit the proposal or nomination to the Secretary of GTECH and it must be received in writing by the secretary not more than 120 days and not less than 90 days in advance of the anniversary date of the immediately preceding annual meeting. However, if the date of the annual meeting is more than 30 days prior to or more than 70 days after such anniversary date, notice by the stockholder shall be delivered not earlier than 120 days prior to said meeting and not later than the close of business on the latter of the 90th day prior to the meeting or the 10th day following the first public announcement of the meeting. A stockholder's notice proposing to nominate certain persons for election to the board of directors must contain:

     - information regarding the proposed nominee required by Regulation 14A of the Securities and Exchange Act of 1934, and

     - the proposed nominee's written consent to being named in the proxy statement and to serving as a director if elected.

     For a stockholder to bring other business before a meeting, he or she must provide:

     - a brief description of the business desired to be brought before the meeting,

     - the text of any proposal or business,

     - the reasons for conducting such business at a meeting, and

     - any material interest of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made.

     Finally, the stockholder giving notice and the beneficial owner of the stock must provide:

     - the name and address of the stockholder as they appear in the corporate books, and of any beneficial owner,

     - the class and number of shares held by the stockholder and such beneficial owner,

     - a representation that the stockholder is entitled to vote and intends to appear in person or by proxy to propose the nomination or other matter specified in the notice, and

     - a representation whether the stockholder or the beneficial owner, if any, intends to be part of a group which intends to deliver a proxy statement and or form of proxy to holders of the percentage of outstanding stock necessary to approve or adopt the proposal, and/or to solicit proxies from other stockholders in support of such nomination.

  Amendment of Governing Documents

     Interlott. Pursuant to its certificate of incorporation, Interlott reserves the right at any time to amend, alter, change or repeal any provisions contained in the certificate of incorporation. Under Delaware law, an amendment to a corporation's certificate of incorporation requires:

     - the recommendation of a corporation's board of directors;

     - the approval of a majority of all shares entitled to vote thereon, voting together as a single class; and

     - the approval of a majority of the outstanding stock of each class entitled to vote on the amendment,

unless a higher vote is required in Interlott's certificate of incorporation.

     The by-laws may be amended or repealed and new by-laws may be adopted by the board of directors or by the stockholders at any regular or special meeting. Interlott's stockholders may amend or repeal any by-law adopted by its Board of Directors.

     GTECH. GTECH reserves the right to amend the restated certificate of incorporation in any manner permitted by Delaware law, and, with the sole exception of those rights and powers conferred under Article 8 of GTECH's amended and restated certificate of incorporation, all rights and powers conferred by the restated certificate of incorporation on stockholders, directors and officers, if any, are subject to this reserve power.

     Under Article 8, a director of GTECH shall have no personal liability to GTECH or to its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that Section 107(b)(7) (or any successor or additional provision) of the General Corporate Law of the State of Delaware, as amended from time to time, expressly provides that the liability of a director may not be eliminated or limited.

     The by-laws may be amended or repealed and new by-laws may be adopted by the board of directors or by the affirmative vote of the holders of 66.66% of the voting power of the outstanding stock at any annual meeting, or at any special meeting if the notice of said meeting contained notice of the proposed amendment.

                  APPROVAL OF AMENDED AND RESTATED 1994 STOCK
                                 INCENTIVE PLAN

     Interlott's 1994 Stock Incentive Plan (the "Incentive Plan" or the "Plan") provides for the grant of options to purchase common stock and the award of restricted shares of common stock. Until late 2000, grants and awards under the Incentive Plan only could be made to Interlott's employees, consultants and advisors. Grants and awards to Interlott's nonemployee directors were required to be made under a separate plan. The Incentive Plan was amended and restated in December 2000, and approved by stockholders in May 2001, to permit grants to nonemployee directors. At the time, additional shares were added to the Plan for this purpose and to replenish the shares available for grants to employees. After the 2000 amendment, the Plan authorized a total of 1,120,000 shares for issuance, of which 663,450 were available for new grants.

     In late 2002, it became apparent that an insufficient number of shares had been added in 2000. Additionally, a number of desirable updating changes to the Plan were identified, including revisions to the Plan's change of control provisions, deletion of language relating to Interlott's 1994 initial public offering and provisions that have been unnecessary since that offering, and simplification (without substantive change) of the section on Plan amendments. On January 15, 2003, Interlott's Board of Directors amended and restated the Incentive Plan for these purposes and directed that it be presented to stockholders for reapproval.

     RECOMMENDATION OF THE BOARD. Interlott's Board of Directors recommends that stockholders vote "FOR" approval of the 1994 Stock Incentive Plan, as amended and restated effective January 15, 2003. The Board recommends approval of the amended and restated 1994 Stock Incentive Plan even in view of the merger because the Board believes failure to do so would unfairly disadvantage those persons who received options which have not yet vested, including those described under "Grants" below.

     A summary of the amended and restated Incentive Plan, including material revisions, follows. The full text of the Plan is set forth as Annex E to this proxy statement/prospectus and should be read for complete information.

     THE AMENDED AND RESTATED INCENTIVE PLAN. Interlott may issue up to 2,120,000 shares of its common stock under the Incentive Plan, as amended. Appropriate adjustments in the number of Plan shares issuable, and in the number and price of shares covered by outstanding options, will be made to give effect to changes in Interlott's capitalization. Shares attributable to the unexercised portion of an expired or terminated option may be the subject of future Plan grants. In order to comply with requirements of Section 162(m) of the Internal Revenue Code relating to the deductibility of executive compensation, the Incentive Plan includes a provision that options for no more than 500,000 shares of common stock may be granted to any person during any 12-month period; previously, this number was 300,000.

     The Incentive Plan is administered by Interlott's Board of Directors, which has the authority to select recipients of Plan awards, determine the number of shares covered by an award and, subject to the requirements of the Plan, set all the terms and conditions of an award. Currently, approximately 25 people, comprised of Interlott's nonemployee directors and executive officers (nine persons) and other selected employees, participate in the Plan. The Plan has no limit on the number of participants.

     The Board may appoint a committee of directors to approve Plan awards and otherwise administer the Plan. However, only the Board may amend or terminate the Plan, and it may do so at any time. Interlott must seek stockholder approval for amendments as required by law and the rules of the American Stock Exchange.

     When it was amended, the life of the Plan was extended from March 9, 2004 to January 14, 2013. No new awards under the Plan may be granted after that date.

     STOCK OPTIONS. Options granted under the Incentive Plan may be either "incentive stock options" as defined in Section 422 of the Internal Revenue Code or "nonqualified" options. Either form of option may be granted to employees of Interlott. Nonemployee directors and consultants and advisors may only receive nonqualified options. To date, only employees and nonemployee directors of Interlott have received options under the Incentive Plan, and all options granted under the Plan have been nonqualified options. Interlott has never awarded restricted shares.

     The per share exercise price of any option granted under the Plan may not be less than 100% of the fair market value of the common stock on the date the option is granted. For purpose of the Plan, the "fair market value" of Interlott's common stock is the closing price on the American Stock Exchange on a given date. As of August 7, 2003, the fair market value of Interlott's common stock was $8.91 per share. Incentive stock options granted to a person who holds more than 10% of Interlott's voting stock must have an exercise price of at least 110% of fair market value on the date of grant and may be for a term no longer than five years. Otherwise, no incentive stock option may have a term longer than ten years. Unless otherwise provided by the Board, nonqualified options also have a term of ten years and every option, whether incentive or nonqualified, becomes exercisable as to 25% of its shares on each of the first through fourth anniversaries of the option's date of grant. Notwithstanding any vesting schedule, all of an optionee's options become fully exercisable if the optionee becomes disabled or dies or in the event of a "change of control" (as described below).


     An option's exercise price may be paid, at the election of the optionee, in cash, with shares of Interlott's common stock that have been owned for at least six months or by a combination of these methods. Shares used for this purpose are valued at their fair market value on the date of option exercise.

     An option granted under the Incentive Plan is not transferable, except upon the optionee's death, unless the board concludes that a transfer will not result in accelerated taxation and otherwise is appropriate and desirable.

     An option which is not exercisable terminates when the optionee's employment by or service to Interlott terminates. If the option is exercisable at the time of termination of employment or service, it usually will terminate on the earliest of its full exercise, its expiration date or three months after the termination date. If, however, the termination of employment or service is due to disability, the option may be exercised for one year after termination. If an optionee dies (a) while employed by or performing services for Interlott,
(b) within three months after termination of employment or service for a reason other than cause or (c) within a year after termination due to disability, the option may be exercised for one year after the date of death. As amended, the Incentive Plan similarly provides that, if an optionee's employment terminates for a reason other than death or disability within one year after a change of control, all options held on the date of termination of employment will be exercisable for a year after that date. This period previously was three months. Regardless of the extension of time during which an option can be exercised after disability, death or a change control, an option cannot be exercised after its expiration date.

     RESTRICTED SHARES. The Board may award shares of restricted stock under the Plan, although it has never done so. Any restricted shares awarded will vest over a four-year period, at the rate of 25% a year beginning on the first anniversary of the award. In addition, the Board may make the vesting and ultimate receipt of restricted shares subject to the satisfaction of other conditions and must specify the purchase price, if any, for restricted shares that are awarded. Any restricted shares issued will have full voting and dividend rights during the restricted period. Generally, unvested restricted shares will be forfeited if the recipient's employment by or service to Interlott terminates for any reason other than a change of control; however, the Board may provide otherwise or may waive any remaining restrictions at the time of termination. Any outstanding restricted shares become fully vested in the event of a change of control.

     CHANGE OF CONTROL. As indicated above, the Incentive Plan's provisions relating to a change of control of Interlott were revised when the Plan was amended and restated. As amended, the Plan provides that a "change of control" will occur if (1) the beneficial ownership of Interlott's common stock by L. Roger Wells, Jr. falls below 50.1% and another person, without approval or ratification by Interlott's Board of Directors acquires beneficial ownership of 30% or more of Interlott's common stock; (2) immediately after a merger or consolidation of Interlott with, or a sale of all or substantially all Interlott's assets to, another corporation, in a transaction in which outstanding grants and awards under the Incentive Plan are assumed or substituted for by the surviving or acquiring corporation, and the voting shares of Interlott outstanding before the transaction do not represent more than 50% of the voting power of the surviving or acquiring entity or its parent; or (3) during any fiscal year, the individuals who comprised the board of directors at the beginning of the year no longer constitute a majority of the board, unless the election or nomination for election of the new directors has been approved in advance by a majority of the directors in office at the beginning of the fiscal year. The merger will constitute a change of control for purposes of the Plan.

     The amended Incentive Plan also provides that if Interlott proposes (1) to merge, consolidate or sell all or substantially all its assets in a transaction in which outstanding Plan grants and awards will not be assumed or substituted for or (2) to liquidate or dissolve, all options and restricted shares will become fully vested immediately before, and subject to, completion of the transaction. Optionees will have the right to exercise their options contingent on completion of the transaction. If the transaction is completed, options that have not been exercised will terminate. If the transaction is not completed, the conditional vestings of options and restricted shares, and any option exercises, will be deemed annulled and all grants and awards will return to their prior status.

     FEDERAL INCOME TAX CONSEQUENCES. Generally, the recipient of an incentive stock option recognizes no income upon the grant or exercise of the option. If the stock purchased on exercise of an incentive stock option is not disposed of within two years from the date of grant nor within one year after exercise, the amount realized on the sale of the stock in excess of the option price is treated as a long-term capital gain and Interlott is not entitled to a federal income tax deduction. If stock acquired through the exercise of an incentive stock option is disposed of before the expiration of either the prescribed holding periods, the lesser of (a) the difference between the option price and the fair market value at the time of exercise or (b) the difference between the option price and the amount realized upon disposition is treated as ordinary income to the optionee at the time of disposition, represents a preference item for purposes of calculating alternative minimum tax and is allowed as a deduction to Interlott. Any excess of the amount realized upon sale over the fair market value at the time of exercise is generally treated as capital gain to the optionee.

     An optionee who exercises a nonqualified option recognizes taxable ordinary income, and Interlott is entitled to a deduction, at the time of exercise of the option, in an amount equal to the excess of the fair market value of the shares purchased over the option price. At the time of a subsequent sale of the shares, the optionee recognizes a taxable capital gain or loss based upon the difference between the fair market value at the time of exercise and the selling price.

     The recipient of restricted shares may elect to treat as income for the year in which the restricted shares are received the fair market value of the restricted shares awarded. If this election is not made, the recipient realizes taxable income equal to the then fair market value of the restricted shares on the date on which the restrictions lapse. In general, Interlott is entitled to deduct amounts realized as income by the recipient.

     ACCOUNTING CONSIDERATIONS. The proceeds of the sale of stock under the Plan constitute general funds of Interlott and may be used by it for any purpose. Under accounting practices currently in effect and followed by Interlott, the grant of an option to an employee or nonemployee director at fair market value does not result in any charge against Interlott's earnings. On the other hand, the grant of an option to an advisor or consultant to Interlott, and any award of restricted shares, would result in compensation expense to Interlott, with the expense and related tax benefits being recognized systematically in Interlott's financial statements over the applicable vesting or restricted period.


     GRANTS. On January 15, 2003, the Board granted stock options under the amended Incentive Plan for the numbers of shares shown in the table below. Although these option grants are contingent on stockholder approval of the amended Incentive Plan, that approval is assured due to Mr. Wells' ownership of a majority of Interlott's common stock. Upon the closing of the merger, the Plan will terminate, all outstanding options will be vested and option holders will receive cash payments equal to the difference between $9.00 per share and the exercise price of the options. See "The Merger--Interests of Certain Persons in the Merger."

                            NEW STOCK OPTION GRANTS
                 AMENDED AND RESTATED 1994 STOCK INCENTIVE PLAN

                                                               SHARES
                                                               -------
L. Rogers Wells, Jr.........................................   211,000
David F. Nichols............................................    55,200
Dennis W. Blazer............................................    22,500
Thomas W. Stokes............................................    24,600
All current executive officers as a group...................   313,300
All current directors who are not executive officers as a
  group.....................................................    52,500
All employees who are not executive officers as a group.....    29,500

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE 1994 STOCK INCENTIVE PLAN, AS AMENDED AND RESTATED EFFECTIVE JANUARY 15, 2003.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     Interlott's Board of Directors conducts its business through meetings of the full board and through committees of the board, including standing Audit and Compensation Committees. During 2002, the Board of Directors held three meetings, the Audit Committee held three meetings and the Compensation Committee met informally on two occasions in conjunction with Board meetings. Each director except Kazmier Kasper attended at least 75% of all meetings of the full Board and of each committee of the Board of which he or she is a member.

     The Audit Committee is responsible for reviewing with Interlott's independent auditors their audit plan and the scope and results of their audit; reviewing the scope and results of Interlott's internal auditing procedures; consulting with the independent auditors and management with regard to Interlott's accounting methods and the adequacy of its internal accounting controls; approving professional services provided by the independent auditors; reviewing the independence of the independent auditors; and reviewing the range of the independent auditors' audit and non-audit fees. The Audit Committee is composed of Gary S. Bell, H. Jean McEntire and John J. Wingfield (Chair). Each of the Committee's members is a nonemployee director of Interlott. Ms. McEntire and Mr. Wingfield are "independent" directors within the meaning of Section 121(A) of the American Stock Exchange's current listing standards. Mr. Bell does not qualify as independent under those standards because of his position as President of International Investments, Inc., which is owned by L. Rogers Wells, Jr. and to which Interlott has paid a fee for consulting services provided by Mr. Bell. However, Interlott's Board has determined that Mr. Bell's membership on the Audit Committee is in the best interests of Interlott and its stockholders because of his banking and financial background. The Audit Committee's charter was included as an exhibit to Interlott's Proxy Statement for the 2001 Annual Meeting of Stockholders.

     The Compensation Committee is responsible for setting the compensation of the Chairman of the Board and the President and Chief Executive Officer and ratifying the compensation of all other officers and general wage and salary limits of employees. The Compensation Committee is composed of Gary S. Bell (Chair), H. Jean McEntire and John J. Wingfield. The Compensation Committee's annual report is furnished below.

     The Board of Directors as a whole functions as a nominating committee to select management's nominees for election as directors of Interlott. The Board of Directors will consider nominees recommended by stockholders if submitted to Interlott in accordance with the procedures set forth in Section 2.3 of Interlott's Bylaws.

Audit Committee Report

     The Audit Committee has reviewed and discussed Interlott's audited consolidated financial statements with management. Further, the Audit Committee has discussed with Grant Thornton LLP, Interlott's independent public accountants, the matters required to be discussed by the Statement of Auditing Standards No. 61 (SAS 61 -- Communication with Audit Committees) relating to the accountants' judgment about the quality of Interlott's accounting principles, judgments and estimates, as applied in its financial reporting.

     The Audit Committee also has received the written disclosures and the letter from Grant Thornton required by Independent Standards board Standard No. 1 (Independence Discussions with Audit Committees) that relates to Grant Thornton's independence from Interlott, and has discussed with Grant Thornton their independence.

     Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that Interlott's audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

                                          AUDIT COMMITTEE
                                          Gary S. Bell
                                          H. Jean McEntire
                                          John J. Wingfield

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     This report by the Compensation Committee of the Board of Directors (the "Committee") discusses the compensation objectives and policies applicable to Interlott's executive officers. The report reviews the Committee's policy generally with respect to the compensation of all executive officers as a group and specifically reviews the compensation of Interlott's Chief Executive Officer. The Committee is composed entirely of non-employee directors of Interlott.

     To date, the Committee has made its compensation decisions based upon the recommendations of Interlott's Chief Executive Officer and upon his and the Committee's subjective evaluations of each executive officer's past performance and anticipated ability to positively impact Interlott's future growth and development. The Committee met informally in 2002 and its recommendations were approved by the full Interlott Board of Directors.

  COMPENSATION POLICY FOR EXECUTIVE OFFICERS

     Interlott's compensation policies for its executive officers are intended to create a direct relationship between the level of compensation paid and Interlott's current and long-term performance. The Committee believes that this relationship is best implemented by providing a compensation package consisting of a base salary, discretionary bonus and long-term incentive compensation in the form of stock options.

     In setting the base salary levels of Interlott executives, the Compensation Committee reviews the base compensation levels of executives in the gaming industry as well as the compensation levels of executives in similarly sized manufacturing companies in the local area. Interlott is much smaller than the lottery related gaming industry companies used in the review which included GTECH, Scientific Games, Automated Wagering and International Game Technologies and, therefore, the comparative salaries of their executives are significantly higher. In comparison to a local survey of 314 companies, salaries of Interlott executives are generally below average. The financial performance of the comparative groups is not considered in comparison to the financial performance of Interlott for base salary determinations; however, this performance is heavily considered with regard to bonus pay and stock incentive grants. The bonuses and stock option grants reflected in the Summary Compensation Table for Messrs. Blazer and Stokes, as well as the January 2003 stock option grants described above under "Approval of Amended and Restated 1994 Stock Incentive Plan -- Grants," were awarded in recognition of their positive contributions to Interlott's performance in 2002, a year during which Interlott achieved record revenues and its second highest net income, won significant contract awards and completed the integration of its acquisition of On-Point Technology Systems, Inc.

     To provide further incentive for employee performance, and to establish a direct link between that performance and stockholder value, Interlott generally makes an annual award of stock options under the

Incentive Plan to its executive officers (as well as certain other employees). Through these stock options, opportunities for additional compensation by Interlott's executive officers are tied directly to increases in the price of Interlott's Common Stock. The options granted under the Incentive Plan have an exercise price equal to the fair market value of Interlott's Common Stock on the date of grant and, to encourage a long-term perspective by the employee, have an exercise period of ten years. Each named executive officer received an option grant on March 6, 2002. Information on these grants and on stock options held by the named executive officers as of December 31, 2002 is set forth in the Interlott 10-K under the heading "Item 11. Executive Compensation."

  CHIEF EXECUTIVE OFFICER COMPENSATION

     Effective January 1, 2001, Interlott entered into an employment agreement with Mr. Nichols, Interlott's Chief Executive Officer, which provides for a minimum annual base salary and for bonuses tied directly to Interlott's financial performance. For 2002, Mr. Nichols' base salary was $226,317 and, pursuant to the formula in his employment agreement, he received a year-end bonus of $139,400. In 2002, Mr. Wells, Interlott's Chairman of the board, received a salary of $350,000. Along with Interlott's other executive officers, both Mr. Nichols and Mr. Wells received annual stock option awards in March 2002. These awards, which were based on subjective evaluations, will enable the executives to realize increased compensation if and to the extent that Interlott's performance results in an increase in the price of the Common Stock. As a result, any additional compensation due to these stock options will be tied directly to an increase in overall stockholder value.

  SECTION 162(m) OF THE INTERNAL REVENUE CODE

     Section 162(m) of the Internal Revenue Code limits the deductibility of compensation paid to each of Interlott's named executive officers to $1 million for any year unless several requirements are met. The Committee has reviewed these requirements and believes that all compensation paid to its executive officers in 2002 is fully deductible.

                                          COMPENSATION COMMITTEE
                                          Gary S. Bell
                                          H. Jean McEntire
                                          John J. Wingfield

                      EQUITY COMPENSATION PLAN INFORMATION

     Interlott has three compensation plans under which shares of its common stock may be issued: the 1994 Stock Incentive Plan, described above; the 1994 Directors Stock Incentive Plan, under which options were granted to Interlott's nonemployee directors prior to 2000; and the Employee Stock Purchase Plan. Each of these plans has been approved by stockholders. Interlott has no equity compensation plans or arrangements that have not been approved by stockholders.

     The following table provides information concerning Interlott's equity compensation plans as of December 31, 2002. The additional shares authorized for issuance under the Incentive Plan as amended and restated effective January 15, 2003, and the stock options granted on that date, are not included.

                                                                                          Number of securities
                                                                                         remaining available for
                                         Number of securities       Weighted-average      future issuance under
                                           to be issued upon       exercise price of       equity compensation
                                        exercise of outstanding       outstanding           plans (excluding
                                         options, warrants and     options, warrants     securities reflected in
                                                rights                 and rights              column (a)
Plan category                                     (a)                     (b)                      (c)
-------------                           -----------------------   --------------------   -----------------------
Equity compensation plans approved by
  security holders....................         1,070,511                 $4.68                   201,594
Equity compensation plans not approved
  by security holders.................                --                    --                        --
Total.................................         1,070,511                 $4.68                   201,594

                            STOCK PERFORMANCE GRAPH

     Interlott's common stock trades on the American Stock Exchange. The following performance graph and accompanying table compare the cumulative total stockholders' return on Interlott's Common Stock with the AMEX Stock Market Index (U.S. Companies) and with the AMEX index of U.S. and foreign manufacturers of industrial and commercial machinery and computer equipment (SIC Codes 3500-3599) (the "AMEX Machine and Computer Manufacturers Index") assuming, in each case, that $100 was invested on January 1, 1998 and that any dividends were reinvested.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
                             PERFORMANCE GRAPH FOR
                          INTERLOTT TECHNOLOGIES, INC.

[LINE GRAPH]

                                                 12/1997    12/1998    12/1999    12/2000    12/2001    12/2002
                                                 -------    -------    -------    -------    -------    -------
CRSP Total Returns Index for:
Interlott Technologies, Inc.                      100.0       81.3       64.1      162.5      122.5      143.7
AMEX Stock Market (US Companies)                  100.0      107.3      141.6      131.4      122.3       99.9
AMEX Stock (SIC 3500-3599 US Companies)           100.0      100.8      159.0      288.0      219.7      138.9
Industrial and commercial machinery and computer
  equipment

Notes:
  A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
  B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
  C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
  D. The index level for all series was set to $100.0 on 12/31/1997.

                                 LEGAL MATTERS

     The legality of GTECH common stock offered by this proxy statement/prospectus, and certain United States federal income tax consequences of the merger, will be passed upon for GTECH by Edwards & Angell, LLP, Providence, Rhode Island. Edwards & Angell, LLP acts as counsel for GTECH and its subsidiaries from time to time.

     Certain United States federal income tax consequences of the merger will be passed upon for Interlott by Taft, Stettinius & Hollister LLP, Cincinnati, Ohio. Taft, Stettinius & Hollister LLP regularly acts as counsel for Interlott.

                                    EXPERTS


     Ernst & Young LLP, independent auditors, have audited the consolidated financial statements and schedule of GTECH Holdings Corporation included in its Annual Report on Form 10-K/A for the year ended February 22, 2003, as set forth in their report, which is incorporated by reference in this proxy statement/prospectus and elsewhere in the registration statement. The financial statements and schedule of GTECH Holdings Corporation are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.



     The consolidated financial statements of Interlott appearing in Interlott's Annual Report on Form 10-K/A for the fiscal year ended December 31, 2002, have been audited by Grant Thornton LLP independent auditors, as set forth in their report thereon, included therein and incorporated herein by reference in reliance upon that report given on the authority of Grant Thornton LLP as experts in accounting and auditing.


                             STOCKHOLDER PROPOSALS

     In view of the expected timing of the merger, Interlott does not expect to hold an annual meeting of stockholders in 2003. Director nominations and other proposals of stockholders intended to be presented at Interlott's 2004 annual meeting of stockholders (if any is held), whether or not intended to be included in the proxy statement for the meeting, must be submitted to Interlott in accordance with the procedures set forth in Sections 2.3 and 1.1, respectively, of Interlott's Bylaws and in accordance with applicable requirements of Securities and Exchange Commission Rule 14a-8. All such proposals, nominations and related information must be received by the Secretary of Interlott at 7697 Innovation Way, Mason, Ohio 45040, on or before December 2, 2003.

                                 OTHER MATTERS

     As of the date of this proxy statement/prospectus, Interlott's Board of Directors knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement/prospectus. If any other matter properly comes before the special meeting, the persons named as proxies by a stockholder will vote in their discretion on the other matter unless otherwise indicated on the proxy.

                      WHERE YOU CAN FIND MORE INFORMATION

     GTECH and Interlott file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that GTECH and Interlott file with the Securities and Exchange Commission at the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C.

     Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the Public Reference Room. These Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the website maintained by the Securities and Exchange Commission at www.sec.gov.

     GTECH's internet address is www.gtech.com. GTECH makes available free of charge through its internet address its annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after it electronically files such material with, or furnishes it to, the SEC. Interlott's internet address is www.interlott.com.

     GTECH filed a registration statement on Form S-4 on April 25, 2003, with the Securities and Exchange Commission to register the GTECH common stock to be issued to Interlott stockholders pursuant to the merger. This proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of GTECH in addition to being a proxy statement of Interlott. As allowed by Securities and Exchange Commission rules, this proxy statement/prospectus does not contain all the information you can find in GTECH's registration statement or the exhibits to the registration statement. The registration statement and its exhibits are available for inspection and copying as set forth above.

     The Securities and Exchange Commission allows GTECH and Interlott to "incorporate by reference" information into this proxy statement/prospectus, which means that the companies can disclose important information to you by referring you to other documents filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered part of this proxy statement/prospectus, except for any information superseded by information contained directly in this proxy statement/prospectus or in later filed documents incorporated by reference in this proxy statement/prospectus.

     This proxy statement/prospectus incorporates by reference the documents set forth below that GTECH and Interlott have previously filed with the Securities and Exchange Commission. These documents contain important business and financial information about GTECH and Interlott that is not included in, or delivered with, this proxy statement/prospectus.


GTECH FILINGS                                                      PERIOD
-------------                                                      ------
(FILE NO. 001-11250)
Annual Report on Form 10-K/A.................   Fiscal year ended February 22, 2003
Quarterly Report on Form 10-Q................   Fiscal quarter ended May 24, 2003
Current Reports on Form 8-K..................   Filed on February 28, 2003, March 18, 2003
                                                and June 18, 2003
The description of GTECH common stock as set
  forth on its amended registration statement
  on Form 8-A12B/A...........................   Filed on June 25, 1998



INTERLOTT FILINGS                                                  PERIOD
-----------------                                                  ------
(FILE NO. 001-12986)
Annual Report on Form 10-K/A.................   Fiscal year ended December 31, 2002
Quarterly Report on Form 10-Q................   Fiscal quarter ended March 31, 2003
Current Reports on Form 8-K..................   Filed on March 17, 2003


     GTECH and Interlott also incorporate by reference all additional documents that they file with the Securities and Exchange Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 between the date of this proxy statement/prospectus and the date of the special meeting, and these additional documents are deemed to be a part of this proxy statement/prospectus from the date of filing. This incorporation by reference shall not be deemed to incorporate by reference any information furnished pursuant to Item 9 or Item 12 of any current report on Form 8-K, unless specifically provided in such report.

     GTECH has supplied all information contained or incorporated by reference in this proxy statement/ prospectus relating to GTECH, and Interlott has supplied all such information relating to Interlott.


     A copy of Interlott's Annual Report on Form 10-K/A for the year ended December 31, 2002 and a copy of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 are each enclosed with this proxy statement/prospectus. Interlott stockholders can also obtain any of the documents being incorporated by reference through the companies, the Securities and Exchange Commission or the Securities and Exchange Commission's Internet website as described above. Documents incorporated by reference are available from the companies without charge, excluding all exhibits, except that if the companies have specifically incorporated by reference an exhibit in this proxy statement/prospectus, the exhibit will also be provided without charge. Interlott stockholders may obtain documents incorporated by reference in this proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses:

GTECH Holdings Corporation                  Interlott Technologies Inc.
55 Technology Way                           7697 Innovation Way
West Greenwich, Rhode Island 02817          Mason, Ohio 45040-9695
Attention: Investor Relations               Attention: Dennis Blazer, CFO
Tel. (401) 392-1000                         Tel. (513) 701-7000


     Interlott stockholders should rely only on the information contained or incorporated by reference in this proxy statement/prospectus. Interlott has not authorized anyone to provide Interlott stockholders with information that is different from what is contained in this proxy statement/prospectus. This proxy statement/prospectus is dated August 12, 2003. Interlott stockholders should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than that date. Neither the mailing of this proxy statement/prospectus to Interlott stockholders nor the issuance of GTECH common stock pursuant to the merger creates any implication to the contrary.


               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This proxy statement/prospectus contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive positions, growth opportunities for existing products, plans and objectives of management, markets for the stock of GTECH and Interlott and other matters. Statements in this proxy statement/prospectus that are not historical facts are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by
Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Such forward-looking statements, including, without limitation, those relating to the future business prospects, revenues and income, in each case relating to GTECH and Interlott, wherever they occur in this proxy statement/prospectus, are necessarily estimates reflecting the best judgment of the senior management of GTECH and Interlott on the date of this proxy statement/prospectus and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Interlott stockholders should consider the forward-looking statements in light of various important factors, including those set forth in this proxy statement/prospectus. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include without limitation:

     - the ability to integrate the operations of GTECH and Interlott,

     - the effects of vigorous competition in the markets in which GTECH and Interlott operate,

     - the ability of GTECH and Interlott to secure and protect trademarks and other intellectual property rights,

     - the unanticipated loss of a major customer,

     - the future prospects for and stability of the lottery industry and other businesses in which GTECH and Interlott are engaged or expect to be engaged,

     - the future operating and financial performance of GTECH and Interlott,

     - the ability of GTECH and Interlott to retain existing contracts and to obtain and retain new contracts, and

     - the results and effects of legal proceedings and investigations.

     For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please see the quarterly reports on Form 10-Q and the annual reports on Form 10-K/A that GTECH and Interlott have filed with the Securities and Exchange Commission.


     Neither GTECH nor Interlott is under any obligation, and each expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements attributable to GTECH or Interlott or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

                                                                         ANNEX A

                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER
                           DATED AS OF MARCH 17, 2003
                                  BY AND AMONG
                          GTECH HOLDINGS CORPORATION,
                               GTECH CORPORATION,
                             BENGAL ACQUISITION CO.
                                      AND
                          INTERLOTT TECHNOLOGIES, INC.
                          (AS AMENDED AUGUST 4, 2003)

                                 ARTICLE I
                                THE MERGER
SECTION 1.1.   The Merger..................................................   A-2
SECTION 1.2.   Closing.....................................................   A-2
SECTION 1.3.   Effective Time of The Merger................................   A-2
SECTION 1.4.   Effects of the Merger.......................................   A-2
SECTION 1.5.   Subsequent Actions..........................................   A-2

                                ARTICLE II
 EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS
SECTION 2.1.   Conversion of Shares........................................   A-3
SECTION 2.2.   Election and Proration Procedures; Exchange Procedures......   A-4
SECTION 2.3.   Dissenting Shares...........................................   A-8
SECTION 2.4.   Adjustment of Merger Consideration and Option
               Consideration...............................................   A-8

                                ARTICLE III
                         THE SURVIVING CORPORATION
SECTION 3.1.   Certificate of Incorporation................................   A-8
SECTION 3.2.   Bylaws......................................................   A-8
SECTION 3.3.   Directors and Officers......................................   A-8
SECTION 3.4.   Contribution of Company Business............................   A-8

                                ARTICLE IV
               REPRESENTATIONS AND WARRANTIES OF THE COMPANY
SECTION 4.1.   Corporate Existence and Power...............................   A-9
SECTION 4.2.   Corporate Authorization.....................................   A-9
SECTION 4.3.   Authorizations..............................................   A-9
SECTION 4.4.   Non-Contravention...........................................  A-10
SECTION 4.5.   Capitalization..............................................  A-10
SECTION 4.6.   Subsidiaries................................................  A-11
SECTION 4.7.   SEC and Related Filings.....................................  A-11
SECTION 4.8.   Company Financial Statements................................  A-11
SECTION 4.9.   Proxy/Prospectus; Registration Statement....................  A-12
SECTION 4.10.  Absence of Certain Changes..................................  A-12
SECTION 4.11.  Litigation..................................................  A-12
SECTION 4.12.  Compliance with Laws........................................  A-12
SECTION 4.13.  Systems.....................................................  A-13
SECTION 4.14.  Real Property...............................................  A-13
SECTION 4.15.  Personal Property...........................................  A-13
SECTION 4.16.  Contracts...................................................  A-13
SECTION 4.17.  Insurance...................................................  A-14
SECTION 4.18.  Intellectual Property.......................................  A-14
SECTION 4.19.  Taxes.......................................................  A-14
SECTION 4.20.  Employee Benefits...........................................  A-15
SECTION 4.21.  Labor Matters...............................................  A-17
SECTION 4.22.  Environmental Matters.......................................  A-17
SECTION 4.23.  Absence of Undisclosed Liabilities..........................  A-18
SECTION 4.24.  Opinion of Financial Advisor................................  A-18

SECTION 4.25.  Brokers.....................................................  A-19
SECTION 4.26.  Board Recommendation; Section 203; Required Vote............  A-19
SECTION 4.27.  Prior Negotiations..........................................  A-19
SECTION 4.28.  Certain Business Practices..................................  A-19
SECTION 4.29.  Affiliate Transactions......................................  A-20
SECTION 4.30.  Full Disclosure.............................................  A-20

                                 ARTICLE V
      REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUBSIDIARY
SECTION 5.1.   Corporate Existence and Power...............................  A-20
SECTION 5.2.   Corporate Authorization.....................................  A-20
SECTION 5.3.   Authorizations..............................................  A-21
SECTION 5.4.   Non-Contravention...........................................  A-21
SECTION 5.5.   Capitalization..............................................  A-21
SECTION 5.6.   Subsidiaries................................................  A-22
SECTION 5.7.   SEC and Related Filings.....................................  A-22
SECTION 5.8.   Parent Financial Statements.................................  A-22
SECTION 5.9.   Disclosure Documents, Information Supplied..................  A-22
SECTION 5.10.  Absence of Certain Changes..................................  A-22
SECTION 5.11.  Litigation..................................................  A-23
SECTION 5.12.  Compliance with Laws........................................  A-23
SECTION 5.13.  Real Property...............................................  A-23
SECTION 5.14.  Personal Property...........................................  A-23
SECTION 5.15.  Taxes.......................................................  A-24
SECTION 5.16.  Labor Matters...............................................  A-24
SECTION 5.17.  Environmental Matters.......................................  A-24
SECTION 5.18.  Absence of Undisclosed Liabilities..........................  A-25
SECTION 5.19.  Brokers.....................................................  A-26
SECTION 5.20.  Board Approval..............................................  A-26
SECTION 5.21.  Certain Business Practices..................................  A-26
SECTION 5.22.  Full Disclosure.............................................  A-26
SECTION 5.23.  Financing...................................................  A-26
SECTION 5.24.  Intellectual Property.......................................  A-26
SECTION 5.25.  Contracts...................................................  A-26

                                ARTICLE VI
             CONDUCT OF BUSINESS OF COMPANY PENDING THE MERGER
SECTION 6.1.   Conduct of Company's Business...............................  A-26
SECTION 6.2.   Agreements of Company's Affiliates..........................  A-28
SECTION 6.3.   Notice of Certain Events....................................  A-28
SECTION 6.4.   No Solicitation.............................................  A-29

                                ARTICLE VII
                           ADDITIONAL AGREEMENTS
SECTION 7.1.   HSR Act.....................................................  A-30
SECTION 7.2.   Proxy Statement -- Prospectus...............................  A-31
SECTION 7.3.   Stockholders Meeting........................................  A-31
SECTION 7.4.   Access to Information, Confidentiality......................  A-32

SECTION 7.5.   Consents, Approvals.........................................  A-32
SECTION 7.6.   Indemnification and Insurance...............................  A-33
SECTION 7.7.   Employee Benefits...........................................  A-33
SECTION 7.8.   Notification of Certain Matters.............................  A-33
SECTION 7.9.   Further Action..............................................  A-33
SECTION 7.10.  Public Announcements........................................  A-34
SECTION 7.11.  Transfer Taxes..............................................  A-34
SECTION 7.12.  AMEX Listing................................................  A-34
SECTION 7.13.  Additional Financial Statements.............................  A-34
SECTION 7.14.  Agreement with Supplier.....................................  A-34
SECTION 7.15.  Tax Opinions................................................  A-34
SECTION 7.16.  Section 16(b) Board Approval................................  A-34

                               ARTICLE VIII
                           CONDITIONS TO CLOSING
SECTION 8.1.   Conditions to Obligation of Each Party to Effect the
               Merger......................................................  A-35
SECTION 8.2.   Additional Conditions to Obligations of Parent and Merger
               Subsidiary..................................................  A-35
SECTION 8.3.   Additional Conditions to Obligation of Company..............  A-36

                                ARTICLE IX
                                TERMINATION
SECTION 9.1.   Termination.................................................  A-37
SECTION 9.2.   Effect of Termination.......................................  A-38
SECTION 9.3.   Fees and Expenses...........................................  A-39

                                 ARTICLE X
                            GENERAL PROVISIONS
SECTION 10.1.  Effectiveness of Representations and Warranties.............  A-39
SECTION 10.2.  Survival....................................................  A-39
SECTION 10.3.  Notices.....................................................  A-39
SECTION 10.4.  Certain Definitions.........................................  A-40
SECTION 10.5.  Amendment...................................................  A-46
SECTION 10.6.  Waiver......................................................  A-46
SECTION 10.7.  Headings....................................................  A-46
SECTION 10.8.  Specific Performance........................................  A-46
SECTION 10.9   Waiver of Jury Trial........................................  A-46
SECTION 10.10. Severability................................................  A-47
SECTION 10.11. Entire Agreement............................................  A-47
SECTION 10.12. Assignment, Guarantee of Merger Subsidiary Obligations......  A-47
SECTION 10.13. Parties In Interest.........................................  A-47
SECTION 10.14. Failure or Indulgence Not Waiver; Remedies Cumulative.......  A-47
SECTION 10.15. Governing Law...............................................  A-48
SECTION 10.16. Counterparts................................................  A-48

EXHIBITS
--------
A        Form of Opinion of Counsel to Company
B        Form of Opinion of Counsel to Parent
C        Form of Company Affiliates Agreement
D        Form of Stockholder Voting and Option Agreement
E        Lottery Contracts
F        Other Contracts

                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER
                          (AS AMENDED AUGUST 4, 2003)

     THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into as of March 17, 2003, by and among Interlott Technologies, Inc., a Delaware corporation (the "Company"), GTECH Holdings Corporation, a Delaware corporation ("Parent"), GTECH Corporation, a Delaware corporation and a direct wholly-owned subsidiary of Parent ("Merger Subsidiary"), and Bengal Acquisition Co., a Delaware corporation and a wholly-owned subsidiary of Merger Subsidiary (the "Original Merger Subsidiary"), as amended and restated hereby (the "Amended and Restated Agreement") dated April 9, 2003 and effective as of March 17, 2003.

     WHEREAS, the parties hereto have agreed to amend and restate the Agreement and Plan of Merger (the "Original Merger Agreement") dated as of March 17, 2003, among the Company, Parent and Original Merger Subsidiary, in order to permit Merger Subsidiary to assume the rights and responsibilities of Original Merger Subsidiary thereunder;

     WHEREAS, the parties intend, notwithstanding such amendment and restatement, that this Agreement continues to speak as of March 17, 2003 and unless otherwise expressly provided herein, the phrases "the date hereof," "the date of this Agreement," and similar phrases used herein shall mean March 17, 2003;

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto, effective as of March 17, 2003, hereby amend and restate the Original Merger Agreement in its entirety as follows:

     WHEREAS, the respective Boards of Directors of Parent, Merger Subsidiary and the Company have approved the merger of the Company into Merger Subsidiary (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), whereby each issued and outstanding share of common stock, $0.01 par value per share, of the Company (the "Company Common Stock" or the "Shares"), excluding certain Shares described herein (including Dissenting Shares), shall be converted into the right to receive the Merger Consideration (as defined herein); and

     WHEREAS, following the recommendations of the Special Committee, the Board of Directors of the Company has unanimously approved and determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable, fair to, and in the best interests of, the Company and the stockholders of the Company, and has resolved to recommend approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby by such stockholders; and

     WHEREAS, Parent and Original Merger Subsidiary were unwilling to enter into the Original Merger Agreement unless, contemporaneously with the execution and delivery of this Agreement, the beneficial and record holder of a majority of the Company Common Stock entered into the Stockholder Voting and Option Agreement and the Noncompete Agreement, and such stockholder has executed and delivered both such agreements, and Parent, Original Merger Subsidiary, Merger Subsidiary and such stockholder are executing an Amended and Restated Stockholder Voting and Option Agreement simultaneously with this Amended and Restated Agreement; and

     WHEREAS, each of Parent, Merger Subsidiary and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the consummation thereof;

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows (certain capitalized terms used herein are defined in Section 10.4):

                                   ARTICLE I

                                   THE MERGER

     SECTION 1.1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, the Company shall be merged with and into Merger Subsidiary at the Effective Time (as defined herein). At the Effective Time, the separate corporate existence of the Company shall cease, and the Merger Subsidiary shall continue its corporate existence under the laws of the State of Delaware as the surviving corporation. (Merger Subsidiary and the Company are sometimes hereinafter referred to as "Constituent Corporations" and Merger Subsidiary, after giving effect to the Merger, is sometimes hereinafter referred to as the "Surviving Corporation.")

     SECTION 1.2. Closing. Unless this Agreement shall have been terminated and the transaction contemplated hereby shall have been abandoned pursuant to
Section 9.1, the closing of the Merger (the "Closing") shall take place at 10:00 a.m., (local time) on the first business day following satisfaction or, if permissible, waiver of all of the conditions set forth in Article VIII hereof at the offices of Edwards & Angell, LLP, Providence, Rhode Island, unless another date, time or place is agreed to in writing by the parties hereto. At the time of the Closing, the Company and Merger Subsidiary will file a certificate of merger in such form as may be required by, and executed and acknowledged in accordance with, the DGCL with the Secretary of State of the State of Delaware and make all other filings or recordings required by the DGCL in connection with the Merger.

     SECTION 1.3. Effective Time of The Merger. The Merger shall, subject to the DGCL, become effective as of such time as the certificate of merger is duly filed with the Secretary of State of the State of Delaware or at such time thereafter as is provided in the certificate of merger (the "Effective Time").

     SECTION 1.4. Effects of the Merger. From and after the Effective Time, the Merger shall have the effects set forth in the applicable sections of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the properties, rights, privileges, powers and franchises of the Constituent Corporations shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Constituent Corporations shall become the debts, liabilities and duties of the Surviving Corporation.

     SECTION 1.5. Subsequent Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Merger Subsidiary acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out the purposes and intent of this Agreement, the officers and directors of the Surviving Corporation are hereby authorized to execute and deliver, in the name and on behalf of the Company and the Merger Subsidiary, all such deeds, bills of sale, assignments and assurances and to take, in the name and on behalf of each such corporation or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to or under such rights, properties or assets in the Surviving Corporation and otherwise to carry out the transactions contemplated by this Agreement.

                                   ARTICLE II

                      EFFECT OF THE MERGER ON THE CAPITAL
                     STOCK OF THE CONSTITUENT CORPORATIONS

     SECTION 2.1. Conversion of Shares. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, automatically by virtue of the Merger and without any further action on the part of any party hereto or the holder of any shares of capital stock of the Company or Merger
Subsidiary:

     (a) All Shares owned by the Company as treasury stock and all Shares owned by the Company, Parent, Merger Subsidiary or any of their respective Subsidiaries (other than shares of Company Common Stock held directly or indirectly in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity, including Shares held by a Company Benefit Plan, that are beneficially owned by third parties (any such Shares, and shares of Parent's common stock which are similarly held, whether held directly or indirectly by the Company or the Parent, being referred to as "Trust Account Shares") and other than any Shares held directly or indirectly by the Company, Parent or any of their respective Subsidiaries in respect of a debt previously contracted (any such Shares, and shares of Parent's common stock which are similarly held, whether held directly or indirectly by the Company or the Parent, being referred to herein as "DPC Shares") immediately prior to the Effective Time shall be canceled and retired and shall cease to exist and no consideration shall be delivered or deliverable in exchange therefor. All shares of Parent's common stock that are owned by the Company (other than Trust Account Shares and DPC Shares) shall become treasury stock of Parent.

     (b) Each share of common stock of Merger Subsidiary issued and outstanding immediately prior to the Effective Time shall become one fully paid and nonassessable share of common stock of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

     (c) Each Share issued and outstanding immediately prior to the Effective Time shall, except as otherwise provided in Sections 2.1(a) and 2.1(f) or as provided in Section 2.3 with respect to Dissenting Shares, and subject to
Section 9.1(k), be converted into, at the election of the holder as provided in and subject to the limitations set forth in this Agreement, either (i) the right to receive $9.00 in cash without interest (the "Cash Consideration"), less any required withholding of Taxes or (ii) the number of shares of Parent Common Stock equal to the Exchange Ratio (the "Stock Consideration"). The Cash Consideration and the Stock Consideration are collectively referred to herein as the "Merger Consideration". The "Exchange Ratio" shall be equal to the quotient (rounded to the nearest fourth decimal place) obtained by dividing $9.00 by the Average Closing Price on the trading day which is three business days preceding the date on which the Company Stockholders Meeting occurs.

     (d) All Shares issued and outstanding immediately prior to the Effective Time, when converted as provided in this Section 2.1, shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously evidencing such Shares, excluding Shares described in Section 2.1(a) and Dissenting Shares, shall thereafter represent only the right to receive the Merger Consideration. From and after the Effective Time the holders of certificates evidencing Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to the Company Common Stock except as otherwise provided herein or as required by Law.

     (e) Each Person set forth in Section 4.5 of the Company's Disclosure Schedule holds an option or options, in the amounts and at the prices set forth in such section, to acquire Shares outstanding immediately prior to the Effective Time under the Company's stock option plans or similar arrangements (each, an "Option," and collectively, the "Options") that is or will be vested prior to, or effective with, the Effective Time, and shall have the right to receive from the Surviving Corporation in respect of each Share underlying such Option, less any required withholding of Taxes, a cash payment in an amount equal to the positive difference (if any) between the Cash Consideration and the exercise price per Share applicable to such Option as stated in the applicable stock option agreement or other document (the "Option Consideration"); provided that with respect to any Person subject to Section 16 of the Exchange Act, no Option Consideration shall be paid to such Person until payment can be made without liability to such person under Section 16(b) of the

Exchange Act. The Company shall take such other actions (including, without limitation, giving requisite notices to holders of Options advising them of such accelerated exercisability and right to obtain payment for their respective Options) as are necessary to fully advise holders of Options of their rights and to facilitate their timely exercise of such rights. From and after the Effective Time, other than as expressly set forth in this Section 2.1(e), the holders of Options shall cease to have any rights in respect to such Options other than to receive payment for his or her Options as set forth herein.

     (f) Notwithstanding any other provision of this Agreement, no fraction of a share of Parent Common Stock and no certificates or scrip therefor will be issued in the Merger; instead, Parent shall pay to each holder of Company Common Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock an amount in cash, rounded to the nearest cent, determined by multiplying such fraction by the Average Closing Price on the trading day which is three business days preceding the date on which the Company Stockholders Meeting occurs.

     SECTION 2.2.  Election and Proration Procedures; Exchange Procedures.

     (a) An election form (an "Election Form") and other appropriate and customary transmittal materials, which shall specify that delivery shall be effected and risk of loss and title to the certificates theretofore representing Company Common Stock ("Certificates") shall pass only upon proper delivery of such Certificates to a bank or trust company designated by Parent and reasonably satisfactory to Company (the "Exchange Agent"), in such form as Company and Parent shall mutually agree shall be mailed on the Mailing Date (as defined below) to each holder of record of shares of Company Common Stock as of a record date which shall be the same date as the record date for eligibility to vote on the Merger. The "Mailing Date" shall be the date on which proxy materials relating to the Merger are mailed to holders of shares of Company Common Stock. The Parent shall pay the reasonable fees and expenses of the Exchange Agent.

     (b) Each Election Form shall entitle the holder of shares of Company Common Stock (or the beneficial owner through appropriate and customary documentation and instructions) to (i) elect to receive the Cash Consideration for all of such holder's shares (a "Cash Election"), (ii) elect to receive the Stock Consideration for all of such holder's shares (a "Stock Election"), (iii) elect to receive the Cash Consideration with respect to some of such holder's shares and the Stock Consideration with respect to such holder's remaining shares (a "Mixed Election"), or (iv) make no election or to indicate that such holder has no preference as to the receipt of the Cash Consideration or the Stock Consideration (a "Non-Election"). Holders of record of shares of Company Common Stock who hold such shares as nominees, trustees or in other representative capacities (a "Stockholder Representative") may submit multiple Election Forms, provided that such Stockholder Representative certifies that each such Election Form covers all the shares of Company Common Stock held by that Representative for a particular beneficial owner. Shares of Company Common Stock as to which a Cash Election has been made (including pursuant to a Mixed Election) are referred to herein as "Cash Election Shares." Shares of Company Common Stock as to which a Stock Election has been made (including pursuant to a Mixed Election) are referred to herein as "Stock Election Shares." Shares of Company Common Stock as to which no election has been made are referred to as "Non-Election Shares." The aggregate number of shares of Company Common Stock with respect to which a Stock Election has been made is referred to herein as the "Stock Election Number."

     (c) To be effective, a properly completed Election Form shall be submitted to the Exchange Agent on or before 5:00 p.m., New York City time, on the fifth business day immediately preceding the Company Stockholders Meeting (or such other time and date as the Company and Parent may mutually agree) (the "Election Deadline"). An election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. An Election Form shall be deemed properly completed only if accompanied by one or more Certificates (or customary affidavits and, if required by Parent pursuant to Section 2.2(n), indemnification regarding the loss or destruction of such Certificates or the guaranteed delivery of such Certificates) representing all shares of Company Common Stock covered by such Election Form, together with duly executed transmittal materials included with the Election Form. Any Company stockholder may at any time prior to the Election Deadline change his or her election by written notice received by the Exchange Agent prior to the Election Deadline accompanied by a properly completed and signed revised Election Form. Any Company stockholder may, at any time prior to the Election Deadline, revoke his or her election by written notice received by the Exchange Agent prior to the Election Deadline or by withdrawal prior to the Election Deadline of his or her Certificates, or of the guarantee of delivery of such Certificates, previously deposited with the Exchange Agent. All elections shall be revoked automatically if the Exchange Agent is notified in writing by Parent and the Company that this Agreement has been terminated. If a stockholder either (i) does not submit a properly completed Election Form by the Election Deadline, or (ii) revokes its Election Form prior to the Election Deadline and does not submit a new properly executed Election Form prior to the Election Deadline, the shares of Company Common Stock held by such stockholder shall be designated Non-Election Shares. Parent shall cause the Certificates representing Company Common Stock described in (ii) to be promptly returned without charge to the person submitting the Election Form upon written request to that effect from the person who submitted the Election Form. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in any Election Form, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive.

     (d) Notwithstanding any other provision contained in this Agreement, 51.5% of the total number of shares of Company Common Stock outstanding at the Effective Time (the "Stock Conversion Number") shall be converted into the Stock Consideration and the remaining outstanding shares of Company Common Stock shall be converted into the Cash Consideration (in each case, excluding (i) shares of Company Common Stock to be canceled as provided in Section 2.1(a) of this Agreement and (ii) Dissenters' Shares (together, the "Excluded Shares," with the shares remaining outstanding after such exclusion constituting, for purposes of this Agreement, the "Outstanding Company Shares")); provided, however, that for federal income tax purposes, it is intended that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Code and, notwithstanding anything to the contrary contained herein, in order that the Merger will not fail to satisfy continuity of interest requirements under applicable federal income tax principles relating to reorganizations under
Section 368(a) of the Code, Parent shall increase the number of shares of Company Common Stock that will be converted into the Stock Consideration and reduce the number of shares of Company Common Stock that will be converted into the right to receive the Cash Consideration to ensure that the Stock Consideration will represent at least 50% of the value of the aggregate Merger Consideration, increased by the value of any Excluded Shares, each as measured as of the Effective Time.

     (e) Within three business days after the later to occur of the Election Deadline or the Effective Time, Parent shall cause the Exchange Agent to effect the allocation among holders of Company Common Stock of rights to receive the Cash Consideration and the Stock Consideration as follows:

          (i) If the Stock Election Number equals or exceeds the Stock Conversion Number, then all Cash Election Shares and all Non-Election Shares shall be converted into the right to receive the Cash Consideration, and each holder of Stock Election Shares will be entitled to receive the Stock Consideration in respect of that number of Stock Election Shares equal to the product obtained by multiplying (x) the number of Stock Election Shares held by such holder by (y) a fraction, the numerator of which is the Stock Conversion Number and the denominator of which is the Stock Election Number, with the remaining number of such holder's Stock Election Shares being converted into the right to receive the Cash Consideration;

          (ii) If the Stock Election Number is less than the Stock Conversion Number (the amount by which the Stock Conversion Number exceeds the Stock Election Number being referred to herein as the "Shortfall Number"), then all Stock Election Shares shall be converted into the right to receive the Stock Consideration and the Non-Election Shares and Cash Election Shares shall be treated in the following manner:

             (A) if the Shortfall Number is less than or equal to the number of Non-Election Shares, then all Cash Election Shares shall be converted into the right to receive the Cash Consideration and each holder of Non-Election Shares shall receive the Stock Consideration in respect of that number of Non-Election Shares equal to the product obtained by multiplying (x) the number of Non-Election Shares held by such holder by (y) a fraction, the numerator of which is the Shortfall Number and the denominator of which is the total number of Non-Election Shares, with the remaining number of such holder's Non-Election Shares being converted into the right to receive the Cash Consideration; or

             (B) if the Shortfall Number exceeds the number of Non-Election Shares, then all Non-Election Shares shall be converted into the right to receive the Stock Consideration, and each holder of Cash Election Shares shall receive the Stock Consideration in respect of that number of Cash Election Shares equal to the product obtained by multiplying (x) the number of Cash Election Shares held by such holder by (y) a fraction, the numerator of which is the amount by which (1) the Shortfall Number exceeds (2) the total number of Non-Election Shares and the denominator of which is the total number of Cash Election Shares, with the remaining number of such holder's Cash Election Shares being converted into the right to receive the Cash Consideration.

             For purposes of this Section 2.2(e), if Parent is obligated to increase the number of shares of Company Common Stock to be converted into shares of Parent Common Stock as a result of the application of the proviso of Section 2.2(d) above, then the higher number shall be substituted for the Stock Conversion Number in the calculations set forth in this Section 2.2(e).

     (f) Appropriate transmittal materials (the "Letter of Transmittal") in a form satisfactory to Parent and the Company shall be mailed within three business days after the Effective Time to each holder of record of Company Common Stock as of the Effective Time who did not previously submit a completed Election Form. A Letter of Transmittal will be deemed properly completed only if accompanied by certificates representing all shares of Company Common Stock to be converted thereby.

     (g) At and after the Effective Time, each Certificate (except as specifically set forth in Section 2.1 and except for Dissenting Shares) shall represent only the right to receive the Merger Consideration.

     (h) Prior to the Effective Time, Parent shall deposit, or shall cause to be deposited, with the Exchange Agent, for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Section 2.2, an amount of cash sufficient to pay the aggregate Cash Consideration and the aggregate amount of cash in lieu of fractional shares to be paid pursuant to
Section 2.1(f), and Parent shall reserve for issuance with its transfer agent and registrar a sufficient number of shares of Parent Common Stock to provide for payment of the aggregate Stock Consideration.

     (i) The Letter of Transmittal shall (i) specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, (ii) be in a form and contain any other provisions as Parent may reasonably determine and (iii) include instructions for use in effecting the surrender of the Certificates in exchange for the Cash Consideration. Upon the proper surrender of the Certificates to the Exchange Agent, together with a properly completed and duly executed Letter of Transmittal, the holder of such Certificates shall be entitled to receive in exchange therefor (w) a certificate representing that number of whole shares of Parent Common Stock that such holder has the right to receive pursuant to Section 2.1, if any, and (x) a check in the amount equal to the cash that such holder has the right to receive pursuant to Section 2.1, if any, (including any cash in lieu of fractional shares, if any, that such holder has the right to receive pursuant to Section 2.1(f)) and any dividends or other distributions to which such holder is entitled pursuant to this Section 2.2. Certificates so surrendered shall forthwith be canceled. As soon as practicable following receipt of the properly completed Letter of Transmittal and any necessary accompanying documentation, the Exchange Agent shall distribute Parent Common Stock and cash as provided herein. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of Parent Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares for the account of the persons entitled thereto. If there is a transfer of ownership of any shares of Company Common Stock not registered in the transfer records of the Company, the Merger Consideration shall be issued to the transferee thereof if the Certificates representing such Company Common Stock are presented to the Exchange Agent, accompanied by all documents required, in the reasonable judgment of Parent and the

Exchange Agent, (y) to evidence and effect such transfer and (z) to evidence that any applicable stock transfer taxes have been paid.

     (j) No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock issued pursuant to this Agreement shall be remitted to any person entitled to receive shares of Parent Common Stock hereunder until such person surrenders his or her Certificates in accordance with this Section 2.2. Upon the surrender of such person's Certificates, such person shall be entitled to receive any dividends or other distributions, without interest thereon, which subsequent to the Effective Time had become payable but not paid with respect to shares of Parent Common Stock represented by such person's Certificates.

     (k) The stock transfer books of the Company shall be closed immediately upon the Effective Time and from and after the Effective Time there shall be no transfers on the stock transfer records of the Company of any shares of Company Common Stock. If, after the Effective Time, Certificates are presented to Parent, they shall be canceled and exchanged for the Merger Consideration deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Section 2.2.

     (l)  Any portion of the aggregate amount of cash to be paid pursuant to
Section 2.1, any dividends or other distributions to be paid pursuant to this
Section 2.2 or any proceeds from any investments thereof that remain unclaimed by the stockholders of the Company for twelve months after the Effective Time shall be repaid by the Exchange Agent to Parent upon the written request of Parent. After such request is made, any stockholders of the Company who have not theretofore complied with this Section 2.2 shall look only to Parent for the Merger Consideration deliverable in respect of each share of Company Common Stock such stockholder holds, as determined pursuant to Section 2.1 of this Agreement, without any interest thereon. If outstanding Certificates are not surrendered prior to the date on which such payments would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by any abandoned property, escheat or other applicable laws, become the property of Parent (and, to the extent not in its possession, shall be paid over to it), free and clear of all claims or interest of any person previously entitled to such claims. Notwithstanding the foregoing, neither the Exchange Agent nor any party to this Agreement (or any affiliate thereof) shall be liable to any former holder of Company Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     (m) Parent and the Exchange Agent shall be entitled to deduct and withhold, or cause the Exchange Agent to deduct and withhold, from the consideration otherwise payable pursuant to this Agreement to any holder of Shares or Options such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code, or any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares or Options in respect of which such deduction and withholding was made. Parent and the Exchange Agent shall be entitled to rely upon Company's stock transfer books to establish the identity of those persons entitled to receive the Merger Consideration, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Certificate, Parent and the Exchange Agent shall be entitled to deposit any Merger Consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

     (n) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Exchange Agent or Parent, the posting by such Person of a bond in such amount as the Exchange Agent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof pursuant to Section 2.1.

     (o) Notwithstanding anything to the contrary herein or in any Election Form, all shares of Company Common Stock beneficially owned by any Person identified as a Company Affiliate under Section 6.2 hereof shall be deemed to be Cash Election Shares until such time as such person delivers to Parent an executed copy of the Company Affiliates Agreement described in such Section 6.2.

     SECTION 2.3. Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, and unless otherwise provided by applicable Law, Shares outstanding immediately prior to the Effective Time and held by a holder of Shares who is entitled to and has demanded and perfected his or her right of appraisal for such Shares in accordance with Section 262 of the DGCL (the "Dissenting Shares") shall not be converted into the right to receive the Merger Consideration as provided in Section 2.1(c), unless and until such holder withdraws or otherwise loses his or her right to an appraisal of the Shares and payment under the DGCL. Such Shares instead shall, from and after the Effective Time, represent only the right to receive payment of the appraised value of such Shares in accordance with the provisions of such Section 262 of the DGCL, except that if, after the Effective Time, any such holder withdraws or loses his or her right to an appraisal of the Shares under the DGCL, such Shares shall thereupon be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration, without interest thereon, upon surrender of the certificate or certificates formerly representing such Shares, less any required withholding of Taxes. The Company shall give all notices required under
Section 262 of the DGCL and otherwise comply with the requirements of Section 262 of the DGCL. In addition, the Company shall give Parent (i) prompt notice of any written demands for appraisal of any Shares, withdrawals of such demands, and any other instruments served pursuant to the DGCL and received by the Company, and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisal of the Shares or settle or offer to settle any such demands.

     SECTION 2.4.  Adjustment of Merger Consideration and Option
Consideration. The Merger Consideration payable pursuant to Section 2.1(c) and the Option Consideration payable pursuant to Section 2.1(e) have been calculated based upon the representations and warranties made by the Company in Section
4.5. Without limiting the effect of the failure of the representations and warranties made by the Company in Section 4.5 to be true and correct, in the event that, at the Effective Time, the actual number of shares of capital stock of the Company outstanding and/or the actual number of shares of capital stock of the Company issuable upon the exercise of outstanding Options, warrants or similar agreements or upon conversion of securities (including without limitation, as a result of any stock split, stock dividend, including any dividend or distribution of securities convertible into Shares, or recapitalization) is greater than as described in Section 4.5 (including the exercise or conversion of any currently outstanding Options, warrants or similar agreements described in Section 4.5), the Merger Consideration and the Option Consideration shall be appropriately adjusted downward.

                                  ARTICLE III

                           THE SURVIVING CORPORATION

     SECTION 3.1. Certificate of Incorporation. At the Effective Time, the Certificate of Incorporation of Merger Subsidiary as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until amended in accordance with applicable Law.

     SECTION 3.2. Bylaws. At the Effective Time, the Bylaws of Merger Subsidiary as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until amended in accordance with applicable Law.

     SECTION 3.3. Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable Law, the directors of Merger Subsidiary immediately prior to the Effective Time shall comprise all of the directors of the Surviving Corporation. Parent and Merger Subsidiary shall cause the directors of Merger Subsidiary to appoint the officers of the Surviving Corporation immediately prior to the Effective Time as all the officers of the Surviving Corporation.

     SECTION 3.4. Contribution of Company Business. Prior to the Effective Time, Merger Subsidiary shall have formed under the laws of the State of Delaware a direct, wholly-owned subsidiary ("Newco"), which may be Original Merger Subsidiary, and which, prior to the date on which such assets are transferred pursuant to the succeeding sentence, shall have no assets and will have conducted no business operations (except for any assets and business operations necessary for its formation and qualification as a foreign corporation and any operations contemplated by the Original Merger Agreement or this Amended and Restated Agreement). Promptly after the Effective Time, the Surviving Corporation shall transfer to Newco all of the assets, liabilities and businesses relating to the Company as the Company's business was conducted immediately prior to the Effective Time in a transaction described in Section 368(a)(2) of the Code; provided, however, that such transfer and all transactions to be undertaken in connection with this Section 3.4 hereof shall not in any way expand the conditions to, or otherwise affect or delay, the obligation of the parties to consummate the Merger in accordance with this Amended and Restated Agreement.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Parent and Merger Subsidiary that, except as otherwise set forth in the Company Disclosure Schedule:

     SECTION 4.1. Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority and all licenses, authorizations, certificates, consents and approvals of Governmental Authorities (collectively, "Licenses") required to own, lease and operate its properties and assets and to carry on its business as now conducted, other than those Licenses which the failure to so obtain would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the properties and assets owned, leased or operated by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified and in good standing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. The Company has heretofore delivered to Parent true and complete copies of the Company's Certificate of Incorporation and Bylaws as currently in effect.

     SECTION 4.2. Corporate Authorization. The Company has all requisite corporate power and authority to execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby and the execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary corporate action, except for the affirmative vote of the holders of a majority of the outstanding Shares entitled to vote on the Merger and this Agreement. This Agreement has been duly executed and delivered by the Company and, subject to receipt of the approvals specified in Section 4.3 herein and subject to the approval and adoption of the Merger and this Agreement by a majority of the outstanding Shares entitled to vote thereon, constitutes a valid, legal and binding agreement of the Company enforceable against the Company in accordance with its terms, except as the enforceability of this Agreement may be subject to or limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar Laws relating to or affecting the rights of creditors, and (ii) general equitable principles, regardless of whether the issue of enforceability is considered in a proceeding in equity or at law.

     SECTION 4.3. Authorizations. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby require no consent, approval, order or authorization of, or registration, declaration or filing with or notice to any Person by or with respect to the Company, other than (i) the filing of a certificate of merger in accordance with the DGCL and this Agreement, (ii) compliance with any applicable requirements of the HSR Act, (iii) compliance with any applicable requirements of the Exchange Act and the Securities Act,
(iv) the affirmative vote of holders of a majority of the outstanding Shares entitled to vote on the adoption of this Agreement and the Merger, (v) compliance with state laws relating to takeovers, if applicable, state securities or blue sky laws, (vi) any consents, authorizations, approvals, filings or exemptions in connection with the rules of the NYSE or AMEX, and
(vii) such other consents, waivers, approvals, orders, authorizations the failure of which to obtain or make would not (A) reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, (B) materially impair the ability of the Company to perform its obligations under this Agreement, or (C) prevent the consummation of the Merger or any of the transactions contemplated hereby or thereby.

     SECTION 4.4. Non-Contravention. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not and will not contravene or conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, enhancement or acceleration of any obligation or the loss of a benefit under, or give rise to the creation of any Lien or any right of first refusal with respect to, any asset or property of the Company, pursuant to (i) any provision of the certificate of incorporation, bylaws or other organizational documents of the Company, (ii) assuming compliance with the matters referred to in Section 4.3, any provision of any material Law binding upon or applicable to the Company or its properties or assets, (iii) any Contract binding upon the Company, or (iv) any License held by the Company, except in the case of clauses (iii) and (iv) above, as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

     SECTION 4.5.  Capitalization.

     (a) The authorized capital stock of the Company consists of 20,000,000 shares of Company Common Stock and 20,000,000 shares of Company Preferred Stock. As of the date of this Agreement, there are outstanding (i) 6,459,718 shares of Company Common Stock, including all shares restricted under any compensation plan or arrangement of the Company, and (ii) Options to purchase an aggregate of 1,439,500 shares of Company Common Stock, all of which are subject to the Company's 1994 Stock Incentive Plan (as amended and restated effective January 15, 2003, subject to the approval of the Company's stockholders) (the "Stock Incentive Plan"). As of the date of this Agreement, 22,444 shares of Company Common Stock are reserved for issuance pursuant to the Company's Employee Stock Purchase Plan (the "Stock Purchase Plan") and 1,439,500 shares of Company Common Stock are reserved for issuance pursuant to the Stock Incentive Plan, and 10,500 shares of Company Common Stock are held in treasury by the Company. As of March 31, 2003, the Company expects that participants in the Stock Purchase Plan will have made contributions toward the purchase of approximately 4,000 shares of Company Common Stock under the Stock Purchase Plan. There are no shares of Company Preferred Stock outstanding and no options, warrants or other agreements outstanding to purchase shares of Company Preferred Stock.

     (b) All outstanding shares of capital stock of the Company (i) have been duly authorized and validly issued and are fully paid and nonassessable, (ii) are not subject to preemptive or other similar rights (and were not issued in violation of any such rights), and (iii) were issued in compliance with all applicable federal and state securities Laws. Except as set forth in this
Section 4.5 and except for changes after the date of this Agreement resulting solely from the exercise of Options outstanding on such date (and identified in Section 4.5 of the Company Disclosure Schedule), there are no outstanding (i) shares of capital stock or other voting securities of the Company, (ii) securities of the Company convertible into or exercisable or exchangeable for shares of capital stock or voting securities of the Company, and (iii) options or other rights to acquire from the Company, or obligations of the Company to issue, any capital stock, voting securities or securities convertible into or exercisable or exchangeable for capital stock or voting securities of the Company (the items in clauses (i), (ii) and (iii) being referred to collectively as the "Company Securities"). There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any Company Securities.

     (c) There are no outstanding bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into or exercisable or exchangeable for Company Securities having the right to vote) on any matters.

     (d) Section 4.5 of the Company Disclosure Schedule sets forth, as of the date of this Agreement, a true and correct listing of (i) each option to purchase any Company Securities, the holder thereof, the number and type of Company Securities purchasable thereunder, the dates upon which such options become exercisable and expire, and the exercise prices at which such options are exercisable (none of which options has been repriced, except as set forth in Section 4.5(d) of the Company Disclosure Schedule), and (ii) a list of each other right to acquire any Company Securities pursuant to any other agreement or instrument, describing such right and indicating the holder thereof. There are no employment, executive termination or other agreements providing for the issuance of any Company Securities. There are no outstanding stock appreciation rights or other outstanding contractual rights the value of which is derived from the financial performance of the Company or the value of shares of Company Common Stock. The amendment and restatement of the Stock Incentive Plan was approved by the Company's Board of Directors as of January 15, 2003 and is expected to be submitted to the Company's stockholders for approval at the Company Stockholders Meeting. In a writing dated January 15, 2003, the Majority Shareholder acknowledged his approval of such amendment and restatement and his intention to vote 100% of his Company Common Stock in favor of approval thereof.

     (e) Other than the Stockholder Voting and Option Agreement, there are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party, by which it is bound or of which the Company is aware relating to the voting or disposition of any Company Securities (including any such agreements or understandings that may limit in any way the solicitation of proxies by or on behalf of the Company from, or the casting of votes by, the stockholders of the Company with respect to the Merger). There are no registration rights applicable to any Company Securities.

     SECTION 4.6.  Subsidiaries.

     (a) The Company has no Subsidiaries. Without limiting the effect of the failure of the representation in this Section 4.6(a) to be true and correct, to the extent the Company does have any Subsidiaries, each of the representations and warranties of the Company in this Agreement and any covenants or agreements of the Company in this Agreement shall be read as if given as to or made by the Company and/or any of its Subsidiaries, as applicable, in order not to limit the effect of the representation, warranty or covenant.

     (b) The Company (i) does not directly or indirectly own, (ii) has not agreed to purchase or otherwise acquire, and (iii) does not hold any interest convertible into or exercisable or exchangeable for, any of the capital stock or other equity interest of any corporation, partnership, limited liability company or other business association or entity.

     SECTION 4.7.  SEC and Related Filings.

     (a) The Company has provided to Parent true and complete copies of (i) the Company's annual reports on Form 10-K for its fiscal years ended December 31, 1999, 2000 and 2001 (the 2001 Form 10-K being referred to herein as the "Company Form 10-K"), (ii) the Company's quarterly reports on Form 10-Q for its fiscal quarters ended March 31, 2002, June 30, 2002 and September 30, 2002 (the "Company Form 10-Qs"), (iii) the Company's proxy or information statements relating to meetings of, or actions taken without a meeting by, the stockholders of the Company since January 1, 2000 (the Company's proxy statements for the 2001 and 2002 annual meetings of shareholders being referred to herein as the "Company 2001 and 2002 Proxy Statements"), and (iv) all of the Company's other forms, reports, exhibits, schedules, registration statements, definitive proxy statements and other documents, filed with the SEC since January 1, 2000 (the items in subsections (i) through (iv) collectively, the "Company Securities Documents"). Each document or report that the Company has been required to file with the SEC since January 1, 2000 has been timely filed by the Company.

     (b) As of their respective filing dates (or, in the case of registration statements, their respective effective dates), the Company Securities Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act or applicable state securities laws, as the case may be, and the rules and regulations thereunder. None of the Company Securities Documents at the time filed (or in the case of registration statements, their respective effective dates) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     SECTION 4.8. Company Financial Statements. The audited financial statements and unaudited interim financial statements of the Company included in the Company Securities Documents (including any pro forma financial information contained therein) have been prepared from and are in accordance with the books and records of the Company and complied as to form in all material respects with the published rules and regulations of the SEC and all applicable accounting requirements with respect thereto as in effect as of the respective dates thereof, were prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be otherwise noted therein) during the periods involved ("GAAP") and fairly present in accordance with applicable requirements of GAAP (subject, in the case of unaudited statements, to normal, recurring year-end audit adjustments, none of which are or will be material, and to the absence of notes) the financial position of the Company as of their respective dates and the results of operations, changes in stockholders' equity and cash flows of the Company for the periods presented therein.

     SECTION 4.9. Proxy/Prospectus; Registration Statement. None of the information to be supplied by the Company for inclusion in (a) the proxy statement relating to the Company Stockholders Meeting, to be filed by the Company with the SEC, and any amendments or supplements thereto (the "Proxy Statement-Prospectus"), or (b) the Registration Statement on Form S-4 (the "Registration Statement"), of which the Proxy-Statement Prospectus is a part, to be filed by Parent with the SEC in connection with the Merger, and any amendments or supplements thereto, will, at the respective times such documents are filed, and, in the case of the Proxy Statement-Prospectus, at the time the Proxy Statement-Prospectus or any amendment or supplement thereto is first mailed to the Company's stockholders, at the time of the Company Stockholders Meeting and at the Effective Time, and, in the case of the Registration Statement, when it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be made therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     SECTION 4.10. Absence of Certain Changes. Except as contemplated by this Agreement, since the date of the Company Balance Sheet, the Company has conducted its business in the Ordinary Course, and (i) there has not been any event, occurrence or development of a state of circumstances or facts which has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, and (ii) except for reasonable and customary fees paid or to be paid to the Company's directors for service on the Special Committee, the Company has not taken any action which, if taken after the date hereof, would require Parent's consent under Section 6.1.

     SECTION 4.11. Litigation. There is no claim, action, suit, investigation or proceeding pending against, or to the knowledge of the Company, threatened in writing against, the Company, any of its properties or assets or any of its directors and officers in their capacities as such before any court or arbitrator or any Governmental Authority, or with respect to which the Company has retained or assumed responsibility by contract or operation of Law. No such claim, action, suit, investigation or proceeding if adversely determined, would, individually or in the aggregate, have a Material Adverse Effect on the Company. There are no judgments, decrees, orders, writs, injunctions, determinations or awards issued by any court or arbitrator or any Governmental Authority currently outstanding and unsatisfied against the Company, or for which the Company has retained or assumed responsibility by contract or operation of Law. Other than as provided by the DGCL or the Company's certificate of incorporation or bylaws, there are no indemnification agreements between the Company on the one hand, and any directors, officers, employees or other agents of the Company or any of its former Subsidiaries (if any) on the other hand. There are no indemnification or similar claims by or against the Company that are pending or, to the knowledge of the Company, threatened, or which could reasonably be expected to be asserted in the future.

     SECTION 4.12.  Compliance with Laws.

     (a) The Company is, and at all times during the last three years (and any former Subsidiary or operations sold by the Company or any of its Subsidiaries within the last three years, during such period while owned by the Company or any of its Subsidiaries) has been, in compliance in all material respects with all applicable material Laws, including, but not limited to, the HSR Act and all applicable Laws respecting employment and employment practices, terms and conditions of employment and wages. The Company has not received during the last three years any notice, order or other communication from any Governmental Authority of any alleged, actual or potential violation of or failure to comply in any material respect with any Law.

     (b) All Licenses required for the operation of the business of the Company as currently conducted are in full force and effect without any default or violation thereunder by the Company or, to the knowledge of the Company, by any other party thereto, except where any such default or violation or the failure of any such License to be in full force and effect has not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. Since January 1, 2000, the Company has not received any notice, order or other communication from any Governmental Authority of any alleged, actual or potential violation of or default under any such License in any material respect.

     SECTION 4.13. Systems. To the Company's knowledge, all computer databases, software, hardware and Embedded Controls (as defined below) (collectively, the "Systems") owned, used or licensed by the Company are in good operating order and free from defects that have had or would reasonably be expected to have a Material Adverse Effect on the Company. "Embedded Control" means any microprocessor, microcontroller, smart instrumentation or other sensor, driver, monitor, robotic or other device containing a semiconductor, memory circuit or microchip.

     SECTION 4.14. Real Property. Section 4.14 of the Company Disclosure Schedule describes each interest in real property owned or leased by the Company. The Company has good and marketable title in fee simple to all of the real property listed or required to be listed in Section 4.14 of the Company Disclosure Schedule owned by the Company, and owns all right, title and interest in all leasehold estates and other rights purported to be granted to it by the leases and other agreements listed in Section 4.14 of the Company Disclosure Schedule, in each case free and clear of any Liens except for such Liens, if any, as are reflected on the Company Balance Sheet or such other Liens as do not detract in any material respect from the value of the property subject thereto and do not materially interfere with the current use of such property.

     SECTION 4.15. Personal Property. The Company has good and marketable title to all of its properties and assets (not including real property) free and clear of any Liens except for Liens reflected on the Company Balance Sheet or such other Liens, if any, as do not detract in any material respect from the value or marketability of the property subject thereto and do not materially interfere with the current use of such property. The material properties and assets owned or leased by the Company are in the possession or under the control of the Company and are in good condition and repair, ordinary wear and tear excepted, are suitable for the purposes for which they are being used and are of a condition, nature and quantity sufficient for the conduct of the business of the Company as presently conducted.

     SECTION 4.16.  Contracts.

     (a) Except for Contracts entered into after the date of the Agreement which are permitted by Section 6.1 of this Agreement, the Company is not (i) a party to or bound by any written agreement for the employment of any officer, individual employee or other person on a full-time, part-time or consulting basis, or relating to severance pay for any person other than those terminable at will, (ii) a party to or bound by any Contract for the sale of any material capital asset, (iii) a party to or bound by any Contract which is a material contract (as defined in Item 601 of Regulation S-K) to be performed after the date of this Agreement, (iv) a party to or bound by any Contract which prohibits the Company or its affiliates in any material respect from freely engaging in any business anywhere in the world, (v) a party to or bound by any Contract relating to the borrowing of money or to mortgaging, pledging or otherwise placing a material Lien on any of the assets of the Company, (vi) a party to or bound by any Contract that provides for future payments to or by the Company in excess of $200,000 and is not terminable by the Company within 180 days without the payment of a penalty or premium, or (vii) a guarantor of, or otherwise party to any obligation for, borrowed money.

     (b) The Company is not and, to the knowledge of the Company, no other party is, in violation of or in default under (nor does there exist any condition affecting the Company, or to the Company's knowledge, other parties to such Contracts, which upon the passage of time or the giving of notice or both would reasonably be expected to cause such a violation of or default under) any Contract to which the Company is a party or by which the Company or any of its properties or assets are bound, except for violations or defaults that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. Each Contract set forth in
Section 4.16 of the Company Disclosure Schedule or filed as an exhibit to the Company Form 10-K or the Company Form 10-Qs included in the Company

Securities Documents constitutes a valid and binding obligation of the Company and, to the knowledge of the Company, each other party thereto and is enforceable against such other party in accordance with its terms. The Company has performed all of the Company's material obligations under each such Contract which were required to be performed on or before the date of this Agreement or the Effective Time, as applicable.

     (c) Prior to the date of this Agreement, except for Contracts identified in writing to Parent whose terms have not been disclosed to Parent due to the need for confidentiality (collectively, the "Confidential Contracts"), Parent has been provided access to a true and correct copy of each written Contract, and a written description of each material oral Contract (if any), set forth in the Company Securities Documents or required to be identified in Section 4.16 of the Company Disclosure Schedule, together with all amendments, waivers or other changes thereto.

     SECTION 4.17. Insurance. Section 4.17 of the Company Disclosure Schedule sets forth a true and correct listing of the policies and binders of insurance maintained by the Company, together with the Company's experience since January 1, 1996 with respect to material claims. With respect to each such insurance policy or binder, neither the Company nor, to the Company's knowledge, any other party to the policy is in breach or default thereunder (including with respect to the payment of premiums or the giving of notices), and the Company does not know of any occurrence or any event which (with notice or the lapse of time or both) would constitute such a breach or default or permit termination, modification or acceleration under the policy, except for such breaches or defaults which, individually or in the aggregate, would not result in a Material Adverse Effect on the Company.

     SECTION 4.18.  Intellectual Property.

     (a) Section 4.18(a) of the Company Disclosure Schedule sets forth a true and correct listing of all material Registered Intellectual Property owned by the Company (the "Owned Intellectual Property") and all material Intellectual Property used by the Company under license or similar agreement (the "Licensed Intellectual Property" and, together with the Owned Intellectual Property, the "Scheduled Intellectual Property"). The Company owns all right, title and interest in and to the Owned Intellectual Property, free and clear of all Liens, and is the valid licensee of the Licensed Intellectual Property. None of the Scheduled Intellectual Property is subject to any outstanding order, ruling, decree, judgment or stipulation to which the Company is or has been made a party, nor is it the subject of any Proceeding by or against the Company. To the knowledge of the Company, the Owned Intellectual Property is valid and enforceable.

     (b) Reasonable measures have been taken by the Company to maintain the secrecy of its trade secret and know-how Intellectual Property, whether or not identified on Schedule 4.18(a).

     (c) There are no agreements or arrangements pursuant to which any of the Scheduled Intellectual Property has been licensed by the Company to any Person, or which permits the use of any of the Scheduled Intellectual Property (whether through non-assertion, settlement or similar agreements or otherwise) by any Person other than the Company.

     (d) To the knowledge of the Company, the conduct by the Company of its business does not infringe upon or violate the Intellectual Property rights of any other Person. The Company has received no claim or demand of any Person in writing, nor is there any proceeding that is pending or to the knowledge of the Company threatened, which (in any such case) (i) challenges the rights of the Company in respect of any Scheduled Intellectual Property, or (ii) asserts that the Company is infringing or otherwise in conflict with, or is required to pay any royalty, license fee, charge or other amount with regard to, any Intellectual Property.

     (e) To the knowledge of the Company, no other Person is infringing upon or has infringed upon any Scheduled Intellectual Property, or the rights of the Company in any Scheduled Intellectual Property where such infringement could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

     SECTION 4.19.  Taxes.

     (a) The Company has timely filed all Tax Returns in the jurisdictions where such returns are required to be filed through the Effective Time, except for personal property, sales and use and other state and local non-income Tax Returns, the nonfiling of which would not reasonably be expected to have a Material Adverse Effect on the Company. All such Tax Returns are complete and correct in all material respects and have been prepared on a proper basis. All Tax liabilities of the Company, whether or not shown to be due on Tax Returns, have been paid or adequate reserves established on the Company's financial statements.

     (b) There are no Tax Liens upon the assets of the Company in any amount except Liens for Taxes not yet due.

     (c) No deficiency for any Taxes has been proposed, asserted or assessed against the Company that has not been resolved or paid in full and, no audits or other administrative proceedings or court proceedings are currently pending or threatened in writing with regard to any Taxes or Tax Returns of the Company where an adverse determination could reasonably be expected to have a Material Adverse Effect on the Company.

     (d) The Company has not waived any statute of limitations in respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency where an adverse determination could reasonably be expected to have a Material Adverse Effect on the Company.

     (e) No claim has been made during the last three years by a taxing authority in a jurisdiction where the Company does not file income or franchise Tax Returns that such entity may be subject to income or franchise Taxes in that jurisdiction.

     (f) The Company has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Tax and has duly and timely withheld from employees salaries, wages and other compensation, and other amounts from which withholding is required, and have paid over to the appropriate taxing authorities, all amounts required to be withheld and paid over for all periods under all applicable laws.

     (g) The Company has not been a member of an "Affiliated Group" as defined in the Code filing a consolidated Federal Income Tax Return.

     (h) The Company has not filed a consent under Code sec.341(f) concerning collapsible corporations.

     (i) The Company has not made any payments, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code sec.280G.

     (j) The Company has not been a United States real property holding corporation within the meaning of Code sec.897(c)(2) during the applicable period specified in Code sec.897(c)(1)(A)(ii).

     (k) The Company has not been required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by the Company or any of its Subsidiaries, and the IRS has not initiated or proposed any such adjustment or change in accounting method.

     (l) The Company is not a foreign person within the meaning of Section 1445 of the Code.

     (m) None of the assets or properties of the Company is an asset or property that is or will be required to be treated as being (i) owned by any person or entity pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, or (ii) tax-exempt use property within the meaning of
Section 168(h)(1) of the Code.

     SECTION 4.20.  Employee Benefits.

     (a) Section 4.20 of the Company Disclosure Schedule contains a true and correct listing of all Company Benefit Plans. The Company has furnished or made available to Parent, with respect to each Company Benefit Plan: all relevant plan documents, handbooks, manuals, collective bargaining agreements and similar documents governing employment policies, practices and procedures, the most recent summary plan descriptions and any subsequent summaries of material modifications and all other material employee communications discussing any employee benefit; Forms series 5500 as filed with the IRS for the three most recent plan years; the most recent report of the enrolled actuary for all defined benefit plans, funded welfare plans or other plans requiring actuarial valuation, all trust agreements with respect to employee benefit plans, plan contracts with service providers or with insurers providing benefits for participants or liability insurance for fiduciaries and other parties in interest or bonding; most recent annual audit and accounting of plan assets for all funded plans; and most recent IRS determination letter for all plans qualified under Code section 401(a).

     (b) With respect to each Company Benefit Plan: (i) each Company Benefit Plan has been operated and administered in material compliance with its governing documents, and is in compliance in all material respects with the applicable provisions of ERISA, the Code and all other applicable Laws.

     (c) Neither the Company nor any of the Company Benefit Plans nor any trust created thereunder nor any trustee or administrator thereof, has engaged in any transaction as a result of which the Company would reasonably be expected to be subject to any material liability pursuant to Sections 406 or 409 of ERISA or to either a civil penalty assessed pursuant to Section 502(i) or Section 502(l) of ERISA or a tax imposed pursuant to Section 4975 of the Code.

     (d) Each Company Benefit Plan that is intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified by issuance and receipt of a favorable determination letter or reliance upon an opinion letter which states that the Company Benefit Plan meets all requirements under the Code and that any trust(s) associated with such Company Benefit Plan is tax exempt under Section 501(a) of the Code. Each such Company Benefit Plan has filed or will file an application for a favorable determination letter from the IRS which covers recent tax law changes commonly known as "GUST" within the GUST remedial amendment period (to the extent such Plan is required to file such an application) and has been or will be timely amended for the tax law changes commonly known as "EGTRRA". No event has occurred since the date of the most recent determination (other than the effective date of certain amendments to the Code the remedial amendment period for which has not expired) that would adversely affect the qualified status of such Company Benefit Plan.

     (e) There are no claims (other than routine claims for benefits), actions or lawsuits pending, or to the knowledge of the Company, threatened, with respect to any Company Benefit Plan or the Company in connection with any Company Benefit Plan or the fiduciaries responsible for such Company Benefit Plans, and to the knowledge of the Company, there are no circumstances that would reasonably be expected to give rise to any action, lawsuit or claim, on behalf of or against any of the Company Benefit Plans. There are no audits, investigations or examinations with respect to any Company Benefit Plan by the IRS, the Department of Labor, the PBGC or any other governmental agency (other than a review associated with the application for a determination letter that has or may be filed with the IRS) and to the knowledge of the Company, no such audit, investigation or examination is threatened or pending.

     (f) All contributions (including all employer contributions and employee salary reduction contributions) that are due with respect to any Company Benefit Plan have been made within the time periods prescribed by ERISA and the Code to each such plan and all contributions for any period ending on or before the Closing Date which are not yet due have been made to each such Company Benefit Plan or accrued in accordance with the past custom and practice of the Company. All premiums or other payments for all periods ending before the Closing Date have been paid with respect to each Company Benefit Plan.

     (g) None of the Company Benefit Plans is a plan subject to Title IV of ERISA, the minimum funding requirements of Section 302 of ERISA or Section 412 of the Code. Neither the Company nor any ERISA Affiliate has incurred any liability under Title IV of ERISA, and no events have occurred and no circumstances exist that could reasonably be expected to result in such liability to the Company or any ERISA Affiliate.

     (h) Neither the Company nor any ERISA Affiliate maintains, contributes to or has ever maintained or been obligated to contribute to, or has any liability with respect to, a Multiemployer Plan. Neither the Company nor any ERISA Affiliate has incurred any liability due to a complete or partial withdrawal from a Multiemployer Plan or due to the termination or reorganization of a Multiemployer Plan (except for any such liability as has been satisfied in full), and no events have occurred and no circumstances exist that could reasonably be expected to result in such liability to the Company or any ERISA Affiliate.

     (i) All reports and information required to be filed with the DOL, IRS and PBGC or with plan participants and their beneficiaries with respect to each Company Benefit Plan have been filed and all annual reports (including Form 5500 series) of such Plans that require an audit were certified without qualification by each Plan's accountants.

     (j) All Company Benefit Plans may, without liability, be prospectively amended, terminated or otherwise discontinued except as specifically prohibited by federal law.

     (k) Any bonding required under ERISA with respect to any Company Benefit Plan has been obtained and is in full force and effect.

     (l) Neither the Company nor any ERISA Affiliate maintains any retired life and/or retired health insurance plans which provide for continuing benefits or coverage for any employee or any beneficiary of an employee after such employee's termination of employment, except where the continuation of such coverage is required by Law. The Company and each ERISA Affiliate has complied in all material respects with the continuation coverage requirements of Section 4980B of the Code and Sections 601-608 of ERISA.

     (m) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will: (i) result in a material payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due from the Company under any Company Benefit Plan; (ii) materially increase any benefit otherwise payable under any Company Benefit Plan; or (iii) accelerate the time of payment or vesting, or increase the amount of, any compensation due to any individual.

     (n) There are no agreements to which the Company is a party which will provide payments to any officer, employee or highly compensated individual which will be "parachute payments" under Section 280G or Section 4999 of the Code for which the Parent or the Company would have withholding liability or that would result in loss of tax deductions under Section 280G of the Code.

     SECTION 4.21. Labor Matters. No application or petition for certification of a collective bargaining agent is pending or, to the knowledge of the Company, threatened, and none of the Company's employees are, or during the last three years have been, represented by any union or other bargaining representative. There is no labor strike, slow down, stoppage or lock out pending or, to the knowledge of the Company, threatened against the Company.

     SECTION 4.22.  Environmental Matters.

     (a) The Company, including all of its businesses and operations, is, and since January 1, 2000 has been, operated in compliance with all applicable Environmental Laws, except where the failure to so comply has not, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

     (b) There are no conditions on or beneath any real property which is now owned, used or leased to or by the Company ("Current Real Property") which might, under any applicable Environmental Law, (i) give rise to a material liability or the imposition of a statutory Lien, or (ii) require any Response, Removal or Remedial Action or any other action, including without limitation reporting, monitoring, cleanup or contribution, which would require a material expenditure or material commitment by the Company.

     (c) There were no conditions on or beneath any real property which was, but is no longer, owned, used or leased to or by the Company ("Former Real Property"), during the period of such ownership, use or lease, which might under any applicable Environmental Law, (i) give rise to a material liability or the imposition of a statutory Lien, or (ii) require any Response, Removal or Remedial Action or any other action, including without limitation reporting, monitoring, cleanup or contribution, which would require a material expenditure or commitment by the Company.

     (d) The Company has not received any written notification of a release or threat of a release of a Hazardous Substance with respect to any Current Real Property or Former Real Property.

     (e) No Hazardous Substances have been used, handled, generated, processed, treated, stored, transported to or from, released, discharged or disposed of by the Company or, to the best of the Company's knowledge, any third party on, about or beneath any Current Real Property except in compliance with all applicable Environmental Laws, or where the failure to so comply has not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

     (f) During the Company's ownership, use or lease of the Former Real Property, no Hazardous Substances were used, handled, generated, processed, treated, stored, transported to or from, released, discharged or disposed of by the Company or, to the best of the Company's knowledge, any third party on, about or beneath the Former Real Property except in compliance with all applicable Environmental Laws, or where the failure to so comply has not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

     (g) To the Company's knowledge, there are no above or underground storage tanks, asbestos containing materials, or transformers containing or contaminated with PCBs on or beneath the Current Real Property.

     (h) The Company has received no written notice and has no knowledge of:

          (i) any claim, demand, investigation, enforcement action, Response, Removal, Remedial Action, statutory Lien or other governmental or regulatory action instituted or threatened against the Company or the Current or Former Real Property pursuant to any applicable Environmental Law;

          (ii) any claim, demand notice, suit or action, made or threatened by any Person against the Company, the Current Real Property or the Former Real Property relating to (A) any form of damage, loss or injury resulting from, or claimed to result from, any Hazardous Substance on or beneath the Current or Former Real Property or (B) any alleged material violation of any applicable Environmental Law by the Company; or

          (iii) any written communication to or from any Governmental Authority arising out of or in connection with Hazardous Substances on or beneath or generated at the Current Real Property or Former Real Property, including, without limitation, any notice of violation, citation, complaint, order, directive, request for information or response thereto, notice letter, demand letter or compliance schedule.

     (i) To the Company's knowledge, no wastes generated by the Company have ever been directly or indirectly sent, transferred, transported to, treated, stored, or disposed of at any site listed or formally proposed for listing on the National Priority List promulgated pursuant to CERCLA or to any site listed on any state list of sites requiring or recommended for investigation or clean-up. None of the Current Real Property or Former Real Property is listed on the National Priorities List or any state list of sites requiring or recommended for investigation or clean up.

     SECTION 4.23. Absence of Undisclosed Liabilities. All of the material obligations and liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, and regardless of when asserted, including Taxes) with respect to or based upon transactions or events ("Liabilities"), required to be reflected on the Company Balance Sheet in accordance with GAAP, have been so reflected. The Company has no Liabilities which are, in the aggregate, material to the condition (financial or otherwise), business, properties, assets, results of operations, cash-flows or prospects of the Company, except (i) as reflected on the Company Balance Sheet, (ii) Liabilities which arose prior to the date of the Company Balance Sheet and are not required under GAAP to be reflected on the Company Balance Sheet and which have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, or (iii) Liabilities which have arisen after the date of the Company Balance Sheet in the Ordinary Course and which have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

     SECTION 4.24. Opinion of Financial Advisor. The Board of Directors of the Company and the Special Committee have received an opinion of Houlihan Lokey Howard & Zukin Financial Advisors, Inc., financial advisor to the Special Committee, dated the date of this Agreement to the effect that, as of such date, the Merger Consideration to be received in the Merger by a holder of Shares is fair from a financial point of view to the public stockholders of the Company. A signed copy of such opinion shall be delivered to Parent promptly.

     SECTION 4.25. Brokers. No person acting on behalf of the Company or under its authority is or will be entitled to any brokers' or finders' fee or any other commission or similar fee, directly or indirectly, from any of such parties in connection with any of the transactions contemplated by this Agreement, other than Houlihan Lokey Howard & Zukin Financial Advisors, Inc., whose fees and expenses shall be paid by the Company. A true and correct copy of all agreements with Houlihan Lokey Howard & Zukin Financial Advisors, Inc. have been delivered to Parent.

     SECTION 4.26.  Board Recommendation; Section 203; Required Vote.

     (a) The Board of Directors of the Company, at a meeting duly called and held, has by unanimous vote of those directors present (who constituted all of the directors then in office) (i) approved and adopted this Agreement, (ii) determined that the Merger, this Agreement, the Stockholder Voting and Option Agreement and the transactions contemplated hereby and thereby are advisable and fair to and in the best interests of the holders of Company Common Stock, and
(iii) recommended that the holders of Company Common Stock approve the Merger, this Agreement and the transactions contemplated hereby. The Special Committee, at a meeting duly called and held, has by unanimous vote recommended to the Board of Directors of the Company (i) approval and adoption of this Agreement,
(ii) the determination that the Merger, this Agreement, the Stockholder Voting and Option Agreement and the transactions contemplated hereby and thereby are advisable and fair to and in the best interests of the public stockholders of the Company, and (iii) the recommendation that the holders of Company Common Stock approve the Merger, this Agreement and the transactions contemplated hereby.

     (b) The Board of Directors of the Company has approved this Agreement, the Merger and the Stockholder Voting and Option Agreement, prior to execution, delivery and performance of this Agreement and the Stockholder Voting and Option Agreement, in accordance with Section 203 of the DGCL, so that such Section will not apply to Parent, Merger Subsidiary, the Merger, this Agreement, the Stockholder Voting and Option Agreement or the transactions contemplated hereby or thereby. No provision of the certificate of incorporation, bylaws or other organizational documents of the Company would, directly or indirectly, restrict or impair the ability of Parent or its affiliates to vote, or otherwise to exercise the rights of a stockholder with respect to, securities of the Company that may be acquired or controlled by Parent or its affiliates or permit any stockholder to acquire securities of the Company on a basis not available to Parent in the event that Parent were to acquire securities of the Company, and the Company does not have any rights plan, preferred stock or similar arrangement which has any of the aforementioned consequences.

     (c) The affirmative vote of a majority of the outstanding Shares entitled to vote to approve this Agreement is the only vote of the holders of any class of capital or series of the Company's capital stock or other voting securities necessary to approve the Merger.

     SECTION 4.27. Prior Negotiations. Since January 1, 2003, the Company and its officers, directors, employees, representatives, agents and advisors (including the Company's financial advisor) have not been involved in substantive discussions with any group or Person or any of their respective representatives or advisors, or furnished material confidential information to any such group or Person or any of their respective representatives or advisors in connection with a possible Acquisition Proposal.

     SECTION 4.28. Certain Business Practices. Neither the Company nor any of its directors, officers, agents or employees has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic governmental officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (iii) consummated any transaction, made any payment, entered into any agreement or arrangement or taken any other action in violation of
Section 1128B(b) of the Social Security Act, as amended, or (iv) made any other unlawful payment, that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

     SECTION 4.29. Affiliate Transactions. Except as set forth in the Company Form 10-K, Company Form 10-Qs or the Company 2001 and 2002 Proxy Statements, since January 1, 2001, no director, officer, partner, key employee, "affiliate" or "associate" (as such terms are defined in Rule 12b-2 under the Exchange Act) of the Company (or any immediate family member of any of the foregoing persons)
(i) has borrowed any monies from or has outstanding any indebtedness or other similar obligations to the Company, (ii) to the best of the Company's knowledge, except for shares of a publicly traded company (in an amount not in excess of 5% of the outstanding shares of such company) owns any direct or indirect material interest of any kind in, or is a director, officer, employee, partner, affiliate or associate of, or consultant or lender to, or borrower from, or has the right to participate in the management, operations or profits of, any person or entity which since January 1, 2000 has been a material competitor, supplier, customer, distributor, lessor, tenant, creditor or debtor of the Company, or (iii) is otherwise a party to any material Contract with the Company. Any such Contract with the Company, whether written or oral, has been negotiated on an arms length basis and is on terms no less favorable to the Company than would be obtainable from unaffiliated third parties.

     SECTION 4.30. Full Disclosure. All documents and other papers delivered by or on behalf of the Company in connection with the transactions contemplated by this Agreement are accurate and complete in all material respects and are authentic. No representation or warranty of the Company contained in this Agreement or the Company Disclosure Schedule contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                        OF PARENT AND MERGER SUBSIDIARY

     Parent and Merger Subsidiary, jointly and severally, represent and warrant to the Company that:

     SECTION 5.1. Corporate Existence and Power. Parent, Merger Subsidiary and Original Merger Subsidiary are each duly incorporated, validly existing and in good standing under the laws of the State of Delaware and each has all requisite corporate power and authority and all material Licenses required to own, lease and operate its properties and assets and to carry on its business as now conducted, other than those Licenses which the failure to so obtain would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. Parent, Merger Subsidiary and Original Merger Subsidiary are each duly qualified to do business as a foreign corporation and are in good standing in each jurisdiction where the character of the properties and assets owned, leased or operated by each or the nature of their respective activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Parent has delivered to the Company true and complete copies of the certificates of incorporation and bylaws of Parent and Merger Subsidiary as currently in effect.

     SECTION 5.2. Corporate Authorization. Parent, Merger Subsidiary and Original Merger Subsidiary each have all requisite corporate power and authority to execute, deliver and perform this Agreement and the Stockholder Voting and Option Agreement and to carry out the transactions contemplated hereby and thereby, and the execution, delivery and performance by Parent, Merger Subsidiary and Original Merger Subsidiary of this Agreement and the Stockholder Voting and Option Agreement have been duly authorized by all necessary corporate action. This Agreement and the Stockholder Voting and Option Agreement have been duly executed and delivered by Parent, Merger Subsidiary and Original Merger Subsidiary and constitute valid, legal and binding agreements of Parent, Merger Subsidiary and Original Merger Subsidiary enforceable against each of them in accordance with their respective terms, except as the enforceability of such agreements may be subject to or limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar Laws relating to or affecting the rights of creditors, and (ii) general equitable principles, regardless of whether the issue of enforceability is considered in a proceeding in equity or at law.

     SECTION 5.3. Authorizations. The execution, delivery and performance by Parent, Merger Subsidiary and Original Merger Subsidiary of this Agreement and the Stockholder Voting and Option Agreement and the consummation by each of them of the transactions contemplated hereby and thereby require no consent, approval, order or authorization of, or registration, declaration or filing with or notice to any Person by or with respect to Parent, Merger Subsidiary or Original Merger Subsidiary, other than (i) the filing of a certificate of merger in accordance with DGCL and this Agreement; (ii) compliance with any applicable requirements of the HSR Act. (iii) compliance with any applicable requirements of the Exchange Act and the Securities Act, (iv) compliance with state laws relating to takeovers, if applicable, state securities or blue sky laws, (v) any consents, authorizations, approvals, filings or exemptions in connection with the rules of the NYSE or AMEX, and (vi) such other consents, waivers, approvals, orders, authorizations the failure of which to obtain or make would not (A) reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Parent, (B) materially impair the ability of the Parent or Merger Subsidiary to perform their respective obligations under this Agreement, or (C) prevent the consummation of the Merger or any of the transactions contemplated hereby or thereby.

     SECTION 5.4. Non-Contravention. The execution, delivery and performance by Parent, Merger Subsidiary and Original Merger Subsidiary of this Agreement and the Stockholder Voting and Option Agreement and the consummation by them of the transactions contemplated hereby and thereby do not and will not contravene or conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, enhancement or acceleration of any obligation or the loss of a benefit under, or give rise to the creation of any Lien or any right of first refusal with respect to, any asset or property of Parent, Merger Subsidiary or Original Merger Subsidiary, pursuant to (i) any provision of the certificate of incorporation or bylaws of Parent, Merger Subsidiary or Original Merger Subsidiary, (ii) assuming compliance with the matters referred to in Section 5.3, any provision of any material Law binding upon or applicable to Parent, Merger Subsidiary or Original Merger Subsidiary or their respective properties or assets, (iii) any Contract binding upon Parent, Merger Subsidiary or Original Merger Subsidiary, or (iv) any License held by Parent, Merger Subsidiary or Original Merger Subsidiary, except in the case of clauses (iii) and (iv) above, as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

     SECTION 5.5.  Capitalization.

     (a) The authorized capital stock of the Parent consists of 150,000,000 shares of Parent Common Stock and 20,000,000 shares of Parent Preferred Stock. As of February 22, 2003, there were outstanding (i) 56,638,331 shares of Parent Common Stock, including all shares restricted under any compensation plan or arrangement of Parent, and (ii) Options to purchase an aggregate of 5,351,926 shares of Parent Common Stock, all of which are subject to the Parent Stock Option Plans. As of the date of this Agreement, an adequate number of shares of Parent Common Stock are reserved for issuance pursuant to the Parent Stock Purchase Plan and the Parent Stock Option Plans, and 35,658,073 shares of Parent Common Stock were held in treasury by Parent. There are no shares of Parent Preferred Stock outstanding and no options, warrants or other agreements outstanding to purchase shares of Parent Preferred Stock.

     (b) All outstanding shares of capital stock of Parent and its Subsidiaries
(i) have been duly authorized and validly issued and are fully paid and nonassessable, (ii) are not subject to preemptive or other similar rights (and were not issued in violation of any such rights), and (iii) were issued in compliance with all applicable federal and state securities Laws. Except as set forth in this Section 5.5, except for changes after February 22, 2003 resulting solely from the exercise of options under the Parent Stock Option Plans or from purchases of stock under the Parent Stock Purchase Plan, and except for the Parent Convertible Debentures, there are no outstanding (i) shares of capital stock or other voting securities of Parent or any of its Subsidiaries, (ii) securities of Parent or any of its Subsidiaries convertible into or exercisable or exchangeable for shares of capital stock or voting securities of Parent or any of its Subsidiaries, and (iii) options or other rights to acquire from Parent or any of its Subsidiaries, or obligations of Parent or any of its Subsidiaries to issue, any capital stock, voting securities or securities convertible into or exercisable or exchangeable for capital stock or voting securities of Parent or any of its Subsidiaries.

     (c) The shares of Parent Common Stock to be issued to holders of Company Common Stock as part of the Merger Consideration under Article II of this Agreement have been duly authorized and, when issued, will be validly issued, fully paid and non-assessable and will be issued in compliance with all applicable federal and state securities Laws.

     (d) There are no outstanding bonds, debentures, notes or other indebtedness of Parent having the right to vote (or, other than the Parent Convertible Debentures, convertible into or exercisable or exchangeable for securities having the right to vote) on any matters.

     SECTION 5.6. Subsidiaries. All outstanding shares of capital stock of the Subsidiaries of Parent are owned by Parent or a direct or indirect Subsidiary of the Parent, free and clear of all Liens.

     SECTION 5.7.  SEC and Related Filings.

     (a) Parent has provided to Company true and complete copies of (i) Parent's annual reports on Form 10-K for its fiscal years ended February 26, 2000, February 24, 2001 and February 23, 2002 (the February 2002 Form 10-K being referred to herein as the "Parent Form 10-K"), (ii) Parent's quarterly reports on Form 10-Q for its fiscal quarters ended May 25, 2002, August 24, 2002 and November 23, 2002 (the "Parent Form 10-Qs"), (iii) Parent's proxy or information statements relating to meetings of, or actions taken without a meeting by, the stockholders of Parent since January 1, 2000, and (iv) all of Parent's other forms, reports, exhibits, schedules, registration statements, definitive proxy statements and other documents, filed with the SEC since January 1, 2000 (the items in subsections (i) through (iv) collectively, the "Parent Securities Documents"). Each document or report that Parent has been required to file with the SEC since January 1, 2000 has been timely filed by Parent.

     (b) As of their respective filing dates (or, in the case of registration statements, their respective effective dates), the Parent Securities Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act or applicable state securities laws, as the case may be, and the rules and regulations thereunder. None of the Parent Securities Documents at the time filed (or in the case of registration statements, their respective effective dates) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     SECTION 5.8. Parent Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of Parent included in Parent Securities Documents (including any pro forma financial information contained therein) have been prepared from and are in accordance with the books and records of Parent and complied as to form in all material respects with the published rules and regulations of the SEC and all applicable accounting requirements with respect thereto as in effect as of the respective dates thereof, were prepared in accordance with GAAP and fairly present in accordance with applicable requirements of GAAP (subject, in the case of unaudited statements, to normal, recurring year-end audit adjustments, none of which are or will be material, and to the absence of notes) the consolidated financial position of Parent and its Subsidiaries as of their respective dates and the consolidated results of operations, changes in stockholders' equity and cash flows of Parent and its Subsidiaries for the periods presented therein.

     SECTION 5.9. Disclosure Documents, Information Supplied. None of the information to be supplied by Parent for inclusion in (a) the Proxy Statement-Prospectus, or (b) the Registration Statement, and any amendments or supplements thereto, will, at the respective times such documents are filed, and, in the case of the Proxy Statement-Prospectus, at the time the Proxy Statement-Prospectus or any amendment or supplement thereto is first mailed to the Company stockholders, at the time of the Company Stockholders Meeting and at the Effective Time, and, in the case of the Registration Statement, when it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be made therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     SECTION 5.10. Absence of Certain Changes. Except as contemplated by this Agreement, since the date of Parent Balance Sheet, Parent has conducted its business in the Ordinary Course and there has not been any event, occurrence or development of a state of circumstances or facts which has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

     SECTION 5.11. Litigation. Except as set forth in the Parent Securities Documents, there is no claim, action, suit, investigation or proceeding pending against, or to the knowledge of Parent, threatened in writing against or affecting, Parent or any of its Subsidiaries, any of their respective properties or assets or any of their respective directors and officers in their capacities as such before any court or arbitrator or any Governmental Authority, or with respect to which Parent or any of its Subsidiaries has retained or assumed responsibility by contract or operation of Law. No such claim, action, suit, investigation or proceeding if adversely determined, would, individually or in the aggregate, have a Material Adverse Effect on Parent. There are no judgments, decrees, orders, writs, injunctions, determinations or awards issued by any court or arbitrator or any Governmental Authority currently outstanding and unsatisfied against Parent or any of its Subsidiaries, or for which Parent or any of its Subsidiaries has retained or assumed responsibility by contract or operation of Law. Except as set forth in the Parent Securities Documents, there are no indemnification agreements between Parent or any of its Subsidiaries on the one hand, and any directors, officers, employees or other agents of Parent or any of its current or former Subsidiaries on the other hand. There are no indemnification or similar claims by or against Parent or any of its Subsidiaries that are pending or, to the knowledge of Parent, threatened, or which could reasonably be expected to be asserted in the future.

     SECTION 5.12.  Compliance with Laws.

     (a) Parent and each of its Subsidiaries are, and at all times during the last three years (and any former Subsidiary or operations sold by Parent or any of its Subsidiaries within the last three years, during such period while owned by Parent or any of its Subsidiaries) have been, in compliance in all material respects with all applicable material Laws, including, but not limited to, the HSR Act and all applicable Laws respecting employment and employment practices, terms and conditions of employment and wages. Neither Parent nor any of its Subsidiaries has received during the last three years, any notice, order or other communication from any Governmental Authority of any alleged, actual or potential violation of or failure to comply in any material respect with any Law.

     (b) All Licenses required for the operation of the business of Parent and each of its Subsidiaries as currently conducted are in full force and effect without any default or violation thereunder by Parent or any of its Subsidiaries or, to the knowledge of Parent, by any other party thereto, except where any such default or violation or the failure of any such License to be in full force and effect has not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. Since January 1, 2000, neither Parent nor any of its Subsidiaries has received any notice, order or other communication from any Governmental Authority of any alleged, actual or potential violation of or default under any such License in any material respect.

     SECTION 5.13. Real Property. Except as disclosed in the Parent Securities Documents, Parent and its Subsidiaries have good and marketable title to all real properties owned by them, free from Liens that would materially affect the value thereof or materially interfere with the current use made thereof. Parent and its Subsidiaries hold any leased real property under valid and enforceable leases with no exceptions that would materially interfere with the current use thereof by them.

     SECTION 5.14. Personal Property. Parent and each of its Subsidiaries have good and marketable title to all of their respective properties and assets (not including real property) free and clear of any Liens except for Liens reflected on Parent Balance Sheet or such other Liens, if any, as do not detract in any material respect from the value or marketability of the property subject thereto and do not materially interfere with the current use of such property. The material properties and assets owned or leased by Parent or any of its Subsidiaries are in the possession or under the control of Parent or such Subsidiaries and are in good condition and repair, ordinary wear and tear excepted, are suitable for the purposes for which they are being used and are of a condition, nature and quantity sufficient for the conduct of the businesses of Parent and its Subsidiaries as presently conducted.

     SECTION 5.15.  Taxes.

     (a) Each of Parent and its Subsidiaries has timely filed all Tax Returns in the jurisdictions where such returns are required to be filed, except for personal property, sales and use and other state and local non-income Tax Returns, the nonfiling of which would not reasonably be expected to have a Material Adverse Effect on Parent or its Subsidiaries. All such Tax Returns are complete and correct in all material respects. All Tax liabilities of Parent and its Subsidiaries, whether or not shown to be due on Tax Returns, have been paid or adequate reserves established on financial statements.

     (b) There are no Tax Liens upon the assets of Parent or any of its Subsidiaries in any amount except Liens for Taxes not yet due.

     (c) No deficiency for any Taxes has been proposed, asserted or assessed against Parent or any of its Subsidiaries that has not been resolved or paid in full and, no audits or other administrative proceedings or court proceedings are currently pending with regard to any Taxes or Tax Returns of Parent or any of its Subsidiaries where an adverse determination could reasonably be expected to have a Material Adverse Effect on the Parent.

     (d) Neither Parent nor any of its Subsidiaries has waived any statute of limitations in respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency where an adverse determination could reasonably be expected to have a Material Adverse Effect on the Parent.

     (e) No claim has been made during the last three years by a taxing authority in a jurisdiction where Parent or any of its Subsidiaries does not file income or franchise Tax Returns that such entity may be subject to income or franchise Taxes in that jurisdiction.

     (f) Parent and each of its Subsidiaries have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Tax and have duly and timely withheld from employees salaries, wages and other compensation, and other amounts from which withholding is required, and have paid over to the appropriate taxing authorities, all amounts required to be withheld and paid over for all periods under all applicable laws.

     SECTION 5.16. Labor Matters. No application or petition for certification of a collective bargaining agent is pending or, to the knowledge of Parent, threatened, and none of Parent's or its Subsidiaries' employees are, or during the last three years have been, represented by any union or other bargaining representative. There is no labor strike, slow down, stoppage or lock out pending or, to the knowledge of Parent, threatened against Parent or any of its Subsidiaries.

     SECTION 5.17.  Environmental Matters.

     (a) Parent and each of its Subsidiaries, including all of their respective businesses and operations, are, and since January 1, 2000, have been, operated in compliance with all applicable Environmental Laws, except where the failure to so comply has not, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

     (b) There are no conditions on or beneath any real property which is now owned, used or leased to or by Parent or any of its Subsidiaries ("Parent Current Real Property") which might, under any applicable Environmental Law, (i) give rise to a material liability or the imposition of a statutory Lien, or (ii) require any Response, Removal or Remedial Action or any other action, including without limitation reporting, monitoring, cleanup or contribution, which would require a material expenditure or material commitment by Parent or its Subsidiaries.

     (c) There were no conditions on or beneath any real property which was, but is no longer, owned, used or leased to or by Parent or any of its Subsidiaries ("Parent Former Real Property"), during the period of such ownership, use or lease, which might under any applicable Environmental Law, (i) give rise to a material liability or the imposition of a statutory Lien, or (ii) require any Response, Removal or Remedial Action or any other action, including without limitation reporting, monitoring, cleanup or contribution, which would require a material expenditure or commitment by Parent or its Subsidiaries.

     (d) Neither Parent nor any of its Subsidiaires has received any written notification of a release or threat of a release of a Hazardous Substance with respect to any Parent Current Real Property or Parent Former Real Property.

     (e) No Hazardous Substances have been used, handled, generated, processed, treated, stored, transported to or from, released, discharged or disposed of by Parent, any of its Subsidiaries or, to the best of Parent's knowledge, any third party, on or beneath any Parent Current Real Property except in compliance with all applicable Environmental Laws, or where the failure to so comply has not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

     (f) During Parent's or its Subsidiaries' ownership, use or lease of the Parent Former Real Property, no Hazardous Substances were used, handled, generated, processed, treated, stored, transported to or from, released, discharged or disposed of by Parent, its Subsidiaries or, to the best of Parent's knowledge, any third party, on or beneath the Parent Former Real Property except in compliance with all applicable Environmental Laws, or where the failure to so comply has not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

     (g) To Parent's knowledge, there are no above or underground storage tanks, asbestos containing materials, or transformers containing or contaminated with PCBs on or beneath the Parent Current Real Property.

     (h) Neither Parent nor any of its Subsidiaries has received written notice or has knowledge of:

          (i) any claim, demand, investigation, enforcement action, Response, Removal, Remedial Action, statutory Lien or other governmental or regulatory action instituted or threatened against Parent, any of its Subsidiaries or the Parent Current or Former Real Property pursuant to any applicable Environmental Law;

          (ii) any claim, demand notice, suit or action, made or threatened by any Person against Parent, any of its Subsidiaires, the Parent Current Real Property or the Parent Former Real Property relating to (A) any form of damage, loss or injury resulting from, or claimed to result from, any Hazardous Substance on or beneath the Parent Current or Former Real Property or (B) any alleged material violation of any applicable Environmental Law by Parent or any of its Subsidiaries; or

          (iii) any written communication to or from any Governmental Authority arising out of or in connection with Hazardous Substances on or beneath or generated at the Parent Current Real Property or Parent Former Real Property, including, without limitation, any notice of violation, citation, complaint, order, directive, request for information or response thereto, notice letter, demand letter or compliance schedule.

     (i) To Parent's knowledge, no wastes generated by Parent or any of its Subsidiaries have ever been directly or indirectly sent, transferred, transported to, treated, stored, or disposed of at any site listed or formally proposed for listing on the National Priority List promulgated pursuant to CERCLA or to any site listed on any state list of sites requiring or recommended for investigation or clean-up. None of the Parent Current Real Property or Parent Former Real Property is listed on the National Priorities List or any state list of sites requiring or recommended for investigation or clean up.

     SECTION 5.18. Absence of Undisclosed Liabilities. All Liabilities required to be reflected on Parent Balance Sheet in accordance with GAAP, have been so reflected. Parent and its Subsidiaries have no Liabilities which are, in the aggregate, material to the condition (financial or otherwise), business, properties, assets, results of operations, cash-flows or prospects of Parent, except (i) as reflected on Parent Balance Sheet, (ii) Liabilities which arose prior to the date of Parent Balance Sheet and are not required under GAAP to be reflected on Parent Balance Sheet and which have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent, or (iii) Liabilities which have arisen after the date of Parent Balance Sheet in the Ordinary Course and which have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

     SECTION 5.19. Brokers. Except for Fleet Securities, Inc., the financial advisor to Parent, no person acting on behalf of Parent or under its authority is or will be entitled to any brokers' or finders' fee or any other commission or similar fee, directly or indirectly, from any of such parties in connection with any of the transactions contemplated by this Agreement.

     SECTION 5.20. Board Approval. The Board of Directors of Parent, at a meeting duly called and held, has approved the Merger, this Agreement and the transactions contemplated hereby.

     SECTION 5.21. Certain Business Practices. None of Parent, its Subsidiaries, or any of their respective directors, officers, agents or employees has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic governmental officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (iii) consummated any transaction, made any payment, entered into any agreement or arrangement or taken any other action in violation of Section 1128B(b) of the Social Security Act, as amended, or (iv) made any other unlawful payment, that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

     SECTION 5.22. Full Disclosure. All documents and other papers delivered by or on behalf of Parent in connection with the transactions contemplated by this Agreement are accurate and complete in all material respects and are authentic. No representation or warranty of Parent contained in this Agreement contains any untrue statement of a material fact or omits to state, a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

     SECTION 5.23. Financing. Parent has available sufficient funds to consummate the transactions contemplated hereby including, but not limited to, the funds necessary to pay the aggregate Cash Consideration and Option Consideration to holders of Shares and Options in accordance with this Agreement. Parent has a sufficient number of authorized but unissued shares of Parent Common Stock to deliver the Stock Consideration.

     SECTION 5.24. Intellectual Property. Parent and its Subsidiaries own or possess the Intellectual Property necessary to conduct the business now operated by them, or presently employed by them, and have not received any written notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property rights that, if determined adversely to Parent or its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect on Parent.

     SECTION 5.25. Contracts. Parent is not and, to the knowledge of Parent no other party is, in violation of or in default under (nor does there exist any condition affecting Parent, or to Parent's knowledge, other parties to such Contracts, which upon the passage of time or the giving of notice or both would reasonably be expected to cause such a violation of or default under) any Contract to which Parent is a party or by which Parent or any of its properties or assets are bound, except for violations or defaults that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

                                   ARTICLE VI

               CONDUCT OF BUSINESS OF COMPANY PENDING THE MERGER

     SECTION 6.1. Conduct of Company's Business. During the period from the date of this Agreement to the Effective Time, the Company shall carry on its business in the Ordinary Course and, to the extent consistent therewith, use all reasonable efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with it. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, except as disclosed in Section 6.1 of the Company Disclosure Schedule, the Company shall not, without the prior written approval of Parent:

          (a) (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any Company Securities, (ii) adjust, split, combine or reclassify any Company Securities or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any Company Securities, except as permitted by Section 6.1(b)(iii), or (iii) purchase, redeem or otherwise acquire any Company Securities or any rights, warrants or options to acquire any such Company Securities or any other securities;

          (b) (i) grant any options, warrants or rights to purchase Company Securities, (ii) amend or reprice any outstanding option, warrant or right to purchase Company Securities, or (iii) issue, deliver or sell, or pledge or otherwise encumber, or authorize or propose to issue, deliver or sell, or pledge or otherwise encumber, any Company Securities, other than the issuance of Company Common Stock upon (A) the exercise of outstanding Options set forth in the Company Disclosure Schedule in accordance with their present terms, and (B) the exercise of rights pursuant to the Stock Purchase Plan in accordance with its present terms, provided that the participants thereunder shall be entitled to purchase Shares with accumulated payroll deductions as permitted under Section 7.7(b) hereof;

          (c) amend or propose to amend its certificate of incorporation, bylaws or other organizational documents, create or establish any Subsidiaries, or adopt or implement a plan of consolidation, merger or reorganization other than in connection with the Merger;

          (d) amend, modify or waive any material term of any outstanding Company Security;

          (e) (i) amend any existing agreement or instrument, or enter into any new agreement or instrument, in each case relating to the assumption or incurrence of indebtedness for borrowed money (except that the Company may draw on its existing credit facilities in the Ordinary Course, so long as the aggregate principal amount of indebtedness outstanding under such facilities does not exceed $22 million; provided, however, that (x) such $22 million limit may be increased if and only if the applicable draws on the Company's existing credit facilities are made for items contemplated by the budget delivered electronically to Parent on March 13, 2003 at 7:18 p.m., and (y) draws for purposes not contemplated in such budget and over such limit may be made with the consent of Parent, such consent not to be unreasonably withheld or delayed), or to the guarantee of any indebtedness or the issuance or sale of any debt securities or warrants or rights to acquire any debt securities of the Company or the guarantee of any debt securities of others or enter into any lease (whether an operating or capital lease) other than in the Ordinary Course or create any Liens on the properties or assets of the Company, or enter into any "keep well" or other agreement or arrangement to maintain the financial condition of another Person, or (ii) make any loans, advances or capital contributions to, or investments in, any other Person, other than loans or advances to customers in the Ordinary Course and in compliance with any applicable Law;

          (f) make any capital expenditures or acquisitions of properties or assets other than in the Ordinary Course;

          (g) (i) enter into or amend in any material respect any employment, consulting or similar agreement or arrangement with, or grant any material increase in compensation or benefits to, any current or former director of the Company or, other than in the Ordinary Course, any officer or employee of the Company, (ii) pay or agree to pay any pension, retirement allowance or other employee benefit not required or contemplated by any existing Company Benefit Plan as in effect on the date hereof to any such director or, other than in the Ordinary Course, to any such officer or employee,
     (iii) except as may be required to comply with applicable law, become obligated under any new Company Benefit Plan which was not in existence on the date hereof, or amend any such plan or arrangement in existence on the date hereof if such amendment would have the effect of materially enhancing any benefits thereunder, or (iv) grant to any current or former director, officer or employee any increase in severance or termination pay (including the acceleration in the exercisability of Options or in the vesting of Shares (or other property) except for automatic acceleration in accordance with the terms of this Agreement or the terms of Options issued pursuant to the Stock Incentive Plan and in effect at the date of this Agreement and listed on Schedule 4.5 of the Company Disclosure Schedule);

          (h) acquire (i) by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or (ii) except in the Ordinary Course, any assets that are material, individually or in the aggregate, to the Company;

          (i) other than dispositions in the Ordinary Course which are not material, individually or in the aggregate, to the Company, sell, lease, encumber or otherwise dispose of any of its material properties or assets;

          (j) voluntarily take any action that is reasonably likely to result in any of the Company's representations or warranties hereunder being untrue in any material respect or in any of the Company's covenants hereunder or any of the conditions to the Merger not being satisfied;

          (k) waive any material term of any confidentiality or standstill agreement with any Person other than Parent or its affiliates;

          (l) implement or adopt any change in its accounting principles, practices or methods, other than as required by GAAP, or change any of its methods of reporting income and deductions for Federal income tax purposes;

          (m) other than in the Ordinary Course, enter into any material Contract, or amend or modify any material Contract, lease, agreement or commitment;

          (n) assign, waive, release or relinquish any material Contract right or pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of any such claims, liabilities or obligations, in the Ordinary Course; or

          (o) authorize any of, or commit or agree to take any of, the foregoing actions.

     Furthermore, during the period from the date of this Agreement to the Effective Time, except where the Company determines upon advice of counsel that disclosure could result in the violation by the Company or Parent of state or federal law, the Company shall confer on a regular basis with Parent concerning operational matters, promptly advise Parent in writing of any change or event that has or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. Each of Parent and the Company shall promptly provide the other (or its counsel) with copies of all filings made by it with the SEC or any other Governmental Authority (whether or not in connection with this Agreement and the transactions contemplated hereby).

     SECTION 6.2. Agreements of Company's Affiliates. The Company shall identify in a letter to Parent, after consultation with counsel, all persons who, at the time of the Company Stockholders Meeting, it believes may be deemed to be "affiliates" of the Company, as that term is defined for the purposes of paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Company Affiliates"). The Company shall use all reasonable efforts to cause each person who is identified as a Company Affiliate in the letter referred to above to deliver to Parent at least forty (40) days prior to the date of Closing an executed copy of the Company Affiliates Agreement. Prior to the date of Closing, the Company shall amend and supplement such letter and use all reasonable efforts to cause each additional person who is identified as a Company Affiliate as of the date of Closing to execute a copy of the Company Affiliates Agreement.

     SECTION 6.3. Notice of Certain Events. The Company and Parent shall promptly notify each other of:

          (a) any notice or other written communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement, which consent if not obtained, could reasonably be expected to have a Material Adverse Effect on the Company or which could reasonably be expected to affect materially and adversely the transactions contemplated hereby;

          (b) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement, and

          (c) any actions, suits, claims, investigations or proceedings commenced or, to Parent's or the Company's knowledge, as the case may be, threatened against, relating to or involving Parent or the Company which relate to the consummation of the transactions contemplated by this Agreement or which, with respect to the Company, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to
     Section 4.11.

     SECTION 6.4.  No Solicitation.

     (a) From and after the date hereof until the Effective Time, the Company shall not, and shall not authorize or permit any of its officers, directors, employees, representatives, agents or affiliates (including, without limitation, any investment banker, financial advisor, attorney, accountant or other representative retained by the Company), to directly or indirectly initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal, or enter into or maintain or continue discussions or negotiate with any Person in furtherance of such inquiries with respect to an Acquisition Proposal or agree to or endorse any Acquisition Proposal, provided, however that prior to the Company Stockholders Meeting, if the Board of Directors of the Company, after consultation with outside legal counsel, determines in good faith that the failure to proceed in accordance with clause
(i) and/or (ii) below of this Section 6.4(a) is reasonably likely to violate the directors' fiduciary duties to the Company's stockholders under applicable law, the Company may, subject to compliance with Section 6.4(c), in response to an unsolicited written bona fide Acquisition Proposal from any Person that the Company's Board of Directors, after consultation with an independent nationally recognized financial advisor and outside legal counsel, reasonably believes could result in a Superior Proposal, (i) furnish information with respect to the Company to such Person making such proposal after entering into a confidentiality agreement with such Person on terms and conditions no less favorable in any material respect to the Company than the terms and conditions of the Mutual Confidentiality Agreement dated as of June 3, 2002 executed by Parent and the Company together with the letter agreement dated as of January 8, 2003 between the Parent and the Company (collectively the "Parties' Confidentiality Agreement") and (ii) participate in negotiations regarding such Acquisition Proposal; provided that, in the case of clauses (i) and (ii) above, the Company has provided not less than one full business day prior written notice to Parent of its intention to proceed under such clause (i) or (ii) above. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in the preceding sentence by any director, officer, employee, representative or agent of the Company or any investment banker, financial advisor, attorney, accountant or other representative of the Company shall be deemed to be a breach of this Section 6.4(a) by the Company. For purposes of this Agreement, "Acquisition Proposal" shall mean an inquiry, offer or proposal regarding any of the following (other than the transactions among the Company, Parent and Merger Subsidiary contemplated hereunder) involving the
Company: (A) any merger, consolidation, share exchange, recapitalization, business combination or other similar transaction; (B) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 25% or more of the assets of the Company, in a single transaction or series of transactions, (C) any tender offer or exchange offer for outstanding shares of capital stock of the Company or purchase from the Company of any shares of capital stock of the Company or the filing of a registration statement under the Securities Act in connection with any of the foregoing; or (D) any public announcement by the Company of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

     (b) Except as set forth in this Section 6.4(b), neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner materially adverse to Parent or Merger Subsidiary, the approval or recommendation by such Board of Directors or any such committee of the Merger or this Agreement, (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal or (iii) enter into any agreement with respect to any Acquisition Proposal. Prior to the Company Stockholders Meeting, if the Board of Directors, after consultation with outside counsel, determines in good faith that the failure to proceed in accordance with clause (A), (B) and/or (C) below of this Section 6.4(b) is reasonably likely to violate its fiduciary duties to the

Company's stockholders under applicable law, the Board of Directors may (subject to the terms of this sentence) (A) withdraw or modify its recommendation of the Merger or this Agreement, (B) approve or recommend a Superior Proposal, or (C) cause the Company to enter into an agreement with respect to a Superior Proposal, in each case provided that the Company shall not take any of the actions specified in such clauses (A), (B) or (C) unless the Parent shall have received from the Company written notice specifying such actions to be taken no later than 12:00 noon New York City time the business day prior to the date such actions are proposed to be taken (a "Superior Proposal Notice").

     (c) The term "Superior Proposal" shall mean any bona fide Acquisition Proposal that has the following characteristics: (i) it is a proposal to acquire, directly or indirectly, for consideration consisting of cash and/or readily marketable securities, (A) shares of Company Common Stock representing at least 80% of the voting power of the outstanding shares of Company Common Stock, and the shares of Company Common Stock issuable upon the exercise of outstanding Options, warrants and rights to purchase Company Common Stock, or
(B) substantially all the assets of the Company, (ii) the terms of such proposal in the good faith judgment of the Board of Directors of the Company (after consultation with an independent nationally recognized financial advisor) are more favorable to the Company's stockholders from a financial point of view than the Merger (after taking into account, if applicable, the payment of the Expenses and the Termination Fee and any modifications to this Agreement proposed by Parent), (iii) the transactions envisioned by such proposal, in the good faith judgment of the Board of Directors of the Company, after consultation with an independent nationally recognized financial advisor and the advice of outside legal counsel, is reasonably likely to be consummated without unreasonable delay or unusual conditions compared to the transactions contemplated by this Agreement, and (iv) financing for the proposed transaction, to the extent required, has been committed in all material respects.

     (d) In addition to the obligations set forth in Section 6.4(b), the Company shall promptly (and in no event later than 24 hours after the event) advise Parent orally and in writing of any Acquisition Proposal and of any request for information which may relate to an Acquisition Proposal, or any inquiry with respect to or which could lead to any Acquisition Proposal, and the material terms and conditions of such request, Acquisition Proposal or inquiry. Such notification shall include, but shall not be limited to, the identity of the party making such a proposal or inquiry. The Company will keep Parent fully and timely informed of the status and details (including amendments or proposed amendments) of any such request, Acquisition Proposal or inquiry, and will promptly (and in no event later than 24 hours after the event) notify Parent of any determination by the Company's Board of Directors that a Superior Proposal has been made. Following delivery of such notice to Parent, the Company shall engage in good faith negotiations with Parent with respect to such changes as the Company may propose to the terms of this Agreement and the transactions contemplated by this Agreement.

     (e) Nothing contained in this Section 6.4 shall prohibit the Company from
(x) making and disclosing to its stockholders a position required by Rule 14e-2(a) or Item 1012(a) of Regulation M-A promulgated under the Exchange Act or
(y) making any required disclosure to the stockholders of the Company if, in the good faith judgment of the Board of Directors of the Company (after consultation with outside legal counsel) failure to make such disclosure is reasonably likely to constitute a violation of applicable law.

                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

     SECTION 7.1. HSR Act. Within ten business days after the date of this Agreement, the Company and Parent shall each file notifications under the HSR Act in connection with the Merger and the transactions contemplated hereby (and make any required filings with any applicable foreign antitrust authorities) and respond as promptly as practicable to any inquiries received from the FTC and the Antitrust Division for additional information or documentation and to respond as promptly as practicable to all inquiries and requests received from any state Attorney General or other Governmental Authority in connection with antitrust matters. The Company and Parent shall promptly take or commit to take all actions reasonably requested to obtain all consents, waivers, approvals, authorizations or orders from the FTC, the Antitrust Division and any state Attorney General or other Governmental Authority in connection with the consummation of the transactions contemplated by this Agreement.

     SECTION 7.2.  Proxy Statement-Prospectus.

     (a) Parent and the Company shall cooperate in preparing and each shall cause to be filed with the SEC, as promptly as reasonably practicable following the date hereof, mutually acceptable proxy materials which shall constitute the Proxy Statement-Prospectus relating to the matters to be submitted to the Company stockholders at the Company Stockholders Meeting and Parent shall prepare and file with the SEC a registration statement on Form S-4 with respect to the issuance of Parent Common Stock in the Merger. The Proxy Statement-Prospectus will be included as a prospectus in and will constitute a part of the Registration Statement as Parent's prospectus. Each of Parent and the Company shall use its reasonable best efforts to have the Proxy Statement-Prospectus cleared by the SEC and the Registration Statement declared effective by the SEC and to keep the Registration Statement effective as long as is necessary to consummate the Merger and the transactions contemplated hereby. Parent and the Company shall, as promptly as practicable after receipt thereof, provide the other party copies of any written comments and advise the other party of any oral comments, received from the SEC with respect to the Proxy Statement-Prospectus or Registration Statement. The parties shall cooperate and provide the other with a reasonable opportunity to review and comment on any amendment or supplement to the Proxy Statement-Prospectus and the Registration Statement prior to filing such with the SEC, and will provide each other with a copy of all such filings made with the SEC. Notwithstanding any other provision herein to the contrary, no amendment or supplement (including by incorporation by reference) to the Proxy Statement-Prospectus or the Registration Statement shall be made without the approval of both parties, which approval shall not be unreasonably withheld or delayed; provided that with respect to documents filed by a party which are incorporated by reference in the Registration Statement or Proxy Statement-Prospectus, this right of approval shall apply only with respect to information relating to the other party or its business, financial condition or results of operations. The Company will use its reasonable best efforts to cause the Proxy Statement-Prospectus to be mailed to the Company's stockholders as promptly as practicable after the Registration Statement is declared effective under the Securities Act. Each party will advise the other party, promptly after it receives notice thereof, of the time when the Registration Statement has become effective, the issuance of any stop order, the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement-Prospectus or the Registration Statement. If at any time prior to the Effective Time any information relating to Parent or the Company, or any of their respective affiliates, officers or directors, should be discovered by Parent or the Company which should be set forth in an amendment or supplement to any of the Registration Statement or the Proxy Statement-Prospectus so that any of such documents would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other party hereto and, to the extent required by law, rules or regulations, an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and disseminated to the stockholders of the Company.

     (b) Parent shall also take any action required to be taken under any applicable state securities laws in connection with the Merger, and each of the Company and Parent shall furnish all information concerning it and the holders of Company Common Stock as may be reasonably requested in connection with any such action.

     (c) Parent shall use its reasonable best efforts to cause the shares of Parent Common Stock to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

     SECTION 7.3. Stockholders Meeting. The Company shall call, give notice of, convene and hold a special stockholders meeting for the purpose of voting upon the approval and adoption of the Merger and this Agreement as soon as practicable after the date on which the Proxy Statement-Prospectus shall have been cleared by the SEC. Subject to the provisions of Section 6.4, the Company shall solicit from its stockholders proxies in favor of, necessary or advisable to obtain, approval and adoption of the Merger and this Agreement, and, subject to the provisions of Section 6.4, the Board of Directors shall recommend that holders of Shares vote in favor of and approve and adopt the Merger and this Agreement at the Company Stockholders Meeting.

     SECTION 7.4. Access to Information, Confidentiality. The Company shall afford to the officers, employees, accountants, counsel, potential lenders and other representatives of Parent full access, at all reasonable times during the period prior to the Effective Time, to all properties, books, Contracts and records of the Company and, during such period, the Company shall furnish promptly to Parent all information concerning the Company's business, properties and personnel as Parent may reasonably request, and the Company shall make available to Parent the appropriate individuals (including attorneys, accountants and other professionals) for discussions of the Company's business, properties and personnel as Parent may reasonably request. Without limiting the foregoing, the Company shall provide Parent and Merger Subsidiary with access to its books and records so as to enable Parent and Merger Subsidiary to ascertain whether the Company has complied with all covenants herein. Parent acknowledges that certain of the information which may be made available to it is proprietary and includes confidential information. Prior to the Effective Time and/or seven years after any termination of this Agreement, Parent will hold and will use its commercially reasonable efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents (collectively, "Representatives") to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of Law, all confidential documents and information concerning the Company ("Evaluation Material") furnished in connection with the transactions contemplated by this Agreement. In the event that Parent or any of its Representatives becomes legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose any of the Evaluation Material, Parent shall provide the Company with prompt prior written notice of such requirement so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the terms of this Agreement. In the event that such protective order or other remedy is not obtained, or that the Company waives compliance with the provisions hereof, Parent shall furnish only that portion of the Evaluation Material which Parent is advised by written opinion of counsel is legally required and exercise best efforts to obtain assurance that confidential treatment will be accorded such Evaluation Material. The term "Evaluation Material" does not include any information that (i) at the time of disclosure or thereafter is generally available to the public (other than as a result of its disclosure directly or indirectly by Parent or its Representatives), (ii) was available to Parent on a non-confidential basis from a source other than the Company or its advisors, provided that such source is not and was not bound by a confidentiality agreement regarding the Company, or (iii) has been independently acquired or developed by Parent without violating any of its obligations under this Section
7.4. At any time upon written request by the Company, Parent shall promptly return to the Company all copies of the Evaluation Material in its possession or in the possession of its Representatives, and Parent will promptly destroy all copies of any analyses, compilations, studies or other documents prepared by or for Parent or its Representatives or for Parent's or their use which reflect or contain any Evaluation Material. Notwithstanding the foregoing, the Company may deny access or disclosure where it determines upon advice of counsel that disclosure could result in the violation by the Company of state or federal law, provided that the Company informs Parent at the time that such a determination has been made.

     SECTION 7.5. Consents, Approvals. The Company and Parent shall each use all reasonable efforts to obtain promptly all consents, waivers, approvals, authorizations or orders (including, without limitation, from all Governmental Authorities), and the Company and Parent shall promptly make all filings (including, without limitation, with all Governmental Authorities) required in connection with the authorization, execution and delivery of this Agreement by the parties hereto and the consummation by them of the transactions contemplated hereby. The Company and Parent shall furnish each other with all information required to be included in the Proxy Statement-Prospectus or any application or other filing to be made pursuant to the rules and regulations of any Governmental Authority in connection with the transactions contemplated by this Agreement.

     SECTION 7.6.  Indemnification and Insurance.

     (a) The certificate of incorporation and bylaws of the Surviving Corporation shall contain provisions with respect to indemnification similar in all material respects to those set forth in the certificate of incorporation and bylaws of the Company on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect in any material respect the rights thereunder of individuals who at any time prior to the Effective Time were directors or officers of the Company in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), unless such modification is required by Law; provided, however, that nothing in this Section 7.6 shall prevent the Surviving Corporation from effecting any merger, reorganization or consolidation, provided that the surviving corporation in respect of any such merger, reorganization or consolidation is obligated to comply with this Section 7.6.

     (b) For a period of six years from and after the Effective Time, the Surviving Corporation shall maintain in effect the liability insurance policies (if any) for directors and officers currently maintained by the Company; provided that the Surviving Corporation may substitute therefor policies, including policies maintained by an affiliate of the Surviving Corporation, providing substantially the same combined coverage and containing terms and conditions substantially the same as the coverage currently maintained by the Company; and provided further that in no event shall the Surviving Corporation be required to expend more than an amount per year equal to 250% of the current annual premiums paid by the Company to maintain or procure insurance coverage required by this Section 7.6.

     SECTION 7.7.  Employee Benefits.

     (a) For a period of at least one year after the Effective Time, Parent shall maintain employee benefits and programs, including a 401(k) plan, for employees of the Company that are in the aggregate not materially less favorable than those being provided to such employees on the date hereof. To the extent any employee benefit plan, program or policy of Parent is made available to the employees of the Surviving Corporation or its Subsidiaries, service with the Company by any employee prior to the Effective Time shall be credited in determining such employee's eligibility and vesting levels (but not for accrual of benefits) under such plans, programs and policies of Parent. For the remainder of the calendar year which includes the Effective Time, Parent shall maintain each of the Company's cafeteria plans within the meaning of Section 125 of the Code so as to prevent the forfeiture of unused participant account balances under each such plan. This Section 7.7 shall not apply to salaries, and bonuses, the amounts of which Parent shall have the right to establish in its sole discretion, subject to any existing employment agreements.

     (b) The Company shall take such actions as are necessary to terminate the Stock Purchase Plan effective five business days before the Effective Time. After such termination, employee participants in such Stock Purchase Plan shall not be permitted to continue to have the Company withhold any monies for investment in such Stock Purchase Plan, and each such employee shall be permitted to elect to receive invested cash or purchase Shares in accordance with the terms of such plan.

     SECTION 7.8. Notification of Certain Matters. In the event that any representations and warranties of the Company shall be or become materially untrue such that the condition set forth in Section 8.2(a) would not be satisfied, the Company shall promptly provide Parent and Merger Subsidiary with a revised Company Disclosure Schedule, if necessary. In the event that the representations and warranties of Parent and Merger Subsidiary shall be or become materially untrue such that the condition set forth in Section 8.3(a) would not be satisfied, Parent and Merger Subsidiary shall promptly notify the Company. No such notification shall affect in any way the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

     SECTION 7.9. Further Action. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to obtain in a timely manner all necessary waivers, consents, approvals, orders and authorizations and to effect all necessary registrations and filings, and otherwise to satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement.

     SECTION 7.10. Public Announcements. Parent and the Company shall consult with each other before issuing any press release, with respect to the Merger or this Agreement, and shall not issue any such press release or make any such public statement without the prior consent of the other party, which shall not be unreasonably withheld or delayed; provided, however, that any party may, without the prior consent of the other party, issue such press release or make such public statement as may upon the advice of counsel be required by Law or the rules and regulations of the NYSE or AMEX, if it has used all reasonable effort to consult with the other party.

     SECTION 7.11. Transfer Taxes. Parent and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding all Taxes which become payable by the Company in connection with the transactions contemplated hereby that are required or permitted to be filed on or before the Effective Time. Parent, Merger Subsidiary and the Company agree that the Company (prior to the Merger) and the Surviving Corporation (following the Merger) will pay any real property transfer or gains tax, stamp tax, stock transfer tax or other similar tax imposed on the Merger or the surrender of the Company Common Stock pursuant to the Merger (collectively, "Transfer Taxes"), excluding any Transfer Taxes as may result from the transfer of beneficial interests in the Shares or Options other than as a result of the Merger, and any penalties or interest with respect to the Transfer Taxes. The Company shall cooperate with Merger Subsidiary and Parent in the filing of any returns with respect to the Transfer Taxes.

     SECTION 7.12. AMEX Listing. The Company shall use its reasonable best efforts to continue the quotation of the Company Common Stock on the AMEX during the term of this Agreement.

     SECTION 7.13. Additional Financial Statements. The Company and Parent shall furnish to each other such additional financial data concerning itself as the other party may reasonably request, including any audited financial statements or financial statements for the fiscal year ended December 31, 2002 (in the case of the Company) or February 23, 2003 (in the case of Parent), prepared in conformity with the requirements of the SEC applicable to annual financial statements to be included in Form 10-K under the Exchange Act (such financial statements of the Company, the "Company 2002 Audited Financial Statements"). The Company shall furnish to Parent all interim quarterly financial statements or consolidated financial statements of the Company prepared after the date of this Agreement, accompanied by a statement of the Chief Financial Officer of the Company that, in the opinion of such officer, such quarterly financial statements were prepared in conformity with the requirements of the SEC applicable to financial statements to be included in Form 10-Q under the Exchange Act applied on a consistent basis (except as otherwise stated in such quarterly financial statements) and present fairly the financial position, results of operations and cash flows of the Company as of the date and for the period indicated, subject to normal, recurring year-end audit adjustments and the absence of notes.

     SECTION 7.14. Agreement with Supplier. The Company shall use its reasonable efforts to renew its Pull-Tab Manufacturing and License Agreement with Algonquin Industries, Inc. ("Algonquin"), for a minimum of ten years and shall use its reasonable efforts to enter into a written non-disclosure and proprietary developments agreement with Algonquin, in each case on terms and conditions satisfactory to Parent; provided that the Company's inability to renew or enter into such agreements shall not be deemed to be a condition to the obligations of the Parent to effect the Merger.

     SECTION 7.15. Tax Opinions. Each of the Company and Parent shall use its respective reasonable best efforts to obtain the tax opinions referred to in
Section 8.3(d) and 8.2(i), respectively.

     SECTION 7.16. Section 16(b) Board Approval. Prior to the Effective Time, Parent and the Company shall take all such steps as may be required to cause any dispositions of Company Common Stock (including derivative securities with respect to Company Stock) or acquisitions of Parent Common Stock (including derivative securities with respect to Parent Common Stock) resulting from the transactions contemplated by Article 1 or Article 2 of this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act, such steps to be taken in accordance with the No-Action Letter dated January 12, 1999, issued by the SEC to Skadden, Arps, Slate, Meagher & Flom LLP.

                                  ARTICLE VIII

                             CONDITIONS TO CLOSING

     SECTION 8.1.  Conditions to Obligation of Each Party to Effect the
Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction or, to the extent permitted by applicable Law, waiver at or prior to the Effective Time of the following conditions:

          (a) Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the requisite vote of the stockholders of the Company.

          (b) HSR Act. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and any investigations relating to the Merger that may have been opened by the FTC or the Antitrust Division or any foreign antitrust authority (by means of a written request for additional information or otherwise) shall have been terminated.

          (c) No Injunctions. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing or delaying the consummation of the Merger shall be in effect.

          (d) Registration Statement. The Registration Statement shall have been declared effective by the SEC and shall be effective and no proceedings shall be pending or threatened by the SEC to suspend the effectiveness of the Registration Statement, and Parent shall have received all required approvals by state securities or "blue sky" authorities with respect to the transactions contemplated by this Agreement.

          (e) NYSE Listing. The shares of Parent Common Stock issuable as part of the Merger Consideration shall have been approved for listing on the NYSE, subject to official notice of issuance.

     SECTION 8.2. Additional Conditions to Obligations of Parent and Merger Subsidiary. The obligations of Parent and Merger Subsidiary to effect the Merger are also subject to the following conditions:

          (a) Representations and Warranties. (i) The representations and warranties of the Company contained in this Agreement shall have been true and correct as of the date of this Agreement, and (ii) the representations and warranties of the Company contained in this Agreement shall be true and correct as of the Effective Time, as though made on and as of the Effective Time, except those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date). Parent and Merger Subsidiary shall have received a certificate to the effect that the foregoing condition has been satisfied signed by the President and the Chief Financial Officer of the Company, in their capacities as such and not personally, which certificate shall specifically indicate the manner in which any representation or warranty of the Company contained in this Agreement, if any, is not true and correct in all respects as of the Effective Time, as though made on and as of the Effective Time.

          (b) Agreements and Covenants. The Company shall have performed and complied in all material respects with all material agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Parent and Merger Subsidiary shall have received a certificate to such effect signed by the President and Chief Financial Officer of the Company in their capacities as such and not personally.

          (c) Consents Obtained. The Company shall have obtained (i) consents required under the Lottery Contracts identified on Exhibit E representing (together with revenue from Lottery Contracts executed after the date hereof for which consents have similarly been obtained) at least 85% of the projected revenue for fiscal year 2003 represented by all of the Lottery Contracts identified on Exhibit E determined in accordance with the Company 2003 Budget and (ii) consents required under at least five of the Contracts identified on Exhibit F.

          (d) No Litigation. There shall not be pending by any Governmental Authority any claim, suit, action or proceeding (or by any other Person, any claim, suit, action or proceeding which the Board of Directors of Parent, based upon advice from counsel, believes has a reasonable likelihood of success) (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or seeking material damages in connection therewith, or (ii) seeking to prohibit or limit the ownership or operation by Parent, the Company or any of their respective Subsidiaries of any material portion of the business or assets of the Company, Parent or any of their respective Subsidiaries, as a result of the Merger or any of the other transactions contemplated by this Agreement.

          (e) Audited Financial Statements. The Company 2002 Audited Financial Statements shall have been delivered to Parent and Merger Subsidiary and shall be consistent in all material respects with the financial information included in the preliminary financial statements delivered to Parent on March 6, 2003.

          (f) Deliveries. The Parent shall have received a payoff letter in customary form with respect to the Company Credit Facility.

          (g) Legal Opinion. Parent shall have received a legal opinion, dated the Closing Date, of Taft, Stettinius & Hollister LLP in substantially the form attached as Exhibit A.

          (h) Dissenting Shares. The number of Dissenting Shares shall not exceed 10% of the outstanding Shares.

          (i) Tax Opinion. Parent shall have received an opinion dated as of the date of Closing from its counsel, Edwards & Angell, LLP, substantially to the effect that (i) the Merger should be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, (ii) each of Parent, Merger Subsidiary and the Company should be a party to a reorganization within the meaning of Section 368(a) of the Code, and (iii) no gain or loss should be recognized by Parent, Merger Subsidiary or the Company as a result of the Merger. In rendering such opinion, Edwards & Angell, LLP shall be entitled to require delivery of, and to refer to and rely upon, such facts and representations set forth in certificates received from Parent, Merger Subsidiary and the Company, their respective officers, directors and affiliates, and from the stockholders of the Company, as it shall deem necessary or appropriate to enable it to render such opinion, and the parties hereto agree to use their respective best efforts to obtain such representations and certificates.

          (j) No Material Adverse Effect. A Material Adverse Effect shall not have occurred with respect to the Company.

     SECTION 8.3. Additional Conditions to Obligation of Company. The obligations of the Company to effect the Merger is also subject to the following conditions:

          (a) Representations and Warranties. (i) The representations and warranties of Parent and Merger Subsidiary contained in this Agreement shall have been true and correct as of the date of this Agreement, and (ii) the representations and warranties of Parent and Merger Subsidiary contained in this Agreement shall be true and correct as of the Effective Time, as though made on and as of the Effective Time, except those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date). The Company shall have received a certificate to the effect that the foregoing condition has been satisfied signed by the President and the Chief Financial Officer of Parent, which certificate shall specifically indicate the manner in which any representation or warranty of Parent and Merger Subsidiary contained in this Agreement, if any, is not true and correct in all respects as of the Effective Time, as though made on and as of the Effective Time.

          (b) Agreements and Covenants. Parent and Merger Subsidiary shall have performed or complied in all material respects with all material agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Company shall have received a certificate to such effect signed by the President and the Chief Financial Officer of Parent.

          (c) No Material Adverse Effect. A Material Adverse Effect shall not have occurred with respect to the Parent.

          (d) Tax Opinion. The Company shall have received an opinion dated as of the date of Closing from its counsel, Taft, Stettinius & Hollister LLP, substantially to the effect that (i) the Merger should be treated for federal income tax purposes as a reorganization within the meaning of
     Section 368(a) of the Code, (ii) a Company stockholder will recognize no gain or loss upon receipt of Parent Common Stock in exchange for Company Common Stock, (iii) a Company stockholder's receipt of Cash Consideration will be treated as capital gain or loss if the Company Common Stock was a capital asset in the hands of such stockholder, and (iv) a Company stockholder's basis in Parent Common Stock received pursuant to the Merger will be equal to such stockholder's basis in its Company Common Stock surrendered in the exchange, increased by the gain, if any, recognized by such stockholder's receipt of Cash Consideration. In rendering such opinion, Taft, Stettinius & Hollister LLP shall be entitled to require deliver of, and to refer to and rely upon, such facts and representations set forth in certificates received from Parent, Merger Subsidiary and the Company, their respective officers, directors and affiliates, and from the stockholders of the Company, as it shall deem necessary or appropriate to enable it to render such opinion, and the parties hereto agree to use their respective best efforts to obtain such representations and certificates.

     (e) Legal Opinion. The Company shall have received a legal opinion, dated the Closing Date, of Edwards & Angell, LLP, in substantially the form attached as Exhibit B.

                                   ARTICLE IX

                                  TERMINATION

     SECTION 9.1. Termination. This Agreement may be terminated and the Merger contemplated herein abandoned at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of the Company:

          (a) by mutual written consent of Parent and the Company; or

          (b) by either Parent or the Company if the Merger shall not have been consummated by October 31, 2003; provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date; or

          (c) by either Parent or the Company if a court of competent jurisdiction shall have issued a nonappealable final order, decree or ruling having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger (provided that the right to terminate this Agreement under this Section 9.1(c) shall not be available to any party who has not complied with Section 7.9 and such noncompliance materially contributed to the issuance of any such order, decree or ruling or the taking of such action); or

          (d) by either Parent or the Company if the requisite vote of the holders of the Company Common Stock shall not have been obtained at the Company Stockholders Meeting; or

          (e) by Parent, if the Board of Directors of the Company shall withdraw, modify or change its approval or recommendation of this Agreement or the Merger in a manner adverse to Parent or approves or recommends an Acquisition Proposal or the Company shall have entered into an agreement with respect to an Acquisition Proposal; or

          (f) by the Company if (i) the Board of Directors pursuant to Section 6.4(b) withdraws or modifies its approval or recommendation of this Agreement or the Merger, and (ii) the Company simultaneously with terminating this Agreement pays Parent all Expenses and the Termination Fee in cash and otherwise complies with the provisions of Section 6.4(b); or

          (g) by the Company if (i) the Company enters into a definitive agreement in accordance with Section 6.4(b), and (ii) the Company simultaneously with terminating this Agreement pays Parent all

     Expenses and the Termination Fee in cash and otherwise complies with the provisions of Section 6.4(b); or

          (h) by either Parent or the Company if the Special Committee shall have requested but not have received an opinion from the Special Committee's financial advisor dated as of the date of the Proxy Statement-Prospectus to the effect that the Merger Consideration to be received by the stockholders of the Company is fair from a financial point of view to the public stockholders of the Company; or

          (i) by Parent or the Company, upon a material breach of any covenant or agreement on the part of the Company or Parent, respectively, set forth in this Agreement, which breach has not been cured within ten business days following receipt by the breaching party of notice of such breach from the other party, such that the conditions set forth in Section 8.2(b) or
     Section 8.3(b), as the case may be, would not be satisfied;

          (j) by Parent, if any representation or warranty of the Company shall be untrue such that the condition set forth in Section 8.2(a) would not be satisfied, or by the Company, if any representation or warranty of Parent shall be untrue such that the condition set forth in Section 8.3(a) would not be satisfied; or

          (k) by Parent, if the Average Closing Price on the trading day which is three business days preceding the date on which the Company Stockholders Meeting occurs is less than the Minimum Market Price; provided, however, that Parent shall not be permitted to terminate this Agreement under this
     Section 9.1(k) if the Company notifies Parent, by 12:00 noon on the business day following the date Parent gives notice to the Company of its determination to terminate this Agreement under this Section 9.1(k), that the Company wishes to proceed with an all-cash merger transaction, in which case the terms and conditions of this Agreement shall continue in full force and effect, except that the Merger Consideration shall be payable in cash only, such that all holders of shares of Company Common Stock (other than Excluded Shares) shall be entitled to receive the Cash Consideration in respect of such shares, less any required withholding of Taxes, and in which case the parties hereto hereby agree to negotiate an amendment and restatement of this Agreement to reflect the requirements of an all-cash transaction.

Any party desiring to terminate this Agreement shall give written notice thereof and the reasons therefor to the other parties hereto.

     SECTION 9.2.  Effect of Termination.

     (a) In the event of the termination of this Agreement in accordance with
Section 9.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto or any of its directors, officers, stockholders or affiliates except as set forth in Sections 6.4, 7.4, 9.2 or 9.3 and Article X hereof, provided that nothing herein shall relieve any party from liability for any material breach of any covenant, agreement, representation or warranty contained in this Agreement. The right of any party hereto to terminate this Agreement pursuant to Section 9.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any Person controlling any such party or any of their respective officers, directors, employees, accountants, consultants, legal counsel, agents or other representatives, whether prior to or after the execution of this Agreement.

     (b) The Company shall immediately pay, or cause to be paid, by wire transfer to Parent the sum of (i) all of Parent's out-of-pocket expenses, up to a maximum of $750,000, reasonably incurred in connection with the transactions contemplated by this Agreement (the "Expenses"), and (ii) $2.75 million (the "Termination Fee") upon demand if (A) Parent or the Company terminates this Agreement in accordance with Section 9.1(d); (B) Parent terminates this Agreement in accordance with Section 9.1(e) or (C) the Company terminates this Agreement in accordance with Section 9.1(f), (g) or (h). The amount of Expenses so payable shall be the amount set forth in an estimate delivered by Parent upon termination subject to upward or downward adjustment as provided in the next sentence. In the event that Parent's actual out-of-pocket expenses, as documented in reasonable detail, exceed such estimate, the amount of any such excess (subject to the maximum limitation in the preceding sentence) shall be payable upon demand, and in the event that

Parent's actual expenses are less than the amount of such estimate, Parent shall promptly refund to the Company by wire transfer such lesser amount.

     (c) If (i) this Agreement is terminated in accordance with Section 9.1, and
(ii) Merger Subsidiary has exercised the option granted to it pursuant to
Section 2.01 of the Stockholder Voting and Option Agreement, then Parent and Merger Subsidiary shall, to the extent permitted by applicable state and federal law, including rules and regulations of the SEC, (x) initiate a tender offer for all of the then-outstanding shares of Company Common Stock and Options on the same terms and conditions, including, without limitation, the same price to be paid pursuant to such Section 2.01, as set forth in Article II of the Stockholder Voting and Option Agreement and (y) cause the Company to execute and deliver employment agreements with senior management of the Company, on substantially the same terms as those employment agreements being executed and delivered by such senior managers and Parent on the date hereof (which are to become effective at the Effective Time, if it occurs).

     SECTION 9.3. Fees and Expenses. Except as set forth in Section 9.2, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Merger is consummated; provided that (i) if this Agreement is terminated for any reason other than a breach by Parent, and (ii) Parent has not been paid its Expenses pursuant to Section 9.2(b), and (iii) within 12 months of this Agreement being so terminated the Company consummates a transaction concerning a Superior Proposal, the Company shall immediately pay or cause to be paid, by wire transfer funds to Parent, all of Parent's Expenses. Without limiting the generality of the foregoing, the Company shall be responsible for and pay the reasonable fees and expenses for its legal, financial and accounting advisors, including, without limitation, all printing, mailing and other fees and expenses relating to the Proxy Statement-Prospectus and the Company Stockholders Meeting.

                                   ARTICLE X

                               GENERAL PROVISIONS

     SECTION 10.1. Effectiveness of Representations and Warranties. The representations and warranties in this Agreement shall terminate at the Effective Time. In the event of any inconsistency between the statements made in the body of this Agreement and those contained in the Company Disclosure Schedule (other than an express exception to a specifically identified statement), those in this Agreement shall control.

     SECTION 10.2. Survival. The provisions of this Agreement shall terminate at the Effective Time or upon termination of this Agreement pursuant to Section 9.1, as the case may be, except that (i) if the Merger is consummated, the agreements in Articles I and II and Sections 7.6, 7.7, 7.10 and 7.11 shall survive the Effective Time indefinitely unless otherwise limited to specific periods in accordance with their respective terms, and (ii) the agreements in Sections 9.2 and 9.3 and this Article X shall survive termination of this Agreement indefinitely.

     SECTION 10.3. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if and when delivered personally or by overnight courier to the parties at the following addresses or sent by electronic transmission, with confirmation received, to the telecopy numbers specified below (or at such other address or telecopy number for a party as shall be specified by like notice):

     (a) If to Parent or Merger Subsidiary:

       GTECH Holdings Corporation
       55 Technology Way
       West Greenwich, Rhode Island 02817
       Facsimile (401) 392-4980
         Attention: General Counsel

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

         With a copy to:

         Edwards & Angell, LLP
       2800 Financial Plaza
       Providence, Rhode Island 02903-2499
       Facsimile (401) 276-6611
         Attention: Walter G.D. Reed, Esq.

     (b) If to the Company:

        Interlott Technologies, Inc.
        7697 Innovation Way
        Mason, Ohio 45040-9695
        Facsimile (513) 701-0272
         Attention: David Nichols, President and CEO

         With copies to:

        Taft, Stettinius & Hollister LLP
        425 Walnut Street, Suite 1800
        Cincinnati, Ohio 45202
        Facsimile (513) 381-0205
         Attention: John J. McCoy, Esq.

     SECTION 10.4. Certain Definitions. The following terms, as used herein, have the following meanings:

     "Acquisition Proposal" shall have the meaning as set forth in Section 6.4(a) of the Agreement.

     "Agreement" shall have the meaning as set forth in the Preamble.

     "Amended and Restated Agreement" shall have the meaning set forth in the Preamble.

     "AMEX" shall mean the American Stock Exchange LLC.

     "Antitrust Division" shall mean the Antitrust Division of the Department of Justice.

     "Average Closing Price" as of any date shall mean the average of the daily last sales prices of Parent Common Stock on the NYSE (as reported in the Wall Street Journal) for the 20 consecutive trading days in which such shares are trading ending at the close of trading on the last day of trading before the date of determination.

     "Cash Consideration" shall have the meaning as set forth in Section 2.1(c) of the Agreement.

     "Cash Election" shall have the meaning set forth in Section 2.2(b) of the Agreement.

     "Cash Election Shares" shall have the meaning set forth in Section 2.2(b) of the Agreement.

     "CERCLA" shall mean the Comprehensive Environmental Response,-Compensation and Liability Act, as amended.

     "Certificates" shall have the meaning set forth in Section 2.2(a) of the Agreement.

     "Closing" shall have the meaning as set forth in Section 1.2 of the Agreement.

     "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Art of 1985, as amended.

     "Code" shall mean The Internal Revenue Code of 1986, as amended.

     "Company" shall have the meaning as set forth in the Preamble.

     "Company 2001 and 2002 Proxy Statements" shall have the meaning set forth in Section 4.7 of the Agreement.

     "Company 2002 Audited Financial Statements" shall have the meaning set forth in Section 7.14 of the Agreement.

     "Company 2003 Budget" shall mean the budget for the Company's fiscal year ending December 31, 2003, delivered to Parent on March 14, 2003.

     "Company Affiliates" shall have the meaning set forth in Section 6.2 of the Agreement.

     "Company Affiliates Agreement" shall mean the agreements to be executed by each of the Company Affiliates, substantially in the form of Exhibit C to this Agreement, providing that such person will comply with Rule 145 under the Securities Act.

     "Company Balance Sheet" shall mean the balance sheet of the Company as of September 30, 2002, as filed with the SEC in the Company Form 10-Q for the fiscal period ended on such date.

     "Company Benefit Plan" shall mean (i) each "employee pension benefit plan" as defined in Section 3(2) of ERISA, (ii) each "employee welfare benefit plan" as defined in Section 3(1) of ERISA and (iii) each other retirement, profit sharing, deferred compensation, incentive compensation, bonus, stock option, stock purchase, severance pay and change in control agreement, unemployment benefit, vacation pay, health, life or other insurance, Section 125 cafeteria plan or flexible benefit arrangement, fringe benefit or other employee benefit plan, program, agreement or arrangement maintained or contributed to by the Company or any ERISA Affiliate in respect of or for the benefit of any employee, former employee or director of the Company and their eligible dependents and beneficiaries or with respect to which the Company has any liability.

     "Company Common Stock" shall have the meaning as set forth in the Preamble.

     "Company Credit Facility" shall mean that certain Credit Agreement ($30,000,000), dated as of January 25, 2001 between the Company and Fifth Third Bank, an Ohio banking corporation, as amended.

     "Company Disclosure Schedule" shall mean the written disclosure schedule delivered on or prior to the date hereof by the Company to Parent and Merger Subsidiary that is arranged in paragraphs corresponding, and is intended to relate solely to, to the numbered and lettered paragraphs corresponding to the numbered and lettered paragraphs contained in this Agreement.

     "Company Form 10-K" shall have the meaning as set forth in Section 4.7 of the Agreement.

     "Company Form 10-Qs" shall have the meaning as set forth in Section 4.7 of the Agreement.

     "Company Preferred Stock" shall mean the shares of preferred stock authorized by the Company's Certificate of Incorporation in effect on the date of this Agreement.

     "Company Securities" shall have the meaning as set forth in Section 4.5(b) of the Agreement.

     "Company Securities Documents" shall have the meaning as set forth in
Section 4.7.

     "Company Stockholders Meeting" shall mean the meeting of the holders of the Company Common Stock described in Section 7.3 of the Agreement, held for the purposes of approving the Agreement and the Merger and any adjournment thereof.

     "Confidential Contracts" shall have the meaning as set forth in Section 4.16(c) of the Agreement.

     "Constituent Corporations" shall have the meaning as set forth in Section
1.1 of the Agreement.

     "Contract" shall mean any legally binding contract, agreement, indenture, arrangement, instrument, commitment or understanding, whether written or oral.

     "Current Real Property" shall have the meaning as is set forth in Section 4.22(b) of the Agreement.

     "DGCL" shall have the meaning as set forth in the Preamble.

     "Dissenting Shares" shall have the meaning as set forth in Section 2.3 of the Agreement.

     "DOL" shall mean the Department of Labor.

     "DPC Shares" shall have the meaning as set forth in Section 2.1(a) of the Agreement.

     "Effective Time" shall have the meaning as set forth in Section 1.3 of the Agreement.

     "Election Deadline" shall have the meaning set forth in Section 2.2(c) of the Agreement.

     "Election Form" shall have the meaning set forth in Section 2.2(a) of the Agreement.

     "Embedded Control" shall have the meaning as set forth in Section 4.13 of the Agreement.

     "Environmental Laws" means all Laws concerning or relating to industrial hygiene or protection of human health or the environment or to emissions, discharges or releases of pollutants, contaminants or other Hazardous Substances or wastes into the environment, including without limitation ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or other Hazardous Substances or wastes or the clean-up or other remediation thereof.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

     "ERISA Affiliate" shall mean each entity which is treated as a single employer with the Company for the purposes of Section 414 of the Code.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "Exchange Agent" shall have the meaning as set forth in Section 2.2(a) of the Agreement.

     "Exchange Ratio" shall have the meaning as set forth in Section 2.1(c) of the Agreement.

     "Excluded Shares" shall have the meaning as set forth in Section 2.2(d) of the Agreement.

     "Expenses" shall have the meaning as set forth in Section 9.2(b) of the Agreement.

     "Evaluation Material" shall have the meaning as set forth in Section 7.4 of the Agreement.

     "Former Real Property" shall have the meaning as is set forth in Section 4.22(c) of the Agreement.

     "FTC" shall mean the Federal Trade Commission.

     "GAAP" shall have the meaning as set forth in Section 4.8 of the Agreement.

     "Governmental Authority" shall mean any Federal, state, local or foreign government of any nature whatsoever, or any court, tribunal, administrative agency or commission or other governmental or regulatory official, authority or agency or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

     "Hazardous Substances" shall mean any substance regulated under any Environmental Laws including, without limitation, any substance which is (A) petroleum, asbestos or asbestos-containing material, or polychlorinated biphenyls; (B) defined, designated or listed as a "Hazardous Substance" pursuant to Sections 307 and 311 of the Clean Water Act, 33 U.S.C. sec.sec.1317, 1321,
Section 101(14) of CERCLA, 42 U.S.C. sec.9601; (C) listed in the United States Department of Transportation Hazardous Material Tables, 49 C.F.R. sec.172-101; or (D) defined, designated or listed as a "Hazardous Waste" under Section 1004(5) of the Resource and Conservation and Recovery Act, 42 U.S.C. sec.6903(5).

     "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "Intellectual Property" shall mean any and all United States and foreign:
(a) issued patents (including, without limitation, design patents, industrial designs and utility models), pending patent applications (including docketed patent disclosures awaiting filing, reissues, divisions, continuations-in-part and extensions), and pending patent disclosures awaiting filing determination;
(b) registered trademarks, service marks, trade names, domain names, trade dress, logos, business and product names and slogans; (c) registered copyrights (the Intellectual Property described in clauses (a), (b) and (c) being collectively "Registered Intellectual Property"); (d) unregistered trademarks, service marks, trade names, trade dress, logos, business and product names, slogans, and copyrights; (e) inventions, processes, designs, formulae, trade secrets and know-how; and (f) computer software (including, without limitation, data and related documentation), other than off-the-shelf software.

     "IRS" shall mean the Internal Revenue Service.

     "Law" shall mean any law (including, without limitation, principles of common law), statute, regulation, treaty, License, judgment, order, award or other decision or requirement enacted, promulgated, issued, enforced or entered by any arbitrator, court or Governmental Authority (domestic or foreign).

     "Letter of Transmittal" shall have the meaning set forth in Section 2.2(f) of the Agreement.

     "Liabilities" shall have the meaning as set forth in Section 4.23 of the Agreement.

     "Licensed Intellectual Property" shall have the meaning set forth in
Section 4.18(a) of the Agreement.

     "Licenses" shall have the meaning as set forth in Section 4.1 of the Agreement.

     "Lien" shall mean any mortgage, lien, pledge, charge, security interest, encumbrance, hypothecation, adverse right or interest, charge or claim of any nature whatsoever in respect to any asset, property or property interest.

     "Lottery Contracts" shall mean Contracts to which the Company is a party or by which the Company is bound relating to the provision of lottery goods or services, directly or indirectly (and including through independent contractors), to any Governmental Authority, and including without limitation the Contracts listed on Exhibit E to this Agreement, but excluding any agreements with Parent or its Subsidiaries.

     "Mailing Date" shall have the meaning set forth in Section 2.2(a) of the Agreement.

     "Majority Shareholder" shall mean L. Rogers Wells, Jr.

     "Material Adverse Effect" shall mean with respect to any Person, any change, effect or event that (i) is or is reasonably likely to be material and adverse to the condition (financial or otherwise), business, properties, assets, liabilities, results of operations, cash flows or prospects of such Person and its Subsidiaries taken as a whole, or (ii) does or is reasonably likely to materially impair the ability of such Person to perform its obligations under this Agreement or otherwise materially threatens or impedes the consummation of the Merger and the other transactions contemplated by this Agreement or the conduct of the business of the Surviving Corporation.

     "Merger" shall have the meaning as set forth in the Preamble.

     "Merger Consideration" shall have the meaning as set forth in Section 2.1(c) of the Agreement.

     "Merger Subsidiary" shall have the meaning set forth in the Preamble.

     "Minimum Market Price" shall mean a per share price for Parent Common Stock which is eighteen percent (18%) below the per share price for Parent Common Stock at the close of trading on the NYSE on the date of execution of this Agreement.

     "Mixed Election" shall have the meaning set forth in Section 2.2(b) of the Agreement.

     "Multiemployer Plan" shall mean a multiemployer plan as defined in Section 3(37) and 4001(a)(3) of ERISA.

     "Newco" shall have the meaning as set forth in Section 3.4 of the Agreement.

     "Noncompete Agreement" shall mean the Noncompete Agreement by and between the Parent and the Majority Shareholder of even date herewith.

     "Non-Election" shall have the meaning set forth in Section 2.2(b) of the Agreement.

     "Non-Election Shares" shall have the meaning set forth in Section 2.2(b) of the Agreement.

     "NYSE" shall mean the New York Stock Exchange, Inc.

     "Option" shall have the meaning as set forth in Section 2.1(e) of the Agreement.

     "Option Consideration" shall have the meaning set forth in Section 2.1(e) of the Agreement.

     "Ordinary Course" shall mean substantially in the same manner, nature and amounts as previously conducted and on an arms length basis and, with respect to the Company, shall include, without limitation, the implementation of Contracts to sell or lease instant ticket vending machines and/or related services.

     "Original Merger Agreement" and "Original Merger Subsidiary" shall each have the meaning set forth in the Preamble.

     "Outstanding Company Shares" shall have the meaning set forth in Section 2.2(d) of the Agreement.

     "Owned Intellectual Property" shall have the meaning set forth in Section 4.18(a) of the Agreement.

     "Parent" shall have the meaning as set forth in the Preamble.

     "Parent Balance Sheet" shall mean the consolidated balance sheet of the Parent and its Subsidiaries as of November 23, 2002, as filed with the SEC in the Parent Form 10-Q for the fiscal period ended on such date.

     "Parent Common Stock" shall mean the shares of common stock, par value $0.01 per share, of Parent.

     "Parent Convertible Debentures" shall mean the 1 3/4% Convertible Debentures due December 15, 2021, of Parent, fully and unconditionally guaranteed by certain of Parent's Subsidiaries.

     "Parent Current Real Property" shall have the meaning set forth in Section 5.17(b) of the Agreement.

     "Parent Form 10-K" shall have the meaning set forth in Section 5.7(a) of the Agreement.

     "Parent Form 10-Qs" shall have the meaning set forth in Section 5.7(a) of the Agreement.

     "Parent Former Real Property" shall have the meaning set forth in Section 5.17(c) of the Agreement.

     "Parent Preferred Stock" shall mean the shares of preferred stock, par value $0.01 per share, of Parent.

     "Parent Securities" shall have the meaning set forth in Section 5.5(b) of the Agreement.

     "Parent Securities Documents" shall have the meaning set forth in Section 5.7(a) of the Agreement.

     "Parent Stock Option Plans" shall mean, collectively, (i) the 1994 Stock Option Plan of Parent, as amended and restated; (ii) the 1996 Non-Employee Directors' Stock Option Plan of Parent, as amended; (iii) the 1997 Stock Option Plan of Parent, as amended April 2, 2002; (iv) the 1998 Non-Employee Directors' Stock Election Plan of Parent; and (v) the 1999 Non-Employee Directors' Stock Option Plan of Parent, as amended.

     "Parent Stock Purchase Plan" shall mean the 1998 Employee Stock Purchase Plan, as amended and restated as of November 1, 2001, of Parent.

     "Parties' Confidentiality Agreement" shall have the meaning set forth in
Section 6.4 of the Agreement.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation.

     "Permitted Investments" shall have the meaning as set forth in Section 2.2(g) of the Agreement.

     "Person" means an individual, a corporation, a partnership, an association, a trust, a limited liability company or any other entity or organization, including a Governmental Authority.

     "Proxy Statement-Prospectus" shall have the meaning as set forth in Section
4.9 of the Agreement.

     "Registered Intellectual Property" has the meaning set forth in the definition of Intellectual Property, above.

     "Registration Statement" shall have the meaning set forth in Section 4.9 of the Agreement.

     "Representatives" shall have the meaning as set forth in Section 7.4 of the Agreement.

     "Response," "Removal" and "Remedial Action" shall have the meanings ascribed to them in Sections 101(23)-101(25) of CERCLA, as amended by the Superfund Amendments and Reauthorization Act, 42 U.S.C. sec.sec.
9601(23)-9601(25).

     "Scheduled Intellectual Property" shall have the meaning set forth in
Section 4.18(a) of the Agreement.

     "SEC" shall refer to the Securities and Exchange Commission.

     "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "Shares" shall have the meaning set forth in the Preamble.

     "Shortfall Number" shall have the meaning set forth in Section 2.2(e) of the Agreement.

     "Special Committee" shall mean a special committee of the Board of Directors of the Company established to consider approval of this Agreement and the transactions contemplated hereby including the Merger and to determine whether such transactions are advisable, fair to and in the best interests of the public stockholders of the Company.

     "Stock Consideration" shall have the meaning set forth in Section 2.2(d) of the Agreement.

     "Stock Conversion Number" shall have the meaning set forth in Section 2.1(c) of the Agreement.

     "Stock Election" shall have the meaning set forth in Section 2.2(b) of the Agreement.

     "Stock Election Number" shall have the meaning set forth in Section 2.2(b) of the Agreement.

     "Stock Election Shares" shall have the meaning set forth in Section 2.2(b) of the Agreement.

     "Stock Incentive Plan" shall have the meaning set forth in Section 4.5(a) of the Agreement.

     "Stock Purchase Plan" shall have the meaning set forth in Section 4.5(a) of the Agreement.

     "Stockholder Representative" shall have the meaning set forth in Section 2.2(b) of the Agreement.

     "Stockholder Voting and Option Agreement" shall mean the Stockholder Voting and Option Agreement dated as of the date hereof, as amended and restated on the date of execution of this Amended and Restated Agreement, between and among Parent, Merger Subsidiary, Original Merger Subsidiary and the Majority Shareholder, providing for the Majority Stockholder to support the transactions contemplated by this Agreement and providing Parent or Merger Subsidiary with the option, under certain circumstances, to acquire the Shares owned by such stockholder, which agreement shall be substantially in the form attached hereto as Exhibit D.

     "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof), (ii) any partnership (a) the sole general partner or managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof), and (iii) with respect to the Company, any corporation, association or other business entity which is included or consolidated in the Company's financial statements.

     "Superior Proposal" shall have the meaning as is set forth in Section 6.4(c) of the Agreement.

     "Superior Proposal Notice" shall have the meaning as is set forth in
Section 6.4(b) of the Agreement.

     "Systems" shall have the meaning set forth in Section 4.13 of the Agreement.

     "Surviving Corporation" shall have the meaning as set forth in Section 1.1 of the Agreement.

     "Tax or Taxes" shall mean any federal, foreign, state, county or local taxes, charges, fees, levies, duties or other assessments, including, but not limited to, all net income, gross income, sales and use, transfer, gains, profits, excise, franchise, real and personal property, gross receipts, capital stock, production, business and occupation, customs, disability, employment, payroll, license, estimated, severance or withholding taxes or charges imposed by any Governmental Authority, and includes any interest and penalties (civil or criminal) on or additions to any such taxes.

     "Tax Return" means a return or report, including accompanying schedules, required to be supplied to a Governmental Authority with respect to Taxes including, where permitted or required, combined or consolidated returns for a group of entities and information returns.

     "Termination Fee" shall have the meaning as set forth in Section 9.2(b) of the Agreement.

     "Transfer Taxes" shall have the meaning as set forth in Section 7.11 of the Agreement.

     "Trust Account Shares" shall have the meaning as set forth in Section 2.1(a) of the Agreement.

     SECTION 10.5. Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that after approval and adoption of the Merger and this Agreement by the stockholders of the Company, no amendment may be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     SECTION 10.6. Waiver. At any time prior to the Effective Time, any party hereto may with respect to any other party hereto (a) extend the time for performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (c) to the extent permitted by applicable Law, waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

     SECTION 10.7. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 10.8. Specific Performance. The parties hereto agree that if for any reason any party hereto shall have failed to perform its obligations under this Agreement, then any other party hereto seeking to enforce this Agreement against such nonperforming party in addition to any damages and other remedies available to it, shall be entitled to specific performance and injunctive and other equitable relief and the parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. In addition, each of the parties hereto (a) irrevocably and unconditionally submits itself to the exclusive jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event of any dispute arising out of or relating to this Agreement, (b) agrees not to commence any such action or proceeding except in such courts, (c) agrees that any claim in respect of any such action or proceeding may be heard and determined in such Delaware State court or, to the extent permitted by law, in such Federal court, (d) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such Delaware State or Federal court, and (e) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such Delaware State or Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in
Section 10.3. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

     SECTION 10.9 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVO-

CABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.9.

     SECTION 10.10. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible, in an acceptable manner, to the end that transactions contemplated hereby are fulfilled to the extent possible.

     SECTION 10.11.  Entire Agreement.

     (a) This Agreement (inclusive of the Company Disclosure Schedule) constitutes the entire agreement and supersedes all prior agreements and undertakings (including the Original Merger Agreement, but excluding the confidentiality obligations contained in the Parties' Confidentiality Agreement) both oral and written, among the parties, or any of them, with respect to the subject matter hereof.

     (b) The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

     SECTION 10.12.  Assignment, Guarantee of Merger Subsidiary
Obligations. Parent and Merger Subsidiary may assign their rights, but not their obligations, under this Agreement in whole or in part to any direct or indirect wholly-owned Subsidiary of Parent; otherwise, they shall not assign this Agreement or any rights hereunder, or delegate any obligations hereunder, without the prior written consent of the Company. The Company shall not assign this Agreement or any rights hereunder, or delegate any obligations hereunder, without prior written consent of Parent. Subject to the foregoing, this Agreement and the rights, and obligations set forth herein shall inure to the benefit of, and be binding upon, the parties hereto, and each of their respective successor and assigns. Parent guarantees the full and punctual performance by Merger Subsidiary and any assignee of Parent or Merger Subsidiary of all the obligations hereunder of Merger Subsidiary or such assignee.

     SECTION 10.13. Parties In Interest. Except as expressly provided herein, this Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including, without limitation, by way of subrogation.

     SECTION 10.14. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     SECTION 10.15. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware applicable to contracts executed and fully performed within the State of Delaware, without regard to laws that may be applicable under conflict of laws principles.

     SECTION 10.16. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.


     IN WITNESS WHEREOF, Parent, Merger Subsidiary, Original Merger Subsidiary and the Company have caused this Agreement to be executed on April 9, 2003 by their respective officers thereunto duly authorized.


                                          GTECH HOLDINGS CORPORATION

                                          By:      /s/ W. BRUCE TURNER
                                            ------------------------------------
                                            Name: W. Bruce Turner
                                            Title:   President and Chief
                                                     Executive Officer

                                          GTECH CORPORATION

                                          By:      /s/ W. BRUCE TURNER
                                            ------------------------------------
                                            Name: W. Bruce Turner
                                            Title:   President and Chief
                                                     Executive Officer

                                          BENGAL ACQUISITION CO.

                                          By:      /s/ W. BRUCE TURNER
                                            ------------------------------------
                                            Name: W. Bruce Turner
                                            Title:   President and Chief
                                                     Executive Officer

                                          INTERLOTT TECHNOLOGIES, INC.

                                          By:     /s/ DAVID F. NICHOLS
                                            ------------------------------------
                                            Name: David F. Nichols
                                            Title:   President and Chief
                                              Executive Officer

[SIGNATURE PAGE TO AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER]

                                                                         ANNEX B

                              AMENDED AND RESTATED
                    STOCKHOLDER VOTING AND OPTION AGREEMENT

     AMENDED AND RESTATED STOCKHOLDER VOTING AND OPTION AGREEMENT dated as of March 17, 2003 (this "Agreement"), among GTECH Holdings Corporation, a Delaware corporation (the "Parent"), GTECH Corporation, a Delaware corporation and a wholly owned subsidiary of the Parent ("Merger Subsidiary"), Bengal Acquisition Co., a Delaware corporation and a wholly owned subsidiary of Merger Subsidiary ("Original Merger Subsidiary"), and L. Rogers Wells, Jr. (the "Stockholder"), as amended and restated by this amendment (the "Amendment") dated April 9, 2003 and effective as of March 17, 2003.

     WHEREAS, the parties hereto have agreed to amend and restate the Stockholder Voting and Option Agreement (the "Original Stockholder Agreement") dated as of March 17, 2003, among the Parent, Original Merger Subsidiary and the Stockholder, in order to permit Merger Subsidiary to assume the rights and responsibilities of Original Merger Subsidiary thereunder;

     WHEREAS, the parties intend, notwithstanding such amendment and restatement, that this Agreement continues to speak as of March 17, 2003 and unless otherwise expressly provided herein, the phrases "the date hereof," "the date of this Agreement" and similar phrases used herein shall mean March 17, 2003;

     NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto, effective as of March 17, 2003, hereby amend and restate the Original Stockholder Agreement in its entirety as follows:

     WHEREAS, concurrently with the execution and delivery of this Agreement the Parent, Merger Subsidiary and Interlott Technologies, Inc., a Delaware corporation (the "Company"), have entered into an Agreement and Plan of Merger dated as of the date hereof (such Agreement and Plan of Merger, as amended from time to time, the "Merger Agreement"), which provides, among other things, that the Company shall merge with and into the Merger Subsidiary, and that each issued and outstanding share of common stock, $0.01 par value per share, of the Company (the "Company Common Stock"), excluding certain shares of Company Common Stock described therein, shall be converted into the right to receive the Merger Consideration, upon the terms and subject to the conditions set forth in the Merger Agreement (any term used herein without definition shall have the definition ascribed thereto in the Merger Agreement);

     WHEREAS, the Stockholder owns of record the number of shares of each class of capital stock of the Company set forth on Exhibit A hereto (such shares of capital stock being collectively referred to herein as the "Stockholder Shares" or simply the "Shares"); and

     WHEREAS, in order to induce the Parent, and Merger Subsidiary to enter into the Merger Agreement, and as an inducement to them to do so, the Stockholder is prepared, subject to the terms and conditions of this Agreement, to agree to and be bound by the obligations and restrictions contained herein.

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties hereby agree as follows:

                                  ARTICLE ONE

                               CONSENT AND VOTING

     SECTION 1.01. Consent. The Stockholder hereby revokes any and all previous proxies granted with respect to the Stockholder Shares. By entering into this Agreement, the Stockholder hereby consents to the Merger Agreement and the transactions contemplated thereby, including the Merger.

     SECTION 1.02. Agreement to Vote. Subject to Section 5.07, the Stockholder hereby irrevocably and unconditionally agrees to vote or cause to be voted all of the Shares then owned beneficially or of record by him at the Company Stockholders Meeting and at any other annual or special meeting of shareholders of the Company (or any adjournment or postponement thereof) where any such proposal is submitted, and in connection with any written consent of stockholders, (A) in favor of the approval and authorization of the Merger, the Merger Agreement and the other transactions contemplated thereby (collectively, the "Proposed Transaction") and (B) against (i) approval of any proposal made in opposition to or in competition with the Proposed Transaction and the transactions contemplated by the Merger Agreement, (ii) any merger, consolidation, sale of assets, business combination, share exchange, reorganization or recapitalization of the Company or any of its subsidiaries, with or involving a party other than as contemplated by the Merger Agreement,
(iii) any liquidation or winding up of the Company, (iv) any extraordinary dividend by the Company, (v) any change in the capital structure or business of the Company (other than pursuant to the Merger Agreement) and (vi) any other action that may reasonably be expected to impede, interfere with, delay, postpone or attempt to discourage the consummation of the transactions contemplated by the Merger Agreement or result in a breach of any of the covenants, representations, warranties or other obligations or agreements of the Company under the Merger Agreement, or which would materially and adversely affect the Company or Parent or their respective abilities to consummate the transactions contemplated by the Merger Agreement.

     SECTION 1.03. Granting of Irrevocable Proxy. (a) In furtherance of the terms and provisions of this Agreement, the Stockholder hereby irrevocably grants to, and appoints, President and Corporate Secretary of Parent, or any of them, and any individual designated in writing by any of them, and each of them individually, as the Stockholder's proxy and attorney-in-fact (with full power of substitution and resubstitution), for and in the name, place and stead of the Stockholder, to vote or act by written consent with respect to all of the Shares in favor of the Proposed Transaction and in accordance with the provisions of
Section 1.02 and this Section 1.03. The Stockholder hereby ratifies and approves each and every action taken by the President and Corporate Secretary of the Parent and any other Parent-authorized representative or agent pursuant to the foregoing proxy. Notwithstanding the foregoing, if requested by the Parent, the Stockholder will execute and deliver applicable proxy material in furtherance of the provisions of Section 1.02 and this Section 1.03.

     (b) The proxy and power of attorney granted pursuant to Section 1.03(a) by the Stockholder shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies granted by such Stockholder. The power of attorney granted by the Stockholder herein is a durable power of attorney and shall survive the bankruptcy, death or incapacity of such Stockholder. The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement.

     (c) Notwithstanding anything to the contrary herein, no provision of this Article ONE shall in any way limit or restrict the Stockholder from voting his Shares in favor of approval of the amendment and restatement of the Stock Incentive Plan, as more particularly described in Section 4.5 of the Merger Agreement.

                                  ARTICLE TWO

                                     OPTION

     SECTION 2.01. Option. (a) The Stockholder hereby irrevocably grants Merger Subsidiary an option (the "Option"), exercisable only upon the events and subject to the conditions set forth herein, to purchase all of the Shares at a purchase price per share equal to $9.00 (the "Exercise Price").

     (b) Subject to the conditions set forth in Section 2.02 hereof and the termination provisions of Section 5.07 hereof, Merger Subsidiary may exercise the Option in whole at any time prior to the date 60 days after the expiration or termination of the Merger Agreement (such sixtieth day being herein called the "Option Expiration Date") if (x) the Stockholder fails to comply with any of its obligations under this Agreement (but the Option shall not limit any other right or remedy available to the Parent or Merger Subsidiary against the Stockholder for breach of this Agreement), or (y) (A) the Merger is not consummated because of the failure to satisfy the conditions to the Merger set forth in Article VIII of the Merger Agreement (other than as a result of a failure of the conditions set forth in any of Sections 8.1(b), 8.1(c),

8.1(d), 8.1(e), 8.2(d), 8.3(a), 8.3(b), 8.3(c) or 8.3(e) thereof to be satisfied) and (B) the Merger Agreement has been terminated pursuant to Sections 9.1(a), 9.1(b), 9.1(d), 9.1(h), 9.1(i) (other than solely as a result of a breach by Parent) or 9.1(j) (other than solely as a result of an untrue representation or warranty of Parent) thereof.

     (c) Upon the occurrence of any of such circumstances, Merger Subsidiary shall be entitled to exercise the Option and (subject to Section 2.02 hereof) Merger Subsidiary shall be entitled to purchase the Shares and the Stockholder shall sell the Shares to Merger Subsidiary. Merger Subsidiary shall exercise the Option by delivering written notice thereof to the Stockholder (the "Notice"), specifying the date, time and place for the closing of such purchase which date shall not be less than three business days nor more than five business days from the date the Stockholder receives the Notice and in no event shall such date be later than the Option Expiration Date. The closing of the purchase of Shares pursuant to this Section 2.01 (the "Closing") shall take place on the date, at the time and at the place specified in the Notice; provided, that if at such date any of the conditions specified in Section 2.02 hereof shall not have been satisfied (or waived), Merger Subsidiary may postpone the Closing until a date within five business days after such conditions are satisfied (but not later than the Option Expiration Date).

     (d) At the Closing, the Stockholder will deliver to Merger Subsidiary (in accordance with Merger Subsidiary's instructions) the certificates representing the Shares, duly endorsed or accompanied by stock powers duly executed in blank, free and clear of all mortgages, liens, pledges, charges, security interests, encumbrances, hypothecations, adverse rights, interests, or claims of any nature whatsoever ("Liens"). At such Closing, Merger Subsidiary shall deliver to the Stockholder, by bank wire transfer of immediately available funds, an amount equal to the number of Shares multiplied by the Exercise Price.

     SECTION 2.02. Conditions to Option. The obligation of Merger Subsidiary to purchase the Shares at the Closing is subject to the following conditions:

     (a) all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder (the "HSR Act") applicable to such purchase shall have expired or been terminated; and

     (b) there shall be no preliminary or permanent injunction or other order, decree or ruling issued by any Governmental Authority, nor any statute, rule, regulation or order promulgated or enacted by any Governmental Authority prohibiting, or otherwise restraining, such purchase.

     SECTION 2.03. No Purchase. Merger Subsidiary may allow the Option to expire without exercising the Option and purchasing the Shares pursuant to such exercise.

     SECTION 2.04. Tender Offer. If (i) the Merger Agreement is terminated in accordance with Section 9.1 thereof, and (ii) Merger Subsidiary has exercised the Option, then Parent and Merger Subsidiary shall, to the extent permitted by applicable state and federal law, including rules and regulations of the SEC,
(x) initiate a tender offer (directly or through a wholly-owned subsidiary) for all of the then-outstanding shares of Company Common Stock and Options (as both such terms are defined and used in the Merger Agreement) on the same terms and conditions, including, without limitation, the same price per share to be paid pursuant to Section 2.01 hereof, as set forth in Article II hereof and (y) cause the Company to execute and deliver employment agreements with senior management of the Company on substantially the same terms as those employment agreements being executed and delivered by such senior managers and Parent on the date hereof (which are to become effective at the Effective Time, if it occurs).

                                 ARTICLE THREE

          REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE STOCKHOLDER

     The Stockholder represents, warrants and covenants to the Parent and Merger Subsidiary that:

     SECTION 3.01. Ownership. (a) As of the date hereof the Stockholder is the sole, true, lawful and record owner of the Stockholder Shares with sole voting and dispositive power over such Stockholder Shares.

As of the date hereof and for so long as this Agreement remains in effect (including the date of the Company Stockholders Meeting, which, for purposes of this Agreement, includes any adjournment or postponement thereof), except for this Agreement and as otherwise permitted by this Agreement, the Stockholder has full legal power, authority and right to vote all of the Stockholder Shares in favor of the Proposed Transaction without the consent of, or any other action on the part of, any other person or entity. Without limiting the generality of the foregoing, none of the Stockholder Shares owned by the Stockholder is subject to any pledges, mortgages, liens, charges, encumbrances, adverse claims or any voting trust or other agreement, proxy (revocable or irrevocable), power of attorney, arrangement or restriction with respect to the voting of such Stockholder Shares other than those created by this Agreement.

     (b) From and after the date of this Agreement, except as otherwise permitted by this Agreement or required by order of a court of competent jurisdiction, the Stockholder will not commit any act that could restrict or otherwise affect his legal power, authority and right to vote all of the Stockholder Shares then owned of record or beneficially by him. Without limiting the generality of the foregoing, except for this Agreement and as otherwise permitted by this Agreement, from and after the date hereof, the Stockholder will not enter into any voting agreement with any person or entity with respect to any of the Stockholder Shares, grant to any person or entity any proxy (revocable or irrevocable) or power of attorney with respect to any of the Shares, deposit any of the Shares in a voting trust or otherwise enter into any agreement or arrangement with any person or entity limiting or affecting the Stockholder's legal power, authority or right to vote the Shares in favor of the approval of the Proposed Transaction.

     SECTION 3.02. Restrictions on Transfer. Prior to the Effective Time, the Stockholder shall not Transfer (or agree to Transfer) any of his Shares. As used in this Agreement, "Transfer" means, with respect to any security, the direct or indirect assignment, sale, transfer, tender, pledge, hypothecation, or the grant, creation or sufferage of a Lien or encumbrance in or upon, or the gift, placement in trust, or the constructive sale or other disposition of such security (including transfers by testamentary or intestate succession or otherwise by operation of law) or any right, title or interest therein (including but not limited to any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or the record or beneficial ownership thereof, the offer to make such a sale, transfer, constructive sale or other disposition, and each agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing. The term "constructive sale" means a short sale with respect to such security, entering into or acquiring an offsetting derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security or entering into any other hedging or other derivative transaction that has the effect of materially changing the economic benefits and risks of ownership.

     SECTION 3.03. No Solicitation. (a) The Stockholder will not directly or indirectly (i) solicit, initiate or encourage (or authorize any person to solicit, initiate or encourage) any Acquisition Proposal, (ii) participate in any discussion or negotiations regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way with, or participate in, facilitate or encourage any effort or attempt by any other Person to do or seek the foregoing, (iii) approve, endorse or recommend any of the foregoing, or (iv) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any of the foregoing. The Stockholder shall immediately (and in any event within 24 hours) advise the Parent and Merger Subsidiary (orally and in writing) of the terms of any communications he or any of his affiliates may receive relating to any Acquisition Proposal (including, without limitation, the identify of the party making any such Acquisition Proposal).

     (b) The Stockholder shall not, nor shall such Stockholder permit any affiliate of such Stockholder to, nor shall such Stockholder act in concert with or permit any affiliate to act in concert with any person to make, or in any manner participate in, directly or indirectly, a "solicitation" of "proxies" (as such terms are used in the rules of the Securities and Exchange Commission) or powers of attorney or similar rights to vote, or seek to advise or influence any person with respect to the voting of, any shares of Company Common Stock in connection with any vote or other action on any matter, other than to recommend that Stockholders of the Company vote in favor of the Merger and the Merger Agreement and otherwise as expressly provided by Article One of this Agreement.

     (c) Such Stockholder shall not, nor shall such Stockholder permit any affiliate of such Stockholder to, nor shall such Stockholder act in concert with or permit any affiliate to act in concert with any person to, deposit any shares of Company Common Stock in a voting trust or subject any shares of Company Common Stock to any arrangement or agreement with any person with respect to the voting of such shares of Company Common Stock, except as provided by Article One of this Agreement.

     (d) Nothing herein shall prohibit any action permitted by Section 6.4 of the Merger Agreement from being taken by any party thereto.

     SECTION 3.04. Authority and Non-Contravention. The execution, delivery and performance by the Stockholder of this Agreement and the consummation of the transactions contemplated hereby (i) are within the Stockholder's power and authority and have been duly authorized by all necessary action (including any consultation, approval or other action by or with any other Person), (ii) require no action by or in respect of, or filing with, any Governmental Authority (except as may be required under the HSR Act and under the Exchange
Act), and (iii) do not and will not result in any breach or violation of or be in conflict with, contravene or constitute a default under, or give rise to a right of termination, cancellation or acceleration of any right or obligation of the Stockholder or to a loss of any benefit of the Stockholder under, any provision of applicable law or regulation or any agreement, judgment, injunction, order, decree, or other instrument binding on the Stockholder or result in the imposition of any Lien on any assets of the Stockholder.

     SECTION 3.05. Binding Effect. This Agreement has been duly executed and delivered by the Stockholder and is the valid and binding agreement of the Stockholder, enforceable against him in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally.

     SECTION 3.06. Total Shares. The Stockholder Shares owned by the Stockholder are the only shares of Company Common Stock or other capital stock beneficially owned as of the date hereof by the Stockholder and, except as set forth on Exhibit A, the Stockholder has no option to purchase or right to subscribe for or otherwise acquire any securities of the Company and has no other interest in or voting rights with respect to any other securities of the Company.

     SECTION 3.07. Finder's Fees. No investment banker, broker or finder is entitled to a commission or fee from the Parent, Merger Subsidiary or the Company in respect of this Agreement based upon any arrangement or agreement made by or on behalf of the Stockholder, except as otherwise disclosed in the Merger Agreement.

     SECTION 3.08. Reliance by Parent. Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by such Stockholder.

     SECTION 3.09. Publication. The Stockholder hereby permits Parent to publish and disclose in the Proxy Statement-Prospectus and the Registration Statement (including all documents and schedules filed with the Securities and Exchange Commission) his identity and ownership of shares of Company Common Stock and the nature of his commitments, arrangements and understandings pursuant to this Agreement.

                                  ARTICLE FOUR

 REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PARENT AND MERGER SUBSIDIARY

     The Parent and Merger Subsidiary represent, warrant and covenant to the
Stockholder:

     SECTION 4.01. Corporate Power and Authority; Noncontravention. The Parent and Merger Subsidiary have all requisite corporate power and authority to enter into this Agreement and to perform their respective obligations hereunder. The execution, delivery and performance by the Parent and Merger Subsidiary of this Agreement and the consummation by the Parent and Merger Subsidiary of the transactions contemplated hereby (i) have been duly authorized by all necessary corporate action on the part of the Parent and Merger Subsidiary, (ii) require no action by or in respect of, or filing with, any Governmental Authority (except as may be required under the HSR Act and under the Exchange Act), and (iii) do not and will not contravene or constitute a default under, the certificate of incorporation or by-laws of Parent or Merger Subsidiary or any provision of applicable law or regulation or any judgment, injunction, order, decree, material agreement or other material instrument binding on the Parent or Merger Subsidiary.

     SECTION 4.02. Binding Effect. This Agreement has been duly executed and delivered by the Parent and Merger Subsidiary and is a valid and binding agreement of the Parent and Merger Subsidiary, enforceable against each of them in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally.

     SECTION 4.03. Acquisition for Merger Subsidiary's Account. Any Shares to be acquired upon consummation of the Merger or upon exercise of the Option will be acquired by Merger Subsidiary for its own account and not with a view to the public distribution thereof and will not be transferred except in compliance with the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                                  ARTICLE FIVE

                                 MISCELLANEOUS

     SECTION 5.01. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

     SECTION 5.02. Further Assurances. The Parent, Merger Subsidiary and the Stockholder each agree to execute and deliver or cause to be executed and delivered all further documents and instruments and use their respective reasonable best efforts to secure such consents and take all such further action as may be reasonably necessary in order to consummate the transactions contemplated hereby and by the Merger Agreement.

     SECTION 5.03. Additional Agreements. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations and which may be required under any agreements, contracts, commitments, instruments, understandings, arrangements or restrictions of any kind to which such party is a party or by which such party is governed or bound, to consummate and make effective the transactions contemplated by this Agreement. The Stockholder shall not issue any press release or make any other public statement with respect to the Merger Agreement, the Merger or any other transaction contemplated by the Merger Agreement without the prior written consent of Parent, except as may be required by applicable law.

     SECTION 5.04. Specific Performance. The parties acknowledge and agree that performance of their respective obligations hereunder will confer a unique benefit on the other and that a failure of performance will not be compensable by money damages and will constitute irreparable harm. The parties therefore agree that this Agreement shall be specifically enforceable and that specific enforcement and injunctive and other equitable relief shall be available to the Parent, Merger Subsidiary or the Stockholder for any breach by the other party or parties of any agreement, covenant or representation hereunder, and each party waives any objection to the imposition of such relief. The Parent, Merger Subsidiary and the Stockholder each agree that this Agreement has been negotiated with the advice of counsel.

     SECTION 5.05. Notices. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by telecopy, or by registered or certified mail (postage prepaid, return receipt requested) to such party at its address set forth below:

     If to Parent or Merger Subsidiary:

        GTECH Holdings Corporation
        55 Technology Way
        West Greenwich, Rhode Island 02817
        Facsimile (401) 392-4980
        Attention: General Counsel

     With a copy to:

        Edwards & Angell, LLP
        2800 Financial Plaza
        Providence, Rhode Island 02903-2499
        Facsimile (401) 276-6611
        Attention: Walter G.D. Reed, Esq.

     If to Stockholder:

        L. Rogers Wells, Jr.
        c/o Interlott Technologies, Inc.
        7697 Innovation Way
        Mason, Ohio 45040-9695
        Facsimile (513) 701-0272

     With a copy to:

        Taft, Stettinius & Hollister LLP
        425 Walnut Street, Suite 1800
        Cincinnati, Ohio 45202
        Facsimile (513) 381-0205
        Attention: John J. McCoy, Esq.

or to such other address as such party shall have designated by notice so given to each other party.

     SECTION 5.06. Survival of Representations and Warranties. All representations and warranties contained in this Agreement shall survive delivery of and payment for the Shares pursuant to Section 2.02 hereof. None of the representations and warranties contained in this Agreement shall survive the Effective Time.

     SECTION 5.07. Amendments; Termination; Modification. This Agreement may not be modified, amended, altered or supplemented or waived, except upon the execution and delivery of a written agreement executed by the parties hereto. This Agreement will terminate automatically on the first to occur of (i) the Effective Time; (ii) any termination of the Merger Agreement pursuant to Section 9.1(c), 9.1(e), 9.1(f), 9.1(g), 9.1(i) (due to any breach by Parent) or 9.1(j)
(due to any breach of a representation or warranty of Parent) thereof; (iii) 60 days after termination of the Merger Agreement for any reason other than set forth in the preceding clause (ii); or (iv) December 17, 2003.

     SECTION 5.08. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, including without limitation in the case of any corporate party hereto any corporate successor by merger or otherwise, and in the case of any individual party hereto, any trustee, executor, heir, legatee, or personal representative succeeding to the ownership of such party's Shares; provided, however, that Merger Subsidiary may assign its rights and obligations to another wholly-owned subsidiary of the Parent which is the assignee of Merger Subsidiary's rights under the Merger Agreement; and provided further that except as set forth in the prior clause, a party may not assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto and any purported assignment, delegation or transfer without such consent shall be null and void. Without limiting the scope or effect of the restrictions on Transfer set forth in Section 3.02, the Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise.

     SECTION 5.09. Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury. (a) This Agreement and the transactions contemplated hereby, and all disputes between the parties under or related to the Agreement or the facts and circumstances leading to its execution, whether in contract, tort or otherwise, shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the application of Delaware principles of conflicts of laws.

     (b) Each of the parties hereto hereby irrevocably and unconditionally submits itself to the exclusive jurisdiction of any Delaware State court, or Federal court sitting in Delaware, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in such courts, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such Delaware State court or, to the extent permitted by law, in such Federal court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such Delaware State or Federal court, and (iv) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such Delaware State or Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 5.05. Nothing in this Agreement shall affect the right of any party to this Agreement to serve process in any other manner permitted by law.

     (c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.09.

     SECTION 5.10. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effects as if the signatures thereto and thereof were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

     SECTION 5.11. Stockholder Capacity. The Stockholder signs solely in its capacity as the record owner of the Stockholder Shares and nothing herein shall limit or affect any actions taken by the Stockholder or any affiliate of the Stockholder in his or her capacity as an officer or director of the Company and no such actions shall be deemed a breach of this Agreement.

     SECTION 5.12. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions be consummated as originally contemplated to the fullest extent possible. To the extent that any provision of this Agreement and the Merger Agreement conflict, the provisions of the Merger Agreement shall control.

     SECTION 5.13. Additional Shares; Adjustments. (a) If, after the date hereof, the Stockholder acquires beneficial or record ownership of any additional shares of capital stock of the company (any such shares, "Additional Shares"), including, without limitation, upon exercise of any option, warrant or right to acquire shares of capital stock of the Company or through any stock dividend or stock split, the provisions of this Agreement applicable to the Shares shall thereafter be applicable to such Additional Shares as if such Additional Shares had been Shares as of the date hereof. The provisions of the immediately preceding sentence shall be effective with respect to Additional Shares without action by any person or entity immediately upon the acquisition by the Stockholder of beneficial ownership of such Additional Shares.

     (b) In the event of any change in the Company's capital stock by reason of stock dividends, stock splits, mergers, consolidations, recapitalization, combinations, conversions, exchanges of shares, extraordinary or liquidating dividends, or other changes in the corporate or capital structure of the Company which would have the effect of diluting or changing Merger Subsidiary's rights hereunder, the number and kind of shares or securities subject to this Agreement and the price set forth herein at which Shares may be purchased from the Stockholder pursuant to exercise of the Option shall be appropriately and equitably adjusted so that Merger Subsidiary shall receive pursuant to the exercise of the Option the number and class of shares or other securities or property that Merger Subsidiary would have received in respect of the Shares purchasable pursuant to the exercise of the Option if such purchase had occurred immediately prior to such event.

     SECTION 5.14 Appraisal Rights. The Stockholder hereby waives, and agrees not to exercise or assert, any appraisal rights under Section 262 of the Delaware General Corporation Law in connection with the Merger.

     SECTION 5.15. Entire Agreement; No Third Party Beneficiaries. This Agreement (together with the Merger Agreement) (i) embodies the entire agreement and understanding among the parties relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such matter (including the Original Stockholder Agreement) and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

                  [remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                          GTECH HOLDINGS CORPORATION

                                          By:      /s/ W. BRUCE TURNER
                                            ------------------------------------
                                            Name: W. Bruce Turner
                                            Title: President and Chief Executive
                                              Officer

                                          GTECH CORPORATION

                                          By:      /s/ W. BRUCE TURNER
                                            ------------------------------------
                                            Name: W. Bruce Turner
                                            Title: President and Chief Executive
                                              Officer

                                          BENGAL ACQUISITION CO.

                                          By:      /s/ W. BRUCE TURNER
                                            ------------------------------------
                                            Name: W. Bruce Turner
                                            Title: President and Chief Executive
                                              Officer

                                          STOCKHOLDER

                                               /s/ L. ROGERS WELLS, JR.
                                          --------------------------------------
                                          L. Rogers Wells, Jr.

[SIGNATURE PAGE TO AMENDED AND RESTATED STOCKHOLDER VOTING AND OPTION AGREEMENT]

                                  EXHIBIT A TO
                          VOTING AND OPTION AGREEMENT

Shares of Common Stock, par
value $0.01...................   3,441,800

Options to purchase common
stock.........................   537,000, of which 210,500 are exercisable at
                                 March 6, 2003

                                                                         ANNEX C

March 16, 2003

Special Committee of Independent Directors
Interlott Technologies, Inc.
7697 Innovation Way
Mason, Ohio 45040

Dear Special Committee of Independent Directors:

We understand that Interlott Technologies, Inc. ("Interlott" or the "Company") is considering an outstanding offer to be acquired by a publicly-traded competitor (the "Acquiror"). We further understand that the consideration to be received by the stockholders of the Company is expected to be comprised of 50.0% stock of the Acquiror and 50.0% cash. Such transaction and other related transactions are referred to collectively herein as the "Transaction." Additionally, the stock consideration received shall be registered and unrestricted, except for shares issued to those subject to Rule 145 affiliate rules. Further, it is our understanding that the Agreement and Plan of Merger includes a fiduciary-out provision for the board of directors.

You have requested our opinion (the "Opinion") as to the matters set forth below. The Opinion does not address the Company's underlying business decision to effect the Transaction or the procedures it employed in arriving upon the terms of the Transaction. We have not been requested to, and did not, solicit third party indications of interest in acquiring all or any part of the Company. Additionally, our Opinion does not address the tax consequences for the stockholders, and does not constitute a recommendation to the stockholders as to how they should vote. Furthermore, at your request, we have not negotiated the Transaction or advised you with respect to alternatives to it.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

 1. reviewed the Company's annual reports to shareholders and on Form 10-K for the fiscal years ended 1998 through 2001 and quarterly reports on Form 10-Q for the three quarters ended September 30, 2002 and preliminary 10-K for the fiscal year ended 2002;

 2. reviewed the Company's forecasted income statements for the fiscal years 2003 to 2004;

 3. reviewed Acquiror's annual reports to shareholders and on Form 10-K for the fiscal years ended 1998 through 2001 and quarterly reports on Form 10-Q for the three quarters ended October 31, 2002;

 4. reviewed copies of the following agreements: Draft Agreement and Plan of Merger Among Patriot Holdings Corporation, Bengal Acquisition Corporation, and Bengal, Inc. dated March 12, 2003; Draft Stockholder Voting and Option Agreement dated March 12, 2003; and Draft Noncompetition Agreement dated March 12, 2003;

 5. met with certain members of the senior management of the Company to discuss Interlott's operations and financial condition;

 6. met with certain members of the senior management of Acquiror, via teleconference, to discuss its operations, strategy, expectations and acquisition rationale. These discussions focused on (i) the risk factors of Acquiror's business, (ii) the expected accelerated growth in the industry in 2003, (iii) the acquisition rationale as related to an improved distribution network and operational synergies, and (iv) the benefits that Interlott would achieve such as access to a larger customer base, increased access to capital and increased research and development capabilities;

 7. visited the business offices of the Company;

 8. reviewed the presentation of Acquiror by the CEO and CFO dated March 2003;

 9. reviewed the historical market prices and trading volume for the Company's and Acquiror's publicly traded securities;

10. reviewed certain other publicly available financial data for certain companies that we deem comparable to the Company including prices and premiums paid in other transactions that Houlihan Lokey considered similar to the transaction; and

11. conducted such other studies, analyses and inquiries as we have deemed appropriate.

We have relied upon and assumed, without independent verification, that the financial forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of the Company, and that there has been no material change in the assets, financial condition, business or prospects of the Company since the date of the most recent financial statements made available to us.

We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Company and do not assume any responsibility with respect to it. We have not made any physical inspection or independent appraisal of any of the properties or assets of the Company. Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.

This Opinion is delivered to each recipient subject to the conditions, scope of engagement, limitations and understandings set forth in this Opinion and our engagement letter, and subject to the understanding that the obligations of Houlihan Lokey in the Transaction are solely corporate obligations, and no officer, director, employee, agent, shareholder or controlling person of Houlihan Lokey shall be subjected to any personal liability whatsoever to any person, nor will any such claim be asserted by or on behalf of you or your affiliates.

Based upon the foregoing, and in reliance thereon, it is our opinion that the consideration to be received by the unaffiliated public stockholders of the Company in connection with the Transaction is fair to them from a financial point of view.

HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

                                    ANNEX D

                                 DELAWARE CODE
                             TITLE 8. CORPORATIONS
                       CHAPTER 1. GENERAL CORPORATION LAW
               SUBCHAPTER IX. MERGER, CONSOLIDATION OR CONVERSION

SECTION 262. APPRAISAL RIGHTS

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to Section 251(g) of this title), Section 252, Section 254, Section 257, Section 258, Section 263 or Section 264 of this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Section 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

             a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

             b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

             c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

             d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to Section 228 or Section 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
     (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                                                         ANNEX E

                          INTERLOTT TECHNOLOGIES, INC.
                           1994 STOCK INCENTIVE PLAN
              (AS AMENDED AND RESTATED EFFECTIVE JANUARY 15, 2003)

1. Purpose.

     (a) General Purpose. The purpose of this INTERLOTT TECHNOLOGIES, INC. 1994 STOCK INCENTIVE PLAN (the "Plan") is to further the growth and development of Interlott Technologies, Inc. (the "Company") by encouraging employees and others to obtain a proprietary interest in the Company by owning its stock. The Company intends that the Plan will provide such persons with an added incentive to continue in the employ or service of the Company and will stimulate their efforts in promoting the growth, efficiency and profitability of the Company. The Company also intends that the Plan will afford the Company a means of attracting to its service persons of outstanding quality.

     (b) Tax Effects of Stock Rights. It is further intended that part of the Plan qualify as an incentive stock option plan, and that any option granted in accordance with such portion of the Plan qualify as an incentive stock option ("ISO"), all within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The tax effects of any other stock option (a "Non-ISO") or restricted stock ("Restricted Stock") granted hereunder should be determined under Section 83 of the Code. Unless otherwise specified, the term "Options" shall refer to ISOs and Non-ISOs, and the term "Stock Rights" shall refer to Options and Restricted Stock.

2. Administration.

     (a) General Administration. The Plan shall be administered and interpreted by the Company's Board of Directors (the "Board"). Subject to the provisions of the Plan, the Board shall have the authority and sole discretion to determine and designate, from time to time, those persons eligible for a grant of Stock Rights under the Plan, those persons to whom Stock Rights are to be granted, the purchase price (if any) of the shares covered by any Stock Rights granted, the time or times at which Stock Rights shall be granted, and the manner in and conditions under which Options are exercisable (including, without limitation, any limitations or restrictions thereon) and shares of Restricted Stock shall vest. In making such determinations, the Board may take into account the nature of the services rendered by the respective persons to whom Stock Rights may be granted, their present and potential contributions to the Company's success and such other factors as the Board, in its sole discretion, shall deem relevant. Subject to the express provisions of the Plan, the Board also shall have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the instruments by which Stock Rights shall be evidenced (which shall not be inconsistent with the terms of the Plan), and to make all other determinations necessary or advisable for the administration of the Plan, all of which determinations shall be final, binding and conclusive.

     (b) Committee. At any time, or from time to time, the Board may appoint a committee of at least two directors (the "Committee") to administer, or to approve transactions pursuant to, the Plan. In the event a Committee is so appointed, it may carry out all of the functions of the Board with respect to the Plan, except for amendments to or suspension or termination of the Plan.

     (c) Indemnification. In addition to such other rights of indemnification as they have as directors, the members of the Board shall be indemnified by the Company against reasonable expenses (including, without limitation, attorneys' fees) actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Stock Rights granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved to the extent required by and in the manner provided by the Bylaws of the Company relating to indemnification of directors) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Board member or members did not act in good faith and in a manner he or they reasonably believed to be in or not opposed to the best interest of the Company.

3. Stock.

     The stock issuable under the Plan shall be authorized but unissued or reacquired shares of the common stock of the Company (the "Common Stock"). Subject to adjustment in accordance with the provisions of Section 7, the total number of shares of Common Stock for which Stock Rights may be granted to persons participating in the Plan shall not exceed in the aggregate 2,120,000 shares of Common Stock and Options for no more than 500,000 shares of Common Stock may be granted to any person during any period of twelve consecutive months. Notwithstanding the foregoing, shares of Common Stock allocable to the unexercised portion of any expired or terminated Option again may become subject to Stock Rights under the Plan.

4. Eligibility to Receive Stock Rights.

     (a) Eligible Optionees and Recipients. The persons eligible to receive Stock Rights hereunder shall be employees of the Company and of any Parent or Subsidiary of the Company (as defined in Sections 424(e) and 424(f) of the Code), the Company's nonemployee directors and advisors and consultants to the Company; provided, that only employees of the Company and any Parent or Subsidiary corporations shall be eligible to receive grants of ISOs. The Board from time to time may select such persons to whom Stock Rights are to be offered and granted hereunder; such selected persons hereinafter are referred to as "Optionees" if receiving Options and as "Recipients" if receiving Restricted Stock.

     (b) Grants. The Board may grant, at any time, new Stock Rights to an Optionee or a Recipient who previously has received Stock Rights, regardless of whether previously granted Stock Rights still are outstanding, have been exercised in whole or in part, have expired or are canceled in connection with the issuance of new Stock Rights.

     (c) Limitation on Exercisability. Notwithstanding anything herein to the contrary, the aggregate fair market value of ISOs which are granted to any employee under the Plan and any other stock option plan adopted by the Company that are first exercisable in any one calendar year shall not exceed $100,000. As of the date any ISO is granted, the Board shall determine its fair market value (for purposes of this paragraph) in accordance with the terms of Section 5 of the Plan. The Board shall interpret and administer the limitations set forth in this paragraph in accordance with Section 422(d) of the Code.

5. Terms and Conditions of Options.

     Options may be granted to Optionees from time to time and at such times as may be authorized by the Board. Subject to the provisions hereinafter set forth, each Option granted under the Plan shall be designated either as an ISO or a Non-ISO. In its authorization of the granting of an Option hereunder, the Board shall specify the name of the Optionee, the number of shares of stock subject to such Option and whether such Option is an ISO or a Non-ISO. The Board then shall cause to be prepared a written agreement, executed and dated by the Company, evidencing such Option (the "Option Agreement") and setting forth the terms and conditions of such Option; provided, an Option Agreement evidencing both an ISO and a Non-ISO shall identify clearly the status and terms of each Option. Option Agreements shall comply with and be subject to the following terms and conditions:

     (a) Optionee and Number of Shares. Each Option Agreement shall state the name of the Optionee and the total number of shares of Common Stock to which it pertains.

     (b)  Vesting.

     (i) Unless otherwise provided by the Board, each Option shall first become exercisable (that is, vested) with respect to such portions of the shares subject to such Option as are specified in the schedule set forth hereinbelow; provided, if an Optionee ceases to be an employee of, or ceases to perform services for, the Company, the Optionee's rights with regard to all non-vested Options shall cease immediately except as provided in paragraphs (ii) and (iii) below. For purposes of this Plan, performance of services for the

Company shall include service as a nonemployee director of the Company, and a nonemployee director of the Company shall be considered to have ceased to perform services for the Company on the date he or she ceases to be a director of the Company.

          (A) Commencing as of the first anniversary of the date the Option is granted, the Optionee shall have the right to exercise the Option with respect to, and to thereby purchase, 25% of the shares subject to such Option. Prior to said date, the Option shall be unexercisable in its entirety.

          (B) Commencing as of the second anniversary of the date the Option is granted, the Optionee shall have the right to exercise the Option with respect to, and to thereby purchase, an additional 25% of the shares subject to the Option.

          (C) Commencing as of the third anniversary of the date the Option is granted, the Optionee shall have the right to exercise the Option with respect to, and to thereby purchase, an additional 25% of the shares subject to the Option.

          (D) Commencing as of the fourth anniversary of the date the Option is granted, the Optionee shall have the right to exercise the Option with respect to, and to thereby purchase, the remainder of the shares subject to such Option.

     (ii) Notwithstanding the above, any Options previously granted to an Optionee shall become immediately vested and exercisable for 100% of the number of shares subject to the Options upon the Optionee's becoming totally and permanently disabled or upon the Optionee's death.

     (iii) Notwithstanding the above, all Options previously granted to an Optionee shall become immediately vested and exercisable for 100% of the number of shares subject to the Options upon a Change of Control (as defined in Section 8 hereof).

     (iv) The Option Agreement and the Optionee's right as to vested stock options shall not impose upon the Company any obligation to retain the Optionee as an employee or as an advisor or consultant for any period.

     (c) Option Price.

     (i) The purchase price of the shares of Common Stock underlying each Option (the "Option Price") shall be the fair market value of the Common Stock on the date the Option is granted; provided, in no event shall the Option Price of any ISO granted to an Optionee who owns more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary be less than 110% of the fair market value of the Common Stock on the date the Option is granted.

     (ii) If the Common Stock subject to the Plan is listed on a national securities exchange (as such term is defined by the Securities Exchange Act of 1934, as amended (the "1934 Act")) or is regularly traded in the over-the-counter market on the date of determination, the fair market value per share shall be the closing price of a share of the Common Stock on said national securities exchange or over-the-counter market on the date of grant of the Option. If shares are publicly traded on a national securities exchange or the over-the-counter market but no shares of the Stock are traded on that date (or if records of such sales are unavailable or burdensome to obtain) but there were shares traded on dates within a reasonable period both before and after such date, the fair market value shall be the average of the closing prices of the Common Stock on the nearest date before and the nearest date after the date of determination. If the Common Stock is traded both on a national securities exchange and in the over-the-counter market, the closing price shall be determined by the closing price on the national securities exchange, unless transactions on such exchange and in the over-the-counter market are jointly reported on a consolidated reporting system in which case the closing price shall be determined by reference to such consolidated reporting system. If the Common Stock is not listed for trading on a national securities exchange and is not regularly traded in the over-the-counter market, then the Board shall determine the fair market value of the Common Stock from all relevant available facts, which may include opinions of independent experts as to value and may take into account any recent sales and purchases of such Common Stock to the extent they are representative.

     (d) Terms of Options. Unless otherwise specified by the Board at the time of grant, each Option shall expire on the date that is 10 years less one day from its date of grant; provided that any ISO granted to an Optionee who owns more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary shall expire on the date that is 5 years less one day from the date the ISO is granted.

     (e) ISOs Converted to Non-ISOs. In the event any part or all of an ISO granted under the Plan at any time fails to satisfy all of the requirements of an incentive stock option, then the portion of the Option, if any, that still qualifies as an incentive stock option shall remain an ISO, and the portion that does not qualify as an incentive stock option shall become a Non-ISO.

     (f) Terms of Exercise. The exercise of an Option may be for less than the full number of shares of Common Stock subject to such Option, but such exercise shall not be made for less than (i) 100 shares or (ii) the total remaining shares subject to the Option, if less than 100 shares. Subject to the other restrictions on exercise set forth herein, the unexercised portion of an Option may be exercised at a later date by the Optionee.

     (g) Method of Exercise. All Options granted hereunder shall be exercised by written notice directed to the Secretary or Assistant Secretary of the Company at its principal place of business or to such other person as the Board may direct. Each notice of exercise shall identify the Option which the Optionee is exercising (in whole or in part) and shall be accompanied by payment of the Option Price for the number of shares specified in such notice. The Company shall make delivery of such shares within a reasonable period of time.

     (h) Medium and Time of Payment.

     (i) The Option Price shall be payable upon the exercise of the Option in an amount equal to the number of shares then being purchased times the per share Option Price. Payment, at the election of the Optionee (or his successors as provided in Section 5(i)(iii)), shall be (A) in cash; (B) by delivery to the Company of a certificate or certificates for shares of the Common Stock duly endorsed for transfer to the Company with signature guaranteed by a member firm of a national stock exchange or by a national or state bank or a federally chartered thrift institution (or guaranteed or notarized in such other manner as the Board may require); or (C) by a combination of (A) and (B).

     (ii) If all or part of the Option Price is paid by delivery of shares of the Common Stock, the following conditions shall apply:

          (A) Such shares shall be valued on the basis of the fair market value of the Common Stock on the date of exercise. Fair market value shall be determined in the manner provided in Section 5(c)(ii) (dealing with determining the Option Price);

          (B) On the date of such payment, the Optionee must have held such shares for at least six months from the date of acquisition; and

          (C) The value of such Common Stock shall be less than or equal to the total Option Price payment. If the Optionee delivers Common Stock with a value that is less than the total Option Price, then such Optionee shall pay the balance of the total Option Price in cash.

     (iii) In addition to the payment of the purchase price of the shares then being purchased, an Optionee also shall pay in cash (or have withheld from his normal pay) an amount equal to the amount, if any, which the Company at the time of exercise is required to withhold under the income tax withholding provisions of the Code and of the income tax laws of the state of the Optionee's residence.

     (i) Effect of Termination of Employment, Termination of Service or
Death. Except as provided in parts (i), (ii) and (iii) of this subsection, no Option shall be exercisable unless the Optionee thereof shall have been an employee of, or providing services to, the Company from the date of the granting of the Option until the date of exercise; provided, the Board, in its sole discretion, may waive the application of this Section 5(i) with respect to any Non-ISOs granted hereunder and, instead, may provide a different expiration date or dates in a Non-ISO Option Agreement.

          (i) In the event an Optionee ceases to be an employee of, or ceases to perform services for, the Company for any reason other than death or total and permanently disability, any Option or unexercised portion thereof granted to the Optionee shall terminate on and shall not be exercisable after the earliest to occur of (a) the expiration date of the Option, (b) three months after termination of employment or cessation of service (as applicable), or (c) the date on which the Company gives notice to such Optionee of termination of employment or service if employment or service is terminated by the Company because of an act or acts by the Optionee involving personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties or willful violation of any law, rule or regulation (other than traffic violations or similar offenses) (an Optionee's resignation in anticipation of termination of employment or service by the Company because of an act or acts of the type listed in this sentence ("cause") shall constitute a notice of termination by the Company); provided, the Board may provide in the Option Agreement that such Option or any unexercised portion thereof shall terminate sooner. Notwithstanding the foregoing, in the event that an Optionee's employment or service terminates for a reason other than death or disability (as provided in the preceding sentence) within one year after a Change of Control (as defined in Section 8 hereof), all Options held by that Optionee on the date of termination of employment shall be exercisable for a period ending on the earlier to occur of the first anniversary of the date of termination or the respective expiration dates of such Options. Prior to the earlier of the dates specified in the preceding sentences of this Section 5(i)(i), the Option shall be exercisable only in accordance with its terms and only for the number of shares exercisable on the date of termination of employment or service. The question of whether an authorized leave of absence or absence for military or government service or for any other reason shall constitute a termination of employment or service for purposes of the Plan shall be determined by the Board, which determination shall be final and conclusive.

          (ii) Upon the termination of an Optionee's employment or service due to total and permanent disability, as determined by the Board in its sole discretion, any Option or unexercised portion thereof granted to the Optionee which is otherwise exercisable shall terminate on and shall not be exercisable after the earlier to occur of (a) the expiration date of such Option, or (b) one year after the date on which such Optionee ceases to be an employee of, or ceases to perform services for, the Company; provided, the Board may provide in the Option Agreement that such Option or any unexercised portion thereof shall terminate sooner. Prior to the earlier of such date, such Option shall be exercisable only in accordance with its terms and only for the number of shares exercisable on the date such Optionee's employment or performance of services ceases due to disability.

          (iii) In the event of the death of the Optionee (A) while an employee of, or performing services for, the Company, (B) within three months after the date on which such Optionee's employment or services terminated (for a reason other than cause) as provided in Section (5)(i)(i), or (C) within one year after the date on which such Optionee's employment or services terminated due to disability as provided in Section 5(i)(ii), any Option or unexercised portion thereof granted to the Optionee which is otherwise exercisable may be exercised by the Optionee's personal representatives, heirs or legatees at any time prior to the expiration of one year from the date of death of such Optionee, but in no event later than the expiration date of the Option; provided, the Board may provide in the Option Agreement that such Option or any unexercised portion thereof shall terminate sooner. The Board may provide a beneficiary designation by the Optionee as to specific persons eligible to exercise the Stock Rights upon the Optionee's death. Such exercise shall be effected pursuant to the terms of this
     Section 5 as if such designated beneficiary, personal representatives, heirs or legatees are the named Optionee.

     (j) Restrictions on Transfer and Exercise of Options. No Option shall be assignable or transferable by the Optionee except by will or by the laws of descent and distribution; provided, however, that the Board may (but need not) permit other transfers where the Board concludes that such transferability (i) does not result in accelerated taxation, and (ii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, any state or federal tax or securities laws applicable to transferable options. During the lifetime of an Optionee, the Option shall be exercisable only by the Optionee or such permitted transferee; provided, however, that in the event the Optionee is incapacitated and unable to exercise

Options, such Options may be exercised by such Optionee's legal guardian, legal representative, fiduciary or other representative whom the Board deems appropriate based on applicable facts and circumstances.

     (k) Right as a Stockholder. An Optionee shall have no rights as a stockholder with respect to shares covered by an Option until date of the issuance of the shares to the Optionee and only after the Option Price of such shares is fully paid. Unless specified in Section 7, no adjustment will be made for dividends or other rights for which the record date is prior to the date of such issuance.

     (l) Miscellaneous Provisions. The Option Agreements authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the Option, as the Board shall deem advisable. In the event of any conflict between the provisions of an Option Agreement and the Plan, the Plan shall control.

     (m) No Obligation to Exercise Option. The granting of an Option shall impose no obligation upon the Optionee to exercise such Option.

6.  Restricted Stock Awards.

     Restricted Stock may be awarded to eligible persons from time to time and at such times as may be authorized by the Board. The shares of Common Stock covered by an award of Restricted Stock shall be subject to such restrictions as the Board shall specify and shall be subject to forfeiture by the Recipient until the earlier of (i) the time such restrictions lapse or are satisfied, or
(ii) the time such shares are forfeited. In its authorization of an award of Restricted Stock hereunder, the Board shall specify the name of the Recipient, the number of shares of Restricted Stock awarded, the consideration to be paid (if any) and the restrictions to which such Restricted Stock shall be subject. The Board then shall cause to be prepared and presented to the Recipient a written agreement, executed and dated by the Company, evidencing such terms of the award (the "Restriction Agreement"). The failure of the Recipient to execute the Restriction Agreement within 30 days after the date of the receipt of same shall render the Restriction Agreement and the underlying award of Restricted Stock null and void ab inito. Restriction Agreements and the Restricted Stock awarded thereby shall comply with and be subject to the following terms and conditions:

     (a) Recipient and Number of Shares. Each Restriction Agreement shall state the name of the Recipient and the total number of shares of the Common Stock to which it pertains.

     (b) Restrictions on Stock.

     (i) The vesting of complete ownership rights in any Restricted Stock awarded pursuant to this Section 6 shall be subject to such terms and conditions as the Board may determine in its sole discretion. A Recipient shall vest and obtain a nonforfeitable interest in the Restricted Stock as of the date that the last of such terms and conditions is satisfied; provided, if such terms and conditions are not satisfied by the deadline, if any, designated by the Board and specified in the Restriction Agreement, the portion of Restricted Stock still subject to such terms and conditions shall be forfeited and returned to the Company. The Board, in its sole discretion, may provide for the lapse of the terms and conditions to which Restricted Stock is subject in installments, and may provide for different terms and conditions and/or a different restriction period with respect to each award, or any portion of an award, of Restricted Stock.

     (ii) In addition to such terms and conditions as the Board may determine with respect to the vesting of any shares of Restricted Stock, all Restricted Stock shall vest with respect to such portion of each grant of Restricted Stock as is specified in the schedule set forth hereinbelow.

          (A) Commencing as of the first anniversary of the date the Restricted Stock is granted, complete ownership rights shall vest (subject to such other terms and conditions as the Board may determine) in 25% of the Restricted Stock so granted. Prior to said date, none of such Restricted Stock shall be vested.

          (B) Commencing as of the second anniversary of the date the Restricted Stock is granted, complete ownership rights shall vest (subject to such other terms and conditions as the Board may determine) in an additional 25% of the Restricted Stock so granted.

          (C) Commencing as of the third anniversary of the date the Restricted Stock is granted, complete ownership rights shall vest (subject to such other terms and conditions as the Board may determine) in an additional 25% of the Restricted Stock so granted.

          (D) Commencing as of the fourth anniversary of the date the Restricted Stock is granted, complete ownership rights shall vest (subject to such other terms and conditions as the Board may determine) in the remainder of the Restricted Stock so granted.

Notwithstanding the above, 100% of the shares of Restricted Stock previously granted to a Recipient shall become immediately vested upon a Change of Control (as defined in Section 8 hereof).

     (c) Delivery of Restricted Stock.

     (i) The Company shall make delivery of the shares of Restricted Stock within a reasonable period of time after execution of a Restriction Agreement.

     (ii) Unless the certificates representing shares of the Restricted Stock are deposited with a custodian pursuant to paragraph (iii) of this subsection, each such certificate shall bear the following legend (in addition to any other restrictive legend required pursuant to Section 9):

          The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture and restrictions against transfer) contained in the Interlott Technologies, Inc. 1994 Stock Incentive Plan and a Restriction
     Agreement, dated           ,           , between           and Interlott
     Technologies, Inc. The Plan and Restriction Agreement are on file in the office of the Secretary of Interlott Technologies, Inc.

Such legend shall be removed from any certificate evidencing such shares of Restricted Stock as of the date that such shares become nonforfeitable.

     (iii) As an alternative to delivering a stock certificate to the Recipient pursuant to paragraph (ii) of this subsection, any certificate evidencing Restricted Stock may be deposited by the Company with a custodian to be designated by the Board. The Company shall cause the custodian to issue to the Recipient a receipt for any Restricted Stock deposited with it in accordance with this subsection. Such custodian shall hold the deposited certificates and deliver the same to the Recipient in whose name the shares of Restricted Stock evidenced thereby are registered only after such shares become nonforfeitable.

     (iv) A Recipient shall pay in cash (or have withheld from his normal pay) an amount equal to the amount, if any, which the Company is required at any time to withhold under the income tax withholding provisions of the Code and of the income tax laws of the state of the Recipient's residence.

     (d) Termination of Employment or Service. Except as otherwise determined by the Board and set forth in a Restriction Agreement, in the event that the employment or service of a Recipient to whom Restricted Stock has been granted terminates for any reason other than a Change of Control (including a termination by the Company whether or not for cause and a termination by reason of the death, disability or retirement of the Recipient) before satisfaction of the terms and conditions to which the Restricted Stock is subject, all shares of Restricted Stock still subject to restriction shall be forfeited and shall be reacquired by the Company.

     (e) Transfer. No shares of Restricted Stock shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of while such shares are still subject to restriction, except that, subject to Section 6(d), such Restricted Stock may be bequeathed by will or transferred by operation of the laws of descent and distribution.

     (f) Waiver of Restrictions. If the Board determines that, in cases of death, disability, retirement or other circumstances determined by the Board, a waiver of any or all remaining restrictions with respect to a Recipient's Restricted Stock would be desirable, it may elect in its sole discretion to waive such remaining restrictions.

     (g) Rights as a Stockholder. Upon delivery of Restricted Stock to the Recipient (or the custodian, if any), the Recipient shall, except as set forth in Section 6(e), have all of the rights of a stockholder with respect to the Restricted Stock, including the right to vote the shares of Restricted Stock and receive all dividends or other distributions paid or made with respect to the Restricted Stock. Until such delivery, the Recipient shall have no rights as a stockholder.

7.  Recapitalizations and Certain Extraordinary Transactions.

     (a) Recapitalization. In the event that the outstanding shares of the Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, reclassification, stock split, combination of shares, dividend payable in shares of the Common Stock or similar transaction, the following rules shall apply:

     (i) The Board shall make an appropriate adjustment in the number and kind of shares available for the granting of Stock Rights under the Plan.

     (ii) The Board also shall make an appropriate adjustment in the number and kind of shares as to which outstanding Options, or portions thereof then unexercised, shall be exercisable; any such adjustment in any outstanding Options shall be made without change in the total price applicable to the unexercised portion of such Option and with a corresponding adjustment in the Option Price per share. No fractional shares shall be issued or optioned in making the foregoing adjustments, and the number of shares available under the Plan or the number of shares subject to any outstanding Options shall be the next lower number of shares, rounding all fractions downward.

     (iii) Any adjustment to or assumption of ISOs under this subsection (a) shall be made in accordance with Section 424(a) of the Code and the regulations promulgated thereunder so as to preserve the status of such ISOs as incentive stock options under Section 422 of the Code.

     (iv) If any rights or warrants to subscribe for additional shares are given pro rata to holders of outstanding shares of the class or classes of stock then set aside for the Plan, each Optionee shall be entitled to the same rights or warrants on the same basis as holders of the outstanding shares with respect to such portion of the Optionee's Option as is unexercised on or prior to the record date for determining stockholders entitled to receive such rights or warrants.

     (b) Merger, Consolidation, Etc. In the event that the Company shall, pursuant to action by its Board of Directors, propose to (i) merge into, consolidate with, sell or otherwise dispose of all or substantially all of its assets, to another corporation or entity and provision is not made pursuant to the terms of such transaction for the assumption by the surviving, resulting or acquiring corporation of outstanding Stock Rights under the Plan, or the substitution of new Stock Rights of substantially equivalent value therefore, or
(ii) dissolve or liquidate, then (A) the Board shall cause written notice of the proposed transaction to be given to each Optionee and Recipient not less than 30 days prior to the anticipated date of the proposed transaction, and (B) all outstanding Stock Rights that are not so assumed or substituted for shall become fully (100%) vested immediately prior, but subject, to actual consummation of the transaction. Prior to a date specified in the notice, which shall not be more than 3 days prior to the consummation of the transaction, each Optionee shall have the right to exercise all Options held by the Optionee that are not so assumed or substituted for on the following basis: (i) the exercise shall be conditioned on consummation of the transaction, (ii) the exercise shall be effective immediately prior to the consummation of the transaction, and (iii) the Option Price for any such Options shall not be required to be paid until 7 days after written notice by the Company to the Optionee that the transaction has been consummated. If the transaction is consummated, each Option, to the extent not previously exercised prior to the date specified in the foregoing notice of the proposed transaction, shall terminate upon the consummation of the transaction. If the transaction is abandoned, (a) any and all conditional exercises of Options in accordance with this Section 7(b) shall be deemed annulled and of no force or effect and (b) to the extent that any Stock Right shall have vested solely by operation of this Section 7(b), such vesting shall be deemed annulled and of no force or effect and the vesting provisions of the Stock Right shall be reinstated.

     (c) Limits on Adjustments. The grant of Stock Rights pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, consolidate or dissolve, or to liquidate, sell or transfer all or any part of its business or assets. All adjustments the Board makes under this Section 7 shall be conclusive.

8.  Change of Control.

     (a) Definition of Change of Control. For purposes of the Plan, a "Change of Control" shall mean the occurrence of any one of the events described in this
Section 8(a). For purposes of this Section 8, the terms used in this Section with an initial capital letter shall have the meanings set forth in Section 8(b) unless otherwise defined in the Plan.

          (i) The beneficial ownership (as defined in Rules 13d-3 and 13d-5 of the 1934 Act except that, for purposes of this Section 8(a)(i), a Person will be deemed to have "beneficial ownership" of all shares that the Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of Common Stock of L. Rogers Wells, Jr. falls below 50.1% and any Person (including Affiliates and Associates of such Person, but excluding L. Rogers Wells, Jr., the Company, any Parent or Subsidiary of the Company, or any employee benefit plan of the Company or of any Parent or Subsidiary) acquires beneficial ownership of 30% or more of the total voting power of all the Company's voting securities then outstanding ("Voting Shares"), but only if such acquisition occurs without approval or ratification by a majority of the members of the Board of Directors of the Company; or

          (ii) Immediately after a merger or consolidation of the Company or any Subsidiary of the Company with or into, or the sale or other disposition of all or substantially all of the Company's assets to, any other corporation (where pursuant to the terms of such transaction outstanding Stock Rights are assumed by the surviving, resulting or acquiring corporation or new Stock Rights of substantially equivalent value are substituted therefore), the voting shares of the Company outstanding immediately prior to the transaction do not represent (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity or any parent thereof) more than 50% of the total voting power of the voting securities of the Company or the surviving or acquiring entity or any parent thereof outstanding immediately after such merger or consolidation; or

          (iii) During any fiscal year of the Company, individuals who at the beginning of such year constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election, or nomination for election by the Company's stockholders, of each director who was not a director at the beginning of such period has been approved in advance by a majority of the directors in office at the beginning of the fiscal year.

     (b) The following definitions shall apply in determining when a Change of Control has occurred:

          (i) "Affiliate," "Associate," "Parent" and "Subsidiary" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the 1934 Act as in effect on the effective date of the Plan.

          (ii) "Person" shall mean any individual, organization, corporation, partnership or other entity.

9.  Registration and Listing.

     Notwithstanding any other provision of this Plan, no Option shall be exercisable, and no shares of Common Stock issued and delivered upon the exercise of an Option or the award of Restricted Stock, unless and until the Company has complied with (a) all applicable registration requirements of the Securities Act of 1933 and any applicable state securities laws, (b) the applicable listing requirements of any national securities exchange or other market on which the Common Stock then is listed and (c) any other applicable requirements of law.

10. Amendment and Termination of the Plan.

     In the event the Board shall determine that the Plan is not in the best interest of the Company or its stockholders for any reason, the Board shall have the power to add to, amend or repeal any of the provisions of the Plan, to suspend the operation of the entire Plan or any of its provisions for any period or periods or to terminate the Plan in whole or in part. Notwithstanding the above provisions, no such addition, amendment, repeal, suspension or termination shall adversely affect, in any way, the rights of the Optionees or Recipients who have outstanding Stock Rights without the consent of such Optionees or Recipients, nor may any such change in the Plan be made without the prior approval of the stockholders of the Company if such stockholder approval is required under Section 422 of the Code or any other applicable law, regulation or requirement of any stock exchange on which the Common Stock is listed.

11. Application of Funds.

     The proceeds received by the Company from the sale of the Common Stock subject to the Stock Rights granted hereunder will be used for general corporate purposes.

12. Notices.

     All notices or other communications by an Optionee or Recipient to the Board pursuant to or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Board at the location, or by the person, designated by the Board for the receipt thereof.

13. Term of Plan.

     Subject to stockholder approval, this amended and restated Plan shall become effective as of January 15, 2003. No Stock Rights shall be granted or awarded hereunder subsequent to January 14, 2013 or subsequent to any earlier date as of which this Plan is terminated.

                                  DETACH HERE
--------------------------------------------------------------------------------

                                       PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

INTERLOTT TECHNOLOGIES INC.                     TO BE HELD ON SEPTEMBER 17, 2003



    The undersigned stockholder of Interlott Technologies Inc. ("Interlott"), revoking all prior proxies, hereby appoints L. Rogers Wells, Jr., David F. Nichols and Gary S. Bell, or any of them acting singly, proxies, with full power of substitution, to vote all shares of capital stock of Interlott which the undersigned is entitled to vote at the special meeting of stockholders to be held at the offices of Interlott, 7697 Innovation Way, Mason, Ohio, on Wednesday, September 17, 2003, beginning at 9:00 a.m., local time, and at any adjournments or postponements thereof, upon the matters set forth in the Notice of Special Meeting dated August 12, 2003, and the related proxy statement/prospectus, copies of which have been received by the undersigned.


    THIS PROXY IS SOLICITED ON BEHALF OF THE INTERLOTT BOARD OF DIRECTORS. A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.


1. To adopt the Amended and Restated Agreement and Plan of Merger, dated as of March 17, 2003, as amended, among Interlott Technologies Inc., GTECH Holdings Corporation, and wholly-owned subsidiaries of GTECH Holdings Corporation, as the same may be amended from time to time.


             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

2. To approve the Interlott Technologies, Inc. 1994 Stock Incentive Plan, as amended and restated effective January 15, 2003.

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

                                     (Continued, and to be signed on other side)

                                  DETACH HERE
--------------------------------------------------------------------------------

                          (Continued from other side)

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN WITH RESPECT TO THE PROPOSALS SET FORTH ABOVE, WILL BE VOTED FOR SUCH PROPOSALS. IN ADDITION, UNLESS OTHERWISE INDICATED ON THIS PROXY, THE PERSONS NAMED AS PROXIES ABOVE WILL VOTE IN THEIR DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

    Please promptly complete, date and sign this proxy and mail it in the enclosed envelope to assure representation of your shares. No postage is needed if mailed in the United States. PLEASE SIGN EXACTLY AS NAME(S) APPEAR ABOVE.

    If the stockholder is a corporation, please sign full corporate name by president or other authorized officer and, if a partnership, please sign full partnership name by an authorized partner or other persons.

                Mark here if you plan to attend the meeting  [ ]

                                                   SIGNATURE(S)

         -----------------------------------------------------------------------
                                                   DATE

   ----------------------------------------------------------------------------,
                                                   2003
                                                   Change of Address:




                                                   -----------------------------




                                                   -----------------------------

 PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.